As filed with the Securities and Exchange Commission on October 22, 2025

Registration No. 333-[  ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Osprey Solana Trust

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6221	87-6353054
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o Osprey Funds, LLC
777 Brickell Avenue, Suite 500
Miami, FL 33131
(914) 214-4697

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Gregory D. King

Chief Executive Officer

Osprey Funds, LLC

777 Brickell Avenue, Suite 500

Miami, FL 33131

(912) 214-4697

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Erin E. Martin
Rahul Patel
Morgan, Lewis & Bockius LLP
1111 Pennsylvania Avenue NW
Washington, DC 20004
(202) 739-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated October [●], 2025

PRELIMINARY PROSPECTUS

Osprey Solana Trust

Osprey Solana Trust (the “Trust”) is a Delaware statutory trust that issues common units of fractional undivided beneficial interest (“Shares”), which represent ownership in the Trust. The Trust’s purpose is to provide exposure to the value of Solana (“SOL”) held by the Trust, less the expenses of the Trust’s operations and other liabilities. In seeking to achieve this objective, the Trust will hold SOL and establish its net asset value (“NAV”) by reference to the CME CF Solana – Dollar Reference Rate – New York Variant (the “Index”), less the Trust’s expenses and other liabilities. Osprey Funds, LLC is the Sponsor of the Trust (the “Sponsor”). CSC Delaware Trust Company is the trustee of the Trust (the “Trustee”), U.S. Bancorp Fund Services, LLC (d/b/a/ U.S. Bank Global Fund Services) is the transfer agent of the Trust (in such capacity, the “Transfer Agent”) and the administrator of the Trust (in such capacity, the “Trust Administrator”) and Coinbase Custody Trust Company, LLC (the “SOL Custodian”) is the custodian for the Trust’s SOL holdings; and U.S. Bank National Association (the “Cash Custodian” and together with the SOL Custodian, the “Custodians”) is the custodian for the Trust’s cash holdings.

The Shares are currently quoted on the OTC Market, operated by OTC Markets Group Inc. under the ticker symbol “OSOL” and following the effectiveness of the registration statement of which this prospectus forms a part, the Trust intends to list the Shares on Cboe BZX Exchange, Inc. (“CBOE”) under the symbol “[OSOL].” The Trust intends to issue Shares on a continuous basis and is registering an indeterminate number of Shares with the SEC in accordance with Rule 456(d) and 457(u).

The Trust issues and redeems Shares only in blocks of 10,000 or integral multiples thereof, (each, a “Basket”) based on the quantity of SOL attributable to each Share (net of any accrued but unpaid remuneration due to the Sponsor (the “Management Fee”), expenses and liabilities). These transactions will take place in exchange for SOL or cash. Baskets will be offered continuously at the net asset value (“NAV”) per Share for 10,000 Shares. Only registered broker-dealers that become authorized participants by entering into a contract with the Sponsor and the Trustee (“Authorized Participants”) may purchase or redeem Baskets. Shares will be offered to the public from time to time at varying prices that will reflect the price of SOL and the trading price of the Shares on the Listing Exchange at the time of the offer.

The Authorized Participants may deliver SOL or cash to create Shares and receive SOL or cash when redeeming Shares. When purchasing a Basket in exchange for cash, the Trust will create Shares by receiving SOL from a third-party, that is not the Authorized Participant, and the Trust is responsible for selecting the third-party to deliver the SOL. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the delivery of the SOL to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the SOL to the Trust. When redeeming a Basket in exchange for cash, the Trust will redeem shares by delivering SOL to a third-party, that is not the Authorized Participant, and the Trust, not the Authorized Participant, is responsible for selecting the third-party to receive the SOL. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the receipt of the SOL from the Trust or acting at the direction of the Authorized Participant with respect to the receipt of the SOL from the Trust. The third-party will be unaffiliated with the Trust and the Sponsor.

When purchasing a Basket in-kind, in exchange for SOL, Authorized Participants deliver SOL to the SOL Custodian. Upon the SOL Custodian’s receipt of the SOL, the Transfer Agent issues a Basket to the creating Authorized Participant in satisfaction of the creation order. When redeeming Baskets in-kind, in exchange for SOL, the Transfer Agent will redeem the Shares and the SOL Custodian will distribute the resulting SOL to the redeeming Authorized Participant in satisfaction of the redemption order.

Except when aggregated in Baskets, Shares are not redeemable securities. Baskets are only redeemable by Authorized Participants.

The Trust is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), subject to reduced public company reporting requirements under U.S. federal securities laws.

Investing in the Shares involves significant risks. You should carefully consider the risk factors described in “Risk Factors” starting on page 15 before you invest in the Shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Trust is not a registered investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and is therefore not subject to regulation under the Investment Company Act. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended (the “CEA”), as administered by the Commodity Futures Trading Commission (the “CFTC”) and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor. See “Risk Factors—Risk Factors Related to the Trust and the Shares— Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act or the protections afforded by the CEA.”

The Shares are not interests in nor obligations of any of the Sponsor, the Trustee, the Trust Administrator, the Cash Custodian, the SOL Custodian or their respective affiliates. The Shares are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is [●], 2025.

This prospectus contains information you should consider when making an investment decision about the Shares. You may rely on the information contained in this prospectus. Neither the Trust nor the Sponsor has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

Until [●], 2025 (25 days after the date of this prospectus), all dealers effecting transactions in the Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions. The Sponsor first intends to use this prospectus on [●], 2025.

Authorized Participants may be required to deliver a prospectus when making transactions in the Shares. See “Plan of Distribution.”

See “Glossary of Defined Terms” for the definition of certain capitalized terms used in this prospectus.

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STATEMENT REGARDING Forward-Looking Statements

This prospectus contains “forward-looking statements” with respect to the Trust’s financial conditions, results of operations, plans, objectives, future performance and business. Statements preceded by, followed by or that include words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of these terms and other similar expressions are intended to identify some of the forward-looking statements. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in market prices and conditions (for SOL and the Shares), the Trust’s operations, the Sponsor’s plans and references to the Trust’s future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially from such statements. These statements are based upon certain assumptions and analyses the Sponsor made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors”. Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, will result in the expected consequences to, or have the expected effects on, the Trust’s operations or the value of the Shares. None of the Trust, the Sponsor, the Trustee or their respective affiliates is under a duty to update any of the forward-looking statements to conform such statements to actual results or to a change in the Sponsor’s expectations or predictions.

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Prospectus Summary

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that you should consider before deciding to invest in the Shares. You should read this entire prospectus carefully, including the “Risk Factors” section and the consolidated financial statements and the notes to those statements, before making an investment decision about the Shares.

Osprey Solana Trust

Trust Overview

Osprey Solana Trust (the “Trust”) is a Delaware Statutory Trust that was formed on June 8, 2021. The Trust’s purpose is to provide exposure to the value of Solana (“SOL”), which are digital assets that are created and transmitted through the operations of the peer-to-peer Solana Network, a decentralized network of computers that operates on cryptographic protocols, held by the Trust, less the expenses of the Trust’s operations and other liabilities. In seeking to achieve this objective, the Trust will hold SOL and establish its net asset value (“NAV”) by reference to the CME CF Solana – Dollar Reference Rate – New York Variant (the “Index”), less the Trust’s expenses and other liabilities. There are several key features of the Solana Network. SOL has an unlimited supply and a circulating supply of approximately [●] coins as of [●]. As of [●], the 24-hour trading volume of SOL was approximately $[●]. As of [●], the aggregate market value of SOL was approximately $[●]. As of [●], SOL was the sixth largest digital asset by market capitalization, as tracked by CoinMarketCap.com.

As a passive investment vehicle, the Trust’s investment objective is for the value of the Shares to reflect the value of SOL held by the Trust, determined by reference to the Index, less the Trust’s expenses and other liabilities. The Trust does not seek to generate returns beyond reflecting the performance of SOL. There can be no assurance that the Trust will be able to achieve its investment objective. The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective.

The Shares are currently quoted on the OTC Market, operated by OTC Markets Group Inc. under the ticker symbol “OSOL” and following the effectiveness of the registration statement of which this prospectus forms a part, the Trust intends to list the Shares on Cboe BZX Exchange, Inc. (“CBOE”) under the symbol “[OSOL].” From and after the date of this prospectus, the Trust intends to issue Shares on an ongoing basis pursuant to this registration statement and to list the Shares on CBOE under the symbol “[OSOL].” The Shares will be distributed by Authorized Participants who will be able to take advantage of arbitrage opportunities to keep the value of the Shares closely linked to the Index Price (defined below), which is referred to as the “arbitrage mechanism”. In particular, upon listing on CBOE, the Sponsor expects there to be a net creation of Shares if the Shares trade at a premium to NAV per Share and a net redemption of Shares if the Shares trade at a discount to NAV per Share, representing the effective functioning of the arbitrage mechanism.

Thereafter, it is expected that the Shares will be sold by the Authorized Participants to the public at varying prices to be determined by reference to, among other considerations, the price of the SOL represented by each Share and the trading price of the Shares on CBOE at the time of each sale.

The Trust issues and redeems Shares only in one or more blocks of 10,000 Shares (a block of 10,000 Shares is called a “Basket”) to certain authorized participants (“Authorized Participants”) from time to time. The Authorized Participants may deliver SOL or cash to create Shares and receive SOL or cash when redeeming Shares.

When purchasing a Basket in exchange for cash, the Trust will create Shares by receiving SOL from a third-party that is not the Authorized Participant, and the Trust is responsible for selecting the third-party to deliver the SOL. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the delivery of the SOL to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the SOL to the Trust. When redeeming a Basket in exchange for cash, the Trust will redeem shares by delivering SOL to a third-party that is not the Authorized Participant, and the Trust, not the Authorized Participant, is responsible for selecting the third-party to receive the SOL. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the receipt of the SOL from the Trust or acting at the direction of the Authorized Participant with respect to the receipt of the SOL from the Trust. The third-party will be unaffiliated with the Trust and the Sponsor. When purchasing a Basket in-kind, in exchange for SOL, Authorized Participants deliver SOL to the SOL Custodian. After receipt of the SOL by the SOL Custodian, the Transfer Agent issues a Basket to the creating Authorized Participant in satisfaction of the creation order. When redeeming Baskets for SOL, the Transfer Agent will redeem the Shares and the SOL Custodian will distribute the resulting SOL to the redeeming Authorized Participant in satisfaction of the redemption order.

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The U.S. dollar value of a Basket of Shares at 4:00 p.m., New York time, on the trade date of a creation or redemption order is equal to the Basket Amount, which is the amount of SOL required to create or redeem a Basket of Shares, multiplied by the “Index Price,” which is the U.S. dollar value of a SOL derived from the Constituent Platforms that are reflected in the Index calculated by the Trust Administrator at 4:00 p.m., New York time, on each business day. The Index Price is calculated using non-GAAP methodology and is not used in the Trust’s financial statements. See “Business of the Trust—Overview of the SOL Industry and Market—The Index and the Index Price.”

The Basket Amount on any trade date is determined by dividing (x) the amount of SOL owned by the Trust at 4:00 p.m., New York time, on such trade date, after deducting the amount of SOL representing the U.S. dollar value of accrued but unpaid fees and expenses of the Trust (converted using the Index Price at such time, and carried to the eighth decimal place), by (y) the number of Shares outstanding at such time (with the quotient so obtained calculated to one one-hundred-millionth of one SOL (i.e., carried to the eighth decimal place)), and multiplying such quotient by 10,000.

The Shares are neither interests in nor obligations of the Sponsor or the Trustee. As provided under the Trust Agreement, the Trust’s assets will not be loaned or pledged, or serve as collateral for any loan, margin, rehypothecation, or other similar activity to which the Sponsor, the Trust or any of their respective affiliates are a party.

Some of the notable features of the Trust and its Shares include the holding of SOL in the Trust’s own accounts, the experience of the Sponsor’s management team in the SOL industry and the use of the SOL Custodian to protect the Trust’s private keys. See “Business of the Trust—Activities of the Trust.”

The Sponsor maintains an internet website at www.ospreyfunds.io, through which the Trust’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be made available free of charge after they have been filed with or furnished to the Securities and Exchange Commission (the “SEC”) in each case following the effective date of the registration statement of which this prospectus forms a part. Additional information regarding the Trust may also be found on the SEC’s EDGAR database at www.sec.gov.

The contents of the websites referred to above and any websites referred to herein are not incorporated into this filing or any other reports or documents we file with or furnish to the SEC. Further, our references to the URLs for these websites are intended to be inactive textual references only.

Trust Objective and Determination of NAV

The Trust’s purpose is to provide exposure to the value of SOL held by the Trust, less the expenses of the Trust’s operations and other liabilities. In seeking to achieve this objective, the Trust will hold SOL and establish its NAV by reference to the Index, less the Trust’s expenses and other liabilities. There can be no assurance that the Trust will be able to achieve its investment objective. Prior to effectiveness of the registration statement, the Trust calculated NAV using the fair value of SOL as reflected by the execution on its principal market as determined by an independent third-party digital asset data company, Lukka Inc. (“Lukka”).

The Trust’s financial statements are prepared in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 820, “Fair Value Measurements and Disclosures” (“ASC Topic 820-10”). The Trust determines the current value of SOL by reference to the market price of SOL as determined once each business day, at 4:00 p.m., New York time on each “Business Day”. The market price is determined based on the estimated fair market value price for SOL, reflecting the execution price of SOL on its principal market as determined by Lukka.

The Trust uses the Index Price to calculate its NAV, which is the aggregate value, expressed in U.S. dollars, of the Trust’s assets (other than U.S. dollars or other fiat currency), less the U.S. dollar value of the Trust’s expenses and other liabilities calculated in the manner set forth under “Business of the Trust—Valuation of SOL and Determination of NAV.” “NAV per Share” is calculated by dividing NAV by the number of Shares then outstanding. The methodology used to calculate the Index Price to value SOL in determining the NAV of the Trust may not be deemed consistent with GAAP.

Staking

The Trust Agreement provides that the Trust may engage in Staking at the Sponsor’s discretion. At the Sponsor’s direction, the SOL Custodian has delegated substantially all the Trust’s SOL to validator(s) on the Solana Network. Currently, all SOL staked by the Trust is delegated to GlobalStake, a non-custodial institutional staking platform, however, the Sponsor may direct the SOL Custodian to delegate the Trust’s SOL to one or more third-party validators (each a “Staking Provider”). As consideration for staking, the Trust receives network inflation and transaction fees, minus any fees paid to the Staking Provider, in the form of SOL (“Staking Rewards”) and are earned by the Trust as the Staking Provider with whom the Trust has staked its SOL validates transactions on the Solana Network. Staking Rewards are variable and, upon receipt, are paid to the Sponsor only.

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Under current Solana network protocols, staked SOL is subject to an “unbonding” that currently lasts approximately 0 to 2 days and, therefore, cannot be immediately withdrawn. The Trust has concluded that the Staking Provider is the principal to the validation activities giving rise to the staking rewards and, therefore, the Trust recognizes only the net amount (i.e., net of the staking rewards retained by the validator) of SOL to which it is entitled for staking its SOL with the Staking Provider. SOL staking rewards are measured at fair value on the date received, which does not materially differ from the fair value at contract inception. The SOL is concurrently recognized as an expense equal to the amount of revenue recorded and payable to the Sponsor. The liability is paid to the Sponsor on a date determined by the Sponsor at its discretion.

See “Description of the Shares and the Trust Agreement—Staking” for more information.

Security and Controls

The Trust’s SOL Custodian has multiple layers of security protocols designed to protect the Trust’s assets from unauthorized access or transfer, which will remain in place when the Trust’s SOL is staked.

The Trust’s SOL will be staked directly from the Trust’s wallets and will not be transferred to any other wallet to be staked. The Solana protocol (a) mandates that the executor of the staking transaction (i.e., the Sponsor on behalf of the Trust) can execute the withdraw function at any time through the Trust’s wallets administered by the SOL Custodian and (b) limits the activities of the Staking Provider to executing only those activities specified by the protocol, such as performing validation activities. Accordingly, the Staking Provider will not have any control over the Trust’s staked SOL. In particular, the Staking Provider will not be authorized to leverage or rehypothecate the Trust’s SOL tokens. The Staking Provider will also not be able to change the designated wallet addresses on the Solana Network to which staked SOL is to be withdrawn or to which Staking Consideration shall be sent.

In addition, the proposed staking arrangements will not alter the Trust’s current custody environment or security procedures. The Sponsor expects that the staking arrangements will serve as an addendum to the Custodial Services Agreement between the Trust and the SOL Custodian, and the controls currently in place between the Sponsor and the SOL Custodian will also govern the activities related to staking and un-staking SOL, as outlined in the staking arrangements.

See “Description of the Shares—Staking—Security and Controls” and “Risk Factors—Risk Factors Related to Staking” for more information.

Solana History

SOL is a digital asset that is created and transmitted through the operations of the peer-to-peer Solana Network, a decentralized network of computers that operates on cryptographic protocols. No single entity owns or operates the Solana Network, the infrastructure of which is collectively maintained by a decentralized user base. The Solana Network allows people to exchange tokens of value, called SOL, which are recorded on a public transaction ledger known as a blockchain. The Solana Network uses Proof of Stake (“PoS”) and Proof of History (“PoH”) Blockchain technology to ensure the secure transfer and authenticity of each SOL and hosts the public transaction ledger on which all SOL is recorded (the “Solana Blockchain”). SOL can be used to pay for goods and services, including computational power on the Solana Network, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on digital asset trading platforms (as defined herein) or in individual end-user-to-end-user transactions under a barter system. Furthermore, the Solana Network was designed to allow users to write and implement smart contracts—that is, general-purpose code that executes on every computer in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than SOL on the Solana Network. Smart contract operations are executed on the Solana Blockchain in exchange for payment of SOL. Like the Ethereum Network, the Solana Network is one of a number of projects intended to expand blockchain use beyond just a peer-to-peer money system. The price of SOL on public digital asset trading platforms has a limited history, and during this history, SOL prices on the Digital Asset Markets more generally, and on digital asset trading platforms individually, have been volatile and subject to influence by many factors, including operational interruptions. While the Index is designed to limit exposure to the interruption of individual Constituent Platforms, the Index Price, and the price of SOL generally, remains subject to volatility experienced by digital asset trading platforms, and such volatility could adversely affect the value of the Shares.

Proof of History and Proof of Stake Consensus

Solana is designed to be a base layer platform that will enable future developers the ability to build a wide variety of decentralized applications. Decentralized applications are applications that are designed to run without a middleman between the developer and the user. The Solana Network uses a variation of a decentralized Practical Byzantine Fault Tolerance protocol that leverages a Proof of History timestamp then Proof of Stake consensus mechanism. This means the Solana Network can achieve consensus on the propagation of blocks with a high number of transactions per second without a central authority and can tolerate attack as long as a super-majority of the stake of Solana is not controlled by the attacking entity.

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A consensus mechanism is protocol in the software that determines if all nodes in the network are synchronized and are in agreement about which transactions in a block are legitimate, and therefore if a block can be added to the permanent blockchain.

Traditional blockchains such as Bitcoin and Ethereum synchronize transactions aggregated into groups called blocks. By synchronizing on blocks, transactions on these blockchains cannot be processed until a duration of time (known as “block time”) has elapsed. On blockchains that use a Proof of Work consensus mechanism, these block times are approximately 10 minutes in order to minimize the probability of multiple Validators on that network producing a new valid block at the same time, and therefore avoid rolling back the operation of block production.

Blockchains that use a Proof of Stake consensus mechanism do not have this time constraint; however, without a reliable timestamp, a Validator in PoS cannot accurately determine the order of incoming blocks. Proof of Stake mechanisms such as Tendermint attach an externally referenced time marker (known as a “wallclock timestamp”) usually based on the number of seconds elapsed since 00:00:00 UTC January 1, 1970 (known as “Unix time”). Due to the limitations in the ability of most computers to maintain consistent measurement of time over long periods as well as network communication latencies, Validator wallclock timestamps can only be accurate within 1-2 hour spans. Due to time uncertainty PoS blockchains must accept limitations on transaction processing speed to minimize the probability of multiple valid blocks.

The Solana Network uses a Proof of History mechanism to remove time uncertainty and, along with other novel optimization technologies around forwarding and processing, increase Solana Network transaction processing speed relative to other blockchain technologies. As currently constituted, the Solana Network can achieve a maximum throughput of 710 thousand transactions per second with 400 millisecond latency per block on a 1 giga-bit per second network using current computer hardware. With greater network capacity, the Solana Network can scale to higher speeds s bandwidth is increased.

Using Proof of History, a Validator node that is chosen to lead a particular block propagation uses an algorithmically generated cryptographic proof that some duration of time has passed since the last proof. With this PoH timestamp, all data that has been hashed into the proof is proven to have occurred before the proof was generated. With the block already pre-validated due to the PoH timestamping, the node then shares the new block with other Validator nodes, which are then able to verify those proofs and vote using an adapted Practical Byzantine Fault Tolerance voting system to achieve consensus that this block should be added to the permanent Solana Blockchain.

Several U.S. regulators, including the Financial Crimes Enforcement Network of the U.S. Department of the Treasury (“FinCEN”), the Commodity Futures Trading Commission (“CFTC”), the U.S. Internal Revenue Service (“IRS”), and state regulators, including the New York Department of Financial Services (“NYDFS”), have made official pronouncements or issued guidance or rules regarding the treatment of SOL and other digital assets. However, other U.S. and state agencies, such as the SEC, have not made official pronouncements or issued guidance or rules regarding the treatment of SOL. Similarly, the treatment of SOL and other digital assets is often uncertain or contradictory in other countries. The regulatory uncertainty surrounding the treatment of SOL creates risks for the Trust and its Shares. See “Risk Factors—Risk Factors Related to the Regulation of Digital Assets, the Trust and the Shares.”

The Trust’s Service Providers

The Sponsor

Osprey Funds, LLC serves as the Sponsor for the Trust. The Sponsor is generally responsible for the day-to-day administration of the Trust under the provisions of the Trust Agreement. This includes (i) preparing and providing periodic reports and financial statements on behalf of the Trust for investors; (ii) selecting and monitoring the Trust’s service providers and from time to time engaging additional, successor or replacement service providers (including without limitation the Trust Administrator, SOL Custodian, Cash Custodian, Transfer Agent, the Index Administrator and Lukka); (iii) instructing the SOL Custodian to withdraw the Trust’s SOL as needed to pay the Management Fee; (iv) upon dissolution of the Trust, distributing the Trust’s cash proceeds from the sale of the remaining SOL to the owners of record of the Shares; and (v) when applicable, establishing the principal market for U.S. generally accepted accounting principles (“GAAP”) valuation. The Shares are not obligations of, and are not guaranteed by, Osprey Funds, LLC, or any of its subsidiaries or affiliates.

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The Trustee

The Trustee is CSC Delaware Trust Company. The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the Delaware Statutory Trust Act (the “DSTA”) that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee will be limited to: (i) accepting legal process served on the Trust in the State of Delaware; and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Trustee is required to execute under the DSTA. To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the owners of the beneficial interests of Shares (the “Shareholders”), such duties and liabilities will be replaced by the duties and liabilities of the Trustee expressly set forth in the Trust Agreement. The Trustee will have no obligation to supervise, nor will it be liable for, the acts or omissions of the Sponsor, Transfer Agent, Custodian or any other person.

The Trust Administrator and Transfer Agent

The Trust Administrator and the Transfer Agent is U.S. Bancorp Fund Services, LLC (d/b/a U.S. Bank Global Fund Services). The Trust Administrator is generally responsible for the day-to-day administration of the Trust, including keeping the Trust’s operational records. The Trust Administrator’s principal responsibilities include: (i) valuing the Trust’s SOL and calculating the NAV per Share; (ii) supplying pricing information to the Sponsor for the Trust’s website; (iii) receiving and reviewing reports on the custody of and transactions in cash and SOL from the Cash Custodian and Trust, respectively, and taking such other actions in connection with the custody of cash as the Sponsor instructs; and (iv) accounting and other fund administrative services. The Trust Administrator also provides know your customer (“KYC”), anti-money laundering, and Office of Foreign Assets Control (“OFAC”) of the of the U.S. Department of the Treasury (“U.S. Treasury Department”) compliance check services to the Trust and Sponsor. The Transfer Agent is responsible the issuance and redemption of Shares, the payment, if any, of distributions with respect to the Shares, the recording of the issuance of the Shares and the maintaining of certain records therewith.

The SOL Custodian

The SOL Custodian is Coinbase Custody Trust Company, LLC (“Coinbase Custody”). The SOL Custodian is responsible for safekeeping the SOL owned by the Trust. The SOL Custodian is appointed by the Trustee. The general role and responsibilities of the SOL Custodian are further described in “The Trust’s Service Providers—The SOL Custodian.”

The Cash Custodian

U.S. Bank National Association serves as the Cash Custodian pursuant to an agreement between it and the Trust (the “Cash Custody Agreement”). The Cash Custodian is the custodian for the Trust’s cash holdings. The Trust may retain additional cash custodians from time to time pursuant to a cash custodian agreement to perform certain services that are typical of a cash custodian. The Sponsor may, in its sole discretion, add or terminate cash custodians at any time.

The Marketing Agent

Foreside Fund Services, LLC (the “Marketing Agent”) is responsible for: (i) working with the Transfer Agent to review and approve, or reject, purchase and redemption orders of Shares placed by Authorized Participants with the Transfer Agent; and (ii) reviewing and approving the marketing materials prepared by the Trust for compliance with applicable SEC and Financial Industry Regulatory Authority (“FINRA”) advertising laws, rules, and regulations.

Summary Risk Factors

Before you invest in the Shares, you should carefully consider all the information in this prospectus, including matters set forth under the heading “Risk Factors.” Some of the more significant challenges and risks relating to an investment in the Shares include those associated with the following:

●	Extreme volatility of trading prices that many digital assets, including SOL, have experienced in recent periods and may continue to experience, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value;

●	The medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets;

●	The value of the Shares is dependent on the acceptance of digital assets, such as SOL, which represent a new and rapidly evolving industry;

●	Digital assets may have concentrated ownership and large sales or distributions by holders of such digital assets could have an adverse effect on the market price of such digital assets;

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●	Recent developments in the digital asset economy have led to extreme volatility and disruption in digital asset markets, a loss of confidence in participants of the digital asset ecosystem, significant negative publicity surrounding digital assets broadly and market-wide declines in liquidity;

●	The largely unregulated nature and lack of transparency surrounding the operations of digital asset trading platforms may adversely affect the value of digital assets and, consequently, the value of the Shares;

●	The value of the Shares relates directly to the value of SOL held by the Trust, the value of which may be highly volatile and subject to fluctuations;

●	The Shares may trade at a price that is at, above or below the Trust’s NAV per Share as a result of the non-current trading hours between CBOE and the Digital Asset Trading Platform Market;

●	Shareholders may suffer a loss on their investment if the Shares trade above or below the Trust’s NAV per Share;

●	Validators may suffer losses due to Staking, or Staking may prove unattractive to validators, which could adversely affect the Solana Network;

●	A temporary or permanent “fork” or a “clone” could adversely affect the value of the Shares;

●	The lack of active trading markets for the Shares may result in losses on investors’ investments at the time of disposition of Shares;

●	Possible illiquid markets may exacerbate losses or increase the variability between the Trust’s NAV and its market price;

●	The possibility that there may be less liquidity or wider spreads in the market for the Shares as compared to the shares of other spot SOL exchange-traded products, if and when the listing of such products has been approved;

●	The limited history of the Index;

●	Competition from the emergence or growth of other digital assets could have a negative impact on the price of SOL and adversely affect the value of the Shares;

●	The liquidity of the Shares may be affected if Authorized Participants cease to perform their obligations under the Participant Agreements or the Sponsor is unable to engage Liquidity Providers;

●	Any suspension or other unavailability of the Trust’s redemption program may cause the Shares to trade at a discount to the NAV per Share;

●	A determination that SOL or any other digital asset is a “security” may adversely affect the value of SOL and the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust;

●	Regulatory changes or actions by the U.S. Congress or any U.S. federal or state agencies may affect the value of the Shares or restrict the use of SOL, validating activity or the operation of the Solana Network or the Digital Asset Markets in a manner that adversely affects the value of the Shares;

●	Changes in the policies of the SEC could adversely impact the value of the Shares;

●	Regulatory changes or other events in foreign jurisdictions may affect the value of the Shares or restrict the use of one or more digital assets, validating activity or the operation of their networks or the Digital Asset Trading Platform Market in a manner that adversely affects the value of the Shares;

●	An Authorized Participant, the Trust or the Sponsor could be subject to regulation as a money service business or money transmitter, which could result in extraordinary expenses to the Authorized Participant, the Trust or the Sponsor and also result in decreased liquidity for the Shares;

●	Regulatory changes or interpretations could obligate the Trust or the Sponsor to register and comply with new regulations, resulting in potentially extraordinary, nonrecurring expenses to the Trust;

●	Conflicts of interest may arise among the Sponsor or its affiliates and the Trust;

●	The Sponsor’s services may be discontinued, which could be detrimental to the Trust;

●	The limited ability to facilitate in-kind creations and redemptions of Shares could have adverse consequences for the Trust;

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●	If the SOL Custodian resigns or is removed by the Sponsor, or otherwise, without replacement, it could trigger early termination of the Trust;

●	Staking introduces a risk of loss of SOL, which could adversely affect the value of the Shares;

●	Staked SOL tokens will be inaccessible for a variable period of time, determined by a range of factors, which could result in certain liquidity risk to the Trust;

●	The regulatory landscape surrounding Staking is uncertain;

●	The Trust relies on third-party service providers to perform certain functions essential to the affairs of the Trust and the replacement of such service providers could pose a challenge to the safekeeping of the Trust’s SOL and to the operations of the Trust; and

●	There is no guarantee that an active trading market for the Shares will continue to develop.

Emerging Growth Company Status

The Trust is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). For as long as the Trust is an emerging growth company, unlike other public companies that are not emerging growth companies under the JOBS Act, it will not be required to:

●	provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	provide more than two years of audited financial statements and related management’s discussion and analysis of financial condition and results of operations;

●	comply with any new requirements that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

●	provide certain disclosure regarding executive compensation required of larger public companies; or

●	obtain shareholder approval of any golden parachute payments not previously approved.

The Trust will cease to be an emerging growth company upon the earliest of:

●	the last day of the fiscal year in which the Trust has $1.235 billion or more in annual revenues;

●	the date on which the Trust becomes a “large accelerated filer” under Rule 12b-2 promulgated under the Exchange Act;

●	the date on which the Trust issues more than $1.0 billion of non-convertible debt over a three-year period; or

●	the last day of the fiscal year following the fifth anniversary of the Trust’s initial public offering.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. The Trust intends to take advantage of these reporting exemptions until it is no longer an emerging growth company. The Trust’s election to use the phase-in periods permitted by this election may make it difficult to compare its financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the longer phase-in periods under Section 107 of the JOBS Act and who will comply with new or revised financial accounting standards. If the Trust were to subsequently elect instead to comply with these public company effective dates, such election would be irrevocable pursuant to Section 107 of the JOBS Act.

Corporate Information

The offices of the Trust and the Sponsor are located at 777 Brickell Avenue, Suite 500, Miami, FL 33131 and the Trust’s telephone number is (914) 214-4697. The Trustee has a trust office at 251 Little Falls Drive, Wilmington, Delaware 19808. The Prime Execution Agent’s and the SOL Custodian’s office is located at 55 Hudson Yards, 550 West 34th Street, 4th Floor, New York, NY 10001. The Cash Custodian’s office is located at 425 Walnut Street, Cincinnati, OH 45202. The Transfer Agent’s office is located at 615 East Michigan Street, Milwaukee, WI 53202. Our internet site is www.ospreyfunds.io. Our website and the information contained therein or connected thereto is not incorporated into this prospectus or the registration statement of which it forms a part.

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The Offering

Shares Offered by the Trust	Shares representing units of fractional undivided beneficial interest in, and ownership of, the Trust.

Use of Proceeds	Proceeds received by the Trust from the issuance and sale of Baskets will consist of SOL in-kind and cash deposited with the Trust in connection with creations. Such SOL will only be (i) owned by the Trust, (ii) transferred (or converted to U.S. dollars, if necessary) to pay the Trust’s expenses, (iii) distributed or otherwise disposed of in connection with the redemption of Baskets, (iv) liquidated in the event that the Trust terminates or as otherwise required by law or regulation or (v) used in Staking.

Proposed CBOE symbol	[OSOL]

CUSIP	68840V201

Index Price

The Index was designed to provide a daily, 4:00 p.m. ET reference rate of the U.S. dollar price of one SOL that may be used to develop financial products. The Index uses the same methodology as the CME CF Solana – Dollar Reference Rate (“SRR”). The only material difference between the Index and the SRR is that the SRR measures the U.S. dollar price of one SOL as of 4:00 p.m. London time and the Index measures the U.S. dollar price of one Solana as of 4:00 p.m. ET. The CME Group also publishes the CME CF Solana Real Time Index (the “CME Solana Real Time Price”), which is a continuous measure of the U.S. dollar price of one Solana calculated once per second. Each of the Index, the SRR and the CME Solana Real Time Price is representative of the Solana trading activity on the Constituent Platforms, which include, as of the date of this Prospectus, Coinbase, Gemini, Kraken and LMAX Digital.

The Trust uses the Index to calculate its daily NAV and utilizes the [CME Solana Real Time Price] to calculate an Intraday Indicative Value (the “IIV”). The IIV is intended to provide additional information not otherwise available to the public that may be useful to investors and market professionals in connection with the trading of the Shares on the CBOE. It is calculated by using the prior day’s holdings at close of business and the most recently reported price level of the [CME Solana Real Time Price]. The IIV will be disseminated on a per-Share basis every 15 seconds during regular Exchange trading hours of 9:30 a.m. to 4:00 p.m. ET.

Creation and Redemption

The Trust issues and redeems Baskets on a continuous basis. These transactions will take place in exchange for SOL or cash. Baskets are only issued or redeemed in exchange for an amount of cash or SOL determined by the Trustee on each day that the Listing Exchange is open for regular trading. No Shares are issued unless the SOL Custodian or Prime Execution Agent has allocated to the Trust’s account the corresponding amount of SOL. As of the date of this prospectus, a Basket requires delivery of $[●].

The Authorized Participants may deliver SOL or cash to create Shares and receive SOL or cash when redeeming shares.

When purchasing a Basket in exchange for cash, the Trust will create Shares by receiving SOL from a third-party, that is not the Authorized Participant, and the Trust, not the Authorized Participant, is responsible for selecting the third-party to deliver the SOL. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the delivery of the SOL to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the SOL to the Trust. When redeeming a Basket in exchange for cash, the Trust will redeem Shares by delivering SOL to a third-party, that is not the Authorized Participant, and the Trust, not the Authorized Participant, is responsible for selecting the third-party to receive the SOL. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the receipt of the SOL from the Trust or acting at the direction of the Authorized Participant with respect to the receipt of the SOL from the Trust. The third-party will be unaffiliated with the Trust and the Sponsor.

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When purchasing a Basket in-kind for SOL, Authorized Participants deliver SOL to the SOL Custodian. Upon the SOL Custodian’s receipt of the SOL, the Transfer Agent issues a Basket to the creating Authorized Participant in satisfaction of the creation order. When redeeming Baskets in-kind for SOL, the Transfer Agent will redeem the Shares and the SOL Custodian will distribute the resulting SOL to the redeeming Authorized Participant in satisfaction of the redemption order.

See “Description of Creation and Redemption of Shares” for more details.

Net Asset Value

The Trust’s NAV is the aggregate value, expressed in U.S. dollars, of the Trust’s assets (other than U.S. dollars or other fiat currency), less the U.S. dollar value of the Trust’s expenses and other liabilities calculated in the manner set forth under “Business of the Trust—Overview of the SOL Industry and Market.”

The Sponsor also calculates the NAV per Share, which equals the NAV of the Trust divided by the number of Shares then outstanding. The Sponsor will publish the NAV and NAV per Share each business day as of 4:00 p.m., New York time, or as soon thereafter as practicable at the Trust’s website at www.ospreyfunds.io. The contents of the website referred to above and any websites referred to herein are not incorporated into this filing. Further, our references to the URL for this website is intended to be an inactive textual reference only. See “Business of the Trust—Valuation of SOL and Determination of NAV” for a more detailed description of how the Trust’s NAV and NAV per Share are calculated.

The Trust’s financial statements are prepared in accordance with ASC Topic 820-10. The Trust determines the value of SOL once each “Business Day”, at 4:00 p.m., New York time. The value of SOL held by the Trust is determined based on the estimated fair market value price for SOL, reflecting the execution price of SOL on its principal market as provided by Lukka Inc., an independent third-party digital asset data company (“Lukka”).

The methodology used to calculate the Index Price to value SOL in determining the NAV of the Trust may not be deemed consistent with GAAP.

Staking

The Trust Agreement provides that the Trust may engage in Staking at the Sponsor’s discretion, and the Trust has historically engaged in Staking. At the Sponsor’s direction, the SOL Custodian has delegated substantially all the Trust’s SOL to validator(s) on the Solana Network. As consideration for staking, Staking Rewards are earned by the Trust as the Staking Provider with whom the Trust has staked its SOL validates transactions on the Solana Network. Staking Rewards are variable and, upon receipt, are paid to the Sponsor only.

See “Description of the Shares—Staking” and “Risk Factors—Risk Factors Related to Staking” for more information.

Capitalized terms used but not defined in this subsection have the meanings given to such terms under “Glossary of Defined Terms.”

Incidental Rights and IR Virtual Currency	The Cash Custodian receives and distributes cash into and from the Cash Account in connection with the creation and redemption of Baskets as described under “Description of Creation and Redemption of Shares. The Trust may from time to time be entitled to come into possession of rights incident to its ownership of SOL, which permit the Trust to acquire, or otherwise establish dominion and control over, other virtual currencies. These rights are generally expected to arise in connection with forks in the Blockchain, airdrops offered to holders of SOL or other similar events and arise without any action of the Trust or of the Sponsor or Trustee on behalf of the Trust. We refer to these rights as “Incidental Rights” and any such virtual currency acquired through Incidental Rights as “IR Virtual Currency.”

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With respect to any fork, airdrop or similar event, the Sponsor will cause the Trust to irrevocably abandon the Incidental Rights or IR Virtual Currency. In the event the Trust seeks to change this position, an application would need to be filed with the SEC by CBOE seeking approval to amend its listing rules to permit the Trust to distribute the Incidental Rights or IR Virtual Currency in-kind to an agent of the shareholders for resale by such agent. Because the Trust will abandon any Incidental Rights and IR Virtual Currency, the Trust would not receive any direct or indirect consideration for the Incidental Rights or IR Virtual Currency and thus the value of the Shares will not reflect the value of the Incidental Rights or IR Virtual Currency. See “Business of the Trust—Incidental Rights and IR Virtual Currency.”

Intraday Indicative Value

One or more major market data vendors will provide an IIV updated every 15 seconds, as calculated by the Exchange or a third-party financial data provider during the Exchange’s regular market session of 9:30 a.m. to 4:00 p.m. Eastern Time Zone (“ET”) (the “Regular Market Session”). The IIV will be calculated by using the prior day’s closing NAV as a base and updating that value during the Regular Market Session to reflect changes in the value of the Trust’s NAV during the trading day.

The IIV’s dissemination during the Regular Market Session should not be viewed as an actual real time update of the NAV, which will be calculated only once at the end of each trading day. The IIV will be widely disseminated every 15 seconds during the Regular Market Session by one or more major market data vendors. In addition, the IIV will be available through online information services.

Trust Expenses

Prior to this offering, the Trust’s ordinary recurring expenses were the renumeration due to the Sponsor, fees and expenses such as, but not limited to, taxes and governmental charges, expenses and costs (the “Historically Excluded Expenses”), expenses and indemnities related to any extraordinary services performed by the Sponsor (or any other service provider, including the Trustee) on behalf of the Trust to protect the Trust or the interests of Shareholders, indemnification expenses, fees, and expenses related to the public trading on OTCQX (the “Historic Extraordinary Expenses”). Historically, the Trust paid the Sponsor a renumeration fee equal to an annualized 2.5% of the Trust’s assets and such fee was payable in monthly installments in arrears.

Upon commencement of this offering, the Trust’s only ordinary recurring expense is expected to be the renumeration due to the Sponsor (the “Management Fee”). The Management Fee will accrue daily in U.S. dollars only at an annual rate of [●]% of the Trust’s NAV, as determined by reference to the Index. The Management Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement. The Management Fee will accrue daily and will be payable in U.S. Dollars monthly in arrears.

The Sponsor, from time to time, may temporarily waive all or a portion of the Sponsor’s Fee in its sole discretion. Presently, the Sponsor does not intend to waive any of the Sponsor’s Fee and there are no circumstances under which the Sponsor has determined it will definitely waive the fee.

To cover the Management Fee, on the last day of each month, the Sponsor or its delegate will cause the Trust (or its delegate) to instruct the Prime Execution Agent to convert an amount of SOL held by the Trust into U.S. dollars. The NAV of the Trust and the number of SOL represented by a Share will decline each time the Trust accrues the Management Fee or any Trust expenses not assumed by the Sponsor. The Trust is not responsible for paying any costs associated with the transfer of SOL to or from the Trust in connection with paying the Management Fee or in connection with creation and redemption transactions.

As partial consideration for its receipt of the Management Fee, the Sponsor will bear the routine operational, administrative and other ordinary fees and expenses of the Trust, including the fees of the Trustee, the Trust Administrator, Fund Accountant, Transfer Agent, and Marketing Agent, the Custodians’ Fee, Listing Exchange fees, SEC registration fees, printing and mailing costs, tax reporting fees, audit fees, license fees and ordinary legal fees and expenses (the “Assumed Expenses”); provided, however, that the Trust shall remain responsible for any extraordinary expenses of the Trust, including, but not limited to, taxes and governmental charges, expenses and costs, expenses and indemnities related to any extraordinary services performed by the Sponsor (or any other service provider, including the Trustee) on behalf of the Trust to protect the Trust or the interest of Unitholders, and indemnification expenses (the “Extraordinary Expenses”).

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Voting Rights	Shareholders have limited voting rights and generally take no part in the management or control of the Trust. No amendments to the Trust Agreement that materially adversely affect the interests of shareholders may be made without the vote of at least a majority (over 50%) of the then-outstanding Shares (not including any Shares held by the Sponsor or its affiliates). A shareholder will be deemed to have consented to a modification or amendment of the Trust Agreement if the Sponsor has notified the shareholders in writing of the proposed modification or amendment and the shareholder has not, within 20 calendar days of such notice, notified the Sponsor in writing that the shareholder objects to such modification or amendment. Additionally, subject to certain limitations, the Sponsor may make any other amendments to the Trust Agreement which do not materially adversely affect the interests of the shareholders in its sole discretion without shareholder consent. See “Description of the Shares.”

Dissolution Events	The Trust will dissolve if any of the following events occur:

●	a U.S. federal or state regulator requires the Trust to shut down or forces the Trust to liquidate its SOL or seizes, impounds or otherwise restricts access to Trust assets;

●	The Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder, and the Sponsor has made the determination that dissolution of the Trust is advisable;

●	The Trust is required to obtain a license or make a registration under any state law regulating money transmitters, money services business, providers of prepaid or stored value, virtual currency business or similar entities, and the Sponsor has made the determination that dissolution of the Trust is advisable;

●	Any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the SOL Price;

●	Any ongoing event exists that either prevents the Trust from converting or makes impractical the Trust’s reasonable efforts to convert SOL to U.S. dollars;

●	The filing of a certificate of dissolution or revocation of the Sponsor’s charter (and the expiration of 90 days after the date of notice to the Sponsor of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Sponsor, or an event of withdrawal (each of the foregoing events an “Event of Withdrawal”) unless at the time there is at least one remaining Sponsor; or

●	The Custodian resigns or is removed without replacement.

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The Sponsor may, in its sole discretion, dissolve the Trust if any of the following events occur:

●	The SEC determines that the Trust is an investment company required to be registered under the 1940 Act;

●	The CFTC determines that the Trust is a commodity pool under the CEA;

●	The Trust becomes insolvent or bankrupt;

●	All the Trust’s assets are sold;

●	The determination of the Sponsor that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the activities of the Trust;

●	The Sponsor receives notice from the IRS or from counsel for the Trust or the Sponsor that the Trust fails to qualify for treatment, or will not be treated, as a grantor trust under the Code; or

●	If the Trustee notifies the Sponsor of the Trustee’s election to resign and the Sponsor does not appoint a successor trustee within 60 days, the Trust will dissolve.

Authorized Participants

Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must be a registered broker-dealer, have an account with the Depository Trust Company (the “DTC”) (a “DTC Participant”), have entered into an agreement with the Sponsor and the Trustee (the “Authorized Participant Agreement”) and be in a position to transfer SOL or cash to, and take delivery of SOL or cash from, the Trust Administrator through one or more accounts. The Authorized Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of SOL or cash in connection with such creations or redemptions.

As of the date of this prospectus, the Authorized Participants are [●]. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor.

Liquidity Providers

Liquidity Providers facilitate the purchase and sale of SOL in connection with Cash Orders for creations or redemptions of Baskets. Liquidity Providers are engaged by the Sponsor and are not party to Participant Agreements or otherwise agents of, or otherwise acting on behalf of, any Authorized Participant. See “Description of Creation and Redemption of Shares.” The Sponsor’s criteria for engaging one or more Liquidity Providers includes the completion of due diligence that considers each such Liquidity Provider’s SOL trading capabilities, organizational structure, operating history, lines of business, controls, and other details necessary to evaluate their ability to facilitate Cash Orders. Liquidity Providers formalize their relationship through a Liquidity Provider Agreement between the Liquidity Provider, and the Sponsor (on behalf of the Trust). Pursuant to such Liquidity Provider Agreements, the Liquidity Providers will be contractually obligated to deliver or receive SOL in exchange for cash in connection with Cash Orders for creations or redemptions.

The Liquidity Providers with which the Sponsor, will engage in SOL transactions are third parties that are not affiliated with the Sponsor or the Trust and are not acting as agents of the Trust, the Sponsor, or any Authorized Participant, and all transactions will be done on an arms-length basis. Except for the contractual relationships between each Liquidity Provider and the Sponsor (on behalf of the Trust), there is no other pre-existing contractual relationship between each Liquidity Provider, on the one hand, and the Trust, the Sponsor, or any Authorized Participant, on the other hand, in each case that relates to the Trust or the Trust’s Shares. When seeking to buy SOL in connection with creations or sell SOL in connection with redemptions, the Sponsor will seek to obtain commercially reasonable prices and terms from the approved Liquidity Providers. Once agreed upon, the transaction will generally occur on an “over-the-counter” basis.

As of the date of this prospectus, the Sponsor has engaged [●] as a Liquidity Provider. The Sponsor may engage additional Liquidity Providers who are unaffiliated with the Trust in the future.

Clearance and Settlement	The Shares are evidenced by one or more global certificates that the Transfer Agent issues to DTC. The Shares are primarily available in book-entry form. Shareholders may hold their Shares through DTC if they are direct participants in DTC (“DTC Participants”), or indirectly through entities that are DTC Participants.

Risk Factors	Any investment in the Shares involves significant risks. See “Risk Factors” for more information.

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Risk Factors

You should carefully consider the following risks and all of the other information set forth in this prospectus before deciding to invest in shares of the Shares. If any of the following risks actually occurs, our business, financial condition or results of operations would likely suffer. In such case, the trading price of the Shares could decline due to any of these risks, and you may lose all or part of your investment.

Risk Factors Related to Digital Assets

The trading prices of many digital assets, including SOL, have experienced extreme volatility in recent periods and may continue to do so. Extreme volatility in the future, including declines in the trading prices of SOL, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

The trading prices of many digital assets, including SOL, have experienced extreme volatility throughout their existence, including in recent periods and may continue to do so. For instance, following significant increases throughout the majority of 2020, digital asset prices, including SOL, experienced significant volatility throughout 2021 and 2022. This volatility became extreme in November 2022 when FTX Trading Ltd. (“FTX”) halted customer withdrawals. See “—Risk Factors Related to the Digital Asset Markets—Recent developments in the digital asset economy have led to extreme volatility and disruption in digital asset markets, a loss of confidence in participants of the digital asset ecosystem, significant negative publicity surrounding digital assets broadly and market-wide declines in liquidity.” Digital asset prices, including SOL, have continued to fluctuate widely through the date of this prospectus.

Extreme volatility in the future, including declines in the trading prices of SOL, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value. Furthermore, negative perception, a lack of stability and standardized regulation in the digital asset economy may reduce confidence in the digital asset economy and may result in greater volatility in the price of SOL and other digital assets, including a depreciation in value. The Trust is not actively managed and will not take any actions to take advantage, or mitigate the impacts, of volatility in the price of SOL. For additional information that quantifies the volatility of SOL prices and the value of the Shares, see “Business of the Trust—Overview of the SOL Industry and Market—Historical NAV and SOL Prices.”

Furthermore, changes in U.S. political leadership and economic policies may create uncertainty that materially affects the price of SOL and the Trust’s Shares. For example, on March 6, 2025, President Trump signed an Executive Order to establish a Strategic Bitcoin Reserve and a United States Digital Asset Stockpile. Pursuant to this Executive Order, the Strategic Bitcoin Reserve will be capitalized with Bitcoin owned by the Department of Treasury that was forfeited as part of criminal or civil asset forfeiture proceedings, and the Secretaries of Treasury and Commerce are authorized to develop budget-neutral strategies for acquiring additional bitcoin, provided that those strategies impose no incremental costs on American taxpayers. Conversely, the Digital Asset Stockpile will consist of all digital assets other than Bitcoin owned by the Department of Treasury that were forfeited in criminal or civil asset forfeiture proceedings, but the U.S. government will not acquire additional assets for the U.S. Digital Asset Stockpile beyond those obtained through such proceedings. The anticipation of a U.S. government-funded strategic cryptocurrency reserve had motivated large-scale purchases of SOL in the expectation of the U.S. government acquiring SOL to fund such reserve, and the market price of SOL decreased significantly as a result of the ultimate content of the Executive Order. Any similar action or omission by the U.S. federal administration or other government authorities with respect to SOL or other digital assets may negatively and significantly impact the price of SOL and the Trust’s Shares.

Digital assets such as SOL were only introduced within the past two decades, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies and to the fundamental investment characteristics of digital assets.

Digital assets such as SOL were only introduced within the past two decades, and the medium-to-long term value of the Shares is subject to a number of factors relating to the capabilities and development of blockchain technologies, such as the recency of their development, their dependence on the internet and other technologies, their dependence on the role played by users, developers and validators and the potential for malicious activity. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	Digital asset networks and related protocols are in the early stages of development. Given the recency of the development of digital asset networks and related protocols, digital assets and the underlying digital asset networks and related protocols may not function as intended and parties may be unwilling to use digital assets, which would dampen the growth, if any, of digital asset networks and related protocols.

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●	The loss of access to a private key required to access a digital asset may be irreversible. If a private key is lost, and no backup of the private key is accessible, or if the private key is otherwise compromised, the owner would be unable to access the digital asset corresponding to that private key.

●	Digital asset networks and related protocols are dependent upon the internet. A disruption of the internet or a digital asset network or related protocol, such as the Solana Network, would affect the ability to transfer digital assets, including SOL, and, consequently, their value.

●	The acceptance of software patches or upgrades to a digital asset network by a significant, but not overwhelming, percentage of the users and validators in a digital asset network, such as the Solana Network, could result in a “fork” in such network’s blockchain, resulting in the operation of multiple separate blockchain networks.

●	Many digital asset networks face significant scaling challenges and are being upgraded with various features to increase the speed and throughput of digital asset transactions. These attempts to increase the volume of transactions may not be effective.

●	The open-source structure of many digital asset network protocols, such as the protocol for the Solana Network, means that developers and other contributors are generally not directly compensated for their contributions in maintaining and developing such protocols. As a result, the developers and other contributors of a particular digital asset may lack a financial incentive to maintain or develop the network or may lack the resources to adequately address emerging issues. Alternatively, some developers may be funded by companies whose interests are at odds with other participants in a particular digital asset network. A failure to properly monitor and upgrade the protocol of the Solana Network could damage that network.

●	Moreover, in the past, flaws in the source code for digital asset networks and related protocols have been exposed and exploited, including flaws that disabled some functionality for users, exposed users’ personal information and/or resulted in the theft of users’ digital assets. The cryptography underlying the Solana Network could prove to be flawed or ineffective, or developments in mathematics and/or technology, including advances in digital computing, algebraic geometry and quantum computing, could result in such cryptography becoming ineffective. In any of these circumstances, a malicious actor may be able to take the Trust’s SOL, which would adversely affect the value of the Shares. Moreover, functionality of the Solana Network may be negatively affected by such an exploit such that it is no longer attractive to users, thereby dampening demand for SOL. Even if another digital asset other than SOL were affected by similar circumstances, any reduction in confidence in the source code or cryptography underlying digital asset networks and related protocols generally could negatively affect the demand for digital assets and therefore adversely affect the value of the Shares.

Moreover, because digital assets, including SOL, have existed for a short period of time and are continuing to be developed, there may be additional risks to digital asset networks and related protocols that are impossible to predict as of the date of this prospectus.

Digital assets represent a new and rapidly evolving industry, and the value of the Shares depends on the acceptance of SOL.

The first digital asset, Bitcoin, was launched in 2009. SOL launched in 2017. In general, digital asset networks, including the Solana Network and related protocols represent a new and rapidly evolving industry that is subject to a variety of factors that are difficult to evaluate. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	SOL is only selectively accepted as a means of payment by retail and commercial outlets, and use of SOL by consumers remains limited. Banks and other established financial institutions, whether voluntarily or in response to regulatory feedback, may refuse to process funds for SOL transactions; process wire transfers to or from digital asset trading platforms, SOL-related companies or service providers; or maintain accounts for persons or entities transacting in SOL. As a result, the prices of SOL are largely determined by speculators and validators, thus contributing to price volatility that makes retailers less likely to accept SOL in the future. While the use of other digital assets, such as Bitcoin, to purchase goods and services from commercial or service businesses is developing, SOL has not yet been accepted in the same manner because it has a slightly different purpose than Bitcoin.

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●	Banks may not provide banking services, or may cut off banking services, to businesses that provide digital asset-related services or that accept digital assets as payment, which could dampen liquidity in the market and damage the public perception of digital assets generally or any one digital asset in particular, such as SOL, and their or its utility as a payment system, which could decrease the price of digital assets generally or individually.

●	The prices of digital assets may be determined on a relatively small number of digital asset trading platforms by a relatively small number of market participants, many of whom are speculators or those intimately involved with the issuance of such digital assets, such as validators or developers, which could contribute to price volatility that makes retailers less likely to accept digital assets in the future.

●	Certain privacy-preserving features have been or are expected to be introduced to a number of digital asset networks. If any such features are introduced to the Solana Network, any trading platforms or businesses that facilitate transactions in SOL may be at an increased risk of criminal or civil lawsuits, or of having banking services cut off if there is a concern that these features interfere with the performance of anti-money laundering duties and economic sanctions checks.

●	Users, developers and validators may switch to or adopt certain digital asset networks or protocols at the expense of their engagement with other digital asset networks and protocols, which may negatively impact those networks and protocols, including the Solana Network.

The Trust is not actively managed and will not have any formal strategy relating to the development of the Solana Network.

The Solana protocol was only conceived in 2017 and the Solana protocol or its Proof-of-History timestamping mechanism may not function as intended, which could have an adverse impact on the value of SOL and an investment in the Shares.

The Solana protocol was first conceived by Anatoly Yakovenko in a 2017 whitepaper, and introduced the PoH timestamping mechanism. PoH is a timestamping mechanism that automatically orders on-chain transactions by creating a historical record that proves an event has occurred at a specific moment in time. PoH is intended to provide a transaction processing speed and capacity advantage over other blockchain networks like Bitcoin and Ethereum, which rely on sequential production of blocks and can lead to delays caused by miner or validator confirmations.

PoH is a new blockchain technology that is not widely used, and may not function as intended. For example, it may require more specialized equipment to participate in the network and fail to attract a significant number of users. In addition, there may be flaws in the cryptography underlying PoH or the Solana protocol, including flaws that affect functionality of the Solana Network or make the network vulnerable to attack.

For example, at multiple times during 2022, the Solana Network experienced significant disruptions, later attributed to a type of denial of service attack caused by an extreme amount of transaction activity, and was offline for extended periods during these disruptions, ranging from 1.5 to 18 hours. The Solana Network has experienced subsequent disruptions as well.

Smart contracts are a new technology and ongoing development may magnify initial problems, cause volatility on the networks that use smart contracts and reduce interest in them, which could have an adverse impact on the value of SOL.

Smart contracts are programs that run on a blockchain that execute automatically when certain conditions are met. Since smart contracts typically cannot be stopped or reversed, vulnerabilities in their programming can have damaging effects. For example, in June 2016, a vulnerability in the smart contracts underlying The DAO, a distributed autonomous organization for venture capital funding, allowed an attack by a hacker to syphon approximately $60 million worth of Ether from The DAO’s accounts into a segregated account. In the aftermath of the theft, certain developers and core contributors pursued a “hard fork” of the Ethereum Network in order to erase any record of the theft. Despite these efforts, the price of Ether dropped approximately 35% in the aftermath of the attack and subsequent hard fork. In addition, in July 2017, a vulnerability in a smart contract for a multi-signature wallet software developed by Parity led to a $30 million theft of Ether, and in November 2017, a new vulnerability in Parity’s wallet software led to roughly $160 million worth of Ether being indefinitely frozen in an account. In another example, in February 2022, a vulnerability in a smart contract for Wormhole, a bridge between the Ethereum and Solana networks led to a $320 million theft of Ether. While persons associated with Solana Labs and/or the Solana Foundation are understood to have played a key role in bringing the network back online, the broader community also played a key role, as Solana validators coordinated to upgrade and restart the network. Other smart contracts, such as bridges between blockchain networks and DeFi protocols have also been manipulated, exploited or used in ways that were not intended or envisioned by their creators such that attackers syphoned over $3.8 billion worth of digital assets from smart contracts in 2022. Initial problems and continued problems with the development, design and deployment of smart contracts may have an adverse effect on the value of SOL, which could have a negative impact on the value of the Shares.

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Changes in the governance of a digital asset network or protocol may not receive sufficient support from users and validators, which may negatively affect that digital asset network’s or protocol’s ability to grow and respond to challenges.

The governance of some digital asset networks and protocols, such as the Solana, Bitcoin and Ethereum Networks, is generally by voluntary consensus and open competition. For such networks and protocols, there may be a lack of consensus or clarity on that network’s or protocol’s governance, which may stymie such network’s or protocol’s utility, adaptability and ability to grow and face challenges. The foregoing notwithstanding, the underlying software for some digital networks and protocols, such as the Solana Network, is informally or formally managed or developed by a group of core developers that propose amendments to the relevant network’s or protocol’s source code. Core developers’ roles may evolve over time, generally based on self-determined participation.

If a significant majority of users and validators were to adopt amendments to the Solana Network based on the proposals of such core developers, the Solana Network would be subject to new source code that may adversely affect the value of SOL.

As a result of the foregoing, it may be difficult to find solutions or marshal sufficient effort to overcome any future problems, especially long-term problems, on digital asset networks.

Digital asset networks face significant scaling challenges and efforts to increase the volume and speed of transactions may not be successful.

Many digital asset networks face significant scaling challenges due to the fact that public, permissionless blockchains generally face a tradeoff between security and scalability. One means through which digital asset networks that utilize public, permissionless blockchains achieve security is decentralization, meaning that no intermediary is responsible for securing and maintaining these systems. For example, a greater degree of decentralization of a public, permissionless blockchain generally means a given digital asset network is less susceptible to manipulation or capture. In practice, this typically means that every single node on a given digital asset network is responsible for securing the system by processing every transaction and maintaining a copy of the entire state of the network. As a result, a digital asset network that utilizes a public, permissionless blockchain may be limited in the number of transactions it can process by the computing capabilities of each single fully participating node. Many developers are actively researching and testing scalability solutions for public blockchains that do not necessarily result in lower levels of security or decentralization, such as off-chain payment channels and Layer 2 networks. Off-chain payment channels would allow parties to transact without requiring the full processing power of a blockchain. Layer 2 networks can increase the scalability of a blockchain, by allowing users to transact on a second blockchain deployed on top of a “Layer 1” network.

As of [●], the Solana Network handled approximately [●] transactions per second. In an effort to increase the volume of transactions that can be processed on a given digital asset network, many digital assets are being upgraded with various features to increase the speed and throughput of digital asset transactions.

As corresponding increases in throughput lag behind growth in the use of digital asset networks, average fees and settlement times may increase considerably. Since inception, transaction fees on the Solana Network have comprised of a fixed rate of 0.000005 SOL per transaction, plus a variable fee component based on the computation resources used during the transaction. SOL holders can also pay an additional prioritization fee to expedite their transaction. Increased fees and decreased settlement speeds could preclude certain uses for SOL (e.g., micropayments), and could reduce demand for, and the price of, SOL, which could adversely impact the value of the Shares.

There is no guarantee that any of the mechanisms in place or being explored for increasing the scale of settlement or throughput of Solana Network transactions will be effective, or how long these mechanisms will take to become effective, which could adversely impact the value of the Shares.

Digital asset networks are developed by a diverse set of contributors and the perception that certain high-profile contributors will no longer contribute to the network could have an adverse effect on the market price of the related digital asset.

Digital asset networks and related protocols are often developed by a diverse set of contributors but are also often developed by identifiable and high-profile contributors. The perception that certain high-profile contributors may no longer contribute to the applicable digital asset network or protocol may have an adverse effect on the market price of any related digital assets. For example, in June 2017, an unfounded rumor circulated that Ethereum protocol developer Vitalik Buterin had died. Following the rumor, the price of Ether decreased approximately 20% before recovering after Buterin himself dispelled the rumor. Some have speculated that the rumor led to the decrease in the price of Ether.

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In the event a high-profile contributor to the Solana Network, such as Anatoly Yakovenko, is perceived as no longer contributing to the Solana Network due to death, retirement, withdrawal, incapacity, or otherwise, whether or not such perception is valid, it could negatively affect the price of SOL, which could adversely impact the value of the Shares.

Digital assets may have concentrated ownership and large sales or distributions by holders of such digital assets, or any ability to participate in or otherwise influence a digital asset’s underlying network, could have an adverse effect on the market price of such digital asset.

As of [●], the largest 100 SOL wallets held approximately [●] of the SOL in circulation. Moreover, it is possible that other persons or entities control multiple wallets that collectively hold a significant amount of SOL, even if they individually only hold a small amount, and it is possible that some of these wallets are controlled by the same person or entity. As a result of this concentration of ownership, large sales or distributions by such holders could have an adverse effect on the market price of SOL.

If the transaction fees for recording transactions on the Solana Network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expanding validating power or demand high transaction fees, which could negatively impact the value of SOL and the value of the Shares.

If the digital asset awards for validating blocks or the transaction fees for recording transactions on the Solana Network are not sufficiently high to incentivize validators, or if certain jurisdictions continue to limit or otherwise regulate validating activities, validators may cease expending validating power to validate blocks and confirmations of transactions on the SOL Blockchain could be slowed. For example, the realization of one or more of the following risks could materially adversely affect the value of the Shares:

●	Over the past several years, digital asset validating operations have evolved from individual users validating with computer processors, graphics processing units and first-generation application specific integrated circuit machines to “professionalized” validating operations using proprietary hardware or sophisticated machines. If the profit margins of digital asset validating operations are not sufficiently high, digital asset validators are more likely to immediately sell digital assets earned by validating, resulting in an increase in liquid supply of that digital asset, which would generally tend to reduce that digital asset’s market price.

●	A reduction in digital assets staked by validators on the Solana Network could increase the likelihood of a malicious actor or botnet obtaining control. See “—If a malicious actor or botnet obtains control of more than 50% of the validating power on the Solana Network, or otherwise obtains control over the Solana Network through its influence over core developers or otherwise, such actor or botnet could manipulate the Blockchain to adversely affect the value of the Shares or the ability of the Trust to operate.”

●	Validators have historically accepted relatively low transaction confirmation fees on most digital asset networks. If validators demand higher transaction fees for recording transactions in the Blockchain or a software upgrade automatically charges fees for all transactions on the Solana Network, the cost of using SOL may increase and the marketplace may be reluctant to accept SOL as a means of payment. Alternatively, validators could collude in an anti-competitive manner to reject low transaction fees on the Solana Network and force users to pay higher fees, thus reducing the attractiveness of the Solana Network. Higher transaction confirmation fees resulting through collusion or otherwise may adversely affect the attractiveness of the Solana Network, the value of SOL and the value of the Shares.

●	To the extent that any validators cease to record transactions that do not include the payment of a transaction fee in validated blocks or do not record a transaction because the transaction fee is too low, such transactions will not be recorded on the SOL Blockchain until a block is validated by a validator who does not require the payment of transaction fees or is willing to accept a lower fee. Any widespread delays in the recording of transactions could result in a loss of confidence in the digital asset network.

●	During the course of ordering transactions and validating blocks, validators may be able to prioritize certain transactions in return for increased transaction fees, an incentive system known as “Maximal Extractable Value” or MEV. For example, in blockchain networks that facilitate DeFi protocols in particular, such as the Solana Network, users may attempt to gain an advantage over other users by increasing offered transaction fees. Certain software solutions, such as Flashbots, have been developed which facilitate validators in capturing MEV produced by these increased fees. The MEV incentive system may lead to an increase in transaction fees on the Solana Network, which may diminish its use. Users or other stakeholders on the Solana Network could also view the existence of MEV as unfair manipulation of decentralized digital asset networks, and refrain from using DeFi protocols or the Solana Network generally. In addition, it’s possible regulators or legislators could enact rules which restrict the use of MEV, which could diminish the popularity of the Solana Network among users and validators. Any of these or other outcomes related to MEV may adversely affect the value of SOL and the value of the Shares.

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Validators may suffer losses due to Staking, or Staking may prove unattractive to validators, which could adversely affect the Solana Network.

Validation on the Solana Network requires SOL to be transferred into smart contracts on the underlying blockchain network not under the control of the person who owns such SOL. If the Solana Network source code or protocol were to fail to behave as expected, suffer cybersecurity attacks or hacks, experience security issues, or encounter other problems, such transferred (i.e., staked) SOL may be irretrievably lost. In addition, the Solana Network’s underlying protocol dictates requirements for participation in validation activity, and may impose penalties, if the relevant activities are not performed correctly. In addition, the Solana Networks dictate requirements for participation in validation activity, and may impose penalties, if the relevant activities are not performed correctly. The Solana Network’s penalties (i.e., “slashing”) are imposed if a validator commits malicious acts related to the validation of blocks with invalid transactions. Currently on the Solana Network, slashing generally operates by social consensus, rather than being automatically applied by the protocol’s code. The Solana community generally aspires to slash 100% of staked assets in cases where a Solana node is maliciously trying to violate safety rules and 0% during routine operations. As a result, there is currently no automatic slashing in the Solana Network. Rather, for regular consensus, after a safety violation, the Solana Network will halt. The validators will analyze the data prior to the halt to determine who was responsible and propose that the stake of the malicious actors responsible for the safety violation should be slashed after restart, typically 100%. Automatic slashing (i.e. slashing functionality that is applied by the protocol’s code) is expected to be introduced in the future. Separately, as part of the “activating” and “de-activating” or “cooling down” processes of staking, staked SOL will be inaccessible for a variable period of time determined by a range of factors, including network congestion, resulting in potential inaccessibility during those periods. “Activation” is the funding of a validator to be included in the active set, thereby allowing the validator to participate in the Solana Network’s proof-of-stake consensus protocol. “De-activating” is the request to exit from the active set and no longer participate in the Solana Network’s proof-of-stake consensus protocol. As part of these “activating” and “de-activating” processes of staking on the Solana Network, any staked SOL will be inaccessible for a period of time. The duration of activating and exiting periods are dependent on a range of factors. However, depending on demand, un-staking can take between one to several “epochs” to complete. An epoch is approximately two days long on the Solana Network.

The Solana Network requires the payment of base fees and the practice of paying prioritization fees is common, and such fees can become significant as the amount and complexity of the transaction grows, depending on the degree of network congestion and the price of SOL. Any cybersecurity attacks, security issues, hacks, penalties, slashing events, or other problems could damage validators’ willingness to participate in validation, discourage existing and future validators from serving as such, and adversely impact the Solana Network’s adoption or the price of SOL. Any disruption of validation on the Solana Network could interfere with network operations and cause the Solana Network to be less attractive to users and application developers than competing blockchain networks, which could cause the price of SOL to decrease. The limited liquidity during the “activation” or “de-activation” processes could dissuade potential validators from participating, which could interfere with network operations or security and cause the Solana Network to be less attractive to users and application developers than competing blockchain networks, which could cause the price of SOL to decrease.

Proof-of-stake blockchains are a relatively recent innovation, and have not been subject to as widespread use or adoption over as long of a period of time as traditional proof-of-work blockchains.

Certain digital assets, such as bitcoin, use a “proof-of-work” consensus algorithm. The genesis block on the Bitcoin blockchain was mined in 2009, and Bitcoin’s blockchain has been in operation since then. Many newer blockchains enabling smart contract functionality, including the current Ethereum Network following the completion of the Merge in 2022, use a newer consensus algorithm known as “proof-of-stake.” While their proponents believe that they may have certain advantages, the “proof-of-stake” consensus mechanisms and governance systems underlying many newer blockchain protocols, including the Solana Network, and their associated digital assets – including the SOL held by the Trust – have not been tested at scale over as long of a period of time or subject to as widespread use or adoption as, for example, Bitcoin’s proof-of-work consensus mechanism has. This could lead to these blockchains, and their associated digital assets, having undetected vulnerabilities, structural design flaws, suboptimal incentive structures for network participants (e.g., validators), technical disruptions, or a wide variety of other problems, any of which could cause these blockchains not to function as intended, lead to outright failure to function entirely causing a total outage or disruption of network activity, or to suffer other operational problems or reputational damage, leading to a loss of users or adoption or a loss in value of the associated digital assets, including the Trust’s assets. Over the long term, there can be no assurance that the proof-of-stake blockchain on which the Trust’s assets rely will achieve widespread scale or adoption or perform successfully; any failure to do so could negatively impact the value of the Trust’s assets.

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If a malicious actor or botnet obtains control of a sufficient amount of the validating power on the Solana Network, or otherwise obtains control over the Solana Network through its influence over core developers or otherwise, such actor or botnet could manipulate the Blockchain to adversely affect the value of the Shares or the ability of the Trust to operate.

The Solana Network is currently vulnerable to several types of attacks, including:

●	“33% attack” where, if a validator or group of validators were to gain control of more than 33% of the total staked SOL on the Solana Network, a malicious actor could temporarily impede or delay block confirmation or even cause a temporary fork in the blockchain.

●	“50% attack” where, if a validator or group of validators acting in concert were to gain control of more than 50% of the total staked SOL on the Solana Network, a malicious actor would be able to gain full control of the Solana Network and the ability to manipulate the blockchain on a forward-looking basis, including censoring transactions following the achievement of threshold, double-spending and fraudulent block propagation, while the attacker maintains the threshold. In theory, the minority non-attackers might reach social consensus to reject blocks proposed by the malicious majority attacker, reducing the attacker’s ability to engage in malicious activity, but there can be no assurance this would happen or that non-attackers would be able to coordinate effectively.

●	“>66% attack” where, if a validator or group of validators acting in concert were to gain control of more than 66% of the total staked SOL on the Solana Network, a malicious actor could permanently and irreversibly manipulate the blockchain, including censorship, double-spending and fraudulent block propagation, both on a forward-and backward-looking basis. The attacker could unilaterally finalize their preferred chain without the votes of any other stakers, and could also reverse past finalized blocks. The Solana Network’s proof-of-stake consensus mechanism requires a 2/3 supermajority of validators who have staked SOL to vote in favor in order to finalize transactions and add blocks to the Solana Blockchain.

For example, in August 2020, the Ethereum Classic Network was the target of two double-spend attacks by an unknown actor or actors that gained more than 50% of the processing power of the Ethereum Classic Network. The attack resulted in reorganizations of the Ethereum Classic blockchain that allowed the attacker or attackers to reverse previously recorded transactions in excess of over $5.0 million and $1.0 million.

In addition, in May 2019, the Bitcoin Cash network experienced a >50% attack when two large mining pools reversed a series of transactions in order to stop an unknown miner from taking advantage of a flaw in a recent Bitcoin Cash protocol upgrade. Although this particular attack was arguably benevolent, the fact that such coordinated activity was able to occur may negatively impact perceptions of the Bitcoin Cash network. Although the two attacks described above took place on proof-of-work based networks, it is possible that a similar attack may occur on the Solana Network, which could negatively impact the value of SOL and the value of the Shares.

Although there are no known reports of malicious control of the Solana Network, if groups of coordinating or connected SOL holders that together have a more than 50% of outstanding SOL, were to stake that SOL and run validators, they could exert authority over the validation of SOL transactions. This risk is heightened if such amount of the validating power on the network falls within the jurisdiction of a single governmental authority. If network participants, including the core developers and the administrators of validating pools, do not act to ensure greater decentralization of SOL, the feasibility of a malicious actor obtaining control of the validating power on the Solana Network will increase, which may adversely affect the value of SOL and the value of the Shares.

A malicious actor may also obtain control over the Solana Network through its influence over core developers by gaining direct control over a core developer or an otherwise influential programmer. To the extent that the SOL ecosystem does not grow, the possibility that a malicious actor may be able to maliciously influence the Solana Network in this manner will remain heightened. Moreover, it is possible that a group of SOL holders that together control more than 50% of outstanding SOL are in fact part of the initial or current core developer group, or are otherwise influential members of the SOL community. To the extent that the initial or current core developer groups also control more than 50% of outstanding SOL, as some believe, the risk of and arising from this particular group of users obtaining control of the validating power on the Solana Network will be even greater, and should this materialize, it may adversely affect the value of the Shares.

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If validators exit the Solana Network, it could increase the likelihood of a malicious actor obtaining control.

Validators exiting the network could make the Solana Network more vulnerable to a malicious actor obtaining control of a large percentage of staked SOL, which might enable them to manipulate the Solana Blockchain by censoring or manipulating specific transactions, as discussed previously. If the Solana Blockchain suffers such an attack, the price of SOL could be negatively affected, and a loss of confidence in the Solana Network could result. Any reduction in confidence in the transaction confirmation process or staking power of the Solana Network may adversely affect an investment in the Trust.

A temporary or permanent “fork” or a “clone” could adversely affect the value of the Shares.

The SOL Network operates using open-source protocols, meaning that any user can download the software, modify it and then propose that the users and validators of SOL adopt the modification. When a modification is introduced and a substantial majority of users and validators’ consent to the modification, the change is implemented and the network remains uninterrupted. However, if less than a substantial majority of users and validators’ consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “hard fork” of the Solana Network, with one group running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of SOL running in parallel, yet lacking interchangeability. For example, in September 2022, the Ethereum Network transitioned to a proof-of-stake model, in an upgrade referred to as the “Merge.” Following the Merge, a hard fork of the Ethereum Network occurred, as certain Ethereum miners and network participants planned to maintain the proof-of-work consensus mechanism that was removed as part of the Merge. This version of the network was rebranded as “Ethereum Proof-of-Work.”

Forks may also occur as a digital asset network community’s response to a significant security breach. For example, in July 2016, Ethereum “forked” into Ethereum and a new digital asset network, Ethereum Classic, as a result of the Ethereum Network community’s response to a significant security breach. In June 2016, an anonymous hacker exploited a smart contract running on the Ethereum Network to syphon approximately $60 million of Ether held by The DAO, a distributed autonomous organization, into a segregated account. In response to the exploit, most participants in the Ethereum community elected to adopt a “fork” that effectively reversed the exploit. However, a minority of users continued to develop the original blockchain, referred to as “Ethereum Classic” with the digital asset on that blockchain now referred to as ETC. ETC now trades on several digital asset trading platforms. A fork may also occur as a result of an unintentional or unanticipated software flaw in the various versions of otherwise compatible software that users run. Such a fork could lead to users and validators abandoning the digital asset with the flawed software. It is possible, however, that a substantial number of users and validators could adopt an incompatible version of the digital asset while resisting community-led efforts to merge the two chains. This could result in a permanent fork, as in the case of Ethereum and Ethereum Classic.

Furthermore, a hard fork can lead to new security concerns. For example, when the Ethereum and Ethereum Classic networks, two other digital asset networks, split in July 2016, replay attacks, in which transactions from one network were rebroadcast to nefarious effect on the other network, plagued Ethereum trading platforms through at least October 2016. An Ethereum trading platform announced in July 2016 that it had lost 40,000 Ethereum Classic, worth about $100,000 at that time, as a result of replay attacks. Similar replay attack concerns occurred in connection with the Bitcoin Cash and Bitcoin Satoshi’s Vision networks split in November 2018. Another possible result of a hard fork is an inherent decrease in the level of security due to significant amounts of validating power remaining on one network or migrating instead to the new forked network. After a hard fork, it may become easier for an individual validator or validating pool’s validating power to exceed 50% of the validating power of a digital asset network that retained or attracted less validating power, thereby making digital asset networks that rely on proof-of-stake more susceptible to attack.

Digital asset networks and related protocols may also be cloned. Unlike a fork of a digital asset network, which modifies an existing blockchain, and results in two competing digital asset networks, each with the same genesis block, a “clone” is a copy of a protocol’s codebase, but results in an entirely new blockchain and new genesis block. Tokens are created solely from the new “clone” network and, in contrast to forks, holders of tokens of the existing network that was cloned do not receive any tokens of the new network. A “clone” results in a competing network that has characteristics substantially similar to the network it was based on, subject to any changes as determined by the developer(s) that initiated the clone.

A hard fork may adversely affect the price of SOL at the time of announcement or adoption. For example, the announcement of a hard fork could lead to increased demand for the pre-fork digital asset, in anticipation that ownership of the pre-fork digital asset would entitle holders to a new digital asset following the fork. The increased demand for the pre-fork digital asset may cause the price of the digital asset to rise. After the hard fork, it is possible the aggregate price of the two versions of the digital asset running in parallel would be less than the price of the digital asset immediately prior to the fork. Furthermore, while the Trust would be entitled to both versions of the digital asset running in parallel, the Sponsor will, as permitted by the terms of the Trust Agreement, determine which version of the digital asset is generally accepted as the Solana Network and should therefore be considered the appropriate network for the Trust’s purposes, and there is no guarantee that the Sponsor will choose the digital asset that is ultimately the most valuable fork. Either of these events could therefore adversely impact the value of the Shares. As an illustrative example of a digital asset hard fork, following the DAO hack in July 2016, holders of Ether voted on-chain to reverse the hack, effectively causing a hard fork. For the days following the vote, the price of Ether rose from $11.65 on July 15, 2016 to $14.66 on July 21, 2016, the day after the first Ethereum Classic block was mined. A clone may also adversely affect the price of SOL at the time of announcement or adoption. For example, on November 6, 2016, Rhett Creighton, a Zcash developer, cloned the Zcash network to launch Zclassic, a substantially identical version of the Zcash network that eliminated the Founders’ Reward. For the days following the date the first Zclassic block was mined, the price of ZEC fell from $504.57 on November 5, 2016 to $236.01 on November 7, 2016 in the midst of a broader sell off of ZEC beginning immediately after the Zcash network launch on October 28, 2016. A clone may also adversely affect the price of SOL at the time of announcement or adoption.

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A future fork in or clone of the Solana Network could adversely affect the value of the Shares or the ability of the Trust to operate.

In the event of a hard fork of the Solana Network, the Sponsor will, if permitted by the terms of the Trust Agreement, use its discretion to determine which network should be considered the appropriate network for the Trust’s purposes, and in doing so may adversely affect the value of the Shares.

In the event of a hard fork of the Solana Network, the Sponsor will, as permitted by the terms of the Trust Agreement, use its discretion to determine, in good faith, which digital asset network, among a group of incompatible forks of the Solana Network, is generally accepted as the Solana Network and should therefore be considered the appropriate digital asset network for the Trust’s purposes. The Sponsor will base its determination on a variety of then relevant factors, including, but not limited to, the Sponsor’s beliefs regarding expectations of the core developers of SOL, users, services, businesses, validators and other constituencies, as well as the actual continued acceptance of, validating power on, and community engagement with, the Solana Network. There is no guarantee that the Sponsor will choose the digital asset network or digital asset that is ultimately the most valuable fork, and the Sponsor’s decision may adversely affect the value of the Shares as a result. The Sponsor may also disagree with shareholders, security vendors and the Index Provider on what is generally accepted as SOL and should therefore be considered “SOL” for the Trust’s purposes, which may also adversely affect the value of the Shares as a result.

In the event of a hard fork of the Solana Network, the SOL Custodian’s operations may be interrupted or subject to additional security risks that could disrupt the Trust’s ability to process creations and redemptions of Shares or otherwise threaten the security of the Trust’s SOL holdings.

In the event of a hard fork of the Solana Network, the SOL Custodian may temporarily halt the ability of customers (including the Trust) to deposit, withdraw or transfer SOL on the SOL Custodian’s platform. Such a delay may be intended to permit the SOL Custodian to assess the resulting versions of the Solana Network, to determine how best to securely “split” the SOL from the forked asset, and to prevent malicious users from conducting “replay attacks” (i.e., broadcasting transactions on both versions of the forked networks to put SOL Custodian assets at risk). As a result, the Trust is likely to suspend creations and redemptions during a period in which the SOL Custodian’s operations are halted.

In addition, any losses experienced by the SOL Custodian due to a hard fork, including due to replay attacks or technological errors in assessing the fork, could have a materially adverse impact on an investment in the Shares.

Any name change and any associated rebranding initiative by the core developers of SOL may not be favorably received by the digital asset community, which could negatively impact the value of SOL and the value of the Shares.

From time to time, digital assets may undergo name changes and associated rebranding initiatives. For example, Bitcoin Cash may sometimes be referred to as Bitcoin ABC in an effort to differentiate itself from any Bitcoin Cash hard forks, such as Bitcoin Satoshi’s Vision, and in the third quarter of 2018, the team behind ZEN rebranded and changed the name of ZenCash to “Horizen.” We cannot predict the impact of any name change and any associated rebranding initiative on SOL. After a name change and an associated rebranding initiative, a digital asset may not be able to achieve or maintain brand name recognition or status that is comparable to the recognition and status previously enjoyed by such digital asset. The failure of any name change and any associated rebranding initiative by a digital asset may result in such digital asset not realizing some or all of the anticipated benefits contemplated by the name change and associated rebranding initiative, and could negatively impact the value of SOL and the value of the Shares.

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If the Solana Network is used to facilitate illicit activities, businesses that facilitate transactions in SOL could be at increased risk of criminal or civil lawsuits, or of having services cut off, which could negatively affect the price of SOL and the value of the Shares.

Digital asset networks have in the past been, and may continue to be, used to facilitate illicit activities. If the Solana Network is used to facilitate illicit activities, businesses that facilitate transactions in SOL may be at increased risk of potential criminal or civil lawsuits, or of having banking or other services cut off, if there is a concern that certain smart contracts on the Solana Network could interfere with the performance of anti-money laundering duties and economic sanctions checks. There is also a risk that digital asset trading platforms may remove SOL from their platforms as a result of these concerns. Other service providers of such businesses may also cut off services if there is a concern that the Solana Network is being used to facilitate crime. Any of the aforementioned occurrences could increase regulatory scrutiny of the Solana Network and/ or adversely affect the price of SOL, the attractiveness of the Solana Network and an investment in the Shares of the Trust.

When the Trust and the Sponsor, acting on behalf of the Trust, sell or deliver, as applicable, SOL or, subject to CBOE obtaining regulatory approval from the SEC, Incidental Rights and/or IR Virtual Currency, they generally do not transact directly with counterparties other than the Authorized Participant, a Liquidity Provider or other similarly eligible financial institutions that are subject to federal and state licensing requirements and maintain practices and policies designed to comply with AML and KYC regulations. When an Authorized Participant or a Liquidity Provider sources SOL in connection with the creation of the Shares or facilitates transactions in SOL at the direction of the Trust or the Sponsor, it directly faces its counterparty and, in all instances, the Authorized Participant or Liquidity Provider, as applicable, follow policies and procedures designed to ensure that it knows the identity of its counterparty. The Authorized Participant is a registered broker-dealer and therefore subject to AML and countering the financing of terrorism obligations under the Bank Secrecy Act as administered by FinCEN and further overseen by the SEC and FINRA. In addition, one or more Liquidity Providers may be a virtual currency entity licensed by the NYDFS, which additionally may subject it to AML obligations.

In accordance with its regulatory obligations, the Authorized Participant, or the Liquidity Provider, conducts customer due diligence and enhanced due diligence on its counterparties, which enables it to determine each counterparty’s AML and other risks and assign an appropriate risk rating.

As part of its counterparty onboarding process, each of the Authorized Participant and the Liquidity Provider uses third-party services to screen prospective counterparties against various watch lists, including the Specially Designated Nationals List of the Treasury Department OFAC and countries and territories identified as non-cooperative by the Financial Action Task Force. If the Sponsor, the Trust, the Authorized Participant or the Liquidity Provider were nevertheless to transact with such a sanctioned entity, the Sponsor, the Trust, the Authorized Participant and the Liquidity Provider would be at increased risk of potential criminal or civil lawsuits.

Risk Factors Related to the Digital Asset Markets

Recent developments in the digital asset economy have led to extreme volatility and disruption in digital asset markets, a loss of confidence in participants of the digital asset ecosystem, significant negative publicity surrounding digital assets broadly and market-wide declines in liquidity.

The trading prices of many digital assets, including SOL, have experienced extreme volatility in recent periods and may continue to do so. For example, in the first half of 2022, each of Celsius Network, Voyager Digital Ltd., and Three Arrows Capital declared bankruptcy, resulting in a loss of confidence in participants of the digital asset ecosystem and negative publicity surrounding digital assets more broadly. In November 2022, FTX, one of the largest digital asset platforms by volume at the time, halted customer withdrawals amid rumors of the company’s liquidity issues and likely insolvency, which were subsequently corroborated by its CEO. Shortly thereafter, FTX’s CEO resigned and FTX and many of its affiliates filed for bankruptcy in the United States, while other affiliates have entered insolvency, liquidation, or similar proceedings around the globe, following which the U.S. Department of Justice brought criminal fraud and other charges, and the SEC and CFTC brought civil securities and commodities fraud charges, against certain of FTX’s and its affiliates’ senior executives, including its former CEO. In addition, several other entities in the digital asset industry filed for bankruptcy following FTX’s bankruptcy filing, such as BlockFi Inc. and Genesis Global Capital, LLC. In response to these events (collectively, the “2022 Events”), the digital asset markets have experienced extreme price volatility and other entities in the digital asset industry have been, and may in the future be, negatively affected, further undermining confidence in the digital asset markets. Continued disruption and instability in the digital asset markets as these events develop, including declines in the trading prices and liquidity of SOL, or the failure of service providers to the Trust, could have a material adverse effect on the value of the Shares and the Shares could lose all or substantially all of their value.

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The value of the Shares relates directly to the value of SOL, the value of which may be highly volatile and subject to fluctuations due to a number of factors.

The value of the Shares relates directly to the value of the SOL held by the Trust and fluctuations in the price of SOL could adversely affect the value of the Shares. The market price of SOL may be highly volatile, and subject to a number of factors, including:

●	an increase in the global SOL supply that is publicly available for trading;

●	manipulative trading activity on digital asset trading platforms, which, in many cases, are largely unregulated;

●	the adoption of SOL as a medium of exchange, store-of-value or other consumptive asset and the maintenance and development of the open-source software protocol of the Solana Network;

●	forks in the Solana Network;

●	investors’ expectations with respect to interest rates, the rates of inflation of fiat currencies or SOL, and Digital Asset Trading Platform rates;

●	consumer preferences and perceptions of SOL specifically and digital assets generally;

●	fiat currency withdrawal and deposit policies on digital asset trading platforms;

●	the liquidity of Digital Asset Markets and any increase or decrease in trading volume on Digital Asset Markets;

●	investment and trading activities of large investors that invest directly or indirectly in SOL;

●	a “short squeeze” resulting from speculation on the price of SOL, if aggregate short exposure exceeds the number of Shares available for purchase;

●	an active derivatives market for SOL or for digital assets generally;

●	a final determination that SOL is a security or changes in SOL’s status under the federal securities laws;

●	monetary policies of governments, trade restrictions, currency devaluations and revaluations and regulatory measures or enforcement actions, if any, that restrict the use of SOL as a form of payment or the purchase of SOL on the Digital Asset Markets;

●	global or regional political, economic or financial conditions, events and situations, such as the novel coronavirus outbreak;

●	fees associated with processing an SOL transaction and the speed at which transactions are settled on the Solana Network, including as may be negatively impacted by the recent proliferation of Solana-based memecoins;

●	interruptions in service from or closures or failures of major digital asset trading platforms;

●	decreased confidence in digital asset trading platforms due to the largely unregulated nature and lack of transparency surrounding the operations of digital asset trading platforms;

●	increased competition from other forms of digital assets or payment services; and

●	the Trust’s own acquisitions or dispositions of SOL, since there is no limit on the amount of SOL that the Trust may acquire.

In addition, there is no assurance that SOL will maintain its value in the long or intermediate term. In the event that the price of SOL declines, the Sponsor expects the value of the Shares to decline proportionately. The value of SOL as represented by the Index Price or by the Trust’s principal market may also be subject to momentum pricing due to speculation regarding future appreciation in value, leading to greater volatility that could adversely affect the value of the Shares. Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for future appreciation in value, if any. The Sponsor believes that momentum pricing of SOL has resulted, and may continue to result, in speculation regarding future appreciation in the value of SOL, inflating and making the Index Price more volatile. As a result, SOL may be more likely to fluctuate in value due to changing investor confidence, which could impact future appreciation or depreciation in the Index Price and could adversely affect the value of the Shares.

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Due to the largely unregulated nature and lack of transparency surrounding the operations of digital asset trading platforms, they may experience fraud, market manipulation, business failures, security failures or operational problems, which may adversely affect the value of SOL and, consequently, the value of the Shares.

Digital asset trading platforms are relatively new and, in many ways, are not subject to, or may not comply with, regulation in relevant jurisdictions in a manner similar to other regulated trading platforms, such as national securities exchanges or designated contract markets. While many prominent digital asset trading platforms provide the public with significant information regarding their on-chain activities, ownership structure, management teams, corporate practices, cybersecurity practices and regulatory compliance, many other digital asset trading platforms do not provide this information. Furthermore, while digital asset trading platforms are and may continue to be subject to federal and state licensing requirements in the United States, digital asset trading platforms do not currently appear to be subject to regulation in a similar manner as other regulated trading platforms, such as national securities exchanges or designated contract markets. As a result, the marketplace may lose confidence in digital asset trading platforms, including prominent trading platforms that handle a significant volume of SOL trading.

Many digital asset trading platforms, both in the United States and abroad, are unlicensed, not subject to, or not in compliance with, regulation in relevant jurisdictions, or operate without extensive supervision by governmental authorities. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions and may take the position that they are not subject to laws and regulations that would apply to a national securities exchange or designated contract market in the United States, or may, as a practical matter, be beyond the ambit of U.S. regulators. As a result, trading activity on or reported by these digital asset trading platforms is generally significantly less regulated than trading activity on or reported by regulated U.S. securities and commodities markets, and may reflect behavior that would be prohibited in regulated U.S. trading venues. For example, in 2022 one report claimed that trading volumes on digital asset trading platforms were inflated by over 70% due to false or non-economic trades, with specific focus on unlicensed trading platforms located outside of the United States. Such reports may indicate that the market is significantly smaller than expected and that the U.S. makes up a significantly larger percentage of the market than is commonly understood, or that a much larger portion of digital asset market activity takes place on decentralized finance platforms than is commonly understood. Nonetheless, any actual or perceived false trading in the market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of SOL and/or negatively affect the market perception of SOL, which could in turn adversely impact the value of the Shares.

In addition, over the past several years, some digital asset trading platforms have been closed, been subject to criminal and civil litigation and have entered into bankruptcy proceedings due to fraud and manipulative activity, business failure and/or security breaches. In many of these instances, the customers of such digital asset trading platforms were not compensated or made whole for the partial or complete losses of their account balances in such digital asset trading platforms. In some instances, customers are made whole only in dollar terms as of the Digital Asset Trading Platform’s date of failure, rather than on a digital asset basis, meaning customers may still lose out on any price increase in digital assets.

Negative perception, a lack of stability and standardized regulation in the digital asset market and/or the closure or temporary shutdown of digital asset trading platforms due to fraud, business failure, security breaches or government mandated regulation, and associated losses by customers, may reduce confidence in the Solana Network and result in greater volatility in the prices of SOL. Furthermore, the closure or temporary shutdown of a platform used in calculating the Index Price may result in a loss of confidence in the Trust’s ability to determine its NAV on a daily basis. These potential consequences of such a digital asset trading platform’s failure could adversely affect the value of the Shares.

Digital asset trading platforms may be exposed to front-running.

Digital asset trading platforms may be susceptible to “front-running,” which refers to the process when someone uses technology or market advantage to get prior knowledge of upcoming transactions. Front-running is a frequent activity on centralized as well as decentralized trading platforms. By using bots functioning on a millisecond-scale timeframe, bad actors are able to take advantage of the forthcoming price movement and make economic gains at the cost of those who had introduced these transactions. The objective of a front runner is to buy tokens at a low price and later sell them at a higher price while simultaneously exiting the position. To the extent that front-running occurs, it may result in investor frustrations and concerns as to the price integrity of digital asset trading platforms and digital assets more generally.

Digital asset trading platforms may be exposed to wash-trading.

Digital asset trading platforms may be susceptible to wash-trading. Wash-trading occurs when offsetting trades are entered into for other than bona fide reasons, such as the desire to inflate reported trading volumes. Wash-trading may be motivated by non-economic reasons, such as a desire for increased visibility on popular websites that monitor markets for digital assets so as to improve a trading platform’s attractiveness to investors who look for maximum liquidity, or it may be motivated by the ability to attract listing fees from token issuers who seek the most liquid and high-volume trading platforms on which to list their tokens. Results of wash-trading may include unexpected obstacles to trade and erroneous investment decisions based on false information.

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Even in the United States, there have been allegations of wash-trading even on regulated venues. Any actual or perceived false trading on digital asset trading platforms, and any other fraudulent or manipulative acts and practices, could adversely affect the value of SOL and/or negatively affect the market perception of SOL.

To the extent that wash-trading either occurs or appears to occur in digital asset trading platforms, investors may develop negative perceptions about SOL and the digital assets industry more broadly, which could adversely impact the price of SOL and, therefore, the price of the Shares. Wash-trading also may place more legitimate digital asset trading platforms at a relative competitive disadvantage.

The lack of active trading markets for the Shares may result in losses on investors’ investments at the time of disposition of Shares.

Although the Shares are qualified for public trading on OTCQX and are expected to be publicly listed and traded on the CBOE, there can be no guarantee that an active trading market for the Trust will continue to develop or be maintained. If shareholders need to sell their Shares at a time when no active market for them exists, the price shareholders receive for their Shares, assuming they are able to sell them, likely will be lower than the price that shareholders would receive if an active market did exist and, accordingly, a shareholder may suffer losses.

Possible illiquid markets may exacerbate losses or increase the variability between the Trust’s NAV and its market price.

SOL is a novel asset with a limited trading history. Therefore, the markets for SOL may be less liquid and more volatile than other markets for more established products, such as futures contracts for traditional physical commodities. It may be difficult to execute an SOL trade at a specific price when there is a relatively small volume of buy and sell orders in the SOL market. A market disruption can also make it more difficult to liquidate a position or find a suitable counterparty at a reasonable cost.

Market illiquidity may cause losses for the Trust. The large size of the positions that the Trust may acquire could increase the risk of illiquidity, by both making the positions more difficult to liquidate and increasing the losses incurred while trying to do so, should the Trust need to liquidate its SOL. Any type of disruption or illiquidity will potentially be exacerbated due to the fact that the Trust will only invest in SOL, which is highly concentrated.

The Index has a limited history and a failure of the Index Price could adversely affect the value of the Shares.

The Index, which was introduced on September 16, 2024, is based on materially the same methodology (except calculation time) as the SRR, which was first introduced on April 25, 2022. The Index and the SRR have a limited history and their value is an average composite reference rate calculated using volume-weighted trading price data from the Constituent Platforms. A longer history of actual performance through various economic and market conditions would provide greater and more reliable information for an investor to assess Index’s performance. The Index Provider has substantial discretion at any time to change the methodology used to calculate the Index, including the Constituent Platforms that contribute prices to the Trust’s NAV. The Index Provider does not have any obligation to take into consideration the needs of the Trust, the Shareholders, or anyone else in connection with such changes. There is no guarantee that the methodology currently used in calculating the Index will appropriately track the price of Solana in the future. Neither the CME Group nor the Index Provider has any obligation to take into consideration the needs of the Trust or the Shareholders in determining, composing, or calculating the Index or in the selection of the Constituent Platforms used. The Constituent Platforms are chosen by the Index Provider, under the oversight of the CME CF Cryptocurrency Pricing Products Oversight Committee.

Although the Index is intended to accurately capture the market price of Solana, third parties may be able to purchase and sell Solana on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Index price. Moreover, there may be variances in the price of Solana on the various Constituent Platforms, including as a result of differences in fee structures or administrative procedures on different Constituent Platforms. While the Index provides a U.S. dollar-denominated price of Solana based on the volume-weighted price of Solana on certain Constituent Platforms, at any given time, the prices on each such Constituent Platform may not be equal to the price of Solana as represented by the Index. It is possible that the price of Solana on the Constituent Platforms could be materially higher or lower than the Index price. To the extent the Index price differs materially from the actual prices available on a Constituent Platform, or from the global market price of Solana, the price of the Shares may no longer track, whether temporarily or over time, the global market price of Solana, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of Solana. To the extent such prices differ materially from Index Price, investors may lose confidence in the Shares’ ability to track the market price of Solana, which could adversely affect the value of the Shares.

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The pricing sources (Constituent Platforms) used by the Index are digital asset trading venues that facilitate the buying and selling of Solana and other digital assets. Although many pricing sources refer to themselves as “exchanges,” they are not registered with, or supervised by, the SEC or the CFTC and they do not meet the regulatory standards of a national securities exchange or designated contract market. For these reasons, among others, purchases and sales of Solana may be subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. These circumstances could affect the price of Solana used in Index calculations and, therefore, could adversely affect the Solana price as reflected by the Index.

The Constituent Platforms have changed over time. Upon the launch of the SRR in 2022, the Constituent Platforms were Coinbase, Gemini and Kraken. In February 2025, LMAX Digital was added as a Constituent Platform. The Benchmark Provider, under the oversight of the CME CF Cryptocurrency Pricing Products Oversight Committee, may remove or add Constituent Platforms in the future at its discretion. For more information on the inclusion criteria for Constituent Platforms in the Index, see “Business of the Trust—The CME CF Solana – Dollar Reference Rate – New York Variant.”

The Index is based on various inputs which may include price data from various third-party digital asset trading platforms. Neither the CME Group nor the Index Provider guarantees the validity of any of these inputs, which may be subject to technological error, manipulative activity, or fraudulent reporting from their initial source.

The Trust utilizes the Index to establish its NAV and NAV per Share. In the event that the Index is incorrectly calculated, is not timely calculated or changes its calculation methodology in the future, such an occurrence may adversely impact an investment in the Shares or the Trust’s operations.

The CME Solana Real Time Price also has a limited history and shares some of the same structural and methodological features and risks as the Index. [The Trust utilizes the CME Solana Real Time Price to establish its IIV. While investors are capable of assessing the intra-day movement of the price of the Shares and the Solana market price of Solana, Shareholders may use the IIV as a data point in their assessment of the value of the Shares. In the event that the CME Solana Real Time Price is incorrectly calculated, is not timely calculated or changes its calculation methodology in the future, such an occurrence may adversely impact the utility of the IIV to Shareholders.

Although the Index and CME Solana Real Time Price are designed to accurately capture the market price of Solana, third parties may be able to purchase and sell Solana on public or private markets not included among the Constituent Platforms of the Index and CME Solana Real Time Price, and such transactions may take place at prices materially higher or lower than the level of the Index used to establish the NAV. To the extent such prices differ materially from the level of the Index used to establish the NAV, investors may lose confidence in the Shares’ ability to track the market price of Solana, which could adversely affect an investment in the Shares.

The Index used to calculate the value of the Trust’s Solana may be volatile, adversely affecting the value of the Trust.

The price of Solana on public digital asset trading platforms has a limited history, and during this history, Solana prices on the digital asset markets more generally, and on digital asset trading platforms individually, have been volatile and subject to influence by many factors, including operational interruptions. While the Index is designed to limit exposure to the interruption of individual digital asset trading platforms, the Index Price, and the price of Solana generally, remains subject to volatility experienced by digital asset exchanges, and such volatility could adversely affect the value of the Shares.

Furthermore, because the number of liquid and credible digital asset trading platforms is limited, the Index will necessarily be composed of a limited number of digital asset trading platforms. If a digital asset trading platform were subjected to regulatory, volatility or other pricing issues, the Index would have limited ability to remove such digital asset trading platform from the Index, which could skew the price of Solana as represented by the Index. Trading on a limited number of digital asset trading platforms may result in less favorable prices and decreased liquidity of Solana and, therefore, could have an adverse effect on the value of the Shares.

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The Index Price being used to determine the NAV of the Trust may not be consistent with GAAP. To the extent that the Trust’s financial statements are determined using a different pricing source that is consistent with GAAP, the NAV reported in the Trust’s periodic financial statements may differ, in some cases significantly, from the Trust’s NAV determined using the Index Price.

Although the Index is intended to accurately capture the market price of Solana, third parties may be able to purchase and sell Solana on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Index Price. Moreover, there may be variances in the price of Solana on the various Constituent Platforms, including as a result of differences in fee structures or administrative procedures on different Constituent Platforms. While the Index provides a U.S. dollar-denominated composite for the price of Solana based on the volume-weighted price of Solana on certain Constituent Platforms, at any given time, the prices on each such Constituent Platform or pricing source may not be equal to the price of Solana as represented by the Index. It is possible that the price of Solana on the Constituent Platforms could be materially higher or lower than the Index Price. To the extent the Index Price differs materially from the actual prices available on a Constituent Platform, or from the global market price of Solana, the price of the Shares may no longer track, whether temporarily or over time, the global market price of Solana, which could adversely affect an investment in the Trust by reducing investors’ confidence in the Shares’ ability to track the market price of Solana. To the extent such prices differ materially from the Index Price, investors may lose confidence in the Shares’ ability to track the market price of Solana, which could adversely affect the value of the Shares.

Competition from the emergence or growth of other digital assets could have a negative impact on the price of SOL and adversely affect the value of the Shares.

[As of [●], SOL was the [●] largest digital asset by market capitalization, as tracked by CoinMarketCap.com. As of [●], the digital assets tracked by CoinMarketCap.com had a total market capitalization of approximately $[●] (including the approximately $[●] market cap of SOL), as calculated using market prices and total available supply of each digital asset, excluding stablecoins and tokens pegged to other assets.] SOL faces competition from a wide range of digital assets, including Bitcoin and Ether. Many consortiums and financial institutions are also researching and investing resources into private or permissioned blockchain platforms rather than open platforms like the Solana Network. In addition, SOL is supported by fewer trading platforms than more established digital assets, such as Bitcoin and Ether, which could impact its liquidity. In addition, the Solana Network is in direct competition with other smart contract platforms, such as the Ethereum, Polkadot, Avalanche and Cardano networks. Competition from the emergence or growth of alternative digital assets or other smart contract platforms could have a negative impact on the demand for, and price of, SOL, and thereby adversely affect the value of the Shares.

Investors may also invest in SOL through means other than the Shares, including through direct investments in SOL and other financial vehicles, including securities backed by or linked to SOL and digital asset financial vehicles similar to the Trust. In particular, the Trust and the Sponsor face competition with respect to the creation of competing spot SOL exchange-traded products (“ETPs”), among other digital asset vehicles, several of which have applications pending before the SEC or that have already received SEC approval. Whether the Trust is successful in maintaining its scale and achieving its intended competitive position may be impacted by a range of factors, including the Trust’s timing in entering the market relative to competing spot SOL ETPs and its fee structure relative to those competing products. The Trust’s competitors may offer a more liquid secondary market for their shares, and/or may charge a substantially lower fee than the Sponsor’s Fee or expense ratio now or in the future. If the Trust fails to continue to maintain or grow sufficient scale due to competition, the Sponsor may have difficulty raising sufficient revenue to cover the costs associated with maintaining the Trust and such shortfalls could impact the Sponsor’s ability to properly invest in robust ongoing operations and controls of the Trust to minimize the risk of operating events, errors, or other forms of losses to the shareholders. Furthermore, the Trust may fail to continue to attract adequate liquidity in the secondary market due to such competition, resulting in a small number of Authorized Participants willing to make a market in the Shares, which in turn could result in the Shares trading at a significant premium or discount for extended periods. Likewise, market and financial conditions, and other conditions beyond the Sponsor’s control, may make it more attractive to gain exposure to SOL through other vehicles, rather than the Trust.

In addition, to the extent digital asset financial vehicles other than the Trust tracking the price of SOL are formed and represent a significant proportion of the demand for SOL, large purchases or redemptions of the securities of these digital asset financial vehicles, or private funds holding SOL, could negatively affect the Index Price, the NAV, the NAV per Share, the value of the Shares, the Principal Market NAV and the Principal Market NAV per Share. Accordingly, there can be no assurance that the Trust will be able to maintain its scale and achieve its intended competitive positioning relative to competitors, which could adversely affect the performance of the Trust and the value of the Shares.

Congestion or delay on the Solana Network may delay purchases or sales of SOL by the Trust.

Increased transaction volume could result in delays in the recording of transactions due to congestion in the Blockchain. Moreover, unforeseen system failures, disruptions in operations, or poor connectivity may also result in delays in the recording of transactions on the Blockchain. Any delay in the Blockchain could affect an Authorized Participant’s ability to buy or sell SOL at an advantageous price resulting in decreased confidence in the Blockchain. Over the longer term, delays in confirming transactions could reduce the attractiveness to merchants and other commercial parties as a means of payment. As a result, the Solana Network and the value of the Trust would be adversely affected.

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Competing digital asset exchange-traded products could reduce demand for the Shares.

Until recently, the SEC has only approved applications under Rule 19b-4 of the Exchange Act to list spot digital asset ETPs which hold Bitcoin and Ether. However, on September 17, 2025, the SEC approved rule changes proposed by three national securities exchanges to adopt generic listing standards for ETPs that hold spot commodities, including digital assets. It is possible that the generic listing standards will result in an increase of new digital asset ETPs entering the market, which may increase competition. In addition, in July 2025, an affiliate of the Sponsor listed an exchange-traded fund (“ETF”) under Rule 6c-11 that primarily holds spot SOL, most of which is staked, and non-US ETPs that themselves hold and spot SOL. Accordingly, there can be no assurance that the Trust will be able to maintain its scale and achieve its intended competitive positioning relative to competitors, which could adversely affect the performance of the Trust and the value of the Shares.

Competition from central bank digital currencies (“CBDCs”) and emerging payments initiatives involving financial institutions could adversely affect the price of SOL and other digital assets.

Central banks in various countries have introduced digital forms of legal tender known as CBDCs. China’s CBDC project, known as Digital Currency Electronic Payment, has reportedly been tested in a live pilot program conducted in multiple cities in China. Central banks representing at least 130 countries have published retail or wholesale CBDC work ranging from research to pilot projects. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could have an advantage in competing with, or replace, SOL and other cryptocurrencies as a medium of exchange or store of value. Central banks and other governmental entities have also announced cooperative initiatives and consortia with private sector entities, with the goal of leveraging blockchain and other technology to reduce friction in cross-border and interbank payments and settlement, and commercial banks and other financial institutions have also recently announced a number of initiatives of their own to incorporate new technologies, including blockchain and similar technologies, into their payments and settlement activities, which could compete with, or reduce the demand for, SOL. As a result of any of the foregoing factors, the price of SOL could decrease, which could adversely affect an investment in the Trust.

Prices of SOL may be affected due to stablecoins (including Tether and USDC), the activities of stablecoin issuers and their regulatory treatment.

While the Trust does not invest in stablecoins, it may nonetheless be exposed to these and other risks that stablecoins pose for the market for SOL and other digital assets. Stablecoins are digital assets designed to have a stable value over time as compared to typically volatile digital assets, and are typically marketed as being pegged to the value of a referenced asset, normally a fiat currency, such as the U.S. dollar. Although the prices of stablecoins are intended to be stable compared to their referenced asset, in many cases their prices fluctuate, sometimes significantly. This volatility has in the past impacted the prices of certain digital assets, and has at times caused certain stablecoins to lose their “peg” to the underlying fiat currency. Stablecoins are a relatively new phenomenon, and it is impossible to know all of the risks that they could pose to participants in the digital asset markets. In addition, some have argued that some stablecoins, particularly Tether, are improperly issued without sufficient backing in a way that could cause artificial rather than genuine demand for digital assets, raising their prices. Regulators have also charged stablecoin issuers with violations of law or otherwise required certain stablecoin issuers to cease certain operations. For example, on February 17, 2021 the New York Attorney General entered into an agreement with Tether’s operators, requiring them to cease any further trading activity with New York persons and pay $18.5 million in penalties for false and misleading statements made regarding the assets backing Tether. On October 15, 2021, the CFTC announced a settlement with Tether’s operators in which they agreed to pay $42.5 million in fines to settle charges that, among others, Tether’s claims that it maintained sufficient U.S. dollar reserves to back every Tether stablecoin in circulation with the “equivalent amount of corresponding fiat currency” held by Tether were untrue.

USDC is a reserve-backed stablecoin issued by Circle Internet Financial that is commonly used as a method of payment in digital asset markets, including the SOL market. While USDC is designed to maintain a stable value at 1 U.S. dollar at all times, on March 10, 2023, the value of USDC fell below $1.00 (and remained below for multiple days) after Circle Internet Financial disclosed that $3.3 billion of the USDC reserves were held at Silicon Valley Bank, which had entered FDIC receivership earlier that day. Popular stablecoins are reliant on the U.S. banking system and U.S. treasuries, and the failure of either to function normally could impede the function of stablecoins or lead to outsized redemption requests, and therefore could adversely affect the value of the Shares.

Given the role that stablecoins play in global digital asset markets, their fundamental liquidity can have a dramatic impact on the broader digital asset market, including the market for SOL. Because a large portion of the digital asset market still depends on stablecoins such as Tether and USDC, there is a risk that a disorderly de-pegging or a run on Tether or USDC could lead to dramatic market volatility in, and/or materially and adversely affect the prices of, digital assets more broadly. In the United States, the GENIUS Act, which establishes a federal regulatory framework for stablecoins, was passed by the U.S. Congress and signed into law by President Trump on July 18, 2025. Although increasing regulatory clarity for stablecoins is generally viewed in a positive light, volatility in stablecoins, operational issues with stablecoins (for example, technical issues that prevent settlement), concerns about the sufficiency of any reserves that support stablecoins, or regulatory compliance concerns about stablecoin issuers or intermediaries, such as Bitcoin spot markets, that support stablecoins, could impact individuals’ willingness to trade on trading venues that rely on stablecoins and could impact the price of SOL, and in turn, an investment in the Shares.

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Failure of funds that hold digital assets or that have exposure to digital assets through derivatives to receive SEC approval to list their shares on exchanges could adversely affect the value of the Shares.

There have been a growing number of attempts to list on national securities exchanges the shares of funds that hold digital assets or that have exposure to digital assets through derivatives. These investment vehicles attempt to provide institutional and retail investors exposure to markets for digital assets and related products. Until recently, the SEC had repeatedly denied such requests. In January 2018, the SEC’s Division of Investment Management outlined several questions that sponsors would be expected to address before the SEC will consider granting approval for funds holding “substantial amounts” of cryptocurrencies or “cryptocurrency-related products.” The questions, which focus on specific requirements of the Investment Company Act, generally fall into one of five key areas: valuation, liquidity, custody, arbitrage and potential manipulation. The SEC has not explicitly stated whether each of the questions set forth would also need to be addressed by entities with similar products and investment strategies that instead pursue registered offerings under the Securities Act, although such entities would need to comply with the registration and prospectus disclosure requirements of the Securities Act.

In particular, Bitcoin is the only specific, widely used digital asset that the SEC has publicly indicated it does not currently view as a security, although the SEC, by action through delegated authority approving exchange rule filings to list shares of trusts holding Ether as commodity-based ETPs, has implicitly taken the view that Ether is not a security. The Sponsor believes that the SEC is unlikely to approve a request to list the shares of a spot ETP that holds a digital asset that the SEC believes is an unregistered security. Although CFTC-regulated futures markets have recently been established for SOL, which the SEC has viewed as a relevant factor in the case of spot Bitcoin and spot Ether ETPs, investors should not assume that recent approvals of spot Bitcoin and spot Ether ETPs or the establishment of these CFTC-regulated SOL futures markets will subsequently lead to approval of spot ETPs holding other digital assets.

The exchange listing of shares of digital asset funds would create more opportunities for institutional and retail investors to invest in the digital asset market. If exchange-listing requests beyond those for funds holding SOL, Bitcoin or Ether continue to be denied by the SEC, increased investment interest by institutional or retail investors could fail to materialize, which could reduce the demand for digital assets generally and therefore adversely affect the value of the Shares.

Risk Factors Related to the Trust and the Shares

The Trust relies on third-party service providers to perform certain functions essential to the affairs of the Trust and the replacement of such service providers could pose a challenge to the safekeeping of the Trust’s SOL and to the operations of the Trust.

The Trust relies on the SOL Custodian, Cash Custodian, and the Prime Execution Agent (together, the “Custodial Entities”), the Authorized Participants and other third-party service providers to perform certain functions essential to managing the affairs of the Trust. [In addition, Liquidity Providers are relied upon to facilitate the purchase and sale of SOL in connection with creations and redemptions of Shares in cash (“Cash Orders”), and] the Transfer Agent and the Sponsor are relied upon to facilitate such Cash Orders. Any disruptions to a service provider’s business operations, resulting from business failures, financial instability, security failures, government mandated regulation or operational problems, could have an adverse impact on the Trust’s ability to access critical services and be disruptive to the operations of the Trust and require the Sponsor or the Sponsor, as the case may be, to replace such service provider. Moreover, the Sponsor could decide to replace a service provider to the Trust, or the Sponsor may decide to replace a Liquidity Provider, for other reasons.

If the Sponsor decides, or is required, to replace Coinbase Custody Trust Company, LLC as the custodian of the Trust’s SOL, U.S. Bank as the cash custodian, or Coinbase Custody Trust Company as the prime broker controlling and securing the Trust’s Settlement Balance, transfer of the respective maintenance responsibilities of the Vault Balance or the Settlement Balance to another party or parties will likely be complex and could subject the Trust’s SOL to the risk of loss during the transfer, which could have a negative impact on the performance of the Shares or result in loss of the Trust’s assets.

Moreover, the legal rights of customers with respect to digital assets held on their behalf by a third-party custodian, such as the Custodial Entities, in insolvency proceedings are currently uncertain. [The Prime Execution Agent Agreement contains an agreement by the parties to treat the digital assets credited to the Trust’s Vault Balance and Settlement Balance as financial assets under Article 8 in addition to stating that the SOL Custodian will serve as fiduciary and custodian on the Trust’s behalf with respect to the Trust’s SOL held in the Vault Balance, and that any SOL credited to the Settlement Balance will be treated as custodial assets.]

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The Custodial Entities’ parent, Coinbase Global, has also stated in its most recent public securities filings that in light of the inclusion of provisions relating to Article 8 in its custody and prime broker client agreements, it believes that a court would not treat custodied digital assets as part of its general estate in the event the Custodial Entities were to experience insolvency. However, due to the novelty of digital asset custodial arrangements courts have not yet considered this type of treatment for custodied digital assets and it is not possible to predict with certainty how they would rule in such a scenario. Moreover, the SOL Custodian and the Prime Execution Agent are potentially subject to different insolvency regimes and there is no assurance that the digital assets credited to the Trust’s Settlement Balance would be treated similarly to those credited to the Trust’s Vault Balance in an insolvency, notwithstanding the rights and obligations conferred under the Prime Execution Agent Agreement or Coinbase Global’s views regarding the treatment of such assets under Article 8. In the event that the SOL Custodian or the Prime Execution Agent and/or Coinbase Global became subject to insolvency proceedings and a court were to rule that the custodied digital assets were part of the SOL Custodian’s the Prime Execution Agent’s and/or Coinbase Global’s general estate and not the property of the Trust, then the Trust would be treated as a general unsecured creditor in such insolvency proceedings and the Trust would be subject to the loss of all or a significant portion of its assets.

In addition, the SOL Custodian is a fiduciary under § 100 of the New York Banking Law and a qualified custodian for purposes of Rule 206(4)-2(d)(6) under the Investment Advisers Act and is licensed to custody the Trust’s SOL in trust on the Trust’s behalf. However, the SEC has released proposed amendments to Rule 206(4)-2 that, if enacted as proposed, would amend the definition of a “qualified custodian” under Rule 206(4)-2(d)(6). Executive officers of the SOL Custodian’s parent company have made public statements indicating that the SOL Custodian will remain a qualified custodian under the proposed SEC rule, if enacted as currently proposed. However, there can be no assurance that the SOL Custodian would continue to qualify as a “qualified custodian” under a final rule.

To the extent that Sponsor is not able to find a suitable party willing to serve as custodian, the Sponsor may be required to terminate the Trust and liquidate the Trust’s SOL. In addition, to the extent that the Sponsor finds a suitable party and must enter into a modified or separate custody agreement that is less favorable for the Trust or Sponsor and/or transfer the Trust’s assets in a relatively short time period, the safekeeping of the Trust’s SOL may be adversely affected, which may in turn adversely affect value of the Shares. Likewise, if the Sponsor is required to replace any other service provider, they may not be able to find a party willing to serve in such capacity in a timely manner or at all. If the Sponsor decides, or is required, to replace an Authorized Participant and/or if the Sponsor decides, or is required, to replace a Liquidity Provider, this could negatively impact the Trust’s ability to create new Shares, which would impact the Shares’ liquidity and could have a negative impact on the value of the Shares.

The amount of the Trust’s assets represented by each Share will decline over time as the Trust pays the Sponsor’s Fee and Extraordinary Expenses, and as a result, the value of the Shares may decrease over time.

The Sponsor’s Fee accrues daily in U.S. dollars at an annual rate based on the NAV of the Trust, and is paid to the Sponsor in U.S. Dollars only. See “Business of the Trust—Expenses; Sales of SOL—Disposition of SOL” and “Business of the Trust—Expenses; Sales of SOL—Hypothetical Expense Example.” As a result, the amount of Trust’s assets represented by each Share declines as the Trust pays the Sponsor’s Fee (or sells SOL in order to raise cash to pay any Extraordinary Expenses), which may cause the Shares to decrease in value over time or dampen any increase in value.

The value of the Shares may be influenced by a variety of factors unrelated to the value of SOL.

The value of the Shares may be influenced by a variety of factors unrelated to the price of SOL and the digital asset trading platforms included in the Index that may have an adverse effect on the value of the Shares. These factors include the following factors:

●	Unanticipated problems or issues with respect to the mechanics of the Trust’s operations and the trading of the Shares may arise, in particular due to the fact that the mechanisms and procedures governing the creation and offering of the Shares and storage of SOL have been developed specifically for this product;

●	The Trust could experience difficulties in operating and maintaining its technical infrastructure, including in connection with expansions or updates to such infrastructure, which are likely to be complex and could lead to unanticipated delays, unforeseen expenses and security vulnerabilities;

●	The Trust could experience unforeseen issues relating to the performance and effectiveness of the security procedures used to protect the Vault Balance, or the security procedures may not protect against all errors, software flaws or other vulnerabilities in the Trust’s technical infrastructure, which could result in theft, loss or damage of its assets; or

●	Although the Solana Network does not have any privacy enhancing features at this time, if any such features are introduced to the Solana Network in the future, service providers may decide to terminate their relationships with the Trust due to concerns that the introduction of privacy enhancing features to the Solana Network may increase the potential for SOL to be used to facilitate crime, exposing such service providers to potential reputational harm.

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Any of these factors could affect the value of the Shares, either directly or indirectly through their effect on the Trust’s assets.

Shareholders do not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act or the protections afforded by the CEA.

The Investment Company Act is designed to protect investors by preventing insiders from managing investment companies to their benefit and to the detriment of public investors, such as: the issuance of securities having inequitable or discriminatory provisions; the management of investment companies by irresponsible persons; the use of unsound or misleading methods of computing earnings and asset value; changes in the character of investment companies without the consent of investors; and investment companies from engaging in excessive leveraging. To accomplish these ends, the Investment Company Act requires the safekeeping and proper valuation of fund assets, restricts greatly transactions with affiliates, limits leveraging, and imposes governance requirements as a check on fund management.

The Trust is not a registered investment company under the Investment Company Act, and the Sponsor believes that the Trust is not required to register under such act. Consequently, shareholders do not have the regulatory protections provided to investors in investment companies.

The Trust will not hold or trade in commodity interests regulated by the CEA, as administered by the CFTC. Furthermore, the Sponsor believes that the Trust is not a commodity pool for purposes of the CEA, and that neither the Sponsor nor the Trustee is subject to regulation by the CFTC as a commodity pool operator or a commodity trading adviser in connection with the operation of the Trust. Consequently, shareholders will not have the regulatory protections provided to investors in CEA-regulated instruments or commodity pools.

As the Sponsor and its management have limited history of operating investment vehicles like the Trust, their experience may be inadequate or unsuitable to manage the Trust.

The past performances of the Sponsor’s management in other investment vehicles, including their experiences in the digital asset and venture capital industries, are no indication of their ability to manage an investment vehicle such as the Trust. If the experience of the Sponsor and its management is inadequate or unsuitable to manage an investment vehicle such as the Trust, the operations of the Trust may be adversely affected.

Furthermore, the Sponsor is currently engaged in the management of other investment vehicles which could divert their attention and resources. If the Sponsor were to experience difficulties in the management of such other investment vehicles that damaged the Sponsor or its reputation, it could have an adverse impact on the Sponsor’s ability to continue to serve as Sponsor for the Trust.

Security threats to the Trust’s Vault Balance or Settlement Balance could result in the halting of Trust operations, including the creation and redemption of Baskets, and a loss of Trust assets or damage to the reputation of the Trust, each of which could result in a reduction in the value of the Shares.

Security breaches, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets. The Sponsor believes that the Trust’s SOL held in the Vault Balance, as well as the Trust’s SOL held temporarily in the Settlement Balance, will be an appealing target to hackers or malware distributors seeking to destroy, damage or steal the Trust’s SOL and will only become more appealing as the Trust’s assets grow. To the extent that the Trust, the Sponsor or the Custodial Entities are unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Trust’s SOL may be subject to theft, loss, destruction or other attack.

The Sponsor believes that the security procedures in place for the Trust, including, but not limited to, offline storage, or “cold storage,” for a substantial portion of the Trust’s SOL, multiple encrypted private key “shards,” usernames, passwords and 2-step verification, are reasonably designed to safeguard the Trust’s SOL. Nevertheless, the security procedures cannot guarantee the prevention of any loss due to a security breach, software defect or act of God that may be borne by the Trust. Additionally, because a portion of the Trust’s SOL from time to time will be held in hot storage, such SOL will be more vulnerable to a potential hack or other cyberattack that could lead to a loss of Trust assets.

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The security procedures and operational infrastructure may be breached due to the actions of outside parties, error or malfeasance of an employee of the Sponsor, a Custodial Entity, or otherwise, and, as a result, an unauthorized party may obtain access to an Account, the relevant private keys (and therefore SOL) or other data of the Trust. Additionally, outside parties may attempt to fraudulently induce employees of the Sponsor or a Custodial Entity to disclose sensitive information in order to gain access to the Trust’s infrastructure. As the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, or may be designed to remain dormant until a predetermined event and often are not recognized until launched against a target, the Sponsor and the Custodial Entities may be unable to anticipate these techniques or implement adequate preventative measures. Moreover, the Custodial Entities will not be liable for any claims or losses arising out of or relating to the acts and/or omissions of any unauthorized third parties, except to the extent such losses are caused by a Custodial Entity’s negligence, fraud or willful misconduct.

An actual or perceived breach of the accounts associated with the Trust’s Vault Balance and Settlement Balance (the “Accounts”) could harm the Trust’s operations, result in loss of the Trust’s assets, damage the Trust’s reputation and negatively affect the market perception of the effectiveness of the Trust, all of which could in turn reduce demand for the Shares, resulting in a reduction in the value of the Shares. The Trust may also cease operations, the occurrence of which could similarly result in a reduction in the value of the Shares.

SOL transactions are irrevocable and stolen or incorrectly transferred SOL may be irretrievable. As a result, any incorrectly executed SOL transactions could adversely affect the value of the Shares.

SOL transactions are typically not reversible without the consent and active participation of the recipient of the transaction. Once a transaction has been verified and recorded in a block that is added to the Blockchain, an incorrect transfer or theft of SOL generally will not be reversible and the Trust may not be capable of seeking compensation for any such transfer or theft. Although the Trust’s transfers of SOL will regularly be made to or from the Vault Balance, it is possible that, through computer or human error, or through theft or criminal action, the Trust’s SOL could be transferred from the Trust’s Vault Balance in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts.

Such events have occurred in connection with digital assets in the past. To the extent that the Trust is unable to seek a corrective transaction with such third party or is incapable of identifying the third party which has received the Trust’s SOL through error or theft, the Trust will be unable to revert or otherwise recover incorrectly transferred SOL. The Trust will also be unable to convert or recover its SOL transferred to uncontrolled accounts. To the extent that the Trust is unable to seek redress for such error or theft, such loss could adversely affect the value of the Shares.

The lack of full insurance and shareholders’ limited rights of legal recourse against the Trust, Trustee, Sponsor, Transfer Agent and Custodial Entities expose the Trust and its shareholders to the risk of loss of the Trust’s SOL for which no person or entity is liable.

The Trust is not a banking institution or otherwise a member of the FDIC or Securities Investor Protection Corporation (“SIPC”) and, therefore, deposits held with or assets held by the Trust are not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions. In addition, neither the Trust nor the Sponsor insure the Trust’s SOL.

While the SOL Custodian is required under the Prime Execution Agent Agreement to maintain insurance coverage that is commercially reasonable for the custodial services it provides, and the Custodial Entities have advised the Sponsor that they maintain insurance at commercially reasonable amounts for the digital assets custodied on behalf of clients, including the Trust’s SOL, resulting from theft, shareholders cannot be assured that the SOL Custodian or the Prime Execution Agent will maintain adequate insurance or that such coverage will cover losses with respect to the Trust’s SOL. Moreover, while the SOL Custodian maintains certain capital reserve requirements depending on the assets under custody and to the extent required by applicable law, and such capital reserves may provide additional means to cover client asset losses, the Sponsor does not know the amount of such capital reserves, and neither the Trust nor the Sponsor have access to such information. The Trust cannot be assured that the Custodial Entities will maintain capital reserves sufficient to cover losses with respect to the Trust’s digital assets.

Furthermore, the Custodial Entities’ aggregate maximum liability with respect to breach of their obligations under the Prime Execution Agent Agreement will not exceed the greater of: (i) the value of the SOL or cash involved in the event, including but not limited to transaction(s) or deliveries(s), giving rise to such liability at the time of the event giving rise to such liability; (ii) the aggregate amount of fees paid by the Trust to the Custodial Entities in respect of the Custodial and Prime Execution Agent Services in the 12-month period prior to the event giving rise to such liability; or (iii) five million U.S. dollars. The SOL Custodian’s total liability under the Prime Execution Agent Agreement will not exceed the greater of: (i) the aggregate amount of fees paid by the Trust to the SOL Custodian in respect of the custodial services in the 12-month period prior to the event giving rise to such liability; or (ii) the value of the SOL on deposit in the Vault Balance at the time of the events giving rise to the liability occurred, the value of which will be determined in accordance with the Prime Execution Agent Agreement.

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In addition, the SOL Custodian’s maximum liability in respect of each cold storage address that holds SOL is limited to the “Cold Storage Threshold” of $100 million. The Sponsor monitors the value of SOL deposited in cold storage addresses for whether the Cold Storage Threshold has been met by determining the U.S. dollar value of SOL deposited in each cold storage address on business days. Although the Cold Storage Threshold has never been met for a given cold storage address, to the extent it is met the Trust would not have a claim against the SOL Custodian with respect to the digital assets held in such address to the extent the value exceeds the Cold Storage Threshold. The Custodial Entities and the Trust are not liable to each other for any special, incidental, indirect, punitive, or consequential damages, whether or not the other party had been advised of such losses or knew or should have known of the possibility of such damages.

The shareholders’ recourse against the Sponsor and the Trust’s other service providers for the services they provide to the Trust, including those relating to the provision of instructions relating to the movement of SOL, is limited. Consequently, a loss may be suffered with respect to the Trust’s SOL that is not covered by insurance and for which no person is liable in damages. As a result, the recourse of the Trust or the shareholders, under Delaware law, is limited.

The Trust may be required, or the Sponsor may deem it appropriate, to terminate and liquidate at a time that is disadvantageous to shareholders.

Pursuant to the terms of the Trust Agreement, the Trust is required to dissolve under certain circumstances. In addition, the Sponsor may, in its sole discretion, dissolve the Trust for a number of reasons, including if the Sponsor determines, in its sole discretion, that it is desirable or advisable for any reason to discontinue the affairs of the Trust. For example, the Sponsor expects that it may be advisable to discontinue the affairs of the Trust if a federal court upholds an allegation that SOL is a security under the federal securities laws, among other reasons. See “Business of the Trust—Description of the Trust Agreement—Termination of the Trust.”

If the Trust is required to terminate and liquidate, or the Sponsor determines in accordance with the terms of the Trust Agreement that it is appropriate to terminate and liquidate the Trust, such termination and liquidation could occur at a time that is disadvantageous to shareholders, such as when the exchange rate of SOL is lower than the Index Price was at the time when shareholders purchased their Shares. In such a case, when the Trust’s SOL are sold as part of its liquidation, the resulting proceeds distributed to shareholders will be less than if the exchange rate were higher at the time of sale. See “Business of the Trust—Description of the Trust Agreement—Termination of the Trust” for more information about the termination of the Trust, including when the termination of the Trust may be triggered by events outside the direct control of the Sponsor, the Trustee or the shareholders.

The Trust Agreement includes provisions that limit shareholders’ voting rights and restrict shareholders’ right to bring a derivative action.

Under the Trust Agreement, shareholders have limited voting rights and the Trust will not have regular shareholder meetings. Shareholders take no part in the management or control of the Trust. Accordingly, shareholders do not have the right to authorize actions, appoint service providers or take other actions as may be taken by shareholders of other trusts or companies where shares carry such rights. The shareholders’ limited voting rights give almost all control under the Trust Agreement to the Sponsor and the Trustee. The Sponsor may take actions in the operation of the Trust that may be adverse to the interests of shareholders and may adversely affect the value of the Shares.

Moreover, pursuant to the terms of the Trust Agreement, shareholders’ statutory right under Delaware law to bring a derivative action (i.e., to initiate a lawsuit in the name of the Trust in order to assert a claim belonging to the Trust against a fiduciary of the Trust or against a third party when the Trust’s management has refused to do so) is restricted. Under Delaware law, a shareholder may bring a derivative action if the shareholder is a shareholder at the time the action is brought and either (i) was a shareholder at the time of the transaction at issue or (ii) acquired the status of shareholder by operation of law or the Trust’s governing instrument from a person who was a shareholder at the time of the transaction at issue. Additionally, Section 3816(e) of the Delaware Statutory Trust Act specifically provides that a “beneficial owner’s right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action.” In addition to the requirements of applicable law and in accordance with Section 3816(e), the Trust Agreement provides that no shareholder will have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more shareholders who (i) are not “Affiliates” (as defined in the Trust Agreement and below) of one another and (ii) collectively hold at least 10.0% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding. This provision applies to any derivative actions brought in the name of the Trust other than claims under the federal securities laws and the rules and regulations thereunder.

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Due to this additional requirement, a shareholder attempting to bring or maintain a derivative action in the name of the Trust will be required to locate other shareholders with which it is not affiliated and that have sufficient Shares to meet the 10.0% threshold based on the number of Shares outstanding on the date the claim is brought and thereafter throughout the duration of the action, suit or proceeding. This may be difficult and may result in increased costs to a shareholder attempting to seek redress in the name of the Trust in court. Moreover, if shareholders bringing a derivative action, suit or proceeding pursuant to this provision of the Trust Agreement do not hold 10.0% of the outstanding Shares on the date such an action, suit or proceeding is brought, or such shareholders are unable to maintain Share ownership meeting the 10.0% threshold throughout the duration of the action, suit or proceeding, such shareholders’ derivative action may be subject to dismissal. As a result, the Trust Agreement limits the likelihood that a shareholder will be able to successfully assert a derivative action in the name of the Trust, even if such shareholder believes that he or she has a valid derivative action, suit or other proceeding to bring on behalf of the Trust. See “Business of the Trust—Description of the Trust Agreement—The Sponsor— Fiduciary and Regulatory Duties of the Sponsor” for more detail.]

The Sponsor is responsible for determining the value of the NAV and NAV per Share and any errors, discontinuance or changes in such valuation calculations may have an adverse effect on the value of the Shares.

The Sponsor will determine the Trust’s NAV and NAV per Share on a daily basis as soon as practicable after 4:00 p.m., New York time, on each business day. The Sponsor’s determination is made utilizing data from the operations of the Trust and the Index Price, calculated at 4:00 p.m., New York time, on such day. If the Sponsor determines in good faith that the Index does not reflect an accurate SOL price, then the Sponsor will employ an alternative method to determine the Index Price under the cascading set of rules set forth in “Business of the Trust—Overview of the SOL Industry and Market—The Index and the Index Price—Determination of the Index Price When Index Price is Unavailable.” In the context of applying such rules, the Sponsor may determine in good faith that the alternative method applied does not reflect an accurate SOL price and apply the next alternative method under the cascading set of rules. If the Sponsor determines after employing all of the alternative methods that the Index Price does not reflect an accurate SOL price, the Sponsor will use its best judgment to determine a good faith estimate of the Index Price. There are no predefined criteria to make a good faith assessment in these scenarios and such decisions will be made by the Sponsor in its sole discretion. The Sponsor may calculate the Index Price in a manner that ultimately inaccurately reflects the price of SOL. To the extent that the NAV, NAV per Share or the Index Price are incorrectly calculated, the Sponsor may not be liable for any error and such misreporting of valuation data could adversely affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust. Moreover, the terms of the Trust Agreement do not prohibit the Sponsor from changing the Index Price used to calculate the NAV and NAV per Share of the Trust. Any such change in the Index Price could affect the value of the Shares and investors could suffer a substantial loss on their investment in the Trust.

Extraordinary expenses resulting from unanticipated events may become payable by the Trust, adversely affecting the value of the Shares.

In consideration for the Sponsor’s Fee, the Sponsor has contractually assumed all ordinary-course operational and periodic expenses of the Trust. See “Business of the Trust—Expenses; Sales of SOL.” Extraordinary expenses incurred by the Trust, such as taxes and governmental charges; expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of shareholders; or extraordinary legal fees and expenses are not assumed by the Sponsor and are borne by the Trust. The Sponsor will cause the Trust to either (i) sell SOL held by the Trust or (ii) deliver SOL in-kind to the Sponsor to pay Trust expenses not assumed by the Sponsor on an as-needed basis. Accordingly, the Trust may be required to sell or otherwise dispose of SOL at a time when the trading prices for those assets are depressed.

The sale or other disposition of assets of the Trust in order to pay extraordinary expenses could have a negative impact on the value of the Shares for several reasons. These include the following factors:

●The Trust is not actively managed and no attempt will be made to protect against or to take advantage of fluctuations in the prices of SOL. Consequently, if the Trust incurs expenses in U.S. dollars, the Trust’s SOL may be sold at a time when the values of the disposed assets are low, resulting in a negative impact on the value of the Shares.

●Because the Trust does not generate any income, every time that the Trust pays expenses, it will deliver SOL to the Sponsor or sell SOL. Any sales of the Trust’s assets in connection with the payment of expenses will decrease the amount of the Trust’s assets represented by each Share each time its assets are sold or transferred to the Sponsor.

●Assuming that the Trust is a grantor trust for U.S. federal income tax purposes, each delivery or sale of SOL by the Trust to pay the Sponsor’s Fee and/or Extraordinary Expenses will be a taxable event to beneficial owners of Shares. Thus, the Trust’s payment of expenses could result in beneficial owners of Shares incurring tax liability without an associated distribution from the Trust. Any such tax liability could adversely affect an investment in the Shares. See “Material U.S. Federal Income Tax Consequences.”

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The Trust’s delivery or sale of SOL to pay expenses or other operations of the Trust could result in shareholders’ incurring tax liability without an associated distribution from the Trust.

Assuming that the Trust is treated as a grantor trust for U.S. federal income tax purposes, each delivery of SOL by the Trust to pay the Sponsor’s Fee or other expenses and each sale of SOL by the Trust to pay Extraordinary Expenses will be a taxable event to beneficial owners of Shares. Thus, the Trust’s payment of expenses could result in beneficial owners of Shares incurring tax liability without an associated distribution from the Trust. Any such tax liability could adversely affect an investment in the Shares. See “Material U.S. Federal Income Tax Consequences.”

The value of the Shares will be adversely affected if the Trust is required to indemnify the Sponsor, the Trustee, the Transfer Agent or the SOL Custodian under the Trust Documents.

Under the Trust Documents, each of the Sponsor, the Trustee, the Transfer Agent and the SOL Custodian has a right to be indemnified by the Trust for certain liabilities or expenses that it incurs without gross negligence, bad faith or willful misconduct on its part. Therefore, the Sponsor, Trustee, Transfer Agent or the SOL Custodian may require that the assets of the Trust be sold in order to cover losses or liability suffered by it. Any sale of that kind would reduce the NAV of the Trust and the value of the Shares.

Intellectual property rights claims may adversely affect the Trust and the value of the Shares.

The Sponsor is not aware of any intellectual property rights claims that may prevent the Trust from operating and holding SOL. However, third parties may assert intellectual property rights claims relating to the operation of the Trust and the mechanics instituted for the investment in, holding of and transfer of SOL. Regardless of the merit of an intellectual property or other legal action, any legal expenses to defend or payments to settle such claims would be extraordinary expenses that would be borne by the Trust through the sale or transfer of its SOL. Additionally, a meritorious intellectual property rights claim could prevent the Trust from operating and force the Sponsor to terminate the Trust and liquidate its SOL. As a result, an intellectual property rights claim against the Trust could adversely affect the value of the Shares.

Pandemics, epidemics and other natural and man-made disasters could negatively impact the value of the Trust’s holdings and/or significantly disrupt its affairs.

Pandemics, epidemics and other natural and man-made disasters could negatively impact demand for digital assets, including SOL, and disrupt the operations of many businesses, including the businesses of the Trust’s service providers. The COVID-19 pandemic, for example, had substantive effects on social, economic and financial systems, including significant uncertainty and volatility in the financial market. Moreover, governmental authorities and regulators throughout the world have in the past responded to major economic disruptions, with a variety of fiscal and monetary policy changes, such as quantitative easing, new monetary programs and lower interest rates. An unexpected or quick reversal of any such policies, or the ineffectiveness of such policies, could increase volatility in economies and financial market generally, could have an adverse impact on the Trust’s ability to access critical services and could be disruptive to the affairs of the Trust and could specifically increase volatility in the Digital Asset Markets, which could adversely affect the value of SOL and the value of the Shares.

Shareholders will not receive the benefits of any forks or airdrops.

The Solana Network operates using open-source protocols, meaning that any user can download the software, modify it and then propose that the users and validators of SOL adopt the modification. When a modification is introduced and a substantial majority of users and validators consent to the modification, the change is implemented and the network remains uninterrupted. However, if less than a substantial majority of users and validators consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a “hard fork” of the Solana Network, with one group running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of SOL running in parallel, yet lacking interchangeability. In addition to forks, a digital asset may become subject to a similar occurrence known as an “airdrop.” In an airdrop, the promoters of a new digital asset announce to holders of another digital asset that such holders will be entitled to claim a certain amount of the new digital asset, generally for free, based on the fact that they hold such other digital asset. We refer to the right to receive any benefits arising from a fork, airdrop or similar event as an “Incidental Right” and any such virtual currency acquired through an Incidental Right as “IR Virtual Currency.”

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With respect to any fork, airdrop or similar event, the Sponsor will cause the Trust to irrevocably abandon the Incidental Rights and any IR Virtual Currency associated with such event. As such, shareholders will not receive the benefits of any forks, and the Trust is not able to participate in any airdrop.

In the event the Sponsor seeks to change the Trust’s policy with respect to Incidental Rights or IR Virtual Currency, an application would need to be filed with the SEC by CBOE seeking approval to amend its listing rules to permit the Trust to distribute the Incidental Rights or IR Virtual Currency in-kind to an agent of the shareholders for resale by such agent. However, there can be no assurance as to whether or when the Sponsor would make such a decision, or when CBOE will seek or obtain this approval, if at all.

Even if such regulatory approval is sought and obtained, shareholders may not receive the benefits of any forks, the Trust may not choose, or be able, to participate in an airdrop, and the timing of receiving any benefits from a fork, airdrop or similar event is uncertain. Any inability to recognize the economic benefit of a hard fork or airdrop could adversely affect the value of the Shares.

Coinbase Global serves as the SOL custodian and prime execution agent for several competing exchange-traded SOL products, which could adversely affect the Trust’s operations and ultimately the value of the Shares.

The Prime Execution Agent and SOL Custodian are both affiliates of Coinbase Global. As of the date hereof, Coinbase Global is the largest publicly traded digital asset company in the world by market capitalization and is also the largest digital asset custodian in the world by assets under custody. By virtue of its leading market position and capabilities, and the relatively limited number of institutionally-capable providers of digital asset brokerage and custody services, Coinbase Global serves as the SOL custodian and prime execution agent for several competing SOL ETPs. Therefore, Coinbase Global plays a critical role in supporting the U.S. spot SOL ETP ecosystem, and its size and market share create the risk that Coinbase Global may fail to properly resource its operations to adequately support all such products that use its services, which could harm the Trust, the shareholders and the value of the Shares. If Coinbase Global were to favor the interests of certain products over others, it could result in inadequate attention or comparatively unfavorable commercial terms to less favored products, which could adversely affect the Trust’s operations and ultimately the value of the Shares.

Certain of the Authorized Participants engaged by the Trust serve in a similar capacity for several competing exchange-traded SOL products, which could adversely affect the arbitrage mechanism, the Trust’s operations, the performance of the Trust and ultimately the value of the Shares.

Certain of the Authorized Participants engaged by the Trust serve in a similar capacity for several competing SOL ETPs. As a result, the Authorized Participants may be unable to adequately support all of the SOL ETPs that use their respective services. This risk may also be exacerbated as a consequence of the price and volatility of SOL, as well as the amount of SOL that is required to create or redeem Shares of the Trust. Moreover, the Authorized Participants may choose to facilitate creations and redemptions for competing products rather than for the Trust, including as a result of, among other things, how effectively the arbitrage mechanism of the Trust functions, the liquidity for the Shares, the bid/ask spreads in secondary trading of the Shares and the costs associated with creating and redeeming Shares of the Trust, in each case relative to competing products. In addition, given the relatively limited number of market participants that could serve as Authorized Participants of the Trust, the Trust may not be able to engage other providers to serve as Authorized Participants. If any or all of the Authorized Participants were to cease to act in their capacity as Authorized Participants of the Trust, or if any of the Authorized Participants were to favor creating and redeeming shares of competing products over those of the Trust, the Trust may receive inadequate attention or be subject to comparatively unfavorable commercial terms, which could adversely affect the arbitrage mechanism, the Trust’s operations, the performance of the Trust and ultimately the value of the Shares. See also “—Risks Related to the Offering—Competition from the emergence or growth of other digital assets could have a negative impact on the price of SOL and adversely affect the value of the Shares.”

Shareholders that are not Authorized Participants may only purchase or sell their Shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the Shares.

Only Authorized Participants may purchase or redeem Baskets. All other investors that desire to purchase or sell Shares must do so through CBOE or in other markets, if any, in which the Shares may be traded. Shares may trade at a premium or discount to the NAV per Share.

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Risk Factors Related to the Regulation of Digital Assets, the Trust and the Shares

The SEC has previously taken the view that SOL is a “security,” and a final determination that SOL or any other digital asset is a “security” may adversely affect the value of SOL and the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust.

Depending on its characteristics, a digital asset may be considered a “security” under the federal securities laws. The test for determining whether a particular digital asset is a “security” is complex and difficult to apply, and the outcome is difficult to predict. Public, though non-binding, statements by senior officials at the SEC have indicated that the SEC did not consider Bitcoin or Ether to be securities, and does not currently consider SOL to be a security. In addition, the SEC, by action through delegated authority approving the exchange rule filings to list shares of trusts holding Ether as commodity-based ETPs, appears to have implicitly taken the view that Ether is not a security. The SEC staff has also provided informal assurances via no-action letter to a handful of promoters that their digital assets are not securities. On the other hand, the SEC under former SEC Chair Gensler’s leadership brought enforcement actions against the issuers and promoters of several other digital assets on the basis that the digital assets in question are securities. More recently, the SEC under former SEC Chair Gensler’s leadership brought enforcement actions against digital asset trading platforms for allegedly operating unregistered securities exchanges on the basis that certain of the digital assets traded on their platforms are securities.

Whether a digital asset is a security, or offers and sales of a digital asset are securities transactions, under the federal securities laws depends on whether it is included in the lists of instruments making up the definition of “security” in such laws. Digital assets as such do not appear in any of these lists, although each list includes the terms “investment contract” and “note,” and the SEC has typically analyzed whether a particular digital asset is a security or the offer and sale of a digital asset is a securities transaction by reference to whether it meets the tests developed by the federal courts interpreting these terms, known as the Howey and Reves tests, respectively. For many digital assets, whether or not the Howey or Reves tests are met is difficult to resolve definitively, and substantial legal arguments can often be made both in favor of and against a particular digital asset qualifying as a security or a particular offer and sale of a digital asset qualifying as a securities transaction under one or both of the Howey and Reves tests. Adding to the complexity, the SEC staff has indicated that the security status of a particular digital asset can change over time as the relevant facts evolve, though recent arguments advanced in ongoing litigation may suggest that the SEC no longer believes the status of a digital asset can change over time.

As part of determining whether SOL is a security or a transaction in SOL by the Sponsor is a securities transaction, for purposes of the federal securities laws, the Sponsor takes into account a number of factors, including the various definitions of “security” under the federal securities laws and federal court decisions interpreting elements of these definitions, such as the U.S. Supreme Court’s decisions in the Howey and Reves cases and their progeny, as well as reports, orders, press releases, public statements and speeches by the SEC, its commissioners and its staff providing guidance on when a digital asset may be a security or when an offer and sale of a digital asset may be a securities transaction for purposes of the federal securities laws. Finally, the Sponsor discusses the security status of SOL and the Sponsor’s transactions in SOL with external counsel, and has received a memorandum regarding the status of SOL under the federal securities laws from external counsel. Through this process the Sponsor believes that it is applying the proper legal standards in determining that SOL is not a security in light of the uncertainties inherent in the Howey and Reves tests. The Sponsor has been contacted by staff from the SEC’s Division of Enforcement with respect to securities law compliance matters involving SOL and has responded to the SEC staff. The Sponsor subsequently received a termination notice from the SEC staff with respect to this inquiry.

In light of the uncertainties and the fact-based nature of the analysis, the Sponsor acknowledges that the SEC, at least under former Chair Gensler’s leadership, has taken the position that SOL is a security and the Sponsor’s conclusion, even if reasonable under the circumstances, would not preclude legal or regulatory action based on the presence of a security.

As is the case with SOL, analyses from counsel typically review the often-complex facts surrounding a particular digital asset’s underlying technology, creation, use case and usage development, distribution and secondary-market trading characteristics as well as contributions of and marketing or promotional efforts by the individuals or organizations who appear to be involved in these activities, among other relevant facts, usually drawing on publicly available information. This information, usually found on the internet, often includes both information that originated with or is attributed to such individuals or organizations, as well as information from third-party sources and databases that may or may not have a connection to such individuals or organizations, and the availability and nature of such information can change over time. The Sponsor and counsel often have no independent means of verifying the accuracy or completeness of such information, and therefore of necessity usually must assume that such information is materially accurate and complete for purposes of the Howey and Reves analyses. After having gathered this information, counsel typically analyzes it in light of the Howey and Reves tests, in order to inform a judgment as to whether or not a federal court would conclude that the digital asset, or transactions in the digital asset, in question is or is not a security, or are or are not securities transactions, respectively, for purposes of the federal securities laws. Often, certain factors appear to support a conclusion that the digital asset in question, or transactions in the digital asset, is a security, or are or are not securities transactions, respectively, while other factors appear to support the opposite conclusion, and in such a case counsel endeavors to weigh the importance and relevance of the competing factors.

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This analytical process is further complicated by the fact that, at present, federal judicial case law applying the relevant tests to digital assets is limited and in some situations inconsistent, with no federal appellate court having considered the question on the merits, as well as the fact that because each digital asset presents its own unique set of relevant facts, it is not always possible to directly analogize the analysis of one digital asset to another. Because of this factual complexity and the current lack of a well-developed body of federal case law applying the relevant tests to a variety of different fact patterns, the Sponsor has not in the past received, and currently does not expect that it would be able to receive, “opinions” of counsel stating that a particular digital asset , or transactions in the digital asset, is or is not a security, or are or are not securities transactions, respectively, for federal securities law purposes. The Sponsor understands that as a matter of practice, counsel is generally able to render a legal “opinion” only when the relevant facts are substantially ascertainable and the applicable law is both well-developed and settled. As a result, given the relative novelty of digital assets, the challenges inherent in fact-gathering for particular digital assets, and the fact that federal courts have only recently been tasked with adjudicating the applicability of federal securities law to digital assets, the Sponsor understands that at present counsel is generally not in a position to render a legal “opinion” on the securities law status of SOL or any other particular digital asset.

As such, notwithstanding the Sponsor’s receipt of a memorandum regarding the status of SOL under the federal securities laws from external counsel and the Sponsor’s view that SOL is not a security, and the Sponsor’s transactions in SOL are not securities transactions, the SEC under former SEC Chair Gensler’s leadership took, and a federal court may in the future take, a different view as to the security status of SOL.

If the Sponsor determines that SOL or transactions in SOL are a security or securities transactions, respectively, under the federal securities laws, whether that determination is initially made by the Sponsor itself, or because a federal court upholds an allegation that SOL is a security, the Sponsor does not intend to permit the Trust to continue holding SOL in a way that would violate the federal securities laws (and therefore would either dissolve the Trust or potentially seek to operate the Trust in a manner that complies with the federal securities laws, including the Investment Company Act). Because the legal tests for determining whether a digital asset or transactions in the digital asset, are or are not a security or securities transactions, respectively, often leave room for interpretation, for so long as the Sponsor believes there to be good faith grounds to conclude that the Trust’s SOL is not a security, the Sponsor does not intend to dissolve the Trust on the basis that SOL could at some future point be finally determined to be a security.

Any enforcement action by the SEC or a state securities regulator asserting that SOL or transactions in SOL are a security, or securities transactions, respectively, or a court decision to that effect, would be expected to have an immediate material adverse impact on the trading value of SOL, as well as the Shares. This is because the business models behind most digital assets are incompatible with regulations applying to transactions in securities. If a digital asset or transactions in that digital asset are determined to be a security or securities transactions, respectively, it is likely to become difficult or impossible for the digital asset to be traded, cleared or custodied in the United States through the same channels used by non-security digital assets, which in addition to materially and adversely affecting the trading value of the digital asset is likely to significantly impact its liquidity and market participants’ ability to convert the digital asset into U.S. dollars. Any assertion that a digital asset or transactions in that digital asset are a security or securities transactions, respectively, by the SEC or another regulatory authority may have similar effects.

For example, in 2020, the SEC filed a complaint against the issuer of XRP, Ripple Labs, Inc., and two of its executives, alleging that they raised more than $1.3 billion through XRP sales that should have been registered under the federal securities laws, but were not. In the years prior to the SEC’s action, XRP’s market capitalization at times reached over $140 billion. However, in the weeks following the SEC’s complaint, XRP’s market capitalization fell to less than $10 billion, which was less than half of its market capitalization in the days prior to the complaint.

Subsequently, in July 2023, the District Court for the Southern District of New York held that while XRP is not a “security,” certain sales of XRP to certain buyers (but not other types of sales to other buyers) amounted to “investment contracts” under the Howey test. The District Court entered a final judgment in the case on August 7, 2024.

Likewise, in the days following the announcement of SEC enforcement actions against certain digital asset issuers and trading platforms, the prices of various digital assets declined significantly and may continue to decline if or as such cases advance through the federal court system. Furthermore, the decisions in cases involving digital assets have resulted in seemingly inconsistent views of different district court judges, including one that explicitly disagreed with the analysis underlying the decision regarding XRP, which underscore the continuing uncertainty around which digital assets or transactions in digital assets are securities and what the correct analysis is to determine each digital asset’s status. For example, the conflicting district court opinions and analyses demonstrate that factors such as how long a digital asset has been in existence, how widely held it is, how large its market capitalization is, the manner in which it is offered, sold or promoted and whether it has actual use in commercial transactions, ultimately may have limited to no bearing on whether the SEC, a state securities regulator or any particular court will find it to be a security.

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In June 2023, the SEC brought the Binance Complaint and the Coinbase Complaint alleging violations of a variety of securities laws. In its complaints, the SEC asserted that SOL, ADA, MATIC, FIL, ATOM, SAND, MANA, ALGO, AXS, COTI, CHZ, FLOW, ICP, NEAR, VGX, DASH and NEXO, are securities under the federal securities laws. In addition, in November 2023, the SEC brought the Kraken Complaint, alleging that Kraken operated as an unregistered securities exchange, brokerage and clearing agency, and in its complaint the SEC again asserted that SOL and various other digital assets are securities under the federal securities laws and at times that it was “offered and sold as an investment contract.” Following the filing of the Coinbase Complaint, Binance Complaint, and the Kraken Complaint, the Sponsor discussed the security status of SOL with external counsel and continues to believe that SOL is not a security. In the days following the announcement of the Binance Complaint and Coinbase Complaint, the price of various digital assets, including Bitcoin, Ether, and SOL, declined significantly. Between February 2025 and May 2025, the SEC entered into court-approved joint stipulations to dismiss each of the lawsuits against Binance, Coinbase and Kraken.

In September 2024, the SEC filed a settled enforcement action against Mango Labs, LLC, Mango DAO, and Blockworks Foundation (the “Mango Enforcement Action”), and in October 2024, the SEC filed an enforcement action against Cumberland DRW, LLC (the “Cumberland Enforcement Action”), in both instances describing a number of digital assets, including SOL, as examples of “crypto assets that are offered and sold as securities.” In March 2025, the SEC and Cumberland DRW, LLC filed a joint request to dismiss the Cumberland Enforcement Action, which was approved by the SEC’s Commissioners, and the action was dismissed.

Despite the allegations in the Mango Enforcement Action, the Sponsor has discussed the security status of SOL with external counsel and continues to believe that SOL is not a security. However, in light of these developments and the uncertainties and fact-based nature of the analysis as to whether certain of such digital assets are “securities” under the federal securities laws, the Sponsor acknowledges that the SEC has taken the position that SOL is a security. Nonetheless, the outcomes of such complaints and the consequent litigation is unknown and unknowable as of the date hereof and the price of these digital assets may decline if or as these cases advance through the federal court system.

In addition, if SOL is determined to be a security by a federal court or transactions in SOL are determined to be securities transactions by a federal court, the Trust could be considered an unregistered “investment company” under the Investment Company Act, which could necessitate the Trust’s liquidation. In this case, the Trust and the Sponsor may be deemed to have participated in an illegal offering of investment company securities and there is no guarantee that the Sponsor will be able to register the Trust under the Investment Company Act at such time or take such other actions as may be necessary to ensure the Trust’s activities comply with applicable law, which could force the Sponsor to liquidate the Trust.

Moreover, whether or not the Sponsor or the Trust were subject to additional regulatory requirements as a result of any determination that the Trust’s assets include securities or the Trust’s transactions in digital assets constitute securities transactions, the Sponsor may nevertheless decide to terminate the Trust, in order, if possible, to liquidate the Trust’s assets while a liquid market still exists. If the SEC or a federal court were to determine that SOL is a security or transactions in SOL are securities transactions, it is likely that the value of the Shares of the Trust would decline significantly. Furthermore, if a federal court upholds an allegation that SOL is a security or transactions in SOL are securities transactions, the Trust itself may be terminated and, if practical, its assets liquidated.

Regulatory changes or actions by the U.S. Congress or any U.S. federal or state agencies may affect the value of the Shares or restrict the use of SOL, validating activity or the operation of the Solana Network or the Digital Asset Markets in a manner that adversely affects the value of the Shares.

There has been a lack of consensus regarding the regulation of digital assets, including SOL, and their markets. As a result of the growth in the size of the digital asset market, as well as the 2022 Events, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, the Office of the Comptroller of the Currency (“OCC”), CFTC, FINRA, the Consumer Financial Protection Bureau (“CFPB”), the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, state financial institution regulators, and others) have been examining the operations of digital asset networks, digital asset users and the digital asset markets. Many of these state and federal agencies brought enforcement actions or issued consumer advisories regarding the risks posed by digital assets to investors.

Ongoing and future regulatory actions with respect to digital assets generally or SOL in particular may alter, perhaps to a materially adverse extent, the nature of an investment in the Shares or the ability of the Trust to continue to operate.

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In August 2021, the former chair of the SEC stated that he believed investors using digital asset trading platforms are not adequately protected, and that activities on the platforms can implicate the securities laws, commodities laws and banking laws, raising a number of issues related to protecting investors and consumers, guarding against illicit activity, and ensuring financial stability. The former chair expressed a need for the SEC to have additional authorities to prevent transactions, products, and platforms from “falling between regulatory cracks,” as well as for more resources to protect investors in “this growing and volatile sector.” The former chair called for federal legislation centering on digital asset trading, lending, and decentralized finance platforms, seeking “additional plenary authority” to write rules for digital asset trading and lending. There have also been several bills introduced in Congress that propose to establish additional regulation and oversight of the digital asset markets. In connection with these developments, the SEC has taken a number of actions. For example, in February 2023, the SEC proposed amendments to the custody rules under Rule 206(4)-2 of the Investment Advisers Act. The proposed rule changes would amend the definition of a “qualified custodian” under Rule 206(4)-2(d)(6) and expand the current custody rule in 206(4)-2 to cover digital assets and related advisory activities. If enacted as proposed, these rules would likely impose additional regulatory requirements with respect to the custody and storage of digital assets and could lead to additional regulatory oversight of the digital asset ecosystem more broadly. It is also possible that a new Administration and a new Congress in the United States propose new laws and regulations related to digital assets. Moreover, the failure of FTX in November 2022 and the resulting market turmoil substantially increased regulatory scrutiny in the United States and globally and led to SEC and criminal investigations, enforcement actions and other regulatory activity across the digital asset ecosystem. For example, in June 2023, the SEC brought enforcement actions against Binance and Coinbase, two of the largest digital asset trading platforms, alleging that Binance and Coinbase operated unregistered securities exchanges, brokerages and clearing agencies. In addition, in November 2023, the SEC brought similar charges against Kraken, alleging that it operated as an unregistered securities exchange, brokerage and clearing agency. Beginning in early 2025, the current administration took steps to strengthen U.S. leadership in the digital assets space, including through the use of executive orders and the establishment of an interagency working group that is tasked with proposing a regulatory framework governing the issuance and operation of digital assets in the United States. On January 23, 2025, President Trump issued an Executive Order that outlined the administration’s commitment to strengthening U.S. leadership in the digital asset space and established an inter-agency working group for artificial intelligence and crypto that is tasked with proposing a regulatory framework governing the issuance and operation of digital assets, including stablecoins, in the United States. President Trump’s administration has helped guide constructive dialogue regarding digital asset regulation and efforts to foster innovation in the financial sector more broadly. In the United States, the GENIUS Act, which establishes a federal regulatory framework for stablecoins, was passed by the U.S. Congress on July 17, 2025. In addition, proposed digital assets market infrastructure legislation, the CLARITY Act, continues to progress. In July 2025, the U.S. Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, and the Federal Deposit Insurance Corporation issued a statement for banking organizations regarding the safekeeping of digital assets, which focused on how existing laws, regulations and risk management principles apply to such activities, and signaled additional progress in the increasing regulatory clarity for digital assets by key financial regulators in the United States.

Meanwhile the SEC staff officially rescinded SAB 121, and then Acting SEC Chairman Uyeda established a new “Crypto Task Force,” intended to develop a comprehensive and clear regulatory framework for digital assets, which has held a series of roundtables focused on digital asset-related initiatives. Moreover, the SEC dismissed or paused ongoing enforcement actions or investigations against certain digital asset platforms and companies, including Coinbase, Binance, Kraken and Uniswap, during the first quarter of 2025. At this time, it is difficult to predict with certainty whether, or when, any of these legislative and regulatory developments will lead to Congress granting additional authorities to the SEC or other regulators, what the nature of such additional authorities might be, how additional legislation and/or regulatory oversight might impact the ability of digital asset markets to function or how any new regulations or changes to existing regulations might impact the value of digital assets generally and SOL held by the Trust specifically. The consequences of increased federal regulation of digital assets and digital asset activities could have a material adverse effect on the Trust and the Shares.

Law enforcement agencies have often relied on the transparency of blockchains to facilitate investigations. However, certain privacy-enhancing features have been, or are expected to be, introduced to a number of digital asset networks. If the Solana Network were to adopt any of these features, these features may provide law enforcement agencies with less visibility into transaction-level data. Europol, the European Union’s law enforcement agency, released a report in October 2017 noting the increased use of privacy-enhancing digital assets like Zcash and Monero in criminal activity on the internet. In August 2022, OFAC banned all U.S. citizens from using Tornado Cash, a digital asset protocol designed to obfuscate blockchain transactions, by adding certain Ethereum wallet addresses associated with the protocol to its Specially Designated Nationals and Blocked Persons List. A large portion of Ethereum validators globally, as well as notable industry participants such as Centre, the issuer of the USDC stablecoin, have reportedly complied with the sanctions and blacklisted the sanctioned addresses from interacting with their networks. In October 2023, FinCEN issued a notice of proposed rulemaking that identified convertible virtual currency (CVC) mixing as a class of transactions of primary money laundering concern and proposed requiring covered financial institutions to implement certain recordkeeping and reporting requirements on transactions that covered financial institutions know, suspect, or have reason to suspect involve CVC mixing within or involving jurisdictions outside the United States. In April 2024, the DOJ arrested and charged the developers of the Samourai Wallet mixing service with conspiracy to commit money laundering and conspiracy to operate an unlicensed money transmitting business. In May 2024, a co-founder of Tornado Cash was sentenced to more than five years imprisonment in the Netherlands for developing Tornado Cash on the basis that he had helped launder more than $2 billion worth of digital assets through Tornado Cash. In October 2023, FinCEN issued a notice of proposed rulemaking that identified convertible virtual currency (CVC) mixing as a class of transactions of primary money laundering concern and proposed requiring covered financial institutions to implement certain recordkeeping and reporting requirements on transactions that covered financial institutions know, suspect, or have reason to suspect involve CVC mixing within or involving jurisdictions outside the United States. In April 2024, the DOJ arrested and charged the developers of the Samourai Wallet mixing service with conspiracy to commit money laundering and conspiracy to operate an unlicensed money transmitting business. In May 2024, a co-founder of Tornado Cash was sentenced to more than five years imprisonment in the Netherlands for developing Tornado Cash on the basis that he had helped launder more than $2 billion worth of digital assets through Tornado Cash. Future additional regulatory action with respect to privacy-enhancing digital assets is possible.

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SOL’s initial manner of sale closely resembles that of certain digital assets found to be securities, and a determination that SOL is a “security” may adversely affect the value of SOL and an investment in the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust.

Through enforcement actions and other statements, the SEC and its staff have taken the position that a digital asset’s initial manner of sale may be a key factor in determining whether that digital asset was a security, at least at the time of the digital asset’s delivery as part of that sale. This has meant that many blockchain startups that have offered digital assets to the public in the form of initial coin offerings, also known as ICOs, have been found to have engaged in illegal unregistered distributions of securities. One variant of an ICO involves a digital asset being sold through a Simple Agreement for Future Tokens, or a SAFT. Under a SAFT, a purchaser agrees to contribute funds to enable the development of a digital asset network in exchange for an agreement by the developer to deliver digital assets in the future, once the network becomes operational. The legal theory behind the SAFT is that, while the SAFT itself may be an “investment contract” and thus a “security” under the federal securities laws (and is therefore typically offered in reliance on an exemption from registration), the tokens themselves should not be securities at the time of their delivery because at that time the network will be operational and the tokens will have real consumptive uses, rather than representing an investment to fund the initial development work.

The SEC has cast doubt on the legal argument underpinning the SAFT structure, and has litigated in federal court at least two significant enforcement actions involving digital assets sold under SAFTs, arguing in each case that the digital assets sold under the SAFTs, and not just the SAFTs themselves, were securities. In March 2020, the SEC obtained a preliminary injunction barring Telegram Group, Inc. from conducting an unregistered distribution of digital assets known as Grams, on the grounds that Grams were securities under the federal securities laws, notwithstanding the fact that they had been sold under a SAFT. Telegram Group ultimately agreed to return $1.2 billion to investors and to pay a $18.5 million civil penalty. Similarly, in September 2020 the SEC won a motion for summary judgment against Kik Interactive, Inc., persuading the court that Kik Interactive’s sale of digital assets, called Kin, through a SAFT structure should be integrated with Kik Interactive’s separate public sale of Kin (which the court held to be illegal), as the sales were conducted using the same marketing efforts, involved the same asset, and were conducted very close in time to one another. Kik Interactive ultimately agreed to pay a $5 million civil penalty. The SEC in December 2020 filed a complaint against the issuer of XRP, Ripple Labs, Inc., and two of its executives, alleging that Ripple Labs and its executives raised over $1.3 billion through XRP sales that should have been registered under the federal securities laws, but were not. Multiple digital assets the SEC alleged to be securities in the Coinbase, Binance and Kraken Complaints were first sold to the public in similar circumstances or ICOs. Subsequently, in July 2023, the District Court for the Southern District of New York held that while XRP is not a security, certain sales of XRP to certain buyers amounted to “investment contracts” under the Howey test. For a discussion of the evolution of the SEC’s complaint against Ripple Labs, see “Risk Factors—Risk Factors Related to the Regulation of Digital Assets, the Trust and the Shares—The SEC has previously taken the view that SOL is a “security,” and a final determination that SOL or any other digital asset is a “security” may adversely affect the value of SOL and the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust.”

Solana Labs, Inc., the developer of the Solana Network and the creator of SOL, used a SAFT to distribute approximately 38% of the total supply of SOL. See “—Overview of the SOL Industry and Market” and certain individuals and entities associated with Solana Labs, Inc. continue to distribute SOL. SOL’s distribution through a SAFT shares several characteristics with other offerings of digital assets through SAFTs, including those conducted by Telegram Group, Kik Interactive and Ripple Labs that the SEC argued were used to effect the illegal unregistered public distribution of a security. While there are reasonable grounds on which SOL may be distinguished from Grams, Kin and XRP, SOL has certain characteristics that mean that the risk of the SEC or a court finding SOL to be a security is greater than the risk that digital assets like Bitcoin or Ethereum would be found to be securities. For example, although SOL is decentralized in certain respects, a significant amount of SOL remains under the control of the Company. Even though SOL does not have an official developer, the degree of control retained by Solana Labs, Inc. is such that either may be viewed by a regulator as continuing to play a material role in the development of SOL, which could adversely affect any argument that SOL is not a security. In addition, even setting aside SOL’s initial manner of offering, as noted under “Overview of the SOL Industry and Market,” a significant portion of demand for digital assets is generated by speculators and investors, not necessarily by those looking to use digital assets for consumptive purposes. If the Solana Network cannot retain users and demonstrate that its primary consumptive use case for SOL is serious and viable, this could also increase the risk that SOL is determined to be a security.

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If SOL is determined to be a “security” or transactions in SOL are determined to be securities transactions under federal or state securities laws by the SEC or a state regulatory agency, or in a proceeding in a court of law or otherwise, it will have material adverse consequences for SOL and an investment in the Shares. If SOL or transactions in SOL are determined to be a security or a securities transaction, it is likely to become difficult or impossible for SOL to be traded, cleared or custodied in the United States through the same channels used by non-security digital assets, which could in turn materially and adversely affect the trading value, liquidity, market participants’ ability to convert SOL into U.S. dollars and general acceptance of SOL and cause users to migrate to other digital assets. As such, any determination that SOL or transactions in that digital asset are a security under federal or state securities laws may adversely affect the value of SOL and, as a result, an investment in the Shares.

Changes in SEC policy could adversely impact the value of the Shares.

The effect of any future regulatory change on the Trust or the digital assets held by the Trust is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares. In particular, with the exception of funds that hold Bitcoin, Ether and certain Bitcoin-based derivatives or Ether-based derivatives, the SEC has not yet approved the listing on a national securities exchange of any non-futures based digital-asset focused ETF or ETP. If the SEC were to approve any such ETF other than ours in the future, such an ETF may be perceived to be a superior investment product offering exposure to digital assets compared to the Trust because the value of the shares issued by such an ETF would be expected to more closely track the ETF’s net asset value than do Shares of the Trust, and investors may therefore favor investments in such ETFs over investments in the Trust. Any weakening in demand for the Shares compared to digital asset ETF shares could cause the value of the Shares to decline.

Competing industries may have more influence with policymakers than the digital asset industry, which could lead to the adoption of laws and regulations that are harmful to the digital asset industry.

The digital asset industry is relatively new, although its influence over public policy is increasing, and it may not have the same access to policymakers and lobbying organizations in many jurisdictions compared to industries with which digital assets may be seen to compete, such as banking, payments and consumer finance. Competitors from other, more established industries may have greater access to and influence with governmental officials and regulators and may be successful in persuading these policymakers that digital assets require heightened levels of regulation compared to the regulation of traditional financial services. As a result, new laws and regulations may be proposed and adopted in the United States and elsewhere, or existing laws and regulations may be interpreted in new ways, that disfavor or impose compliance burdens on the digital asset industry or digital asset platforms, which could adversely impact the value of SOL and therefore the value of the Shares.

Regulatory changes or other events in foreign jurisdictions may affect the value of the Shares or restrict the use of one or more digital assets, validating activity or the operation of their networks or the Digital Asset Trading Platform Market in a manner that adversely affects the value of the Shares.

Various foreign jurisdictions have, and may continue to adopt laws, regulations or directives that affect the digital asset network, the digital asset markets, and their users, particularly digital asset trading platforms and service providers that fall within such jurisdictions’ regulatory scope. For example, if foreign jurisdictions in addition to China were to ban or otherwise restrict validating activity, including by regulating or limiting manufacturers’ ability to produce or sell semiconductors or hard drives in connection with validating, it would have a material adverse effect on digital asset networks (including the Solana Network), the Digital Asset Market, and as a result, impact the value of the Shares.

A number of foreign jurisdictions have recently taken regulatory action aimed at digital asset activities. China has made transacting in cryptocurrencies illegal for Chinese citizens in mainland China, and additional restrictions may follow. Both China and South Korea have banned initial coin offerings entirely and regulators in other jurisdictions, including Canada, Singapore and Hong Kong, have opined that initial coin offerings may constitute securities offerings subject to local securities regulations. The United Kingdom’s Financial Conduct Authority published final rules in October 2020 banning the sale of derivatives and exchange-traded notes (“ETNs”) that reference certain types of digital assets, contending that they are “ill-suited” to retail investors citing extreme volatility, valuation challenges and association with financial crime. A new law, the Financial Services and Markets Act 2023 (“FSMA”), received royal assent in June 2023. The FSMA brings digital asset activities within the scope of existing laws governing financial institutions, markets and assets. In addition, the Parliament of the European Union approved the text of the Markets in Crypto-Assets Regulation (“MiCA”) in April 2023, establishing a regulatory framework for digital asset services across the European Union. Certain parts of MiCA became effective as of June 2024 and the remainder became effective as of December 2024. MiCA is intended to serve as a comprehensive regulation of digital asset markets and imposes various obligations on digital asset issuers and service providers. The main aims of MiCA are industry regulation, consumer protection, prevention of market abuse and upholding the integrity of digital asset markets. See “Business of the Trust—Overview of the SOL Industry and Market—Government Oversight.”

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Foreign laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of one or more digital assets by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the digital asset economy in the European Union, China, Japan, Russia and the United States and globally, or otherwise negatively affect the value of SOL. Moreover, other events, such as the interruption in telecommunications or internet services, cyber-related terrorist acts, civil disturbances, war or other catastrophes, could also negatively affect the digital asset economy in one or more jurisdictions. For example, Russia’s invasion of Ukraine on February 24, 2022 led to volatility in digital asset prices, with an initial steep decline followed by a sharp rebound in prices. The effect of any future regulatory change or other events on the Trust or SOL is impossible to predict, and such change could be substantial and adverse to the Trust and the value of the Shares.

If regulators subject an Authorized Participant, the Trust or the Sponsor to regulation as a money service business or money transmitter, this could result in extraordinary expenses to the Authorized Participant, the Trust or the Sponsor and also result in decreased liquidity for the Shares.

To the extent that the activities of any Authorized Participant, the Trust or the Sponsor cause it to be deemed a “money services business” under the regulations promulgated by FinCEN, such Authorized Participant, the Trust or the Sponsor may be required to comply with FinCEN regulations, including those that would mandate the Authorized Participant, the Trust or the Sponsor to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records. Similarly, the activities of an Authorized Participant, the Trust or the Sponsor may require it to be licensed as a money transmitter or as a digital asset business, such as under the NYDFS’ BitLicense regulations or California’s Digital Financial Assets Law, once effective.

Such additional regulatory obligations may cause the Authorized Participant, the Trust or the Sponsor to incur extraordinary expenses. If the Authorized Participant, the Trust or the Sponsor decided to seek the required licenses, there is no guarantee that they will timely receive them. An Authorized Participant may instead decide to terminate its role as Authorized Participant of the Trust, or the Sponsor may decide to discontinue and wind up the Trust. An Authorized Participant’s decision to cease acting as such may decrease the liquidity of the Shares, which could adversely affect the value of the Shares, and termination of the Trust in response to the changed regulatory circumstances may be at a time that is disadvantageous to the shareholders.

Additionally, to the extent an Authorized Participant, the Trust or the Sponsor is found to have operated without appropriate state or federal licenses, or registration, it may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which would harm the reputation of the Trust or the Sponsor, decrease the liquidity, and have a material adverse effect on the price of, the Shares.

Regulatory changes or interpretations could obligate the Trust or the Sponsor to register and comply with new regulations, resulting in potentially extraordinary, nonrecurring expenses to the Trust.

Current and future legislation, CFTC and SEC rulemaking and other regulatory developments may impact the manner in which SOL is treated. In particular, SOL may be classified by the CFTC as a “commodity interest” under the CEA or may be classified by the SEC as a “security” under U.S. federal securities laws. It is possible that a new Administration and Congress in the United States creates a new classification for digital assets. The Sponsor and the Trust cannot be certain as to how future regulatory developments will impact the treatment of SOL under the law. In the face of such developments, the required registrations and compliance steps may result in extraordinary, nonrecurring expenses to the Trust. If the Sponsor decides to terminate the Trust in response to the changed regulatory circumstances, the Trust may be dissolved or liquidated at a time that is disadvantageous to shareholders.

To the extent that SOL is deemed to fall within the definition of a “commodity interest” under the CEA, the Trust and the Sponsor may be subject to additional regulation under the CEA and CFTC regulations. The Sponsor may be required to register as a commodity pool operator or commodity trading adviser with the CFTC and become a member of the National Futures Association and may be subject to additional regulatory requirements with respect to the Trust, including disclosure and reporting requirements. These additional requirements may result in extraordinary, recurring and/or nonrecurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s SOL at a time that is disadvantageous to shareholders.

To the extent that SOL is determined to be a security under U.S. federal securities laws, the Trust and the Sponsor may be subject to additional requirements under the Investment Company Act and the Sponsor may be required to register as an investment adviser under the Investment Advisers Act. Such additional registration may result in extraordinary, recurring and/or non-recurring expenses of the Trust, thereby materially and adversely impacting the Shares. If the Sponsor determines not to comply with such additional regulatory and registration requirements, the Sponsor will terminate the Trust. Any such termination could result in the liquidation of the Trust’s SOL at a time that is disadvantageous to shareholders.

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The treatment of the Trust for U.S. federal income tax purposes is uncertain.

The Sponsor has in the past and intends to continue to take the position that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, if the Trust is a grantor trust, each beneficial owner of Shares will be treated as directly owning its pro rata share of the Trust’s assets and a pro rata portion of the Trust’s income, gains, losses and deductions will “flow through” to each beneficial owner of Shares.

The Trust may take certain positions with respect to the tax consequences of Incidental Rights and its receipt of IR Virtual Currency. If the IRS were to disagree with, and successfully challenge any of these positions the Trust might not qualify as a grantor trust. In addition, if in consultation with legal advisors and tax consultants, the Trust determines that the IR Virtual Currency is, or is likely to be deemed, a security under federal or state securities laws, the Sponsor would cause the Trust to irrevocably abandon any Incidental Rights and IR Virtual Currency to which the Trust may become entitled in the future. However, there can be no assurance that these abandonments would be treated as effective for U.S. federal income tax purposes, or that the Sponsor will continue to cause the Trust to irrevocably abandon any Incidental Rights and IR Virtual Currency if there are future regulatory developments that would make it feasible for the Trust to retain those assets. If the Trust were treated as owning any asset other than Bitcoin (and/or incidental cash) as of any date on which it creates or redeems Shares, it may cease to qualify as a grantor trust for U.S. federal income tax purposes.

Because of the evolving nature of digital currencies, it is not possible to predict potential future developments that may arise with respect to digital currencies, including forks, airdrops and other similar occurrences. Assuming that the Trust is currently a grantor trust for U.S. federal income tax purposes, certain future developments could render it impossible, or impracticable, for the Trust to continue to be treated as a grantor trust for such purposes.

If the Trust is not properly classified as a grantor trust, the Trust might be classified as a partnership for U.S. federal income tax purposes. However, due to the uncertain treatment of digital currency for U.S. federal income tax purposes, future developments regarding the treatment of digital currency for U.S. federal income tax purposes could adversely affect the value of the Shares. If the Trust were classified as a partnership for U.S. federal income tax purposes, the tax consequences of owning Shares generally would not be materially different from the tax consequences described herein, although there might be certain differences, including with respect to timing of the recognition of taxable income or loss and (in certain circumstances) withholding taxes. In addition, tax information reports provided to beneficial owners of Shares would be made in a different form. If the Trust were not classified as either a grantor trust or a partnership for U.S. federal income tax purposes, it generally would be classified as a corporation for such purposes. If it were treated as a corporation, the Trust would be subject to entity-level U.S. federal income tax (currently at the rate of 21%), plus possible state and/or local taxes, on its net taxable income, and certain distributions made by the Trust to Shareholders would be treated as taxable dividends to the extent of the Trust’s current and accumulated earnings and profits. Any such dividend distributed to a beneficial owner of Shares that is a non-U.S. person for U.S. federal income tax purposes generally would be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate as provided in an applicable tax treaty).

The treatment of digital assets for U.S. federal income tax purposes is uncertain.

As discussed in the section entitled “Material U.S. Federal Income Tax Consequences—Uncertainty Regarding the U.S. Federal Income Tax Treatment of Digital Assets,” assuming that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes, each beneficial owner of Shares will be treated for U.S. federal income tax purposes as the owner of an undivided interest in the SOL (and, if applicable, any Incidental Rights and/or IR Virtual Currency) held in the Trust. Due to the new and evolving nature of digital assets and the absence of comprehensive guidance with respect to digital assets, many significant aspects of the U.S. federal income tax treatment of digital assets are uncertain.

In 2014, the IRS released a notice (the “Notice”) discussing certain aspects of “convertible virtual currency” (that is, digital assets that have an equivalent value in fiat currency or that act as substitutes for fiat currency) for U.S. federal income tax purposes and, in particular, stating that such digital assets (i) are “property” (ii) are not “currency” for purposes of the rules relating to foreign currency gain or loss and (iii) may be held as a capital asset. In 2019, the IRS released a revenue ruling and a set of “Frequently Asked Questions” (the “Ruling & FAQs”) that provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital assets are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital assets. Moreover, in 2023, the IRS released a revenue ruling that provided guidance on digital asset staking, including guidance to the effect that staking rewards will, under certain circumstances, be treated as giving rise to taxable income (the “Staking Guidance”). However, the Notice, the Ruling & FAQs and the Staking Guidance do not address other significant aspects of the U.S. federal income tax treatment of digital assets. For example, for a non-U.S. Holder (as defined below), there currently is no guidance directly addressing whether or in what circumstances engaging in certain activities to generate yield on digital assets, including Staking, could give rise to income that is effectively connected with a trade or business in the United States. Moreover, although the Ruling & FAQs address the treatment of hard forks, there continues to be uncertainty with respect to the timing and amount of the income inclusions.

The IRS and U.S. Treasury Department have also released regulations addressing information reporting of digital assets (the “Regulations” and collectively with the Notice, Ruling & FAQs, and the Staking Guidance, the “Existing IRS Guidance”). The Regulations also provide guidance with respect to the calculation of gain or loss and the basis of digital assets under section 1001 and 1012 of the Internal Revenue Code of 1986, as amended (the “Code”). Certain aspects of the Regulations have been delayed to January 1, 2027.

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There can be no assurance that the IRS will not alter its position with respect to digital assets in the future or that a court would uphold the treatment set forth in Existing IRS Guidance. It is also unclear what additional guidance on the treatment of digital assets for U.S. federal income tax purposes may be issued in the future. Any such alteration of the current IRS positions or additional guidance could result in adverse tax consequences for shareholders and could have an adverse effect on the value of SOL. Future developments that may arise with respect to digital assets may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes. For example, the Notice addresses only digital assets that are “convertible virtual currency,” and it is conceivable that, as a result of a fork, airdrop or similar occurrence, the Trust could hold certain types of digital assets that are not within the scope of the Notice in the event the Sponsor seeks to change the Trust’s policy with respect to Incidental Rights or IR Virtual Currency, subject to CBOE obtaining regulatory approval from the SEC.

Shareholders are urged to consult their tax advisers regarding the tax consequences of owning and disposing of Shares and digital assets in general.

Future developments regarding the treatment of digital assets for U.S. federal income tax purposes could adversely affect the value of the Shares.

As discussed above, many significant aspects of the U.S. federal income tax treatment of digital assets, such as SOL, are uncertain, and it is unclear what guidance on the treatment of digital assets for U.S. federal income tax purposes may be issued in the future. It is possible that any such guidance would have an adverse effect on the prices of digital assets, including on the price of SOL in the Digital Asset Markets, and therefore may have an adverse effect on the value of the Shares.

Because of the evolving nature of digital assets, it is not possible to predict potential future developments that may arise with respect to digital assets, including forks, airdrops and similar occurrences or staking. Such developments may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes. Moreover, certain future developments could render it impossible, or impracticable, for the Trust to continue to be treated as a grantor trust for U.S. federal income tax purposes.

Future developments in the treatment of digital assets for tax purposes other than U.S. federal income tax purposes could adversely affect the value of the Shares.

The taxing authorities of certain states, including New York, (i) have announced that they will follow the Notice with respect to the treatment of digital assets for state income tax purposes and/or (ii) have issued guidance exempting the purchase and/or sale of digital assets for fiat currency from state sales tax. However, it is unclear what further guidance on the treatment of digital assets for state tax purposes may be issued in the future.

The treatment of digital assets for tax purposes by non-U.S. jurisdictions may differ from the treatment of digital assets for U.S. federal, state or local tax purposes. It is possible, for example, that a non-U.S. jurisdiction would impose sales tax or value-added tax on purchases and sales of digital assets for fiat currency. If a foreign jurisdiction with a significant share of the market of SOL users imposes onerous tax burdens on digital asset users, or imposes sales or value-added tax on purchases and sales of digital assets for fiat currency, such actions could result in decreased demand for SOL in such jurisdiction.

Any future guidance on the treatment of digital assets for state, local or non-U.S. tax purposes could increase the expenses of the Trust and could have an adverse effect on the prices of digital assets, including on the price of SOL in the Digital Asset Markets. As a result, any such future guidance could have an adverse effect on the value of the Shares.

The tax treatment of SOL and transactions involving SOL for state and local tax purposes is not settled.

Because SOL is a new technological innovation, the tax treatment of SOL for state and local tax purposes, including, without limitation state and local income and sales and use taxes, is not settled. It is uncertain what guidance, if any, on the treatment of SOL for state and local tax purposes may be issued in the future. A state or local government authority’s treatment of SOL may have negative consequences, including the imposition of a greater tax burden on investors in SOL or the imposition of a greater cost on the acquisition and disposition of SOL generally. Any such treatment may have a negative effect on prices of SOL and may adversely affect the value of the Shares.

A U.S. tax-exempt shareholder may recognize “unrelated business taxable income” as a consequence of an investment in Shares.

Under the guidance provided in the Ruling & FAQs, hard forks, airdrops and similar occurrences with respect to digital assets will under certain circumstances be treated as taxable events giving rise to ordinary income. Moreover, as separately provided by the IRS in the Staking Guidance, staking rewards will, under certain circumstances, be treated as giving rise to taxable income. In the absence of guidance to the contrary, it is possible that any such income recognized by a U.S. tax-exempt shareholder would constitute “unrelated business taxable income” (“UBTI”). A tax-exempt shareholder should consult its tax adviser regarding whether such shareholder may recognize UBTI as a consequence of an investment in Shares. See “Material U.S. Federal Income Tax Consequences.”

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Non-U.S. Holders may be subject to U.S. federal withholding tax on income derived from forks, airdrops and similar occurrences.

The Ruling & FAQs do not address whether income recognized by a non-U.S. person as a result of a fork, airdrop or similar occurrence or staking could be subject to the 30% withholding tax imposed on U.S.-source “fixed or determinable annual or periodical” income. Non-U.S. Holders (as defined under “Material U.S. Federal Income Tax Consequences—Tax Consequences to Non-U.S. Holders”) should assume that, in the absence of guidance, a withholding agent (including the Sponsor) is likely to withhold 30% of any such income recognized by a non-U.S. Holder in respect of its Shares, including by deducting such withheld amounts from proceeds that such non-U.S. Holder would otherwise be entitled to receive in connection with a distribution of Incidental Rights or IR Virtual Currency. See “Material U.S. Federal Income Tax Consequences.”

Shareholders could incur a tax liability without an associated distribution of the Trust.

In the normal course of business, it is possible that the Trust could incur a taxable gain in connection with the sale of SOL (such as sales of SOL to obtain fiat currency with which to pay the Management Fee or Trust expenses, and including deemed sales of SOL as a result of the Trust using SOL to pay the Management Fee or its expenses) that is otherwise not associated with a distribution to Shareholders. Shareholders may be subject to tax due to the grantor trust status of the Trust even though there is not a corresponding distribution from the Trust.

Risk Factors Related to Staking

Staking introduces a risk of loss of SOL, which could adversely affect the value of the Shares.

Staking introduces a risk of loss of SOL. None of the Trust’s assets, including potentially staked assets, are subject to the protections enjoyed by depositors or customers of institutions with FDIC or Securities Investor Protection Corporation membership.

The Solana Network imposes penalties (i.e., “slashing”) if a validator commits malicious acts related to the validation of blocks with invalid transactions. Currently on the Solana Network, slashing generally operates by social consensus, rather than being automatically applied by the protocol’s code. The Solana community generally aspires to slash 100% of staked assets in cases where a Solana node is maliciously trying to violate safety rules and 0% during routine operations. As a result, there is currently no automatic slashing in the Solana Network. Rather, for regular consensus, after a safety violation, the Solana Network will halt. The validators will analyze the data prior to the halt to determine who was responsible and propose that the stake of the malicious actors responsible for the safety violation should be slashed after restart, typically 100%. Automatic slashing (i.e., slashing functionality that is applied by the protocol’s code) is expected to be introduced in the future.

There can be no guarantee that slashing penalties and resulting losses will not occur as a result of the activities of a Staking Provider. Furthermore, a Staking Provider’s liability to the Trust is expected to be limited, and a Staking Provider may lack the assets or insurance in order to support the recovery of any losses incurred. While the staking arrangements may provide for indemnification up to a specified cap, slashing insurance or other reimbursement programs, there can be no guarantee that the Trust would recover any of its staked assets, or the value thereof, if it is subject to penalties imposed by the Solana Network.

Staked SOL tokens will be inaccessible for a variable period of time, determined by a range of factors, which could result in certain liquidity risk to the Trust.

Under current Solana Network protocols, staked SOL tokens are permitted to be un-staked by the holder of the private keys for the withdrawal address of such SOL tokens. However, as part of the “activating” and “exiting” processes of staking, staked SOL tokens will be inaccessible for a variable period of time determined by a range of factors, including network congestion, resulting in certain liquidity risks that the Sponsor plans to manage. “Activation” is the funding of a validator to be included in the active set, thereby allowing the validator to participate in the Solana Network’s proof-of-stake consensus protocol. “Exit” is the request to exit from the active set and no longer participate in the Solana Network’s proof-of-stake consensus protocol. As part of these “activating” and “exiting” processes of staking on the Solana Network, any staked SOL will be inaccessible for a period of time before fully unbonded. The duration of activating and exiting periods are dependent on a range of factors, including network conditions. However, depending on demand, unbonding can take between hours, days or weeks to complete, although, more recently, it generally lasts 0 to 2 days. This can result in certain liquidity risk to the Trust, which the Sponsor will seek to manage through a range of risk management methods.

Due to the time involved in “exiting” the staking process, there is a risk that the Trust could become unable to timely meet excessive redemption requests in amounts that are greater than the portion of the Trust’s SOL that remains un-staked, leading to temporary delays in settlement and, in extreme scenarios, the temporary unavailability of the Trust’s redemption program. Moreover, any staked SOL which must be un-staked in order to fulfill a redemption (to the extent such redemption cannot be fulfilled utilizing the portion of the Trust’s SOL that has not been staked, or through another mechanism to manage liquidity in connection with Redemption Orders in respect of which the Trust has received an opinion of a Tax Advisor or a Tax Ruling) will be un-staked only after the redemption request is approved by the Trust, the Sponsor executes an un-stake or withdrawal transaction through the SOL Custodian, and such transaction is processed by the Solana Network. The Staking Provider will not be able to transfer unstaked SOL or Staking Consideration to another address on the Solana Network.

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Although the Sponsor anticipates that the Trust may enter into financing arrangements to borrow SOL in order to fulfill redemption requests if the Trust’s unstaked SOL is insufficient to do so, there can be no assurance that such arrangements will be available as intended or provide sufficient liquidity to satisfy redemption requests.

Staking Rewards earned by the Trust are paid to the Sponsor.

The Trust’s SOL is currently delegated to a single Staking Provider for staking and an affiliate of the Sponsor has a 6.95% investment in the Staking Provider. The amount of Staking Rewards that the Trust’s staking activity will generate will be dependent on the performance of the Staking Provider, including the adequacy and reliability of the hardware and software utilized by the Staking Provider, and the yield provided. Since the Sponsor is authorized to permit staking in its discretion, select the third-party Staking Providers and the Staking Rewards that the Trust receives are paid only to the Sponsor, the Sponsor may be incentivized to select Staking Providers solely based on the amount of Staking Rewards that could be earned and/or other factors that may present conflicts of interest with the Trust.

The regulatory landscape surrounding Staking is uncertain.

The regulatory landscape surrounding Staking is highly uncertain, and may expose the Sponsor, SOL Custodian, third-party Staking Providers and the Trust and its shareholders to unforeseen regulatory risks or potential enforcement actions. For example, there is a risk that the staking arrangements could constitute an “investment contract” under the federal securities laws, such that it is a security, and thus needs to be registered or eligible for an exemption from registration. In May 2025, staff at the SEC’s Division of Corporation Finance issued a statement (the “SEC Staking Statement”) expressing the view that certain staking activities do not involve the offer and sale of securities within the meaning of the federal securities laws, and we believe the staking arrangements satisfy the criteria in this guidance. However, the SEC Staking Statement is not a rule, regulation, guidance, or statement of the Commission, and has no legal force or effect. There is accordingly a risk that a court could disagree with the views expressed in the SEC Staking Statement. In that case, or if SOL were deemed a security, there would also be a risk that a Staking Provider could be deemed to be acting as a broker-dealer, on the basis that the Staking Provider is receiving a commission for effecting the staking transactions and receipt of Staking Consideration.

Risk Factors Related to Potential Conflicts of Interest

Potential conflicts of interest may arise among the Sponsor or its affiliates and the Trust. The Sponsor and its affiliates have no fiduciary duties to the Trust and its shareholders other than as provided in the Trust Agreement, which may permit them to favor their own interests to the detriment of the Trust and its shareholders.

The Sponsor will manage the affairs of the Trust. Conflicts of interest may arise among the Sponsor and its affiliates, on the one hand, and the Trust and its shareholders, on the other hand. As a result of these conflicts, the Sponsor may favor its own interests and the interests of its affiliates over the Trust and its shareholders. These potential conflicts include, among others, the following:

●	The Sponsor has no fiduciary duties to, and is allowed to take into account the interests of parties other than, the Trust and its shareholders in resolving conflicts of interest, provided the Sponsor does not act in bad faith;

●	The Trust has agreed to indemnify the Sponsor and its affiliates pursuant to the Trust Agreement;

●	The Sponsor is responsible for allocating its own limited resources among different clients and potential future business ventures, to each of which it owes fiduciary duties;

●	The Sponsor and its staff also service affiliates of the Sponsor, including several other digital asset investment vehicles, and their respective clients and cannot devote all of its, or their, respective time or resources to the management of the affairs of the Trust;

●	The Sponsor, its affiliates and their respective officers and employees are not prohibited from engaging in other businesses or activities, including those that might be in direct competition with the Trust;

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●	The Sponsor has sole discretion to stake the Trust’s SOL, including the selection of the Staking Provider(s), and Staking Rewards earned by the Trust are paid to the Sponsor;

●	Affiliates of the Sponsor have substantial direct investments in SOL that they are permitted to manage taking into account their own interests without regard to the interests of the Trust or its shareholders, and any increases, decreases or other changes in such investments could affect the Index Price and, in turn, the value of the Shares;

●	There is an absence of arm’s-length negotiation with respect to certain terms of the Trust, and, where applicable, there has been no independent due diligence conducted with respect to the Trust;

●	The Sponsor decides whether to retain separate counsel, accountants or others to perform services for the Trust;

●	While the Index Provider does not currently utilize data from over-the-counter markets or derivatives platforms, it may decide to include pricing from such markets or platforms in the future;

●	The Sponsor may appoint an agent to act on behalf of the shareholders, and such agent may be the Sponsor or an affiliate of the Sponsor; and

●	The Sponsor has historically and may again select an Index Provider that is an affiliate of the Sponsor and the Trust.

By purchasing the Shares, shareholders agree and consent to the provisions set forth in the Trust Agreement. See “Business of the Trust—Description of the Trust Agreement.”

For a further discussion of the conflicts of interest among the Sponsor, the distributor, the marketer, Authorized Participant, Liquidity Providers, the Trust and others, see “Certain Relationships and Related Party Transactions.”

Shareholders cannot be assured of the Sponsor’s continued services, the discontinuance of which may be detrimental to the Trust.

Shareholders cannot be assured that the Sponsor will be willing or able to continue to serve as sponsor to the Trust for any length of time. If the Sponsor discontinues its activities on behalf of the Trust and a substitute sponsor is not appointed, the Trust will terminate and liquidate its SOL.

Appointment of a substitute sponsor will not guarantee the Trust’s continued operation, successful or otherwise. Because a substitute sponsor may have no experience managing a digital asset financial vehicle, a substitute sponsor may not have the experience, knowledge or expertise required to ensure that the Trust will operate successfully or continue to operate at all. Therefore, the appointment of a substitute sponsor may not necessarily be beneficial to the Trust and the Trust may terminate. See “Certain Relationships and Related Party Transactions—The Sponsor.”

If the SOL Custodian resigns or is removed by the Sponsor or otherwise, without replacement, it would trigger early termination of the Trust.

A Custodial Entity may terminate the Prime Execution Agent Agreement for Cause (as defined in “Business of the Trust— Description of the Prime Execution Agent Agreement—Term; Termination and Suspension”) at any time or upon [one hundred eighty days’] prior written notice to the Trust, as provided under the Prime Execution Agent Agreement. If the SOL Custodian resigns or is removed by the Sponsor or otherwise, without replacement, the Trust will dissolve in accordance with the terms of the Trust Agreement.

Shareholders may be adversely affected by the lack of independent advisers representing investors in the Trust.

The Sponsor has consulted with counsel, accountants and other advisers regarding the formation and operation of the Trust. No counsel was appointed to represent investors in connection with the formation of the Trust or the establishment of the terms of the Trust Agreement and the Shares. Moreover, no counsel has been appointed to represent an investor in connection with the offering of the Shares. Accordingly, an investor should consult his, her or its own legal, tax and financial advisers regarding the desirability of the value of the Shares. Lack of such consultation may lead to an undesirable investment decision with respect to investment in the Shares.

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The Trust is an “emerging growth company” and the reduced disclosure requirements applicable to emerging growth companies may make the Shares less attractive to investors.

The Trust is an “emerging growth company,” as defined in the JOBS Act, and intends to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and exemptions from the requirement of shareholder approval of any golden parachute payments not previously approved. The Trust intends to take advantage of these reporting exemptions until it is no longer an emerging growth company. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of these accounting standards until they would otherwise apply to private companies. We have elected to avail ourselves of this exemption and, therefore, we may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. The Sponsor and the Trust cannot predict if investors will find the Shares less attractive because the Trust will rely on these exemptions. The Trust will remain an emerging growth company for up to five years after its initial public offering, although it will lose that status sooner if the Trust has more than $1.235 billion of revenues in a fiscal year, has more than $700 million in market value of Shares held by non-affiliates as of any June 30 or issues more than $1.0 billion of non-convertible debt over a rolling three-year period. If some investors find the Shares less attractive as a result, there may be a less active trading market for the Shares and the price of the Shares may be more volatile.

Risk Factors Related to the Offering

There may be less liquidity or wider spreads in the market for the Shares as compared to the shares of other spot SOL exchange-traded products, if and when the listing of such products has been approved.

Although the Shares are expected to be publicly listed and traded on the CBOE, as a new investment vehicle, there can be no guarantee that the trading market for the Shares will develop as robustly as the trading market for the shares of other spot SOL ETPs, if and when the listing of such products has been approved, or that one will develop at all. To the extent that no active trading market develops and/or the assets of the Trust do not reach or maintain a viable size to facilitate robust trading, the liquidity of the Shares may be limited, which could result in wider bid/ask spreads and negatively impact the value of the Shares. In addition, if shareholders need to sell their Shares at a time when no active market for them exists, the price shareholders receive for their Shares, assuming that shareholders are able to sell them, likely will be lower than the price that shareholders would receive if an active market did exist and, accordingly, a shareholder may suffer losses. See “—Risk Factors Related to the Digital Asset Markets—The lack of active trading markets for the Shares may result in losses on investors’ investments at the time of disposition of Shares.”

The liquidity of the Shares may be affected if Authorized Participants cease to perform their obligations under the Participant Agreements or the Sponsor is unable to engage Liquidity Providers.

In the event that one or more Authorized Participants having substantial interests in Shares or otherwise responsible for a significant portion of the Shares’ daily trading volume on CBOE terminates its Participant Agreement, the liquidity of the Shares would likely decrease, which could adversely affect the value of the Shares. In addition, if the Sponsor is unable to engage one or more Liquidity Providers to obtain or receive SOL in connection with Cash Orders, the Trust may have difficulty maintaining the participation of certain Authorized Participants or engaging additional Authorized Participants. Under such circumstances, the liquidity of the Shares would likely decrease, which could adversely affect the value of the Shares.

The Shares may trade at a price that is at, above or below the Trust’s NAV per Share as a result of the non-current trading hours between CBOE and the Digital Asset Trading Platform Market.

The Trust’s NAV per Share will fluctuate with changes in the market value of SOL, and the Sponsor expects the trading price of the Shares to fluctuate in accordance with changes in the Trust’s NAV per Share, as well as market supply and demand. However, the Shares may trade on CBOE at a price that is at, above or below the Trust’s NAV per Share for a variety of reasons. For example, CBOE is open for trading in the Shares for a limited period each day, but the Digital Asset Trading Platform Market is a 24-hour marketplace. During periods when CBOE is closed but digital asset trading platforms are open, significant changes in the price of SOL on the Digital Asset Trading Platform Market could result in a difference in performance between the value of SOL as measured by the Index and the most recent NAV per Share or closing trading price. For example, if the price of SOL on the Digital Asset Trading Platform Market, and the value of SOL as measured by the Index, move significantly in a negative direction after the close of CBOE, the trading price of the Shares may “gap” down to the full extent of such negative price shift when CBOE reopens. If the price of SOL on the Digital Asset Trading Platform Market drops significantly during hours CBOE is closed, shareholders may not be able to sell their Shares until after the “gap” down has been fully realized, resulting in an inability to rapidly mitigate losses in a negative market. Even during periods when CBOE is open, large digital asset trading platforms (or a substantial number of smaller digital asset trading platforms) may be lightly traded or closed for any number of reasons, which could increase trading spreads and widen any premium or discount on the Shares.

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Shareholders may suffer a loss on their investment if the Shares trade above or below the Trust’s NAV per Share.

Historically, the Shares have traded at a premium to the NAV per Share, which at times has been substantial. If the Shares trade on CBOE in the future at a premium, investors who purchase Shares on CBOE will pay more for their Shares than investors who purchase Shares directly from Authorized Participants. In contrast, if the Shares trade on CBOE in the future at a discount, investors who purchase Shares directly from Authorized Participants will pay more for their Shares than investors who purchase Shares on CBOE. The premium at which the Shares have traded has fluctuated over time. From [●] to [●], the maximum premium of the closing price of the Shares quoted on OTCQX over the value of the Trust’s NAV per Share was [●]% and the average premium was [●]%. As of [●], the Trust’s Shares were quoted on OTCQX at a premium of [●]% to the Trust’s NAV per Share. As a result, shareholders who purchase Shares on CBOE at a premium may suffer a loss on their investment if they sell their Shares at a time when the premium has decreased from the premium at which they purchased the Shares even if the NAV per Share remains the same. Likewise, shareholders that purchase Shares directly from the Trust may suffer a loss on their investment if they sell their Shares at a time when the Shares are trading at a discount on CBOE. Furthermore, shareholders may suffer a loss on their investment even if the NAV per Share increases because the decrease in any premium or increase in any discount may offset any increase in the NAV per Share.

The inability of Authorized Participants and market makers to hedge their SOL exposure may adversely affect the liquidity of Shares and the value of an investment in the Shares.

Authorized Participants and market makers will generally want to hedge their exposure in connection with Basket purchase and redemption orders. To the extent Authorized Participants and market makers are unable to hedge their exposure due to market conditions (e.g., insufficient SOL liquidity in the market, inability to locate an appropriate hedge counterparty, extreme volatility in the price of SOL, wide spreads between prices quoted on different digital asset trading platforms, the closing of digital asset trading platforms due to fraud, failures, security breaches or otherwise etc.), such conditions may make it difficult to purchase or redeem Baskets or cause them to not create or redeem Baskets. In addition, the hedging mechanisms employed by Authorized Participants and market makers to hedge their exposure to SOL may not function as intended, which may make it more difficult for them to enter into such transactions. Such events could negatively impact the market price of the Shares and the spread at which the Shares trade on the open market.

Arbitrage transactions intended to keep the price of the Shares closely linked to the price of SOL may be problematic if the process for the purchase and redemption of Baskets encounters difficulties, which may adversely affect an investment in the Shares.

If the processes of creation and redemption of Shares (which depend on timely transfers of SOL to and by the SOL Custodian) encounter any unanticipated difficulties due to, for example, the price volatility of SOL, the insolvency, business failure or interruption, default, failure to perform, security breach, or other problems affecting the SOL Custodian, the closing of digital asset trading platforms to fraud, failures, security breaches or otherwise, or network outages or congestion, spikes in transaction fees demanded by validators, or other problems or disruptions affecting the Blockchain, then potential market participants, such as the Authorized Participants and their customers, who would otherwise be willing to purchase or redeem Baskets to take advantage of any arbitrage opportunity arising from discrepancies between the price of the Shares and the price of the underlying SOL may not take the risk that, as a result of those difficulties, they may not be able to realize the profit they expect.

Alternatively, in the case of a network outage or other problems affecting the Blockchain, the processing of transactions on the Blockchain may be disrupted, which in turn may prevent Liquidity Providers from depositing or withdrawing SOL from their custody accounts, which in turn could affect the creation or redemption of Baskets. If this is the case, the liquidity of the Shares may decline and the price of the Shares may fluctuate independently of the price of SOL and may fall or otherwise diverge from NAV. Furthermore, in the event that the market for SOL should become relatively illiquid and thereby materially restrict opportunities for arbitraging by delivering SOL in return for Baskets, the price of the Shares may diverge from the price of SOL.

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Use of Proceeds

Proceeds received by the Trust from the issuance and sale of Baskets will consist of SOL in-kind and cash deposited with the Trust in connection with creations. SOL deposits are held by the SOL Custodian on behalf of the Trust until (i) delivered to Authorized Participants or their designated agent or client in connection with an in-kind redemption or sold in connection with a cash redemption; or (ii) sold to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor. Cash deposits are held by the Cash Custodian on behalf of the Trust until (i) used to acquire SOL; (ii) accrued and distributed to pay fees due to the Sponsor and Trust expenses and liabilities not assumed by the Sponsor; (iii) distributed to Authorized Participant in connection with redemptions of Baskets; or (iv) disposed of in a liquidation of the Trust. See “Business of the Trust—Trust Expenses.”

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Overview of the SOL Industry and Market

SOL is a digital asset that is created and transmitted through the operations of the peer-to-peer Solana Network, a decentralized network of computers that operates on cryptographic protocols. No single entity owns or operates the Solana Network, the infrastructure of which is collectively maintained by a decentralized user base. The Solana Network allows people to exchange tokens of value, called SOL, which are recorded on a public transaction ledger. SOL can be used to pay for goods and services, including to send a transaction on the Solana Network, or it can be converted to fiat currencies, such as the U.S. dollar, at rates determined on digital asset trading platforms or in individual end-user-to-end-user transactions under a barter system. Furthermore, the Solana Network was designed to allow users to write and implement smart contracts—that is, general-purpose code that executes on every computer in the network and can instruct the transmission of information and value based on a sophisticated set of logical conditions. Using smart contracts, users can create markets, store registries of debts or promises, represent the ownership of property, move funds in accordance with conditional instructions and create digital assets other than SOL on the Solana Network. Smart contract operations are executed on the Solana Blockchain in exchange for payment of SOL. The Solana Network is one of a number of projects intended to expand blockchain use beyond just a peer-to-peer money system.

The Solana protocol introduced the PoH timestamping mechanism. PoH automatically orders on-chain transactions by creating a historical record that proves an event has occurred at a specific moment in time. PoH is intended to provide a transaction processing speed and capacity advantage over other blockchain networks like the Bitcoin and Ethereum networks, which rely on sequential production of blocks and can lead to delays caused by validator confirmations. PoH is a new blockchain technology that is not widely used. PoH may not function as intended. For example, it may require more specialized equipment to participate in the network and fail to attract a significant number of users. In addition, there may be flaws in the cryptography underlying PoH, including flaws that affect functionality of the Solana Network or make the network vulnerable to attack.

In addition to the PoH mechanism described above, the Solana Network uses a proof-of-stake consensus mechanism to incentivize SOL holders to validate transactions. Unlike proof-of-work, in which miners expend computational resources to compete to validate transactions and are rewarded coins in proportion to the amount of computational resources expended, in proof-of-stake, validators risk or “stake” coins to compete to be randomly selected to validate transactions and are rewarded coins in proportion to the amount of coins staked. Any malicious activity, such as disagreeing with the eventual consensus or otherwise violating protocol rules, may result in a validator being selected less frequently by a consensus of other validators to validate blocks. Proof-of-stake is viewed as more energy efficient and scalable than proof-of-work and is sometimes referred to as “virtual mining.”

The Solana protocol was first conceived by Anatoly Yakovenko in a 2017 whitepaper. Development of the Solana Network is overseen by the Solana Foundation, a Swiss non-profit organization, and Solana Labs, Inc. (“Solana Labs”), a Delaware corporation, which administered the original network launch and token distribution.

Although Solana Labs and the Solana Foundation continue to exert significant influence over the direction of the development of the Solana project, the Solana Network is believed to be decentralized and does not require governmental authorities or financial institution intermediaries to create, transmit or determine the value of SOL.

Smart Contracts and Development on the Solana Network

Smart contracts are programs that run on a blockchain that can execute automatically when certain conditions are met. Smart contracts facilitate the exchange of anything representative of value, such as money, information, property, or voting rights. Using smart contracts, users can send or receive digital assets, create markets, store registries of debts or promises, represent ownership of property or a company, move funds in accordance with conditional instructions and create new digital assets.

Development on the Solana Network involves building more complex tools on top of smart contracts, such as decentralized apps (“DApps”); organizations that are autonomous, known as decentralized autonomous organizations (“DAOs”); and entirely new decentralized networks. For example, a company that distributes charitable donations on behalf of users could hold donated funds in smart contracts that are paid to charities only if the charity satisfies certain pre-defined conditions.

In total, as of [[●], more than [●] DApps] are currently built on the Solana Network, including DApps in the collectible non-fungible token, gaming, music streaming, and decentralized finance categories.

Additionally, the Solana Network has been used for decentralized finance (“DeFi”), or open finance platforms, which seek to democratize access to financial services, such as borrowing, lending, custody, trading, derivatives and insurance, by removing third-party intermediaries. DeFi can allow users to lend and earn interest on their digital assets, exchange one digital asset for another and create derivative digital assets such as stablecoins, which are digital assets pegged to a reserve asset such as fiat currency. [As of [●], approximately $[●] was being used as collateral on DeFi platforms using the Solana Network.]

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In addition, the Solana Network and other smart contract platforms have been used for creating non-fungible tokens, or NFTs. Unlike digital assets native to smart contract platforms which are fungible and enable the payment of fees for smart contract execution, NFTs allow for digital ownership of assets that convey certain rights to other digital or real world assets. This new paradigm allows users to own rights to other assets through NFTs, which enable users to trade them with others on the Solana Network. For example, an NFT may convey rights to a digital asset that exists in an online game or a DApp, and users can trade their NFT in the DApp or game, and carry them to other digital experiences, creating an entirely new free-market internet-native economy that can be monetized in the physical world.

Overview of the Solana Network’s Operations

In order to own, transfer or use SOL directly on the Solana Network (as opposed to through an intermediary, such as a custodian), a person generally must have internet access to connect to the Solana Network. SOL transactions may be made directly between end-users without the need for a third-party intermediary. To prevent the possibility of double-spending SOL, a user must notify the Solana Network of the transaction by broadcasting the transaction data to its network peers. The Solana Network provides confirmation against double-spending by memorializing every transaction in the Solana Blockchain, which is publicly accessible and transparent. This memorialization and verification against double-spending is accomplished through the Solana Network validation process, which adds “blocks” of data, including recent transaction information, to the Solana Blockchain. Unlike other blockchains that rely solely on sequential production of blocks through PoW or PoS mechanisms, however, the Solana Network introduces PoH, which creates a historical record that proves an event has occurred at a specific moment in time.

Summary of a SOL Transaction

Prior to engaging in SOL transactions directly on the Solana Network, a user generally must first install on its computer or mobile device a Solana Network software program that will allow the user to generate a private and public key pair associated with an SOL address. The Solana Network software program and the SOL address also enable the user to connect to the Solana Network and transfer SOL to, and receive SOL from, other users.

Each Solana Network address, or wallet, is associated with a unique “public key” and “private key” pair. To receive SOL, the SOL recipient must provide its public key to the party initiating the transfer. This activity is analogous to a recipient for a transaction in U.S. dollars providing a routing address in wire instructions to the payor so that cash may be wired to the recipient’s account. The payor approves the transfer to the address provided by the recipient by “signing” a transaction that consists of the recipient’s public key with the private key of the address from where the payor is transferring the SOL. The recipient, however, does not make public or provide to the sender its related private key.

Neither the recipient nor the sender reveal their private keys in a transaction, because the private key authorizes transfer of the funds in that address to other users. Therefore, if a user loses his or her private key, the user may permanently lose access to the SOL contained in the associated address. Likewise, SOL is irretrievably lost if the private key associated with them is deleted and no backup has been made. When sending SOL, a user’s Solana Network software program must validate the transaction with the associated private key. In addition, since every computation on the Solana Network requires processing power, there is a transaction fee involved with the transfer that is paid by the payor. The resulting digitally validated transaction is sent by the user’s Solana Network software program to the Solana Network validators to allow transaction confirmation.

Solana Network validators record and confirm transactions when they validate and add blocks of information to the Solana Blockchain. When a validator is selected to validate a block, it creates that block, which includes data relating to (i) the verification of newly submitted and accepted transactions and (ii) a reference to the prior block in the Solana Blockchain to which the new block is being added. The validator becomes aware of outstanding, unrecorded transactions through the data packet transmission and distribution discussed above.

Upon the addition of a block of SOL transactions, the Solana Network software program of both the spending party and the receiving party will show confirmation of the transaction on the Solana Blockchain and reflect an adjustment to the SOL balance in each party’s Solana Network public key, completing the SOL transaction. Once a transaction is confirmed on the Solana Blockchain, it is irreversible.

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Some SOL transactions are conducted “off-blockchain” and are therefore not recorded on the Solana Blockchain. These “off-blockchain transactions” involve the transfer of control over, or ownership of, a specific digital wallet holding SOL or the reallocation of ownership of certain SOL in a pooled-ownership digital wallet, such as a digital wallet owned by a Digital Asset Trading Platform. In contrast to on-blockchain transactions, which are publicly recorded on the Solana Blockchain, information and data regarding off-blockchain transactions are generally not publicly available. Therefore, off-blockchain transactions are not truly SOL transactions in that they do not involve the transfer of transaction data on the Solana Network and do not reflect a movement of SOL between addresses recorded on the Solana Blockchain. For these reasons, off-blockchain transactions are subject to risks as any such transfer of SOL ownership is not protected by the protocol behind the Solana Network or recorded in, and validated through, the blockchain mechanism.

Creation of SOL

Initial Creation of SOL

500 million SOL were created in connection with the launch of the Solana Network. The initial 500 million SOL were distributed as follows:

●	Investors: 189 million SOL, or 37.8% of the supply, was sold in private sales to venture capital and other investors conducted between 2018 to 2021.

●	Solana Foundation: 52 million SOL, or 10.4% of the supply, was distributed to the Solana Foundation for operational costs incurred in the development of the Solana Network.

●	Solana Labs, Inc.: 64 million SOL, or 12.8% of the supply, was retained by Solana Labs to be used, at least in part, to compensate the employees of Solana Labs.

●	Community: 195 million SOL, or 39.0% of the supply, was distributed to the Solana Foundation to be deployed as bounties, incentive programs, marketing and grants.

Following the launch of the Solana Network, SOL supply increases through a progressive minting process.

SOL Supply

The rate at which new SOL supply has been minted and put into circulation has varied since network launch. Additionally, the Solana protocol reduces the SOL supply by eliminating 50% of transaction fees paid to the network. As a result, net changes in SOL supply are expected to vary in the future.

At network launch, the SOL circulating supply was 8 million SOL. Between network launch and March 31, 2025, the circulating supply of SOL increased by roughly 6,300% to approximately 513 million SOL.

In February 2021, the SOL supply inflation rate was changed from 0.1% to a new initial inflation rate of 8%. The 8% initial inflation rate is scheduled to decline in 15% increments until a long-term inflation rate of 1.5% is reached. [As of [●], the SOL supply issuance rate was approximately [●]% on an annual basis before any offsets for eliminated transaction fees.]

Modifications to the SOL Protocol

Historically the Solana Network’s development has been overseen by Solana Labs, the Solana Foundation and other core developers. The Solana Foundation and core developers are able to access and alter the Solana Network source code and, as a result, they are responsible for quasi-official releases of updates and other changes to the Solana Network’s source code.

The release of updates to the Solana Network’s source code does not guarantee that the updates will be automatically adopted. Users and nodes must accept any changes made to the Solana source code by downloading the proposed modification of the Solana Network’s source code. A modification of the Solana Network’s source code is only effective with respect to the Solana users that download it. If a modification is accepted only by a percentage of users and validators, a division in the Solana Network will occur such that one network will run the pre-modification source code and the other network will run the modified source code. Such a division is known as a “fork.” See “Risk Factors—Risk Factors Related to Digital Assets—A temporary or permanent fork could adversely affect an investment in the Shares.” Consequently, as a practical matter, a modification to the source code becomes part of the Solana Network only if accepted by participants collectively having a majority of the processing power on the Solana Network.

Core development of the Solana source code has increasingly focused on modifications of the Solana protocol to increase speed and scalability and also allow for financial and non-financial next generation uses. The Trust’s activities will not directly relate to such projects, though such projects may utilize SOL as tokens for the facilitation of their non-financial uses, thereby potentially increasing demand for SOL and the utility of the Solana Network as a whole. Conversely, projects that operate and are built within the Solana Blockchain may increase the data flow on the Solana Network and could either “bloat” the size of the Solana Blockchain or slow confirmation times.

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Forms of Attack Against the Solana Network

All networked systems are vulnerable to various kinds of attacks. As with any computer network, the Solana Network contains certain flaws. For example, the Solana Network is currently vulnerable to a “>50% attack” where, if a party or group were to gain control of more than 50% of the staked SOL, a malicious actor would be able to gain full control of the network and the ability to manipulate the Solana Blockchain. As of March 31, 2025, the top three largest staking pools controlled approximately 9% of the SOL staked on the Solana Network. In addition, many digital asset networks have been subjected to a number of denial of service attacks, which has led to temporary delays in block creation and the transfer of the digital assets.

For example, on September 14, 2021, the Solana Network experienced a significant disruption, later attributed to a type of denial of service attack, and was offline for 17 hours, only returning to full functionality 24 hours later. While persons associated with Solana Labs and/or the Solana Foundation are understood to have played a key role in bringing the network back online, the broader community also played a key role, as Solana validators coordinated to upgrade and restart the network. Any similar attacks on the Solana Network that impact the ability to transfer SOL could have a material adverse effect on the price of SOL and the value of the Shares.

Market Participants

Validators

Validators range from Solana enthusiasts to professional operations that design and build dedicated machines and data centers, including “clusters,” which are groups of validators that act cohesively and combine their processing to confirm transactions. When a validator confirms a transaction, the validator and any associated stakers receive a fee. During the course of ordering transactions and validating blocks, validators may be able to prioritize certain transactions in return for increased transaction fees, an incentive system known as “Maximal Extractable Value” or MEV. For example, in blockchain networks that facilitate DeFi protocols in particular, such as the Ethereum Network, users may attempt to gain an advantage over other users by offering greater transaction fees. Validators less commonly capture MEV in the Solana Network because, unlike the Ethereum Network, it does not publicly expose transactions before they are accepted by a validator. However, some efforts are underway to help Solana validators consistently capture MEV. See “—Summary of a SOL Transaction” above.

Investment and Speculative Sector

This sector includes the investment and trading activities of both private and professional investors and speculators. Historically, larger financial services institutions are publicly reported to have limited involvement in investment and trading in digital assets, although the participation landscape is beginning to change. Currently, there is relatively limited use of digital assets in the retail and commercial marketplace in comparison to relatively extensive use by speculators, and a significant portion of demand for digital assets is generated by speculators and investors seeking to profit from the short- or long-term holding of digital assets.

Retail Sector

The retail sector includes users transacting in direct peer-to-peer SOL transactions through the direct sending of SOL over the Solana Network. The retail sector also includes transactions in which consumers purchase goods and services from commercial or service businesses through direct transactions or third-party service providers, although the use of SOL as a means of payment is still developing and has not yet been accepted in the same manner as Bitcoin or Ether due to its infancy and because SOL has a different purpose than Bitcoin and Ether.

Service Sector

This sector includes companies that provide a variety of services including the buying, selling, payment processing and storing of SOL. For buying and selling SOL, Coinbase, Crypto.com, LMAX Digital, Kraken, and Bitstamp are some of the largest digital asset trading platforms by volume traded. For storing SOL, Coinbase Custody Trust Company, LLC, the SOL Custodian for the Trust, is a digital asset custodian that provides custodial accounts that store SOL for users. As SOL continues to grow in acceptance, it is anticipated that service providers will expand the currently available range of services and that additional parties will enter the service sector for SOL.

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Government Oversight

As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies (including FinCEN, SEC, CFTC, FINRA, the CFPB, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Federal Reserve and state financial institution and securities regulators) have been examining the operations of digital asset networks, digital asset users and the Digital Asset Markets, with particular focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, evade sanctions or fund criminal or terrorist enterprises and the safety and soundness of trading platforms and other service providers that hold or custody digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries and international bodies have issued rules or guidance about the treatment of digital asset transactions or requirements for businesses engaged in digital asset activity. Moreover, the failure of FTX in November 2022 and the resulting market turmoil substantially increased regulatory scrutiny in the United States and globally and led to SEC and criminal investigations, enforcement actions and other regulatory activity across the digital asset ecosystem. In January 2025, President Trump issued an executive order that outlined the administration’s commitment to strengthening U.S. leadership in the digital assets space and established an interagency working group that is tasked with proposing a regulatory framework governing the issuance and operation of digital assets in the United States. President Trump’s administration has helped guide constructive dialogue regarding digital asset regulation and efforts to foster innovation in the financial sector more broadly. In the United States, the GENIUS Act, which establishes a federal regulatory framework for stablecoins, was passed by the U.S. Congress on July 17, 2025. In July 2025, the U.S. Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, and the Federal Deposit Insurance Corporation issued a statement for banking organizations regarding the safekeeping of digital assets, which focused on how existing laws, regulations and risk management principles apply to such activities, and signaled additional progress in the increasing regulatory clarity for digital assets by key financial regulators in the United States.

In addition, the SEC, U.S. state securities regulators and several foreign governments have issued warnings and instituted legal proceedings in which they argue that certain digital assets may be classified as securities and that both those digital assets and any related initial coin offerings or other primary and secondary market transactions are subject to securities regulations. For example, in June 2023, the SEC brought charges against Binance and Coinbase, and in November 2023, the SEC brought charges against Kraken, alleging that they operated unregistered securities exchanges, brokerages and clearing agencies. In its complaints, the SEC asserted that several digital assets are securities under the federal securities laws. Although the SEC has since dismissed its actions against such entities and has terminated its investigation or enforcement action into many other digital asset market participants, such regulatory actions have had, and future regulatory actions may have, a material adverse effect on the digital asset industry as a whole and on the price of SOL. Additionally, U.S. state and federal, and foreign regulators and legislatures have taken action against virtual currency businesses or enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from virtual currency activity.

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Various foreign jurisdictions have, and may continue to, in the near future, adopt laws, regulations or directives that affect a digital asset network, the Digital Asset Markets, and their users, particularly digital asset trading platforms and service providers that fall within such jurisdictions’ regulatory scope. For example:

●	China has made transacting in cryptocurrencies illegal for Chinese citizens in mainland China, and additional restrictions may follow. China has banned initial coin offerings and there have been reports that Chinese regulators have taken action to shut down a number of China-based digital asset trading platforms.

●	South Korea determined to amend its Financial Information Act in March 2020 to require virtual asset service providers to register and comply with its AML and counter-terrorism funding framework. These measures also provide the government with the authority to close digital asset trading platforms that do not comply with specified processes. South Korea has also banned initial coin offerings.

●	The Reserve Bank of India in April 2018 banned the entities it regulates from providing services to any individuals or business entities dealing with or settling digital assets. In March 2020, this ban was overturned in the Indian Supreme Court, although the Reserve Bank of India is currently challenging this ruling.

●	The United Kingdom’s Financial Conduct Authority published final rules in October 2020 banning the sale of derivatives and ETNs that reference certain types of digital assets, contending that they are “ill-suited” to retail investors citing extreme volatility, valuation challenges and association with financial crime. A new law, the FSMA, received royal assent in June 2023. The FSMA brings digital asset activities within the scope of existing laws governing financial institutions, markets and assets.

●	The Parliament of the European Union approved the text of MiCA in April 2023, establishing a regulatory framework for digital asset services across the European Union. MiCA is intended to serve as a comprehensive regulation of digital asset markets and imposes various obligations on digital asset issuers and service providers. The main aims of MiCA are industry regulation, consumer protection, prevention of market abuse and upholding the integrity of digital asset markets. MiCA was formally approved by the European Union’s member states in 2023. Certain parts of MiCA became effective as of June 2024 and the remainder applied as of December 2024.

There remains significant uncertainty regarding foreign governments’ future actions with respect to the regulation of digital assets and digital asset trading platforms. Such laws, regulations or directives may conflict with those of the United States and may negatively impact the acceptance of SOL by users, merchants and service providers outside the United States and may therefore impede the growth or sustainability of the SOL ecosystem in the United States and globally, or otherwise negatively affect the value of SOL held by the Trust. The effect of any future regulatory change on the Trust or the SOL held by the Trust is impossible to predict, but such change could be substantial and adverse to the Trust and the value of the Shares.

The CFTC has regulatory jurisdiction over the SOL futures markets. In addition, because the CFTC has determined that SOL is a non-security “commodity” under the CEA and the rules thereunder, it has jurisdiction to prosecute fraud and manipulation in the cash, or spot, market for SOL. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges, spot digital asset trading platforms or transactions involving spot SOL that do not utilize collateral, leverage, or financing. The National Futures Association (“NFA”) is the self-regulatory agency for the U.S. futures industry, and as such has jurisdiction over SOL futures. However, the NFA does not have regulatory oversight authority for the cash or spot market for SOL trading or transactions.

In February 2021, certain designated contract markets (“DCMs”) registered with the CFTC, including the CME, launched new contracts for SOL futures products. DCMs are boards of trades (commonly referred to as exchanges) that operate under the regulatory oversight of the CFTC, pursuant to Section 5 of the CEA. To obtain and maintain designation as a DCM, an exchange must comply on an initial and ongoing basis with twenty-three Core Principles established under Section 5(d) of the CEA. Among other things, DCMs are required to establish self-regulatory programs designed to enforce the DCM’s rules, prevent market manipulation and customer and market abuses, and ensure the recording and safe storage of trade information. The CFTC engaged in a “heightened review” of the self-certification of SOL futures, which required DCMs to enter direct or indirect information sharing agreements with spot market platforms to allow access to trade and trader data; monitor data from cash markets with respect to price settlements and other SOL prices more broadly, and identify anomalies and disproportionate moves in the cash markets compared to the futures markets; engage in inquiries, including at the trade settlement level when necessary; and agree to regular coordination with CFTC surveillance staff on trade activities, including providing the CFTC surveillance team with trade settlement data upon request.

See “Risk Factors—Risk Factors Related to the Regulation of Digital Assets, the Trust and the Shares— Regulatory changes or actions by the U.S. Congress or any U.S. federal or state agencies may affect the value of the Shares or restrict the use of SOL, validating activity or the operation of the SOL Network or the Digital Asset Markets in a manner that adversely affects the value of the Shares.”

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Business OF THE TRUST

The activities of the Trust are limited to (1) issuing Baskets in exchange for the SOL or cash deposited with the Cash Custodian as consideration, (2) selling SOL as necessary to cover the Management Fee, Trust expenses not assumed by the Sponsor and other liabilities, (3) buying and selling SOL through the Liquidity Provider or Prime Execution Agent, as applicable, in exchange for Baskets in connection with creation and redemption, and (4) engaging in Staking at the Sponsor’s discretion.

Overview of the Trust and the Shares

The Trust was formed as a Delaware Statutory Trust on June 8, 2021. The investment objective of the Trust is for the value of the Shares (based on SOL per Share) to reflect the value of SOL held by the Trust, determined by reference to the Index, less the Trust’s expenses and other liabilities. Each share represents a fractional undivided beneficial interest in the net assets of the Trust. The assets of the Trust consist primarily of the SOL held by the SOL Custodian on behalf of the Trust.

As a passive investment vehicle, the Trust does not seek to generate returns beyond tracking the performance of SOL. There can be no assurance that the Trust will be able to achieve its investment objective. The Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective.

From the date of this prospectus, the Trust intends to issue Shares on an ongoing basis and the Shares will be listed and traded on CBOE under the ticker “[OSOL].” The Shares will be distributed to Authorized Participants who will be able to take advantage of arbitrage opportunities to keep the value of the Shares closely in line with the Index. Immediately prior to listing on the Listing Exchange, the Sponsor expects the market price of the Shares and the NAV per Share to converge, thus closing the current discount to NAV per Share. Subsequent to the first day of trading, the Sponsor expects there to be a net creation of Shares if the Shares trade at a premium to NAV per Share and a net redemption of Shares if the Shares trade at a discount to NAV per Share, representing the effective functioning of the arbitrage mechanism. Thereafter, it is expected that the Shares will be sold to the public at varying prices to be determined by reference to, among other factors, the price of SOL represented by each Share and the trading price of the Shares on CBOE at the time of each sale. Market prices for the Shares may be different from the NAV at any given time. The number of SOL represented by a Share will decline each time the Trust pays the Management Fee or any Extraordinary other expenses by transferring or selling SOL.

The Trust is governed by the provisions of the Trust Agreement, dated as of June 1, 2022, by the Sponsor and the Trustee, as amended on [ ].

The Trust issues and redeems Shares only in Baskets of 10,000 or integral multiples thereof, based on the quantity of SOL attributable to each Share (net of any accrued but unpaid Management Fees, expenses and liabilities). Baskets may be redeemed by the Trust in exchange for SOL or the cash proceeds from selling the amount of SOL corresponding to their redemption value. These transactions will take place in exchange for SOL or cash. Individual Shares will not be redeemed by the Trust but will be listed and traded on CBOE under the ticker symbol “[OSOL].” The Trust seeks to reflect generally the performance of the price of SOL. The Trust seeks to reflect such performance before payment of the Trust’s expenses and liabilities. The material terms of the Trust are discussed in greater detail under the section “Description of the Shares and the Trust Agreement.” The Trust is a passive investment vehicle that does not seek to generate returns beyond tracking the price of SOL. This means the Sponsor does not speculatively sell SOL at times when its price is high or speculatively acquire SOL at low prices in the expectation of future price increases. It also means the Trust will not utilize leverage, derivatives or any similar arrangements in seeking to meet its investment objective. The Trust is not a registered investment company under the Investment Company Act and is not required to register under the Investment Company Act. The Sponsor is not registered with the SEC as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Trust. The Trust is not a commodity pool for purposes of the Commodity Exchange Act, and the Sponsor is not subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with its activities with respect to the Trust.

The Trust intends to continuously offer Shares but may suspend issuances of Shares at any time, at its sole discretion.

The Sponsor maintains a public website on behalf of the Trust, which contains information about the Trust and the Shares. The internet address of the Trust’s website is https://ospreyfunds.io. This internet address is only provided here as a convenience to you, and the information contained on or connected to the Trust’s website is not considered part of this prospectus

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Critical Accounting Estimates

Investment Transactions and Revenue Recognition

The Trust considers investment transactions to be the receipt of SOL for Shares creations and the delivery of SOL for Shares redemptions or for payment of expenses in SOL. The Trust records its investment transactions on a trade date basis and changes in fair value are reflected as the net change in unrealized appreciation or depreciation on investments. Realized gains and losses are calculated using a specific identification method. Realized gains and losses are recognized in connection with transactions including settling obligations for the Management Fee and other expenses in SOL.

Principal Market and Fair Value Determination

To determine which SOL market will serve as the Trust’s principal market (or in the absence of a principal market, the most advantageous market) for purposes of calculating the Trust’s NAV, the Trust follows FASB ASC 820-10, which outlines the application of fair value accounting. ASC 820-10 determines fair value to be the price that would be received for SOL in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Trust to assume that SOL is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact.

The Trust purchases SOL directly from various counterparties, such as [Galaxy Digital, Jane Street, and Cumberland DRW LLC], and does not itself transact in any SOL markets. The purchase price of SOL from counterparties may vary significantly. The Trust looks to these counterparties when assessing entity-specific and market-based volume and the level of activity in the SOL markets.

The value of SOL held by the Trust is determined based on the estimated fair market value price for SOL, reflecting the execution price of SOL on its principal market as determined by Lukka. Lukka’s pricing methodology is designed in accordance with ASC 820-10, and its proprietary software dynamically designates principal market and derives fair value prices for financial reporting using this designation.

Lukka is designed to provide an estimated fair market value for SOL, in a manner that aligns with U.S. GAAP and IFRS accounting guidelines regarding fair market value measurements. In this regard, Lukka seeks to identify a “principal market” for SOL, by evaluating eligible SOL exchanges across a variety of different criteria, including the exchanges’ oversight and governance frameworks, microstructure efficiency, trading volume, data transparency and data integrity. The Sponsor of the Trust decided to transition to Lukka’s pricing services based on Lukka’s feature that automates the selection of the principal market in accordance with ASC 820-10. This enables the Trust to switch the principal market in real-time. Although the Trust has the discretion to change the principal market, the Trust does not expect to conduct a separate analysis to determine the principal market.

The cost basis of a Trust investment in SOL recorded by the Trust for financial reporting purposes is the fair value of the SOL at the time of contribution to the Trust. The SOL cost basis recorded by the Trust may differ from the value of the proceeds collected by the Sponsor from the sale of the corresponding Shares to investors.

Investment Company Considerations

The Trust is an investment company for GAAP purposes and follows accounting and reporting guidance in accordance with the FASB ASC Topic 946, Financial Services – Investment Companies. The Trust uses fair value as its method of accounting for SOL in accordance with its classification as an investment company for accounting purposes. The Trust is not a registered investment company under the Investment Company Act of 1940. GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates and these differences could be material.

Review of Financial Results

The following discussion and analysis of our financial condition and results of operations should be read together with our financial statements and related notes included elsewhere in this registration statement, which have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). The following discussion may contain forward-looking statements based on assumptions we believe to be reasonable. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to these differences include, but are not limited to, those set forth under “Risk Factors” starting on page 15 of this registration statement.

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Financial Highlights for the Three and Six Months Ended June 30, 2025 and 2024

Net realized and unrealized gain on investment in SOL for the three months ended June 30, 2025 was $6,523,773. This amount includes a realized loss of $18,399 from the transfers of SOL to pay the Management Fee and other expenses, and a net change in unrealized appreciation on investment in SOL of $6,542,172. The gain was primarily driven by an increase in the price of SOL, from $125.23 per SOL as of March 31, 2025, to $157.80 per SOL as of June 30, 2025. Net increase in net assets resulting from operations was $6,326,285 for the three months ended June 30, 2025. This increase consisted of the net realized and unrealized gain on investment in SOL, the Management Fee of $186,101, and other expenses of $11,387. Net assets increased to $31,483,940 as of June 30, 2025, representing a 25% increase for the period. The increase was due to the aforementioned increase resulting from operations.

Net realized and unrealized losses on investment in SOL for the three months ended June 30, 2024 was $8,872,409. This amount includes a realized gain of $296 from transfers of SOL to pay the Management Fee and other expenses, and a net change in unrealized depreciation on investment in SOL of $8,872,705. The loss was primarily driven by a decrease in the price of SOL, from $186.28 per SOL as of March 31, 2024, to $140.67 per SOL as of June 30, 2024. Net decrease in net assets resulting from operations was $9,079,657 for the three months ended June 30, 2024. This decrease consisted of the net realized and unrealized loss on investment in SOL, the Management Fee of $188,155, and other expenses of $19,199, partially offset by other income of $106. Net assets decreased to $27,813,763 as of June 30, 2024, representing a 23% decrease for the period. The decrease was due to the aforementioned decrease resulting from operations, partially offset by subscriptions totaling $814,064 during the period.

Net realized and unrealized loss on investment in SOL for the six months ended June 30, 2025 was $7,109,383. This amount includes a realized gain of $41,616 from the transfers of SOL to pay the Management Fee and other expenses, and a net change in unrealized depreciation on investment in SOL of $7,150,999. The loss was primarily driven by a decline in the price of SOL, from $193.69 per SOL as of December 31, 2024, to $157.80 per SOL as of June 30, 2025. Net decrease in net assets resulting from operations was $7,541,948 for the six months ended June 30, 2025. This decrease consisted of the net realized and unrealized loss on investment in SOL, the Management Fee of $406,400, and other expenses of $26,195, partially offset by other income of $30. Net assets decreased to $31,483,940 as of June 30, 2025, representing an 18% decrease for the period. The decrease was due to the aforementioned decrease resulting from operations, partially offset by subscriptions totaling $424,124 during the period.

Net realized and unrealized gain on investment in SOL for the six months ended June 30, 2024 was $6,916,879. This amount includes a realized loss of $58,935 from the transfers of SOL to pay the Management Fee and other expenses, and a net change in unrealized appreciation on investment in SOL of $6,975,814. The gain was primarily driven by an increase in the price of SOL, from $104.82 per SOL as of December 31, 2023, to $140.67 per SOL as of June 30, 2024. Net increase in net assets resulting from operations was $6,554,327 for the six months ended June 30, 2024. This increase consisted of the net realized and unrealized gain on investment in SOL, the Management Fee of $336,396, and other expenses of $26,382, partially offset by other income of $226. Net assets increased to $27,813,763 as of June 30, 2024, representing a 37% increase for the period. The increase was due to the aforementioned increase resulting from operations, including subscriptions totaling $982,947 during the period.

Financial Highlights for Years Ended December 31, 2024 and 2023

Net realized and unrealized gain on investment in SOL for the year ended December 31, 2024 was $17,477,246. This amount includes a realized loss of $42,142 from transfers of SOL to pay the Management Fee and other expenses, and a net change in unrealized appreciation on investment in SOL of $17,519,388. The gain was primarily driven by an increase in the price of SOL, from $104.82 per SOL as of December 31, 2023, to $193.69 per SOL as of December 31, 2024. Net increase in net assets resulting from operations was $16,651,303 for the year ended December 31, 2024. This increase consisted of the net realized and unrealized gain on investment in SOL, the Management Fee of $766,095, and other expenses of $60,090, partially offset by other income of $242. Net assets increased to $38,601,764 as of December 31, 2024, representing a 90% increase for the year. The increase was due to the aforementioned increase resulting from operations, along with subscriptions totaling $1,673,972 during the year.

Net realized and unrealized gain on investment in SOL for the year ended March 31, 2023 was $13,221,167. This amount includes a realized loss of $1,100,014 from transfers of SOL to pay the Management Fee and other expenses, and a net change in unrealized appreciation on investment in SOL of $14,321,181. The gain was primarily driven by an increase in the price of SOL, from $9.86 per SOL as of December 31, 2022, to $104.82 per SOL as of December 31, 2023. Net increase in net assets resulting from operations was $13,074,820 for the year ended December 31, 2023. This increase consisted of the net realized and unrealized gain on investment in SOL, the Management Fee of $96,532, and other expenses of $49,890, partially offset by other income of $75. Net assets increased to $20,276,489 as of December 31, 2023, representing a 1,520% increase for the year. The increase was due to the aforementioned increase resulting from operations, along with net subscriptions totaling $5,949,688 during the year.

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Cash Resources and Liquidity

Historically, the Trust paid the Management Fee in SOL, but upon effectiveness of this registration statement, the Management Fee will be paid in U.S. dollars. When selling SOL to pay expenses, the Sponsor endeavors to sell the exact number of SOL needed to pay expenses in order to minimize the Trust’s holdings of assets other than SOL. As a consequence, the Sponsor expects that the Trust will not record any cash flow from its operations and that its cash balance will be zero at the end of each reporting period. The prices of digital assets, specifically SOL, have experienced substantial volatility, which may reflect “bubble” type volatility, meaning that high or low prices may have little or no relationship to identifiable market forces, may be subject to rapidly changing investor sentiment, and may be influenced by factors such as technology, regulatory void or changes, fraudulent actors, manipulation, and media reporting. SOL may have value based on various factors, including their acceptance as a means of exchange by consumers and others, scarcity, and market demand.

In exchange for the Management Fee, the Sponsor has agreed to bear the routine operational, administrative and other ordinary fees and expenses incurred by the Trust. The Trust is not aware of any trends, demands, conditions or events that are reasonably likely to result in material changes to its liquidity needs

Investment Objective

The investment objective of the Trust, which is a passive investment vehicle, is to provide exposure to the value of SOL held by the Trust, less the expenses of the Trust’s operations and other liabilities. There can be no assurance that the Trust will be able to achieve its investment objective. Upon effectiveness of this registration statement, the performance of SOL will be measured by reference to the Index. The Shares have been quoted on OTC Markets and on OTCQX under the symbol OSOL since June 15, 2022, and to date have not met their investment objective.

While an investment in the Shares is not a direct investment in SOL, the Shares are intended to constitute a cost-effective and convenient means of gaining investment exposure to SOL. The logistics of accepting, transferring and safekeeping of SOL are dealt with by the Sponsor and the SOL Custodian, and the related expenses are built into the price of the Shares. Therefore, Shareholders do not have additional tasks or costs over and above those generally associated with investing in any other privately placed security. However, an investment in the Shares may operate and perform differently over time, or at any specific point in time, than an investment directly in SOL due to such factors as Trust fees and expenses, the quantity of Shares available for trading, the relative liquidity of the Shares and differences in the markets trading SOL and Shares (e.g., hours of operation, marketplace rules, clearance and settlement and market participants).

The Index

The CME CF Solana – Dollar Reference Rate – New York Variant

The net assets of the Trust and its Shares are valued on a daily basis with reference to the CME CF Solana – Dollar Reference Rate – New York Variant, the Index, a standardized reference rate published by CF Benchmarks Ltd., the Benchmark Provider, that is designed to reflect the performance of Solana in U.S. dollars. The Index was created to facilitate financial products based on Solana. It serves as a once-a-day benchmark rate of the U.S. dollar price of Solana (USD/SOL), calculated as of 4:00 p.m. ET. The Index aggregates the trade flow of several major Solana trading venues, during an observation window between 3:00 p.m. and 4:00 p.m. ET into the U.S. dollar price of one Solana at 4:00 p.m. ET. The Index currently uses substantially the same methodology as the CME CF Solana Reference Rate, the SRR, including utilizing the same constituent Solana exchanges, except that the Index is calculated as of 4:00 p.m. ET, whereas the SRR is calculated as of 4:00 p.m. London time. The Index, which was introduced on September 16, 2024, is based on materially the same methodology (except calculation time) as the SRR, which was first introduced on April 25, 2022.

The Index is designed based on the IOSCO Principals for Financial Benchmarks. The Trust uses the Index to calculate its NAV, which is the aggregate U.S. dollar value of Solana in the Trust, based on the Index, less its liabilities and expenses. “NAV per Share” is calculated by dividing NAV by the number of Shares currently outstanding. NAV and NAV per Share are not measures calculated in accordance with GAAP. NAV is not intended to be a substitute for the Trust’s Principal Market NAV calculated in accordance with GAAP, and NAV per Share is not intended to be a substitute for the Trust’s Principal Market NAV per Share calculated in accordance with GAAP.

The Sponsor, in its sole discretion, may cause the Trust to price its portfolio based upon an index, benchmark or standard other than the Index at any time, with prior notice to the Shareholders, if investment conditions change or the Sponsor believes that another index, benchmark or standard better aligns with the Trust’s investment objective and strategy. The Sponsor may make this decision for a number of reasons, including, but not limited to, a determination that the Index price of Solana differs materially from the global market price of Solana and/or that third parties are able to purchase and sell Solana on public or private markets not included among the Constituent Platforms, and such transactions may take place at prices materially higher or lower than the Index price. The Sponsor, however, is under no obligation whatsoever to make such changes in any circumstance. In the event that the Sponsor intends to establish the Trust’s NAV by reference to an index, benchmark or standard other than the Index, it will provide Shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

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Index Methodology

The Index is calculated based on the “Relevant Transactions” (as defined below) of all of its constituent Solana trading venues (the “Constituent Platforms”) as follows:

●	All Relevant Transactions are added to a joint list, recording the time of execution, trade price and size for each transaction.

●	The list is partitioned by timestamp into twelve (12) equally sized time intervals of five (5) minutes in length.

●	For each partition separately, the volume-weighted median trade price is calculated from the trade prices and sizes of all Relevant Transactions, i.e., across all Constituent Platforms. A volume-weighted median differs from a standard median in that a weighting factor, in this case trade size, is factored into the calculation.

●	The Index is then determined by the equally weighted average of the volume medians of all partitions.

As of June 1, 2025, the Constituent Platforms included in the Index were Coinbase, Gemini, Kraken and LMAX Digital.

●	Coinbase: A U.S.-based exchange registered as a MSB with FinCEN and licensed as a virtual currency business under the NYDFS BitLicense as well as a money transmitter in various U.S. states. Subsidiaries operating internationally are further regulated as e-money providers (Republic of Ireland, Central Bank of Ireland) and Major Payment Institutions (Singapore, Monetary Authority of Singapore).

●	Gemini: A U.S.-based exchange that is licensed as a virtual currency business under the NYDFS BitLicense. It is also registered with FinCEN as a MSB and is licensed as a money transmitter in various U.S. states. It is also registered with the FCA as a Crypto Asset Business.

●	Kraken: A U.S.-based exchange that is registered as a MSB with FinCEN in various U.S. states, Kraken is registered with the FCA as a Crypto Asset Business and is authorized by the Central Bank of Ireland as a virtual asset service provider. Kraken also holds a variety of other licenses and regulatory approvals, including from the Canadian Securities Administrators.

●	LMAX Digital: A Gibraltar-based exchange regulated by the Gibraltar Financial Services Commission as a DLT provider for execution and custody services. LMAX Digital does not hold a BitLicense and is part of LMAX Group, a U.K.-based operator of an FCA-regulated Multilateral Trading Facility and Broker-Dealer.

An oversight function is implemented by the Benchmark Provider in seeking to ensure that the Index is administered through the Benchmark Provider’s codified policies for index integrity. The Index is administered through the Benchmark Provider’s codified policies for index integrity, including a conflicts-of-interest policy, a control framework, an accountability framework, and an input data policy. It is also subject to the U.K. BMR regulations, compliance with which regulations has been subject to a Limited Assurance Audit under the ISAE 3000 standard as of September 12, 2022, which is publicly available.

The Index is subject to oversight by the CME CF Oversight Committee. The CME CF Oversight Committee shall be comprised of at least five members, including at least: (i) two who are representatives of CME; (ii) one who is a representative of CF Benchmarks Ltd.; and (iii) two who bring expertise and industry knowledge relating to benchmark determination, issuance and operations. The CME CF Oversight Committee meets no less frequently than quarterly. The CME CF Oversight Committee’s Founding Charter and quarterly meeting minutes are publicly available.

In the event that there are errors or irregularities in the calculation and publication of the Index, including delayed, missing data or erroneous data, the Benchmark Provider will apply the “Contingency Calculation Rules” as they relate to the Index that are set forth on the Benchmark Provider’s website. The use of the Contingency Calculation Rules could negatively impact the NAV of the Trust. Such rules dictate how the Benchmark Provider will calculate the Index, depending upon the type of error or irregularity. For instance, in the event that no Relevant Transaction occurs on a Constituent Platform on a given day, or one or more Relevant Transactions do occur on the Constituent Platform but cannot be retrieved by the Benchmark Provider, the Constituent Platform is disregarded in the calculation of the Index for that day. In addition, all Relevant Transactions are subject to automated screening for erroneous data. Relevant Transactions that have been flagged as erroneous pursuant to the automated screening and the Contingency Calculation Rules are disregarded in the calculation of the Index for a given day. If, for whatever reason, the Benchmark Provider is unable to calculate and publish the Index by the stipulated dissemination time, it shall publish a notification on its website informing Index users, including the Trust, the calculation and publication have been delayed.

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A trading venue is eligible as a “Constituent Platform” in any of the CME CF Cryptocurrency Pricing Products if it offers a market that facilitates the spot trading of the relevant cryptocurrency base asset against the corresponding quote asset, including markets where the quote asset is made fungible with Accepted Assets (the “Relevant Pair”) and makes trade data and order data available through an Automatic Programming Interface (“API”) with sufficient reliability, detail and timeliness. The CME CF Oversight Committee considers a trading venue to offer sufficiently reliable, detailed and timely trade data and order data through an API when: (i) the API for the “Constituent Platform” does not fall or become unavailable to a degree that impacts the integrity of the Index given the frequency of calculation; (ii) the data published is at the resolution required so that the benchmark can be calculated, with the frequency and dissemination precision required; and (iii) the data is broadcast and available for retrieval at the required frequency (and not negatively impacted by latency) to allow the methodologies to be applied as intended.

Furthermore, it must, in the opinion of the CME CF Oversight Committee, fulfill the following criteria:

1.	The venue’s Relevant Pair spot trading volume for an index must meet the minimum thresholds as detailed below for it to be admitted as a Constituent Platform: the average daily volume the venue would have contributed during the observation window for the Reference Rate of the Relevant Pair exceeds 3% for two consecutive calendar quarters.

2.	The venue has policies to ensure fair and transparent market conditions at all times and has processes in place to identify and impede illegal, unfair or manipulative trading practices.

3.	The venue does not impose undue barriers to entry or restrictions on market participants, and utilizing the venue does not expose market participants to undue credit risk, operational risk, legal risk or other risks.

4.	The venue complies with applicable laws and regulations, including, but not limited to, capital markets regulations, money-transmission regulations, client money custody regulations, and KYC and AML regulations.

5.	The venue cooperates with inquiries and investigations of regulators and the Trust Administrator upon request and must execute data-sharing agreements with CME Group. Once admitted, a Constituent Platform must demonstrate that it continues to fulfill criteria 2 to 5 inclusive. Should the average daily contribution of a Constituent Platform fall below 3% for any Reference Rate, then the continued inclusion of the venue as a Constituent Platform to the Relevant Pair shall be assessed by the CME CF Oversight Committee.

Additionally, a trading venue may be nominated for inclusion in the list of Constituent Platforms by any member of the public, any exchange or the Oversight Committee.

Index data and the description of the Index are based on information made publicly available by the Benchmark Provider on its website at https://www.cfbenchmarks.com. None of the information on the Benchmark Provider’s website is incorporated by reference into this Prospectus.

The four Constituent Platforms that contribute transaction data to the Index with the aggregate volumes traded on their respective SOL-USD markets over the preceding four calendar quarters are listed in the table below:

	Aggregate Trading Volume of SOL-USD Markets of CME CF Constituent Platforms
Period	Bitstamp**	Crypto.com***	Coinbase	Gemini	Kraken	LMAX Digital*
2024 Q4	N/A	N/A	$16,699,619,420	$406,981,486	$5,557,503,818	$875,801,250
2025 Q1	N/A	N/A	$24,315,000,000	$620,922,034	$5,282,518,796	$912,330,238
2025 Q2	$1,125,516,657	$4,236,814,307	$15,196,156,895	$640,101,732	$2,814,137,078	$1,062,304,390
2025 Q3	$3,280,004,318	$6,000,309,277	$22,495,744,523	$839,452,578	$5,451,602,599	$823,969,691

* LMAX Digital became a Constituent Exchange on 24-Feb-25

** Bitstamp became a Constituent Exchange on 14-Jul-25

*** Crypto.com became a Constituent Exchange on 30-Aug-25

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The market share for SOL-USD trading of the Constituent Platforms over the past four calendar quarters is shown in the table below:

	Spot Trading Platforms Market Share of SOL-USD Trading
Period	Bitstamp**	Crypto.com***	Coinbase	Gemini	Kraken	LMAX Digital*	Other
2024 Q4	N/A	N/A	57.77%	1.41%	19.22%	3.03%	18.57%
2025 Q1	N/A	N/A	63.58%	1.62%	13.81%	2.39%	18.59%
2025 Q2	4.31%	16.24%	58.25%	2.45%	10.79%	4.07%	3.88%
2025 Q3	8.15%	14.91%	55.90%	2.09%	13.55%	2.05%	3.36%

* LMAX Digital became a Constituent Exchange on February 24, 2025

** Bitstamp became a Constituent Exchange on July 14, 2025

*** Crypto.com became a Constituent Exchange on August 30, 2025

CF BENCHMARKS LTD. DATA IS USED UNDER LICENSE AS A SOURCE OF INFORMATION FOR THE TRUST’S PRODUCTS. CF BENCHMARKS LTD., ITS AGENTS AND LICENSORS HAVE NO OTHER CONNECTION TO THE TRUST’S PRODUCTS AND SERVICES AND DOES NOT SPONSOR, ENDORSE, RECOMMEND OR PROMOTE ANY OF THE TRUST’S PRODUCTS OR SERVICES. CF BENCHMARKS LTD., ITS AGENTS AND LICENSORS HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE TRUST’S PRODUCTS AND SERVICES. CF BENCHMARKS LTD., ITS AGENTS AND LICENSORS DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF ANY INDEX LICENSED TO THE TRUST AND SHALL NOT HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN.

Competition

The Trust and the Sponsor face competition with respect to the creation of competing SOL ETPs. There can be no assurance that the Trust will achieve initial market acceptance and scale due to competition.

Secondary Market Trading

While the Trust seeks to reflect generally the performance of the price of SOL before the payment of the Trust’s expenses and liabilities, Shares may trade at, above or below their NAV. The NAV will fluctuate with changes in the market value of the Trust’s assets. The trading prices of Shares will fluctuate in accordance with changes in their NAV as well as market supply and demand. The amount of the discount or premium in the trading price relative to the NAV may be influenced by non-concurrent trading hours between the major SOL markets and CBOE. While the Shares will trade on CBOE until 4:00 p.m., New York time, liquidity in the market for SOL may be reduced, negatively affecting the trading volume; alternatively, developments in SOL markets (which operate around the clock), including the price volatility, declines in trading volumes, and the closing of SOL trading platforms due to fraud, failures, security breaches or otherwise that occur outside of CBOE’s trading hours will not be reflected in trading prices of the Shares until trading on CBOE opens. As a result, during this time, trading spreads, and the resulting premium or discount, on Shares may widen. However, given that Baskets can be created and redeemed in exchange for the underlying amount of SOL, and that the Trust will utilize a Basket of 10,000 shares which would equate to [$63,000] (assuming an initial NAV of [$6.30] per share compared to the average daily trading volume of SOL in excess of [$1 billion]), the Sponsor believes that the Basket size of 10,000 Shares will enable Authorized Participants and Liquidity Providers to manage inventory and facilitate an effective arbitrage mechanism for the Trust. The Sponsor believes that the arbitrage opportunities may provide a mechanism to mitigate the effect of such premium or discount.

The Trust is not registered as an investment company for purposes of U.S. federal securities laws, and is not subject to regulation by the SEC as an investment company. Consequently, the owners of Shares do not have the regulatory protections provided to investors in registered investment companies. For example, the provisions of the Investment Company Act that limit transactions with affiliates, prohibit the suspension of redemptions (except under certain limited circumstances) or limit sales loads, among others, do not apply to the Trust. The Sponsor is not registered with the SEC as an investment adviser and is not subject to regulation by the SEC as such in connection with its activities with respect to the Trust. Consequently, the owners of Shares do not have the regulatory protections provided to advisory clients of SEC-registered investment advisers.

The Trust does not hold or trade in commodity futures contracts or any other instruments regulated by the Commodity Exchange Act as administered by the CFTC. Furthermore, the Trust is not a commodity pool for purposes of the Commodity Exchange Act. Consequently, the Trustee and the Sponsor are not subject to registration as commodity pool operators or commodity trading advisors with respect to the Trust. The owners of Shares do not receive the Commodity Exchange Act disclosure document and certified annual report required to be delivered by the registered commodity pool operator with respect to a commodity pool, and the owners of Shares do not have the regulatory protections provided to investors in commodity pools operated by registered commodity pool operators.

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Valuation of SOL and Determination of NAV

Upon effectiveness of this registration statement, the Trust Administrator will calculate the NAV of the Trust by multiplying the number of SOL held by the Trust by the Index for such day, adding any additional receivables and subtracting the accrued but unpaid expenses and liabilities of the Trust. The Trust’s NAV per Share will be calculated by dividing the Trust’s NAV by the number of Shares then outstanding. The Trust Administrator will determine the price of the Trust’s SOL by reference to the Index, which is published between 4:00 p.m. and 4:30 p.m. (New York time) on every calendar day. The methodology used to calculate the Index price to value SOL in determining the NAV of the Trust may not be deemed consistent with GAAP.

ASC 820-10 determines fair value to be the price that would be received for SOL in a current sale, which assumes an orderly transaction between market participants on the measurement date. ASC 820-10 requires the Trust to assume that SOL is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable, and willing and able to transact. The Trust purchases SOL directly from various counterparties, such as [Galaxy Digital, Jane Street, and Cumberland DRW LLC,] and does not itself transact in any SOL markets. The purchase price of SOL from our counterparties may vary significantly. The Trust looks to these counterparties when assessing entity-specific and market-based volume and the level of activity in the SOL markets. The Trust determines the current value of SOL by reference SOL Market Price. The SOL Market Price is determined based on the estimated fair market value price for SOL, reflecting the execution price of SOL on its principal market as determined by Lukka.

Lukka’s pricing methodology is designed in accordance with ASC 820-10, and its proprietary software dynamically designates principal market and derives fair value prices for financial reporting using this designation. Lukka is designed to provide an estimated fair market value for SOL, in a manner that aligns with U.S. GAAP and IFRS accounting guidelines regarding fair market value measurements. In this regard, Lukka seeks to identify a “principal market” for SOL, by evaluating eligible SOL exchanges across a variety of different criteria, including the exchanges’ oversight and governance frameworks, microstructure efficiency, trading volume, data transparency and data integrity. The Sponsor of the Trust decided to transition to Lukka’s pricing services based on Lukka’s feature that automates the selection of the principal market in accordance with ASC 820-10. This enables the Trust to switch the principal market in real-time. Although the Trust has the discretion to change the principal market, the Trust does not expect to conduct a separate analysis to determine the principal market.

Fair value pricing may require subjective determinations about the value of an asset or liability. Fair values determined as described herein may differ from quoted or published prices, or from prices that are used by others, for SOL.

It is possible that the fair value determined for an investment may be materially different than the value that could be realized upon the sale of such investment. Information that becomes known to the Trust or its agents after the NAV has been calculated on a particular day will not be used to retroactively adjust the price of an investment or the NAV determined earlier that day.

Trust Expenses

Upon commencement of this offering, the Trust’s only ordinary recurring expense is expected to be the Management Fee. The Management Fee will be accrued daily and paid monthly in arrears in U.S. dollars, and will be calculated by the Trust Administrator. The Trust Administrator will calculate the Management Fee on a daily basis by applying the [●]% annualized rate to the Trust’s NAV, as determined by reference to the Index. To cover the Management Fee, on the last day of each month, the Sponsor or its delegate will cause the Trust (or its delegate) to instruct the Prime Execution Agent to convert an amount of SOL held by the Trust into U.S. dollars. The NAV of the Trust and the number of SOL represented by a Share will decline each time the Trust accrues the Management Fee or any Trust expenses not assumed by the Sponsor. The Trust is not responsible for paying any costs associated with the transfer of SOL to or from the Trust in connection with paying the Management Fee or in connection with creation and redemption transactions

Prior to this offering, the Trust’s ordinary recurring expenses were the Management Fee and the Historically Excluded Expenses. The Trust was also responsible for the Historic Extraordinary Expenses. Historically, the Trust paid the Sponsor the Management Fee equal to an annualized 2.5% of the average daily NAV of the Trust for each year and such Management Fee was payable in SOL.

As partial consideration for its receipt of the Management Fee, the Sponsor will bear the Assumed Expenses; provided, however, that the Trust shall remain responsible for any Extraordinary Expenses.

As discussed in greater detail herein, if the Trust holds any IR Virtual Currency, the Trust may pay the Management Fee, in whole or in part, with such IR Virtual Currency by entering into an agreement with the Sponsor and transferring such IR Virtual Currency to the Sponsor at a value to be determined in accordance with the terms of such agreement, but only if such agreement and transfer do not conflict with the terms of the Trust Agreement.

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If the Trust incurs any Extraordinary Expenses, the Sponsor or its delegate (i) would instruct the SOL Custodian to withdraw from the SOL Account, on a monthly basis as needed, SOL, IR Virtual Currency in such quantity as necessary to permit payment of such Extraordinary Expenses, and (ii) cause the Trust (or its delegate) to convert such SOL or IR Virtual Currency into U.S. dollars or other fiat currencies at the exchange rate at the time of conversion.

Intraday Indicative Value

In order to provide updated information relating to the Trust for use by Shareholders, the Trust intends to publish an intraday indicative value (“IIV”) using the [CME Solana Real Time Price (“SRTI”)]. One or more major market data vendors will provide an IIV updated every 15 seconds, as calculated by the Exchange or a third-party financial data provider during the Exchange’s Regular Market Session. The IIV will be calculated by using the prior day’s closing NAV as a base and updating that value during the Regular Market Session to reflect changes in the value of the Trust’s NAV during the trading day.

The IIV’s dissemination during the Regular Market Session should not be viewed as an actual real time update of the NAV, which will be calculated only once at the end of each trading day. The IIV will be widely disseminated every 15 seconds during the Regular Market Session by one or more major market data vendors. In addition, the IIV will be available through online information services.

All aspects of the SRTI methodology are publicly available at the website of the provider CF Benchmarks (www.cfbencharks.com). The SRTI is calculated once per second, in real time by utilizing the Order Books of SOL – U.S. dollar trading pairs operated by all Constituent Platforms. An “Order Bookˮ is a list of buy and sell orders with associated limit prices and sizes that have not yet been matched, that is reported and disseminated by CF Benchmarks Ltd., as the SRTI calculation agent. The Order Books are aggregated into one consolidated order book by the SRTI calculation agent. The mid-price volume curve, which is the average of the bid price-volume curve (which maps transaction volume to the marginal price per cryptocurrency unit a seller is required to accept in order to sell this volume to the consolidated order book) and the ask price-volume curve (which maps a transaction volume to the marginal price per cryptocurrency unit a buyer is required to pay in order to purchase this volume from the consolidated order book). The mid-price-volume curve is weighted by the normalized probability density of the exponential distribution up to the utilized depth (utilized depth being calculated as the maximum cumulative volume for which the mid spread-volume curve does not exceed a certain percentage deviation from the mid-price). The SRTI is then given by the sum of the weighted mid-price-volume curve obtained in the previous step.

Creation and Redemption

The Trust creates and redeems Shares on a continuous basis but only in Baskets. Only Authorized Participants, which are registered broker-dealers who have entered into written agreements with the Sponsor and the Trustee, can place orders to receive or redeem Baskets.

In connection with cash creations and redemptions, the Trust will engage in SOL transactions for converting cash into SOL (in association with purchase orders) and SOL into cash (in association with redemption orders). The Trust will conduct its SOL purchase and sale transactions by, in its sole discretion, choosing to trade directly with third parties (each, a “Liquidity Provider”), pursuant to written agreements between such Liquidity Providers and the Trust, or choosing to trade through the Prime Execution Agent through its Coinbase Prime service pursuant to the Prime Execution Agent Agreement. The Trust’s criteria for engaging one or more Liquidity Providers includes the completion of due diligence that considers each such Liquidity Provider’s SOL trading capabilities, organizational structure, operating history, lines of business, controls, and other details necessary to evaluate their ability to facilitate Cash Orders. As of the date of this prospectus, the Liquidity Providers are [●]. Liquidity Providers may be added at any time, subject to the discretion of the Sponsor. The Sponsor will notify investors whether and when it has engaged additional Liquidity Providers by filing a current report on Form 8-K or via a posting on the Trust’s website.

In connection with cash creations and redemptions, the Trust is not aware of any other affiliation or material relationship between a Liquidity Provider and the Authorized Participants or other service providers of the Trust in executing a transaction in SOL with the Trust. In connection with cash creations and redemptions, each Liquidity Provider represents to the Trust that it is acting for itself and not for another person and is not acting as agent or at the direction of any Authorized Participant. Upon receipt of an order from an Authorized Participant to create or redeem Baskets, the Trust may obtain quotes for a price to purchase or sell SOL from one or more a Liquidity Providers. A Liquidity Provider may respond to the Trust’s request with an offer of a quote at which it is willing to sell the specified quantity of SOL, or a portion thereof, in the case of a creation, or a quote at which it is willing to buy the specified quantity of SOL, or a portion thereof, in the case of a redemption, as indicated in such offer. The Liquidity Providers are not contractually obligated to participate in cash orders for creations or redemptions by placing any offers to buy or sell SOL with the Trust. The Trust then determines, in its sole discretion, whether to utilize one of the Liquidity Providers that provided a quote or to trade through the Prime Execution Agent to execute a SOL trade. Once an offer is accepted and it becomes a trade that is binding on both the Trust and the Liquidity Provider. Each Liquidity Provider is required to comply with U.S. federal and/or state laws including licensing and registration requirements or similar laws in non-U.S. jurisdictions and maintain practices and policies designed to comply with AML and KYC regulations or similar laws in non-U.S. jurisdictions.

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The Authorized Participants may deliver SOL or cash to create Shares and receive SOL or cash when redeeming Shares.

The Prime Execution Agent facilitates the purchase and sale or settlement of the Trust’s SOL transactions. Liquidity Providers settle trades with the Trust using their own accounts at the Prime Execution Agent when trading with the Trust.

Issuance of Baskets – Transaction Fees

To compensate for expenses incurred in connection with the creation and redemption of Baskets, an Authorized Participant is required to pay a standard transaction fee in cash to create or redeem Baskets, which is not expected to vary in accordance with the number of Baskets in such order. The total transaction fee will also include applicable taxes, brokerage and any other commissions, transaction fees (including financing), trade slippage and market impact costs, as applicable, and may be reduced, increased or otherwise changed by the Sponsor and the Trust based on changes to the costs or inputs associated with the total transaction fee. The Sponsor will notify Authorized Participants of any change in the transaction fee and will not implement any change in the fee until after the date of notice.

Secondary Market Transactions

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem Baskets, and an Authorized Participant is under no obligation to offer to the public Shares of any Baskets it does create.

Authorized Participants that do offer to the public Shares from the Baskets they create will do so at per-Share offering prices that are expected to reflect, among other factors, the trading price of the Shares on the Listing Exchange, the NAV of the Trust at the time the Authorized Participant purchased the Baskets, the NAV of the Shares at the time of the offer of the Shares to the public, the supply of and demand for Shares at the time of sale, and the liquidity of SOL or other portfolio investments. Baskets are generally redeemed when the price per Share is at a discount to the NAV per Share. Shares initially comprising the same Basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with the Trust in exchange for Baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either the Trust or the Sponsor and no such person has any obligation or responsibility to the Sponsor or the Trust to effect any sale or resale of Shares. Shares trade in the secondary market on the Listing Exchange.

Dissolution of the Trust

Pursuant to the terms of the Trust Agreement, the Trust is required to dissolve under certain circumstances. In addition, the Sponsor may, in its sole discretion, dissolve the Trust for a number of reasons, including if the Sponsor determines, in its sole discretion, that it is desirable or advisable for any reason to discontinue the affairs of the Trust. For example, if the Sponsor determines that SOL is a security under the federal securities laws, whether that determination is initially made by the Sponsor itself, or because a federal court upholds an allegation that SOL is a security, the Sponsor does not intend to permit the Trust to continue holding SOL in a way that would violate the federal securities laws (and therefore would either dissolve the Trust or potentially seek to operate the Trust in a manner that complies with the federal securities laws, including the Investment Company Act. See “—Description of the Trust Agreement—Termination of the Trust” for additional discussion of the circumstances under which the Trust could be dissolved. See “Risk Factors—Risk Factors Related to the Trust and the Shares—The SEC has previously taken the view that SOL is a “security,” and a final determination that SOL or any other digital asset is a “security” may adversely affect the value of SOL and the value of the Shares, and result in potentially extraordinary, nonrecurring expenses to, or termination of, the Trust.”

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Activities of the Trust

The activities of the Trust are limited to (i) issuing Baskets in exchange for SOL (or cash to acquire SOL) transferred to the Trust as consideration in connection with the creations, (ii) transferring or selling SOL as necessary to cover the Sponsor’s Fee and/or any Extraordinary Expenses, (iii) transferring or disposing of SOL to retire Baskets surrendered for redemption, (iv) causing the Sponsor to sell SOL on the termination of the Trust, (v) making distributions of Incidental Rights and/or IR Virtual Currency or cash from the sale thereof (subject to CBOE obtaining regulatory approval from the SEC), as described in “—Incidental Rights and IR Virtual Currency” below, (vi) engaging in all administrative and security procedures necessary to accomplish such activities in accordance with the provisions of the Trust Agreement, the Prime Execution Agent Agreement, the Index License Agreement, the Participant Agreements and the Liquidity Provider Agreements and (vii) engage in any form of Staking.

The Trust may engage in any lawful activity necessary or desirable in order to facilitate shareholders’ access to Incidental Rights or IR Virtual Currency (subject to CBOE obtaining regulatory approval from the SEC), provided that such activities do not conflict with the terms of the Trust Agreement. The Trust will not be actively managed. It will not engage in any activities designed to obtain a profit from, or to ameliorate losses caused by changes in the market prices of SOL.

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Description of Creation and Redemption of Shares

The following is a description of the material terms of the Trust Documents as they relate to the creation and redemption of the Trust’s Shares on an ongoing basis.

The Trust creates and redeems Shares on a continuous basis but only in Baskets. Only Authorized Participants, which are registered broker-dealers who have entered into written agreements with the Sponsor and the Trustee, can place orders to receive or redeem Baskets.

In connection with cash creations and redemptions, the Trust will engage in SOL transactions for converting cash into SOL (in association with purchase orders) and SOL into cash (in association with redemption orders). The Trust will conduct its SOL purchase and sale transactions by, in its sole discretion, choosing to trade directly with third parties (each, a Liquidity Provider), pursuant to written agreements between such Liquidity Providers and the Trust, or choosing to trade through the Prime Execution Agent through its Coinbase Prime service pursuant to the Prime Execution Agent Agreement. The Trust’s criteria for engaging one or more Liquidity Providers includes the completion of due diligence that considers each such Liquidity Provider’s SOL trading capabilities, organizational structure, operating history, lines of business, controls, and other details necessary to evaluate their ability to facilitate Cash Orders. As of the date of this prospectus, the Liquidity Providers are [ ]. Liquidity Providers may be added at any time, subject to the discretion of the Sponsor. The Sponsor will notify investors whether and when it has engaged additional Liquidity Providers by filing a current report on Form 8-K or via a posting on the Trust’s website.

In connection with cash creations and redemptions, the Trust is not aware of any other affiliation or material relationship between a Liquidity Provider and the Authorized Participants or other service providers of the Trust in executing a transaction in SOL with the Trust. In connection with cash creations and redemptions, each Liquidity Provider represents to the Trust that it is acting for itself and not for another person and is not acting as agent or at the direction of any Authorized Participant. Upon receipt of an order from an Authorized Participant to create or redeem Baskets, the Trust may obtain quotes for a price to purchase or sell SOL from one or more a Liquidity Providers. A Liquidity Provider may respond to the Trust’s request with an offer of a quote at which it is willing to sell the specified quantity of SOL, or a portion thereof, in the case of a creation, or a quote at which it is willing to buy the specified quantity of SOL, or a portion thereof, in the case of a redemption, as indicated in such offer. The Liquidity Providers are not contractually obligated to participate in cash orders for creations or redemptions by placing any offers to buy or sell SOL with the Trust. The Trust then determines, in its sole discretion, whether to utilize one of the Liquidity Providers that provided a quote or to trade through the Prime Execution Agent to execute a SOL trade. Once an offer is accepted and it becomes a trade that is binding on both the Trust and the Liquidity Provider. Each Liquidity Provider is required to comply with U.S. federal and/or state laws including licensing and registration requirements or similar laws in non-U.S. jurisdictions and maintain practices and policies designed to comply with AML and KYC regulations or similar laws in non-U.S. jurisdictions.

The Authorized Participants may deliver SOL or cash to create Shares and receive SOL or cash when redeeming Shares.

The Prime Execution Agent facilitates the purchase and sale or settlement of the Trust’s SOL transactions. Liquidity Providers settle trades with the Trust using their own accounts at the Prime Execution Agent when trading with the Trust.

Issuance of Baskets – Transaction Fees

To compensate for expenses incurred in connection with the creation and redemption of Baskets, an Authorized Participant is required to pay a standard transaction fee in cash to create or redeem Baskets, which is not expected to vary in accordance with the number of Baskets in such order. The total transaction fee will also include applicable taxes, brokerage and any other commissions, transaction fees (including financing), trade slippage and market impact costs, as applicable, and may be reduced, increased or otherwise changed by the Sponsor and the Trust based on changes to the costs or inputs associated with the total transaction fee. The Sponsor will notify Authorized Participants of any change in the transaction fee and will not implement any change in the fee until after the date of notice.

Issuance of Baskets - In-Kind Creations

In connection with an in-kind creation, an Authorized Participant will be required to submit the creation order by an order cutoff time (the “In-Kind Order Cutoff Time”). The In-Kind Order Cutoff Time is 3:59 p.m. ET on the trade date. The Authorized Participant must submit an in-kind purchase order to [●] indicating the number of Baskets it intends to acquire.

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The date [●] receives the in-kind purchase order will determine the basket SOL amount (the “Basket SOL Amount”) the Authorized Participant or its designated agent or client needs to deposit. However, orders received by [●] after the In-Kind Order Cutoff Time will not be accepted and should be resubmitted on the following Business Day. Fractions of a SOL smaller than one-hundred-millionth of one SOL (i.e., carried to the eighth decimal place) are disregarded for purposes of the computation of the Basket SOL Amount.

If the Trust accepts the in-kind purchase order, [●] will transmit to the Authorized Participant, via electronic mail message or other electronic communication, no later than 8:00 p.m. ET on the date such purchase order is received, or deemed received, a copy of the purchase order endorsed “Accepted” by the Trust and indicating the Basket SOL Amount that the Authorized Participant or its designated agent or client must deliver to the Prime Execution Agent in exchange for each Basket. Prior to the Trust Administrator’s acceptance, a purchase order will only represent the Authorized Participant’s unilateral offer to deposit SOL in exchange for Baskets and will have no binding effect upon the Trust, the Trust Administrator, [●], the SOL Custodian, the Prime Execution Agent or any other party.

The Basket SOL Amount necessary for the creation of a Basket changes from day to day. As of [●], 2025, a Basket requires delivery of [●] SOL. On each day that the Listing Exchange is open for regular trading, the Trust Administrator will adjust the quantity of SOL constituting the Basket SOL Amount as appropriate to reflect sales of SOL, any loss of SOL that may occur, and accrued expenses. The computation is made as promptly as practicable after 4:00 p.m. ET. [●] will determine the Basket SOL Amount for a given day by multiplying the NAV by the number of Shares in each Basket (10,000) and dividing the resulting product by that day’s SOL Market Price. The Basket SOL Amount so determined will be made available to all Authorized Participants and will be made available on the Sponsor’s website for the Shares.

The Authorized Participant or its designated agent or client will deposit SOL related to the Authorized Participant’s purchase order to the Trust’s Trading Balance. This transfer is an “off-chain” transaction that is represented in the books and records of the Prime Execution Agent. In the event the Authorized Participant, its designated agent or client, has not deposited the SOL to the Trust’s Trading Account at the Prime Execution Agent by the applicable time on the settlement date of the in-kind creation order, the Authorized Participant will be given the option to (1) cancel the in-kind creation order; (2) delay settlement of the order to enable delivery of SOL at a later date approved by the Trust Administrator; or (3) accept that the Trust will execute a SOL transaction required for the creation and the Authorized Participant will deliver the U.S. dollars required for this purchase. The Authorized Participant is liable to the Trust for and shall bear all slippage costs as well as all other costs, expenses, liabilities, and losses, suffered or incurred by the Trust in connection with the events described in the foregoing sentence, including, without limitation, the dollar cost of the difference between the SOL price utilized in calculating NAV per Share on trade date and the price at which the Trust acquires the SOL to the extent the price realized in buying the SOL is higher than the SOL price utilized in the NAV, if applicable. To the extent the price realized in buying the SOL is lower than the price utilized in the NAV, the Authorized Participant shall get to keep the dollar impact of any such difference.

Issuance of Baskets – Cash Creations

In connection with a cash creation, the Authorized Participant will be required to submit the purchase order by an early order cutoff time (the “Cash Order Cutoff Time”). The Cash Order Cutoff Time is 6:00 p.m. ET on the Business Day prior to trade date. The Authorized Participant must submit a purchase order to [●], indicating the number of Baskets it intends to acquire.

In connection with a cash creation, the date [●] receives that order will determine the estimated cash amount (the “Basket Amount”) the Authorized Participant needs to deposit and the Basket SOL Amount the Trust needs to purchase from the Liquidity Provider or through the Prime Execution Agent. The final cash amounts will be determined after the NAV of the Trust is struck and the Trust’s SOL transactions have settled. However, orders received by [●] after the Cash Order Cutoff Time will not be accepted and should be resubmitted on the following Business Day. Fractions of a SOL smaller than one-hundred-millionth of one SOL (i.e., carried to the eighth decimal place) are disregarded for purposes of the computation of the Basket SOL Amount.

If the Trust accepts the cash purchase order, [●] will transmit to the Authorized Participant, via electronic mail message or other electronic communication, no later than 8:00 p.m. ET on the date such purchase order is received, or deemed received, a copy of the purchase order endorsed “Accepted” by the Trust and indicating the Basket Amount that the Authorized Participant must deliver to the Custodians or Prime Execution Agent in exchange for each Basket. Prior to the Trust’s acceptance as specified above, a purchase order will only represent the Authorized Participant’s unilateral offer to deposit cash in exchange for Baskets and will have no binding effect upon the Trust, the Trust Administrator, [●], the SOL Custodian or any other party.

The Basket Amount necessary for the creation of a Basket changes from day to day. As of [●], 2025, a Basket requires delivery of $[●]. On each day that the Listing Exchange is open for regular trading, the Trust Administrator will adjust the cash amount constituting the Basket Amount and the quantity of SOL constituting the Basket SOL Amount as appropriate to reflect sales of SOL, any loss of SOL that may occur, and accrued expenses. The computation is made by the Trust as promptly as practicable after 4:00 p.m., New York time. [●] will determine the Basket Amount for a given day by multiplying the NAV by the number of Shares in each Basket (10,000) and determine the Basket SOL Amount for a given day by dividing the Basket Amount for that day by that day’s SOL Market Price. The Basket Amount and the Basket SOL Amount so determined will be made available to all Authorized Participants and Liquidity Providers and will be made available on the Sponsor’s website for the Shares.

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On the date of the Cash Order Cutoff Time, the Trust will choose, in its sole discretion, to enter into a transaction with a Liquidity Provider or the Prime Execution Agent to buy SOL in exchange for the cash proceeds from such purchase order. For settlement of a cash creation, the Trust delivers Shares to the Authorized Participant in exchange for cash received from the Authorized Participant. Meanwhile, the Liquidity Provider or Prime Execution Agent, as applicable, delivers the required SOL pursuant to its trade with the Trust into the Trust’s Trading Balance with the Prime Execution Agent in exchange for cash. In the event the Trust has not been able to successfully execute and complete settlement of a SOL transaction by the settlement date of the purchase order, the Authorized Participant will be given the option to (1) cancel the purchase order; or (2) accept that the Trust will continue to attempt to complete the execution, which will delay the settlement date of the purchase order. With respect to a purchase order, as between the Trust and the Authorized Participant, the Authorized Participant is responsible for the dollar cost of the difference between the SOL price utilized in calculating NAV on the trade date and the price at which the Trust acquires the SOL to the extent the price realized in buying the SOL is higher than the SOL price utilized in the NAV. To the extent the price realized in buying the SOL is lower than the price utilized in the NAV, the Authorized Participant shall keep the dollar impact of any such difference.

Whether the purchase of SOL was entered into with a Liquidity Provider or via the Prime Execution Agent, such party will deliver SOL related to such transaction to the Trust’s Trading Balance. This transfer is an “off-chain” transaction that is recorded in the books and records of the Prime Execution Agent.

Because the Trust’s Trading Balance may not be funded with cash on the trade date for the purchase of SOL associated with the cash purchase order, the Trust may borrow Trade Credits in the form of cash from the Trade Credit Lender pursuant to the Trade Financing Agreement or may require the Authorized Participant to deliver the required cash for the cash purchase order on the trade date. The extension of Trade Credits on the trade date allows the Trust to purchase SOL through the Prime Execution Agent on the trade date, with such SOL being deposited in the Trust’s Trading Balance. For settlement of a cash creation, the Trust delivers Shares to the Authorized Participant in exchange for cash received from the Authorized Participant. To the extent Trade Credits were utilized, the Trust uses the cash to repay the Trade Credits borrowed from the Trade Credit Lender.

Issuance of Baskets – Settlement and SOL Vault Transfers

Upon the deposit by the Authorized Participant or its designated agent or client in connection with an in-kind purchase order or the Liquidity Provider or the Prime Execution Agent in connection with a cash purchase order of the corresponding amount of SOL with the Trust’s Trading Balance, and the payment of the applicable ETF servicing fee, and of any expenses, taxes or charges (such as stamp taxes or stock transfer taxes or fees), the Cash Custodian will deliver the appropriate number of Baskets to the DTC account of the depositing Authorized Participant. As of the date of this prospectus, the Authorized Participants are [   ]. Additional Authorized Participants may be added at any time, subject to the discretion of the Sponsor.

In connection with the paragraph above, the deposit of SOL will initially be credited to the Trust’s Trading Balance with the Prime Execution Agent before being swept to the Trust’s Vault Balance with the SOL Custodian pursuant to a regular end-of-day sweep process. Transfers of SOL into the Trust’s Trading Balance are off-chain transactions and transfers from the Trust’s Trading Balance to the Trust’s Vault Balance are “on-chain” transactions represented on the Solana blockchain. Any costs related to transactions and transfers from the Trust’s Trading Balance to the Trust’s Vault Balance are borne by the Prime Execution Agent (and not the Trust or its Shareholders).

Because the Sponsor has assumed what are expected to be most of the Trust’s expenses, and the Management Fee accrues daily at the same rate, in the absence of any extraordinary expenses or liabilities, the amount of SOL by which the Basket SOL Amount will decrease each day will be predictable. In connection with a cash purchase order, the Trust intends to have the Trust Administrator make available on each Business Day an indicative Basket Amount for the next Business Day. Authorized Participants may use that indicative Basket Amount as guidance regarding the amount of cash that they may expect to have to deposit with the Trust Administrator in respect of cash purchase orders placed by them on such next Business Day and accepted by the Trust. The agreement entered into with each Authorized Participant provides, however, that once a purchase order has been accepted by the Trust, the Authorized Participant will be required to deposit with the Trust Administrator the Basket Amount in connection with a cash purchase order, as determined by the Trust on the effective date of the purchase order.

No Shares will be issued unless and until the Prime Execution Agent has informed the Trust that it has allocated to the Trust’s account the corresponding amount of SOL. Disruption of services at the Prime Execution Agent or SOL Custodian would have the potential to delay settlement of the SOL related to Share creations.

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SOL transactions that occur on the blockchain are susceptible to delays due to Solana network outage, congestion, or other problems or disruptions. To the extent that SOL transfers from the Trust’s Trading Balance to the Trust’s Vault Balance are delayed due to congestion or other issues with the Solana network, such SOL will not be held in cold storage in the Vault Balance until such transfers can occur.

Redemption of Baskets – In-Kind Redemptions

In connection with an in-kind redemption, an Authorized Participant will be required to submit a redemption order by the In-Kind Order Cutoff Time. An Authorized Participant must submit an in-kind redemption order to [●] indicating the number of Baskets it intends to redeem. The date [●] receives that order determines the Basket SOL Amount in connection with an in-kind redemption to be received in exchange. However, orders received by [●] after the In-Kind Order Cutoff Time on a Business Day will not be accepted and should be resubmitted on the following Business Day.

On the order date the Trust instructs the SOL Custodian to prepare to move the associated SOL from the Trust’s Vault Balance with the SOL Custodian to the Trust’s Trading Balance with the Prime Execution Agent. For settlement of a redemption, the Authorized Participant delivers the necessary Shares to the Trust, the Trust instructs the Prime Execution Agent to deliver SOL to the account of the Authorized Participant or its designated agent or client’s account at the Prime Execution Agent.

Transfers of SOL from the Trust’s Vault Balance to the Trust’s Trading Balance are “on-chain” transactions represented on the Solana blockchain.

SOL transactions that occur on the blockchain are susceptible to delays due to Solana network outages, congestion, or other problems or disruptions. To the extent that SOL transfers from the Trust’s Vault Balance to the Trust’s Trading Balance are delayed due to congestion or other issues with the Solana network or the Trust’s operations, redemptions in the Trust could be delayed.

Disruption of services at the Prime Execution Agent or SOL Custodian would have the potential to delay settlement of the SOL related to Share redemptions.

Redemption of Baskets – Cash Redemptions

In connection with a cash redemption, an Authorized Participant will be required to submit a cash redemption order by the Cash Order Cutoff Time. An Authorized Participant must submit a redemption order to [●] indicating the number of Baskets it intends to redeem. The date [●] receives that order determines the Basket Amount in connection with a cash redemption to be received in exchange. However, orders received by [●] after the Cash Order Cutoff Time on a Business Day will not be accepted and should be resubmitted on the following Business Day.

On the date of the Cash Order Cutoff Time, the Trust may choose, in its sole discretion, to enter into a transaction with a Liquidity Provider or the Prime Execution Agent, to sell SOL in exchange for cash. Also, on the date of the Cash Order Cutoff, the Trust instructs the SOL Custodian to prepare to move the associated SOL from the Trust’s Vault Balance with the SOL Custodian to the Trust’s Trading Balance with the Prime Execution Agent. For settlement of a redemption, the Authorized Participant delivers the necessary Shares to the Trust, a Liquidity Provider or the Prime Execution Agent, as applicable, delivers the cash to the Trust associated with the Trust’s sale of SOL, the Trust delivers SOL to the Liquidity Provider’s account at the Prime Execution Agent or directly to the Prime Execution Agent, as applicable, and the Trust delivers cash to the Authorized Participant. In the event the Trust has not been able to successfully execute and complete settlement of a SOL transaction by the settlement date, the Authorized Participant will be given the option to (1) cancel the redemption order; or (2) accept that the Trust will continue to attempt to complete the execution, which will delay the settlement date. With respect to a redemption order, between the Trust and the Authorized Participant, the Authorized Participant will be responsible for the dollar cost of the difference between the SOL price utilized in calculating the NAV on the trade date and the price realized in selling the SOL to raise the cash needed for the cash redemption order to the extent the price realized in selling the SOL is lower than the SOL price utilized in the NAV. To the extent the price realized is selling the SOL is higher than the price utilized in the NAV, the Authorized Participant shall get to keep the dollar impact of any such difference.

The transfers of SOL from the Trust’s Trading Balance to the Liquidity Provider’s account at the Prime Execution Agent or to the Prime Execution Agent is an “off-chain” transaction that is recorded in the books and records of the Prime Execution Agent.

The Trust’s Trading Balance with the Prime Execution Agent may not be funded with SOL on the trade date for the sale of SOL in connection with the redemption order, when SOL remains in the Trust’s Vault Balance with the SOL Custodian at the point of intended execution of a sale of SOL. In those circumstances the Trust may borrow Trade Credits in the form of SOL from the Trade Credit Lender, which allows the Trust to sell SOL through the Prime Execution Agent on the trade date, and the cash proceeds are deposited in the Trust’s Trading Balance with the Prime Execution Agent. For settlement of a redemption where Trade Credits were utilized, the Trust delivers cash to the Authorized Participant in exchange for Shares received from the Authorized Participant. In the event Trade Credits were used, the Trust will use the SOL moved from the Trust’s Vault Balance with the SOL Custodian to the Trading Balance with the Prime Execution Agent to repay the Trade Credits borrowed from the Trade Credit Lender.

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Transfers of SOL from the Trust’s Vault Balance to the Trust’s Trading Balance are “on-chain” transactions represented on the Solana blockchain.

SOL transactions that occur on the blockchain are susceptible to delays due to Solana network outages, congestion, or other problems or disruptions. To the extent that SOL transfers from the Trust’s Vault Balance to the Trust’s Trading Balance are delayed due to congestion or other issues with the Solana network or the Trust’s operations, redemptions in the Trust could be delayed.

Disruption of services at the Prime Execution Agent, SOL Custodian, Cash Custodian or the Authorized Participant’s banks would have the potential to delay settlement of the SOL related to Share redemptions.

Redemption of Baskets – Settlement

Upon the surrender of Shares and the payment of the applicable transaction fee and of any expenses, taxes or charges (such as stamp taxes or stock transfer taxes or fees) by the redeeming Authorized Participant, and the completion of the sale of SOL in exchange for cash by the Trust in connection with a cash redemption order, the Trust will (1) instruct the Prime Execution Agent to deliver from the Trust’s Trading Balance to account of the Authorized Participant or its agent or client, the amount of SOL corresponding to the redeemed Baskets in connection with an in-kind redemption order; or (2) instruct the delivery of cash to the Authorized Participant in connection with a cash redemption order. Shares can only be surrendered for redemption in Baskets.

Suspension or Rejection of Orders and Total Basket Amount

The Sponsor may, in its discretion, suspend the right of creation or redemption, or postpone the redemption settlement date, (1) for any period during which the Listing Exchange is closed other than customary weekend or holiday closings, or trading on the Listing Exchange is suspended or restricted; (2) for any period during which an emergency (for example, an interruption in services or availability of the SOL Custodian, Cash Custodian, Trust Administrator, or other service providers to the Trust, act of God, catastrophe, civil disturbance, government prohibition, war, terrorism, strike or other labor dispute, fire, force majeure, interruption in telecommunications, order entry systems, internet services, or network provider services, unavailability of Fedwire, SWIFT or banks’ payment processes, significant technical failure, bug, error, disruption or fork of the Solana network, hacking, cybersecurity breach, or power, internet, or Solana network outage, or similar event) exists as a result of which delivery, disposal or evaluation of SOL is not reasonably practicable; or (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders. For example, the Sponsor may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of the Trust’s assets. If the Sponsor has difficulty liquidating the Trust’s positions, e.g., because of a market disruption event or an unanticipated delay in the liquidation of a position in an over-the-counter contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of the Sponsor, the person authorized to take redemption orders in the manner provided in the Authorized Participant Agreement, or the Custodians will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Sponsor acting by itself or through the person authorized to take creation or redemption orders in the manner provided in the Authorized Participant Agreement may, in its sole discretion, reject any creation redemption order (1) the Sponsor determines not to be in proper form; (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations; or (3) if circumstances outside the control of the Sponsor, the person authorized to take creation or redemption orders in the manner provided in the Authorized Participant Agreement or the SOL Custodian make it for all practical purposes not feasible for the Shares to be delivered under the creation or redemption order. The Sponsor may also reject a redemption order if the number of Shares being redeemed would reduce the remaining outstanding Shares to 10,000 Shares (i.e., 1 Basket) or less.

None of the Trust, Sponsor, the Transfer Agent, or the Custodians will be liable for the rejection of any purchase order or Basket.

In the event that the Sponsor intends to suspend or postpone creations or redemptions, it will provide Shareholders with notice in a prospectus supplement and/or through a current report on Form 8-K or in the Trust’s annual or quarterly reports.

Creation and Redemption Transaction Fee

To compensate for expenses incurred in connection with the creation and redemption of Baskets, an Authorized Participant is required to pay a standard transaction fee to create or redeem Baskets, which is not expected to vary in accordance with the number of Baskets in such order. The total transaction fee will also include applicable taxes, brokerage and any other commissions, transaction fees (including financing), trade slippage and market impact costs, as applicable, and may be reduced, increased or otherwise changed by the Sponsor and the Trust based on changes to the costs or inputs associated with the total transaction fee. The Sponsor will notify Authorized Participants of any change in the transaction fee and will not implement any change in the fee until after the date of notice.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify the Sponsor and the Trust if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

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DESCRIPTION OF THE SHARES AND THE TRUST AGREEMENT

The Trust is authorized under the Trust Agreement to create and issue an unlimited number of Shares. Shares will be issued only in Baskets and only upon the order of an Authorized Participant. The Shares represent common units of fractional undivided beneficial interest in and ownership of the Trust and have no par value. The Shares are currently quoted on OTCQX under the ticker symbol “[OSOL]” and following the effectiveness of the registration statement of which this prospectus forms a part, the Shares are expected to be listed on CBOE under the ticker symbol “[OSOL]”.

Description of Limited Rights

The Shares do not represent a traditional investment and should not be viewed as similar to “shares” of a corporation operating a business enterprise with management and a board of directors. A shareholder will not have the statutory rights normally associated with the ownership of shares of a corporation. Each Share is transferable, is fully paid and non-assessable and entitles the holder to vote on the limited matters upon which shareholders may vote under the Trust Agreement. For example, shareholders do not have the right to elect or remove directors and will not receive dividends. The Shares do not entitle their holders to any conversion or pre-emptive rights or, except as discussed below, any redemption rights or rights to distributions.

Voting and Approvals

Shareholders have limited voting rights and generally take no part in the management or control of the Trust. No amendments to the Trust Agreement that materially adversely affect the interests of Shareholders may be made without the vote of at least a majority (over 50%) of the Shares (not including any Shares held by the Sponsor or its affiliates). A shareholder will be deemed to have consented to a modification or amendment of the Trust Agreement if the Sponsor has notified the shareholders in writing of the proposed modification or amendment and the shareholder has not, within 20 calendar days of such notice, notified the Sponsor in writing that the shareholder objects to such modification or amendment. The Sponsor may generally make any other amendments to the Trust Agreement in its sole discretion without Shareholders’ consent.

Distributions

Pursuant to the terms of the Trust Agreement, the Trust may make distributions on the Shares in-cash or in-kind. In addition, if the Trust is terminated and liquidated, the Sponsor will distribute to the Shareholders any amounts of the cash proceeds (or SOL) of the liquidation remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Sponsor will determine. Shareholders of record on the record date fixed by the Transfer Agent for a distribution will be entitled to receive their pro rata portions of any distribution.

Staking

The Trust Agreement provides that the Trust may engage in Staking at the Sponsor’s discretion, and the Trust has historically engaged in Staking. All Staking Rewards earned by the Trust are paid to the Sponsor. The Trust Agreement provides that the Trust may engage in Staking at the Sponsor’s discretion. At the Sponsor’s direction, the SOL Custodian has delegated substantially all of the Trust’s SOL to validator(s) on the Solana Network. Currently, all SOL staked by the Trust is delegated to GlobalStake, a non-custodial institutional staking platform, however, the Sponsor may direct the SOL Custodian to delegate the Trust’s SOL to one or more third-party validators (each a “Staking Provider”). As consideration for staking, the Trust receives network inflation and transaction fees, minus any fees paid to the Staking Provider, in the form of SOL (“Staking Rewards”) and are earned by the Trust as the Staking Provider with whom the Trust has staked its SOL validates transactions on the Solana Network. Staking Rewards are variable and, upon receipt, are paid to the Sponsor only. Under current Solana network protocols, staked SOL is subject to an “unbonding” that currently lasts approximately 0 to 2 days and, therefore, cannot be immediately withdrawn.

The Trust’s SOL Custodian has multiple layers of security protocols designed to protect the Trust’s assets from unauthorized access or transfer, which will remain in place when the Trust’s SOL is staked.

The Trust’s SOL will be staked directly from the Trust’s wallets and will not be transferred to any other wallet to be staked. The Solana protocol (a) mandates that the executor of the staking transaction (i.e., the Sponsor on behalf of the Trust) can execute the withdraw function at any time through the Trust’s wallets administered by the SOL Custodian and (b) limits the activities of the Staking Provider to executing only those activities specified by the protocol, such as staking, un-staking and performing validation activities. Accordingly, the Staking Provider will not have any control over the Trust’s staked SOL other than to stake or un-stake SOL at the direction of the Sponsor. In particular, the Staking Provider will not be authorized to leverage or rehypothecate the Trust’s SOL tokens. The Staking Provider will also not be able to change the designated wallet addresses on the Solana Network to which staked SOL is to be withdrawn or to which Staking Consideration shall be sent.

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In addition, the proposed staking arrangements will not alter the Trust’s current custody environment or security procedures. The Sponsor expects that the staking arrangements will serve as an addendum to the Custodial Services Agreement between the Trust and the SOL Custodian, and the controls currently in place between the Sponsor and the SOL Custodian will also govern the activities related to staking and un-staking SOL, as outlined in the staking arrangements. These controls and procedures include:

●	Private Key Management (“Shares”): The SOL Custodian manages SOL for the Trust using vault storage, which means that the wallet private keys to the Trust’s SOL are not online and accessible via the internet. Transfers from the Trust’s wallet require compliance with certain security procedures that will remain in place when the Trust’s SOL is staked, including but not limited to, multiple encrypted private key “shares,” usernames, passwords and 2-step verification. Multiple private key shares held by the SOL Custodian must be combined to reconstitute the wallet private key to sign any onchain funds transaction and transfer the Trust’s assets. Private key shares are distributed geographically in secure vaults around the world, including in the United States. The SOL Custodian’s system architecture requires the involvement of the Sponsor to reconstruct the wallets private keys and access the Trust’s assets, and it is not possible for the SOL Custodian’s employees to access the Trust’s assets without the Sponsor’s involvement and approval. This architecture is part of the SOL Custodian’s service organizational controls (“SOC”) Type I and Type II reports, which are authored by leading assurance providers to confirm to the SOL Custodian’s clients that the SOL Custodian is compliant with a variety of security and reporting standards, and which are delivered to the Sponsor for review on an annual basis.

●	General Controls on the SOL Custodian’s Custody Environment: Data related to transaction activity executed on the SOL Custodian’s platform is backed-up and saved to both an alternative location (besides the primary location) and to a “Disaster Recovery” Amazon Web Services (“AWS”) Account to enable recoverability in an event one of the regions becomes unavailable. Authentication requirements for the SOL Custodian’s platform are restricted through two-factor authentication and encrypted network protocols, among other protection mechanisms.

See “Risk Factors—Risk Factors Related to Staking.”

Book-Entry Form

Shares are held in book-entry form by the Transfer Agent. Transfers will be made in accordance with standard securities industry practice. The Sponsor or its delegate shall (i) direct the Transfer Agent to credit or debit the number of creation Baskets or redemption Baskets to the account of the applicable purchaser; and (ii) issue or cancel creation Baskets or redemption Baskets, as applicable, at the direction of the Sponsor or its delegate. The Transfer Agent shall issue or cancel each purchaser’s Shares, as applicable.

Share Splits

In its discretion, the Sponsor may direct the Transfer Agent to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket. For example, if the Sponsor believes that the per Share price in the secondary market for Shares has risen or fallen outside a desirable trading price range, it may declare such a split or reverse split.

Description of the Trust Agreement

The Trust is a Delaware Statutory Trust that was formed on June 8, 2021 by the filing of the Certificate of Trust with the Delaware Secretary of State in accordance with the provisions of the DSTA. The Trust operates pursuant to the Trust Agreement.

The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust. The Trust is passive and is not managed like a corporation or an active investment vehicle. The Trust’s SOL are held by the SOL Custodian on behalf of the Trust. The Trust’s SOL will be transferred out of the Vault Balance only in the following circumstances: (i) transferred to pay the Sponsor’s Fee or any Extraordinary Expenses, (ii) sold on an as-needed basis to pay Extraordinary Expenses or redeem Baskets or (iii) sold on behalf of the Trust in the event the Trust terminates and liquidates its assets or as otherwise required by law or regulation. Assuming that the Trust is treated as a grantor trust for U.S. federal income tax purposes, each delivery or sale of SOL by the Trust to pay the Sponsor’s Fee or any Extraordinary Expenses will be a taxable event for shareholders. Gains or losses from the sale of SOL to fund cash redemptions are expected to be treated as incurred only by the shareholder that is being redeemed. See “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders.”

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The Trust is not a registered investment company under the Investment Company Act and the Sponsor believes that the Trust is not required to register under the Investment Company Act. The Trust will not trade, buy, sell or hold SOL derivatives, including SOL futures contracts, on any futures exchange. The Trust is authorized solely to take immediate delivery of actual SOL. The Sponsor does not believe the Trust’s activities are required to be regulated by the CFTC under the CEA as a “commodity pool” under current law, regulation and interpretation. The Trust will not be operated by a CFTC-regulated commodity pool operator because it will not trade, buy, sell or hold SOL derivatives, including SOL futures contracts, on any futures exchange. Investors in the Trust will not receive the regulatory protections afforded to investors in regulated commodity pools, nor may the COMEX division of the New York Mercantile Exchange or any futures exchange enforce its rules with respect to the Trust’s activities. In addition, investors in the Trust will not benefit from the protections afforded to investors in SOL futures contracts on regulated futures exchanges.

The Trust creates Shares from time to time but only in Baskets. A Basket equals a block of 10,000 Shares. The number of outstanding Shares is expected to increase from time to time as a result of the creation of Baskets.

The creation of Baskets will require the delivery to the Trust of the amount of SOL (or cash to acquire the amount of SOL) represented by the Baskets being created. The creation of a Basket will be made only upon the delivery to the Trust of the number of whole and fractional SOL represented by each Basket being created, the number of which is determined by dividing (x) the amount of SOL owned by the Trust at 4:00 p.m., New York time, on the relevant trade date, after deducting the amount of SOL representing the U.S. dollar value of accrued but unpaid fees and expenses of the Trust (converted using the Index Price at such time, and carried to the eighth decimal place) by (y) the number of Shares outstanding at such time (with the quotient so obtained calculated to one one-hundred-millionth of one SOL (i.e., carried to the eighth decimal place)), and multiplying such quotient by 10,000.

The Shares are redeemable in accordance with the provisions of the Trust Agreement and the relevant Participant Agreement. The operation of a redemption program allows Authorized Participants to take advantage of arbitrage opportunities created when the market value of the Shares deviates from the value of the Trust’s SOL, less the Trust’s expenses and other liabilities, which may have the effect of reducing any premium at which the Shares trade on CBOE over such value or cause the Shares to trade at a discount to such value.

Each Share represented approximately [●] as of [●], 2025. Each Share in the initial Baskets represented approximately [●] SOL. The amount of SOL required to create a Basket is expected to continue to gradually decrease over time due to the transfer or sale of the Trust’s SOL to pay the Sponsor’s Fee and any Extraordinary Expenses.

The Sponsor will determine the Trust’s NAV on each business day as of 4:00 p.m., New York time, or as soon thereafter as practicable. The Sponsor will also determine the NAV per Share, which equals the NAV divided by the number of outstanding Shares. Each business day, the Sponsor will publish the Trust’s NAV and NAV per Share on the Trust’s website, www.ospreyfunds.io, as soon as practicable after the Trust’s NAV and NAV per Share have been determined by the Sponsor. See “—Valuation of SOL and Determination of NAV.”

The Trust’s assets consist solely of SOL, cash proceeds from the sale of SOL and any rights of the Trust pursuant to any agreements, other than the Trust Agreement, to which the Trust is a party. The Sponsor has committed to cause the Trust not to take any action to acquire any Incidental Rights or IR Virtual Currency, thereby irrevocably abandoning any Incidental Rights and IR Virtual Currency to which the Trust may become entitled in the future. As a result, the Trust does not expect to hold any Incidental Rights or IR Virtual Currency or to take any Incidental Rights or IR Virtual Currency into account for the purposes of determining the NAV or the NAV per Share.

Each Share represents a proportional interest, based on the total number of Shares outstanding, in each of the Trust’s assets as determined in the case of SOL by reference to the Index Price, less the Trust’s expenses and other liabilities (which include accrued but unpaid fees and expenses). The Sponsor expects that the market price of the Shares will fluctuate over time in response to the market prices of SOL. In addition, because the Shares reflect the estimated accrued but unpaid expenses of the Trust, the amount of SOL represented by a Share will gradually decrease over time as the Trust’s SOL are used to pay the Trust’s expenses.

SOL pricing information is available on a 24-hour basis from various financial information service providers or Solana Network information sites, such as [CoinMarketCap.com]. The spot price and bid/ask spreads may also be available directly from digital asset trading platforms. [As of [●], the constituent digital asset trading platforms of the Index were [Coinbase, Crypto.com, LMAX Digital, Kraken and Bitstamp.]] The Index Provider may remove or add digital asset trading platforms to the Index in the future at its discretion. Market prices for the Shares will be available from a variety of sources, including brokerage firms, information websites and other information service providers. In addition, on each business day the Trust’s website will provide pricing information for the Shares.

The Trust has no fixed termination date.

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The Sponsor

Liability of the Sponsor and Indemnification

Each Covered Person will not be liable to the Trust or any Shareholder for any action taken, or for refraining from taking any action in good faith, having determined that such course of conduct was in the best interests of the Trust. However, the preceding liability exclusion will not protect the Sponsor against any liability resulting from its own willful misconduct, bad faith or gross negligence in the performance of its duties.

Each Covered Person will be indemnified by the Trust and held harmless against any loss, judgment, liability, expense incurred or amount paid in settlement of any claim sustained by it in connection with the Covered Person’s activities for the Trust, without fraud, gross negligence, bad faith, willful misconduct or a material breach of the Trust Agreement on the part of such indemnified party arising out of or in connection with the performance of its obligations under the Trust Agreement and under each other agreement entered into by the Sponsor in furtherance of the administration of the Trust (including, without limiting the scope of the foregoing, any subscription agreement) or any actions taken in accordance with the provisions of the Trust Agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such indemnified party in defending itself against any claim or liability in its capacity as Sponsor. Any amounts payable to an indemnified party may be payable in advance or shall be secured by a lien on the Trust. The Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the interests of the Shareholders and, in such event, the legal expenses and costs of any such actions shall be expenses and costs of the Trust and the Sponsor shall be entitled to be reimbursed therefor by the Trust.

Fiduciary and Regulatory Duties of the Sponsor

The Sponsor is not effectively subject to the duties and restrictions imposed on “fiduciaries” under both statutory and common law. Rather, the general fiduciary duties that would apply to the Sponsor are defined and limited in scope by the Trust Agreement. Under Delaware law, a Shareholder may bring a derivative action if the Shareholder is a Shareholder at the time the action is brought and either (i) was a Shareholder at the time of the transaction at issue; or (ii) acquired the status of Shareholder by operation of law or the Trust’s governing instrument from a person who was a Shareholder at the time of the transaction at issue. Additionally, Section 3816(e) of the DSTA specifically provides that “a beneficial owner’s right to bring a derivative action may be subject to such additional standards and restrictions, if any, as are set forth in the governing instrument of the statutory trust, including, without limitation, the requirement that beneficial owners owning a specified beneficial interest in the statutory trust join in the bringing of the derivative action.” The Trust Agreement provides that in addition to any other requirements of applicable law, no Shareholder shall have the right, power or authority to bring or maintain a derivative action, suit or other proceeding on behalf of the Trust unless two or more Shareholders who (i) are not affiliates of one another; and (ii) collectively hold at least 10% of the outstanding Shares join in the bringing or maintaining of such action, suit or other proceeding.

This provision does not apply to derivative actions brought in the name of the Trust under the federal securities laws and the rules and regulations thereunder. The Sponsor is not aware of any reason to believe that Section 7.4 of the Trust Agreement is not enforceable under state or federal law. Although the Court of Chancery of Delaware has stated that “[t]he DSTA is enabling in nature and, as such, permits a trust through its declarations of trust to delineate additional standards and requirements with which a stockholder-plaintiff must comply to proceed derivatively in the name of the trust.” Hartsel v. Vanguard Group., Inc., Del. Ch. June 15, 2011, there is limited case law addressing the enforceability of provisions similar to Section 7.4. As such, it is possible that this provision would not be enforced by a court in another jurisdiction or under other circumstances.

Beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from the Sponsor where the losses result from a violation by the Sponsor of the anti-fraud provisions of the federal securities laws.

Actions Taken to Protect the Trust

The Sponsor may, in its own discretion, prosecute, defend, settle or compromise actions or claims at law or in equity that it considers necessary or proper to protect the Trust or the interests of the Shareholders. The expenses incurred by the Sponsor in connection therewith (including the fees and disbursements of legal counsel) will be expenses of the Trust and are deemed to be Extraordinary Expenses. The Sponsor will be entitled to be reimbursed for the Extraordinary Expenses.

Successor Sponsors

If the Sponsor is adjudged bankrupt or insolvent, the Sponsor may terminate and liquidate the Trust and distribute its remaining assets in the Sponsor’s capacity as liquidating trustee.

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The Trustee

The Trustee is a fiduciary under the Trust Agreement and must satisfy the requirements of Section 3807 of the DSTA. However, the fiduciary duties, responsibilities and liabilities of the Trustee are limited by, and are only those specifically set forth in, the Trust Agreement.

Limitation on Trustee’s Liability

Under the Trust Agreement, the Sponsor has exclusive control of the management of all aspects of the activities of the Trust and the Trustee has only nominal duties and liabilities to the Trust. The Trustee is appointed to serve as the trustee for the sole purpose of satisfying Section 3807(a) of the DSTA, which requires that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee are limited to (i) accepting legal process served on the Trust in the State of Delaware; and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Trustee is required to execute under the DSTA.

To the extent the Trustee has duties (including fiduciary duties) and liabilities to the Trust or the Shareholders under the DSTA, such duties and liabilities will be replaced by the duties and liabilities of the Trustee expressly set forth in the Trust Agreement. The Trustee will have no obligation to supervise, nor will it be liable for, the acts or omissions of the Sponsor, Custodian or any other person. Neither the Trustee, either in its capacity as trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer, director, officer or controlling person of the issuer of Shares. The Trustee’s liability is limited solely to the express obligations of the Trustee as set forth in the Trust Agreement.

Under the Trust Agreement, the Sponsor has the exclusive management, authority and control of all aspects of the activities of the Trust. The Trustee has no duty or liability to supervise or monitor the performance of the Sponsor, nor does the Trustee have any liability for the acts or omissions of the Sponsor. The existence of a trustee should not be taken as an indication of any additional level of management or supervision over the Trust. The Trust Agreement provides that the management authority with respect to the Trust is vested directly in the Sponsor. The Trust Agreement provides that the Trustee is not responsible or liable for the genuineness, enforceability, collectability, value, sufficiency, location or existence of any of the SOL or other assets of the Trust.

Possible Repayment of Distributions Received by Shareholders; Indemnification by Shareholders

The Shares are limited liability investments. Investors may not lose more than the amount that they invest plus any profits recognized on their investment. Although it is unlikely, the Sponsor may, from time to time, make distributions to the Shareholders. However, Shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Trust any distribution they received at a time when the Trust was in fact insolvent or in violation of its Trust Agreement. In addition, the Trust Agreement provides that Shareholders will indemnify the Trust for any harm suffered by it as a result of Shareholders’ actions unrelated to the activities of the Trust.

The foregoing repayment of distributions and indemnity provisions (other than the provision for Shareholders indemnifying the Trust for taxes imposed upon it by a state, local or foreign taxing authority, which is included only as a formality due to the fact that many states do not have statutory trust statutes, and therefore the tax status of the Trust in such states might, theoretically, be challenged) are commonplace in statutory trusts and limited partnerships.

Indemnification of the Trustee

The Trustee and any of the officers, directors, employees and agents of the Trustee shall be indemnified by the Trust as primary obligor and held harmless against any loss, damage, liability, claim, action, suit, cost, expense, disbursement (including the reasonable fees and expenses of counsel), tax or penalty of any kind and nature whatsoever, arising out of, imposed upon or asserted at any time against such indemnified person in connection with the performance of its obligations under the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated therein; provided, however, that neither shall the Trust be required to indemnify any such indemnified person for any such expenses which are a result of the willful misconduct, bad faith or gross negligence of such indemnified person.

Holding of Trust Property

The Trust will hold and record the ownership of the Trust’s assets in a manner such that it will be owned for the benefit of the Shareholders for the purposes of, and subject to and limited by the terms and conditions set forth in, the Trust Agreement. Other than issuance of the Shares, the Trust will not create, incur or assume any indebtedness or borrow money from or loan money to any person. The Trustee may not commingle its assets with those of any other person. Neither the Trust, the Sponsor, nor any other entity is permitted to lend, pledge, hypothecate or rehypothecate any of the Trust’s assets.

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Resignation, Discharge or Removal of Trustee; Successor Trustees

The Trustee may resign as Trustee by written notice of its election to do so, delivered to the Sponsor with at least 60 days’ notice. The Sponsor may remove the Trustee in its discretion. If the Trustee resigns or is removed, the Sponsor, acting on behalf of the Shareholders, shall appoint a successor trustee. The successor Trustee will become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee.

Amendments to the Trust Agreement

The Sponsor may amend the Trust Agreement without the consent of any Shareholder if the amendment does not adversely affect the interests of the Shareholders or affect the allocation of profits and losses among the Shareholders or between the Shareholders and the Sponsor. Any amendment that adversely affects the rights of Shareholders, dissolves the Trust or makes any material change to the Trust’s basic investment policies or structure must be approved by the affirmative vote of Shareholders owning at least 50% of the outstanding Shares.

Termination of the Trust

The Trust will dissolve if any of the following events occur:

●	a U.S. federal or state regulator requires the Trust to shut down or forces the Trust to liquidate its SOL or seizes, impounds or otherwise restricts access to Trust assets;

●	The Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder, and the Sponsor has made the determination that dissolution of the Trust is advisable;

●	the Trust is required to obtain a license or make a registration under any state law regulating money transmitters, money services business, providers of prepaid or stored value, virtual currency business or similar entities, and the Sponsor has made the determination that dissolution of the Trust is advisable;

●	any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the SOL Market Price;

●	any ongoing event exists that either prevents the Trust from converting or makes impractical the Trust’s reasonable efforts to convert SOL to U.S. dollars;

●	the filing of a certificate of dissolution or revocation of the Sponsor’s charter (and the expiration of 90 days after the date of notice to the Sponsor of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Sponsor, or an event of withdrawal (each of the foregoing events an “Event of Withdrawal”) unless at the time there is at least one remaining Sponsor; or

●	the SOL Custodian resigns or is removed without replacement.

The Sponsor may, in its sole discretion, dissolve the Trust if any of the following events occur:

●	the SEC determines that the Trust is an investment company required to be registered under the Investment Company Act of 1940;

●	the CFTC determines that the Trust is a commodity pool under the CEA;

●	the Trust becomes insolvent or bankrupt;

●	all of the Trust’s assets are sold;

●	the determination of the Sponsor that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the activities of the Trust;

●	the Sponsor receives notice from the IRS or from counsel for the Trust or the Sponsor that the Trust fails to qualify for treatment, or will not be treated, as a grantor trust under the Code; or

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●	if the Trustee notifies the Sponsor of the Trustee’s election to resign and the Sponsor does

The death, legal disability, bankruptcy, insolvency, dissolution or withdrawal of any Shareholder (as long as such Shareholder is not the sole Shareholder of the Trust) shall not result in the termination of the Trust, and such Shareholder, his estate, custodian or personal representative shall have no right to withdraw or value such Shareholder’s Shares. Each Shareholder (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust, except for such rights as are set forth in Article VIII of the Trust Agreement relating to the books of account and reports of the Trust.

Upon dissolution of the Trust and surrender of Shares by the Shareholders, Shareholders will receive a distribution in U.S. dollars or SOL or both, at the sole discretion of the Sponsor, after the Sponsor has sold the Trust’s SOL and has paid or made provision for the Trust’s claims and obligations.

If the Trust is forced to liquidate, the Trust will be liquidated under the Sponsor’s direction. The Sponsor, on behalf of the Trust, will engage directly with Digital Asset Markets to liquidate the Trust’s SOL as promptly as possible while obtaining the best fair value possible. The proceeds therefrom will be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including shareholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust other than liabilities for distributions to shareholders and (b) to the holders of Shares pro rata in accordance with the respective percentages of Shares that they hold. It is expected that the Sponsor would be subject to the same regulatory requirements as the Trust, and therefore, the markets available to the Sponsor will be the same markets available to the Trust.

Governing Law

The Trust Agreement and the rights of the Sponsor, Trustee and shareholders under the Trust Agreement are governed by the laws of the State of Delaware.

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THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions in those securities among DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law.

Individual certificates will not be issued for the Shares. Instead, a global certificate will be signed by the Trustee on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificate represents all of the Shares outstanding at any time.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the number of Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Trustee and the DTC Participants will designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares will be limited to DTC Participants, entities that have access to the DTC clearing system by clearing securities through, or maintaining a custodial relationship with, a DTC Participant (“Indirect Participants”) and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC, with respect to DTC Participants; the records of DTC Participants, with respect to Indirect Participants; and the records of Indirect Participants, with respect to beneficial owners that are not DTC Participants or Indirect Participants. Beneficial owners are expected to receive from or through a DTC Participant a written confirmation relating to their purchase of the Shares.

Investors may transfer Shares through DTC by instructing the DTC Participant or Indirect Participant through which they hold their Shares to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service for the Shares by giving notice to the Trustee and the Sponsor. Under these circumstances, the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, deliver separate certificates for Shares to a successor authorized depositary identified by the Sponsor and available to act, or, if no successor is identified and able to act, the Trustee shall terminate the Trust.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC.

The Trust Agreement provides that, as long as the Shares are represented by a global certificate registered in the name of DTC or its nominee, the Trustee will be entitled to treat DTC as the holder of the Shares.

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THE TRUST’S SERVICE PROVIDERS

The Sponsor

Osprey Funds, LLC serves as the Sponsor for the Trust. The Sponsor is generally responsible for the day-to-day administration of the Trust under the provisions of the Trust Agreement. This includes (i) preparing and providing periodic reports and financial statements on behalf of the Trust for investors, (ii) selecting and monitoring the Trust’s service providers and from time to time engaging additional, successor or replacement service providers (including without limitation the Trust Administrator, SOL Custodian, Cash Custodian, Transfer Agent, the Index Administrator and Lukka), (iii) instructing the SOL Custodian to withdraw the Trust’s SOL as needed to pay the Management Fee, (iv) upon dissolution of the Trust, distributing the Trust’s cash proceeds from the sale of the remaining SOL to the owners of record of the Shares and (v) when applicable, establishing the principal market for GAAP valuation. The Shares are not obligations of, and are not guaranteed by, Osprey Funds, LLC, or any of its subsidiaries or affiliates.

The Sponsor’s Role

The Sponsor arranged for the creation of the Trust and the registration of the Shares for their public offering in the United States and the listing of the Shares on the Listing Exchange. As partial consideration for its receipt of the [●]% Management Fee from the Trust, the Sponsor is obligated to pay the Assumed Expenses.

The Sponsor is generally responsible for the day-to-day administration of the Trust under the provisions of the Trust Agreement. (i) preparing and providing periodic reports and financial statements on behalf of the Trust for investors, (ii) selecting and monitoring the Trust’s service providers and from time to time engaging additional, successor or replacement service providers (including without limitation the Trust Administrator, SOL Custodian, Cash Custodian, Transfer Agent, Index Administrator and Lukka), (iii) instructing the SOL Custodian to withdraw the Trust’s SOL as needed to pay the Management Fee, (iv) upon dissolution of the Trust, distributing the Trust’s cash proceeds from the sale of the remaining SOL to the owners of record of the Shares and (v) when applicable, establishing the principal market for GAAP valuation. In addition, if there is a fork in the Solana Network after which there is a dispute as to which network resulting from the fork is the Solana Network, the Sponsor has the authority to select the network that it believes in good faith is the Solana Network, unless such selection or authority would otherwise conflict with the Trust Agreement.

The Sponsor does not store, hold, or maintain custody or control of the Trust’s SOL but instead has entered into the Custodian Agreement with the SOL Custodian to facilitate the security of the Trust’s SOL.

The Sponsor may transfer all or substantially all of its assets to an entity that carries on the business of the Sponsor if at the time of the transfer the successor assumes all of the obligations of the Sponsor under the Trust Agreement. In such an event, the Sponsor will be relieved of all further liability under the Trust Agreement.

The Management Fee is paid by the Trust to the Sponsor as compensation for services performed under the Trust Agreement and as partial consideration for the Sponsor’s agreement to pay fees and expenses incurred by the Trust in the ordinary course of its affairs, excluding taxes, but including: (i) the Administrator Fee, (ii) the SOL Custodian Fee and fees for any other security vendor engaged by the Trust, (iii) the Transfer Agent fee, (iv) the Trustee fee, (v) the fees and expenses related to the listing, quotation or trading of the Shares on any Secondary Market (including customary legal, marketing and audit fees and expenses), (vi) ordinary course, legal fees and expenses, (vii) audit fees, (viii) regulatory fees, including, if applicable, any fees relating to the registration of the Shares under the Securities Act or the Exchange Act, (ix) printing and mailing costs, (x) costs of maintaining the Trust’s website and (xi) applicable license fees, provided that any expense that qualifies as an Extraordinary Expense will be deemed to be an Extraordinary Expense.

Key Personnel of the Sponsor

Under the Trust Agreement, all management functions of the Trust have been delegated to and are conducted by the Sponsor, its agents and its affiliates, including without limitation, the SOL Custodian and its agents. As officers of the Sponsor, Gregory King, the principal executive officer of the Sponsor, and Robert Rokose, the principal financial and accounting officer of the Sponsor, may take certain actions and execute certain agreements and certifications for the Trust, in their capacity as the principal officers of the Sponsor. The following individuals are the officers of the Sponsor responsible for overseeing the business and operations of the Trust.

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Gregory D. King, Chief Executive Officer

Gregory D. King is Founder and CEO of Osprey Funds, LLC and has served as CEO of the Sponsor since its inception in October 2018. Gregory is the primary author of several financial industry innovations including creating the first ever exchange-traded note for Barclays in 2006. In 2009, Gregory co-founded VelocityShares, LLC, a provider of alternative exchange-traded products, partnering with Credit Suisse as product issuer. VelocityShares was acquired by Janus Capital in 2014. During his career, Gregory has created and launched over 100 exchange traded funds and notes for Barclays, Credit Suisse, Global X Funds, VelocityShares, REX Shares, LLC, and Osprey Funds. Gregory received a master’s in business administration from the University of California, Davis, and is a CFA Charter holder.

Robert Rokose, Chief Financial Officer and Treasurer

Robert Rokose became Treasurer and CFO of the Sponsor in March 2020. He is also CFO of REX Shares, LLC, originally the parent company to the Sponsor. Robert has twenty-eight years of accounting and financial services experience. His previous roles include CFO of U.S. Funds at JP Morgan Asset Management, Managing Director & CFO for PIMCO/Allianz Funds and Assistant Vice President & Assistant Controller of publicly held Lexington Global Asset Managers. Robert has served as a Financial Services Consultant and has acted in that role since November 2016. From May 2014 to October 2016, Robert was Chief Financial Officer and Treasurer of AccuShares Investment Management where he led all financial accounting and reporting for the organization. Robert is a Certified Public Accountant, licensed in the state of New York. He has an undergraduate degree from Pace University and a master’s in business administration from the University of Connecticut.

Gregory Collett, General Counsel

Gregory Collett became General Counsel of the Sponsor in November 2024. He is also General Counsel of REX Shares, LLC, originally the parent company of the Sponsor. Gregory has twenty-seven years of both legal and business experience in financial services. Prior to joining the Sponsor, Gregory was General Counsel of SwapGlobal, Inc., a crypto-focused derivatives dealer. Prior to that, he was President of BlockFi | NB, a joint venture between Neuberger Berman and BlockFi to launch crypto-focused asset management products. From 2014-2020, Gregory served as Director of Investment Products for a subsidiary of the World Gold Council, in which role his responsibilities included overseeing the SPDR® Gold Trust (Symbol: GLD®), the largest ETF in the world backed by physical gold, in addition to other investment products. Gregory launched the first commodity pool ETF on a U.S. exchange while working for Deutsche Bank from 2002-2008, and he began his career as an attorney-advisor for the U.S. Commodity Futures Trading Commission. He holds a J.D. from George Washington University Law School and a B.A. from Colgate University.

The Trustee

CSC Delaware Trust Company serves as trustee of the Trust under the Trust Agreement. The Trustee has its principal office at 251 Little Falls Drive, Wilmington, Delaware 19808. The Trustee is unaffiliated with the Sponsor. A copy of the Trust Agreement is available for inspection at the Sponsor’s principal office identified above.

The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807(a) of the DSTA that the Trust have at least one trustee with a principal place of business in the State of Delaware. The duties of the Trustee will be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Delaware Secretary of State which the Trustee is required to execute under the DSTA. To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Shareholders, such duties and liabilities will be replaced by the duties and liabilities of the Trustee expressly set forth in the Trust Agreement. The Trustee will have no obligation to supervise, nor will it be liable for, the acts or omissions of the Sponsor, Transfer Agent, Custodian or any other person.

Neither the Trustee, either in its capacity as trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer, director, officer or controlling person of the issuer of Shares. The Trustee’s liability in connection with the issuance and sale of Shares is limited solely to the express obligations of the Trustee as set forth in the Trust Agreement.

The Trustee has not prepared or verified, and will not be responsible or liable for, any information, disclosure or other statement in this prospectus or in any other document issued or delivered in connection with the sale or transfer of the Shares. The Trust Agreement provides that the Trustee will not be responsible or liable for the genuineness, enforceability, collectability, value, sufficiency, location or existence of any of the SOL or other assets of the Trust. See “Description of the Trust Documents—Description of the Trust Agreement.”

The Trustee is permitted to resign upon at least 60 days’ notice to the Trust. The Trustee will be compensated by the Sponsor and indemnified by the Sponsor and the Trust against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust, or the performance of its duties pursuant to the Trust Agreement except to the extent that such expenses result from gross negligence, willful misconduct or bad faith of the Trustee. The Sponsor has the discretion to replace the Trustee.

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Fees paid to the Trustee are an Assumed Expense.

The Sponsor and its affiliates may from time-to-time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Transfer Agent

U.S. Global Fund Services, serves as the Transfer Agent of the Trust pursuant to the terms and provisions of the Transfer Agency and Registrar Service Agreement. The Transfer Agent has its principal office at 615 E. Michigan Street, Milwaukee, WI 53202. A copy of the agreement between the Trust and the Transfer Agent is available for inspection at the Sponsor’s principal office identified herein.

The Transfer Agent holds the Shares primarily in book-entry form. The Sponsor directs the Transfer Agent to credit the number of Shares to the investor in response to a creation order. The Transfer Agent will issue the Shares. The Transfer Agent will also assist with the preparation of Shareholders’ account and tax statements.

The Sponsor will indemnify and hold harmless the Transfer Agent, and the Transfer Agent will incur no liability for the refusal, in good faith, to make transfers which it, in its judgment, deems improper or unauthorized.

Fees paid to the Transfer Agent are an Assumed Expense.

Description of the Transfer Agent Agreement

The Transfer Agent Servicing Agreement is between U.S. Bank Global Fund Services, a registered transfer agent under the Exchange Act, the Trust and the Sponsor (the “Transfer Agent Agreement”). Under this agreement U.S. Global Fund Services provides services related to the creation and redemption of shares, dividend disbursing, and maintaining shareholder records. U.S. Global Fund Services is responsible for facilitating purchases and redemptions of Creation Shares, handling transactions with Authorized Participants, managing dividend payments for the Trust’s shares. U.S. Global Fund Services also records issuance of shares and maintains a record of outstanding shares for each fund in the Trust. U.S. Global Fund Services is obligated to exercise reasonable care. Its liability is limited to direct damages arising from U.S. Global Fund Services’ refusal or failure to comply with the terms of the agreement or from its bad faith, negligence or willful misconduct in the performance of its duties under this agreement. The Trust is obligated to indemnify U.S. Global Fund Services against claims not arising from the agent’s non-compliance or misconduct. U.S. Global Fund Services is required to implement its designed to promote the detection and reporting of potential money laundering activity and identity theft by monitoring certain aspects of shareholder activity as well as written procedures for verifying a customer’s identity. The Transfer Agent Agreement has an initial three-year term, automatically renewing for one-year periods unless terminated by a party upon 90 days’ written notice. Early termination requires the Trust to pay remaining fees and costs related to the transition to a new service provider. This agreement includes clauses on confidentiality, proprietary information, and record-keeping responsibilities, ensuring both parties maintain confidentiality of sensitive information and is governed by the laws of the State of New York.

The Trust Administrator

U.S. Bank Global Fund Services serves as the Trust Administrator. The Trust Administrator has offices at 615 E. Michigan Street, Milwaukee, WI 53202.

The Trust Administrator is generally responsible for the day-to-day administration of the Trust, including keeping the Trust’s operational records. The Trust Administrator’s principal responsibilities include: (1) valuing the Trust’s SOL and calculating the NAV per Share; (2) supplying pricing information to the Sponsor for the Trust’s website; (3) receiving and reviewing reports on the custody of and transactions in cash and SOL from the Cash Custodian and Trust, respectively, and taking such other actions in connection with the custody of cash as the Sponsor instructs; and (4) accounting and other fund administrative services. The Trust Administrator also provides know your customer, anti-money laundering, and OFAC compliance check services to the Trust and Sponsor. The Trust Administrator is also responsible for various accounting services such as portfolio accounting, expense accrual and payment, trust valuation and financial reporting, tax accounting, and compliance control services pursuant to the Fund Accountant Agreement.

The Trust Administrator will liaise with the Trust’s legal, accounting and other professional service providers as needed.

The Trust Administrator will keep proper books of registration and transfer of Share at its office located in New York or such office as it may subsequently designate. These books and records are open to inspection by any person who establishes to the Sponsor’s satisfaction that such person is a Shareholder at all reasonable times during the usual business hours of the Sponsor. The Sponsor will keep a copy of the Trust Agreement on file in its office which will be available for inspection on reasonable advance notice at all reasonable times during its usual business hours by any Shareholder.

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Description of the Administration Agreement

Under the Administration Agreement, the Trust Administrator provides necessary administrative, tax and accounting services and financial reporting for the maintenance and operations of the Trust, including valuing the Trust’s SOL and calculating the NAV and NAV per Share of the Trust and supplying pricing information to the Sponsor for the relevant website. The Trust Administrator serves as a liaison among the Trust’s service providers, facilitates audits, pays fund expenses and safekeeps the Trust’s governing documents. In addition, the Trust Administrator makes available the office space, equipment, personnel and facilities required to provide such services. The Trust Administrator also facilitates the instruction to transfer SOL required for the operation of the Trust.

The Trust Administrator must exercise reasonable care in its duties. The Trust Administrator must minimize service interruptions and have business continuity plans in place. The Trust Administrator and its affiliates and suppliers are not liable to the Trust, any employee or other service providers for any error of judgement, mistake of law, fraud or misconduct, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond the Trust Administrator’s reasonable control, except in cases of bad faith, gross negligence, or willful misconduct in the performance of its duties.

The Trust must indemnify the Trust Administrator for claims arising from actions taken in accordance with the Administration Agreement, except for those resulting from the Trust Administrator’s refusal to comply with the Administration Agreement or its misconduct in the performance of its duties thereunder.

Neither the Trust or the Trust Administrator is liable for special, indirect, or consequential damages, loss of profits or goodwill or delays due to circumstances beyond their control.

The SOL Custodian

Coinbase Custody serves as our qualified digital asset custodian for purposes of Section 206(4)-2(d)(6) under the Advisers Act. On [●], the Trust entered into the Custodian Agreement.

Coinbase Custody is a wholly-owned subsidiaries of Coinbase Global, Inc. (“Coinbase Global”). Coinbase Global and its subsidiaries provide end-to-end financial infrastructure and technology for the crypto-economy. Coinbase Custody is an independently capitalized New York State limited purpose trust company that was chartered in October 2018. Coinbase Custody is a fiduciary under § 100 of the New York Banking Law and is add qualified custodian for purposes of Section 206(4)-2(d)(6) of the Advisers Act. As a New York State limited purpose trust company, Coinbase Custody is subject regulation, examination and supervision by the NYDFS. NYDFS’s regulations impose various compliance requirements, including operational limitations related to the nature of digital assets held under custody, capital requirements, U.S. Bank Secrecy Act (“BSA”) and anti-money laundering program requirements, affiliate transaction limitations, and notice and reporting requirements. Coinbase Custody offers its clients access to secure, institutional-grade offline digital asset storage. As of December 31, 2024, Coinbase Global held approximately $404 billion in fiat and digital assets on its platform, the majority of which were comprised of Bitcoin, Ethereum and other digital assets. According to publicly available information, Bitcoin represented 58%, 47% and 41% of the assets held or managed in digital wallets on Coinbase’s Global platform, including its custody services, for the years ended December 31, 2024, 2023 and 2022, respectively. The cold storage technology that Coinbase Custody uses to custody digital assets, such as SOL, shares the same framework of the technology that Coinbase Global, and its predecessor, Coinbase, Inc., have used since 2012, which is continuously improved to meet cyber and physical security best practices.

Coinbase Custody is authorized to serve as the Trust’s custodian under the Trust Agreement and pursuant to the terms and provisions of the SOL Custodian Agreement. The Trust’s digital assets are held in segregated cold storage accounts with the SOL Custodian, and as a result, the digital assets are segregated from both (i) the proprietary property of Coinbase Custody and its affiliates, and (ii) the assets of any other Coinbase Custody client.

Information provided about Coinbase Custody and its parent company is primarily derived from Coinbase Global’s publicly available information, including filings it makes with the SEC. Although the Trust believes this information is reliable, the Trust has not independently verified the accuracy of this information.

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Description of the SOL Custodian Agreement

The Custodian Agreement establishes the rights and responsibilities of the SOL Custodian, Sponsor, and the Trust with respect to the digital assets in the Custodial Account (each as defined therein), which is maintained and operated by the SOL Custodian on behalf of the Trust.

The SOL Custodian has been engaged to keep the digital assets in safe custody. The SOL Custodian processes deposits and withdrawals only according to instructions received from the Sponsor. The SOL Custodian requires up to twenty-four hours between any request to withdraw digital assets from the Custodial Account and submission of such withdrawal to the applicable digital asset network. The SOL Custodian stores all digital asset private keys in offline storage, and it may be necessary to retrieve certain information from offline storage in order to facilitate a withdrawal in accordance with the Sponsor’s instructions, which may delay the initiation or crediting of such withdrawal.

While the SOL Custodian will make reasonable efforts to process Sponsor initiated deposits in a timely manner, the SOL Custodian does not guarantee the amount of time needed to complete processing as such processing is dependent upon many factors outside of the SOL Custodian’s control.

The SOL Custodian agrees to exercise the reasonable care of a professional custodian for hire, with such standard of care being deemed satisfied if the SOL Custodian exercises such care as it exercises with respect to any custody account, and assets of a similar type, owned by the SOL Custodian or any of its affiliates.

The SOL Custodian does not bear any liability for any damage or interruptions caused by any computer viruses or other malware that may affect the Trust’s computer or other equipment, or any phishing, spoofing or other attack, unless such damage or interruption directly resulted from the SOL Custodian’s gross negligence, fraud, or willful misconduct.

The SOL Custodian and its affiliates are also not liable (a) for any amount greater than the value of SOL on deposit in the Custodial Account at the time of the events giving rise to the liability (the value of which shall be calculated at the average U.S. dollar ask price, at the time of the loss, of the three (3) largest exchanges (by trailing 30-day volume) which offer the relevant digital currency or digital asset/USD trading pair, as relevant, subject to the per address limitation as described below) and/or (b) for any lost profits or any special, incidental, indirect, intangible, or consequential damages arising out of or in connection with authorized or unauthorized use of the website through which the custodial services are provided or the custodial services. The SOL Custodian does not make any representations or warranties that access to the site or any part of the custodial services will be continuous, uninterrupted, or timely; be compatible or work with any software, system or other services; or be secure, complete, free of harmful code, or error-free.

The SOL Custodian’s maximum liability for each cold storage address is limited to $100,000,000. The Trust and the SOL Custodian have agreed to indemnify and hold harmless the other party from any third-party claim or third-party demand arising out of such party’s (i) breach of the Custodian Agreement, (ii) breach of the confidentiality obligations under or in connection with the Custodian Agreement, (iii) violation of any law, rule or regulation, or the rights of any third-party, or (iv) gross negligence, fraud or willful misconduct.

Digital assets are not subject to the protections or insurance provided by the FDIC or the SIPC. The SOL Custodian will obtain and maintain, at its sole expense, insurance coverage in such types and amounts as are commercially reasonable for the custodial services. Such insurance is solely for the benefit of the SOL Custodian and does not guarantee or insure the Trust in any way. There is no third-party insurance held on behalf of the Custodial Account.

The Trust does not enjoy audit or inspection rights under the Custodian Agreement. The SOL Custodian’s internal audit team performs periodic internal audits over custody operations, and the SOL Custodian has represented that SOC attestations covering private key management controls are also performed on the SOL Custodian by an external provider. Custody fees are paid in accordance with a fee schedule to the Custodian Agreement. Historically, such fees were paid by the Trust; however, upon commencement of the offering, the custody fees shall be paid by the Sponsor. The Custodian Agreement may be modified only by written agreement signed by both the Trust and the SOL Custodian. The Custodian Agreement is governed by the laws of the State of New York.

Cash Custodian

U.S. Bank National Association serves as the Cash Custodian pursuant to the Cash Custody Agreement. The Cash Custodian is the custodian for the Trust’s cash holdings. The Trust may retain additional cash custodians from time to time pursuant to a cash custodian agreement to perform certain services that are typical of a cash custodian. The Sponsor may, in its sole discretion, add or terminate cash custodians at any time.

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Description of the Cash Custody Agreement

Pursuant to the Cash Custody Agreement between the Trust and the Cash Custodian, the Cash Custodian serves as custodian of all securities and cash at any time delivered to the Cash Custodian by the Trust during the term of the Cash Custody Agreement and has authorized the Cash Custodian to hold its securities in its name or the names of its nominees. Pursuant to the terms of the Cash Custody Agreement, the Custodian may deposit and/or maintain the investment assets of a Fund in a securities depository and may appoint a sub-custodian to hold investment assets of the Fund. The Cash Custodian establishes and maintains one or more securities accounts and cash accounts for a Fund pursuant to the Custody Agreement. The Cash Custodian maintains separate and distinct books and records segregating the assets of the Fund.

The Cash Custody Agreement has an initial term of three years and, after the initial term, will continue in effect for additional one-year terms unless earlier terminated. Notwithstanding the foregoing, beginning in the second year of the Cash Custody Agreement, the Trust may terminate the Cash Custody Agreement on at least ninety days’ prior written notice to the Cash Custodian, and either party may terminate the Cash Custody Agreement at any time upon thirty days’ prior written notice to the other party if the other party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency or other similar law.

Upon termination of the Cash Custody Agreement, the parties agree to cooperate in the execution of documents and performance of other actions necessary or desirable in order to facilitate the succession of a new custodian. Upon the date set forth in such notice, the Custodian shall deliver directly to the successor custodian all Fund’s assets. In its capacity as Cash Custodian, U.S. Bank National Association is indemnified under the Cash Custody Agreement. The Cash Custody Agreement is governed by the laws of the State of New York.

The Prime Execution Agent

The Prime Execution Agent, Coinbase Inc., an affiliate of the SOL Custodian, provides prime execution agent services, including SOL trade execution, from time to time as requested by the Sponsor, although the Sponsor may also trade directly with other third parties and/or market makers. The Trust may engage in purchases of SOL (creation of Baskets) or sales of SOL (redemptions of Baskets, Trust expenses, or the Management Fee, as necessary) by placing orders with the Prime Execution Agent. The Prime Execution Agent will route orders placed by the Trust through the Prime Execution Agent’s execution platform, where the order will be executed. Each order placed by the Trust will be sent, processed and settled at each Connected Trading Venue to which it is routed. Subject to the foregoing, the Prime Execution Agent (as well as the Trust and the Sponsor) shall have no liability, obligation, or responsibility whatsoever for the selection or performance of any trading venue, and that other trading venues not used for the specific execution and/or trading venues not used by Coinbase may offer better prices and/or lower costs than the trading venue used to execute the Trust’s orders.

Description of the Prime Execution Agent Agreement

Pursuant to the Prime Execution Agent Agreement, the Trust’s SOL holdings and cash holdings from time to time may be temporarily held with the Prime Execution Agent, an affiliate of the SOL Custodian, in the Trading Balance, for certain limited purposes, including in connection with creations and redemptions of Baskets, and the sale of SOL to pay the Management Fee and any other Trust expenses not assumed by the Sponsor, to the extent applicable, and in extraordinary circumstances, in connection with the liquidation of the Trust’s SOL.

The Prime Execution Agent is compensated through the payment of a fixed rate in basis points on any purchase or sale of SOL on behalf of the Trust. Where the Prime Execution Agent purchases or sells SOL, with respect to a creation or redemption basket, the fixed basis point fee will be communicated to the applicable Authorized Participant in advance of the order and will be included in the transaction fee charged to the applicable Authorized Participant. The Trust will pay such fee when the Prime Execution Agent sells SOL to pay Trust expenses.

Within the Trust’s Trading Balance, the Prime Execution Agent Agreement provides that the Trust does not have an identifiable claim to any particular SOL (and cash). Instead, the Trust’s Trading Balance represents an entitlement to a pro rata share of the SOL (and cash) the Prime Execution Agent holds on behalf of customers who hold similar entitlements against the Prime Execution Agent. In this way, the Trust’s Trading Balance represents an omnibus claim on the Prime Execution Agent’s SOL (and cash) held on behalf of the Prime Execution Agent’s customers. There are no policies that would limit the amount of SOL that can be held temporarily in the Trading Balance maintained by the Prime Execution Agent. However, SOL is only moved into the Trading Balance in connection with and to the extent of purchases and sales of SOL by the Trust and such SOL is swept from the Trust’s Trading Balance to the Trust’s Vault Balance each trading day pursuant to a regular end-of-day sweep process. The Trust’s use of Trade Credits and early order cutoffs are also designed to limit the amount of time that any of the Trust’s SOL is held in the Trust’s Trading Balance.

The Prime Execution Agent holds the SOL associated with customer entitlements across a combination of omnibus cold wallets, omnibus “hot wallets” (meaning wallets whose private keys are generated and stored online, in internet-connected computers or devices) or in omnibus accounts in the Prime Execution Agent’s name on a trading venue (including third-party venues and the Prime Execution Agent’s own execution venue) where the Prime Execution Agent executes orders to buy and sell SOL on behalf of its clients. The Sponsor has no control over, and for security reasons the Prime Execution Agent does not disclose to the Sponsor, the percentage of SOL that the Prime Execution Agent holds for customers holding similar entitlements as the Trust which are kept in omnibus cold wallets, as compared to omnibus hot wallets or omnibus accounts in the Prime Execution Agent’s name on a trading venue. The Prime Execution Agent has represented to the Sponsor that the percentage of assets maintained in cold versus hot storage is determined by ongoing risk analysis and market dynamics, in which the Prime Execution Agent attempts to balance anticipated liquidity needs for its customers as a class against the anticipated greater security of cold storage.

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The Prime Execution Agent is not required by the Prime Execution Agent Agreement to hold any of the SOL in the Trust’s Trading Balance in cold storage or to hold any such SOL in segregation, and neither the Trust nor the Sponsor can control the method by which the Prime Execution Agent holds the SOL credited to the Trust’s Trading Balance. The Prime Execution Agent relies on bank accounts to provide its trading platform services and including temporarily holding any cash related to a customer’s purchase or sale of SOL.

The Prime Execution Agent Agreement is in effect until terminated and can be terminated for any reason by either party with 30 days’ prior notice to the other party, provided that the Prime Execution Agent’s termination shall not be in effect until the Trust is fully satisfied with its obligations under the Prime Execution Agent Agreement. Notwithstanding the foregoing, the Prime Execution Agent may suspend its obligations under the Prime Execution Agent Agreement upon the Trust’s default thereof, without prior notice. The Prime Execution Agent Agreement is governed by New York law and provides that disputes arising under it are subject to arbitration.

Coinbase Global maintains a commercial crime insurance policy, which is intended to cover the loss of client assets held by Coinbase Global and all of its subsidiaries, including the Prime Execution Agent. The insurance maintained by the Coinbase Insureds is shared among all of Coinbase’s customers, is not specific to the Trust or to customers holding SOL with the SOL Custodian or Prime Execution Agent and may not be available or sufficient to protect the Trust from all possible losses or sources of losses.

The Marketing Agent

Foreside Fund Services, LLC (“Foreside”) serves as the marketing agent for the Trust.

Description of the Marketing Agent Agreement

Pursuant to a Marketing Agent Agreement between the Sponsor and the Marketing Agent, the Marketing Agent receives an annual fee and is reimbursed for certain out-of-pocket fees and expenses incurred in connection with its services. Under the Marketing Agent Agreement, the Marketing Agent provides the following services to the Sponsor: (i) assists the Trust in facilitating Participant Agreements between and among Authorized Participants, the Trust, and the Transfer Agent; (ii) provides prospectuses to Authorized Participants; (iii) works with the Transfer Agent to review and approve orders placed by the Authorized Participants and transmitted to the Transfer Agent; (iv) reviews and files applicable marketing materials with FINRA and (v) maintains, reproduces and stores applicable books and records related to the services provided under the Marketing Agent Agreement.

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Material U.S. Federal Income Tax Consequences

The following discussion addresses the material U.S. federal income tax consequences of the ownership of Shares. Subject to the limitations and qualifications, and based on the assumptions described herein and in the opinion letter filed as Exhibit 8.1 to this registration statement, the statements of law and legal conclusions set forth in the following discussion constitute the opinion of Morgan, Lewis & Bockius LLP as to the material U.S. federal income tax consequences of the ownership and disposition of Shares that generally may apply to a “U.S. Holder” or a “non-U.S. Holder” (in each case, as defined below). This discussion does not describe all of the tax consequences that may be relevant to a beneficial owner of Shares in light of the beneficial owner’s particular circumstances, including tax consequences applicable to beneficial owners subject to special rules, such as:

●	financial institutions;

●	dealers in securities or commodities;

●	traders in securities or commodities that have elected to apply a mark-to-market method of tax accounting in respect thereof;

●	persons holding Shares as part of a hedge, “straddle,” integrated transaction or similar transaction;

●	Authorized Participants (as defined below);

●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●	entities or arrangements classified as partnerships for U.S. federal income tax purposes;

●	real estate investment trusts;

●	regulated investment companies; and

●	tax-exempt entities, including individual retirement accounts.

This discussion applies only to Shares that are held as capital assets and does not address alternative minimum tax consequences or consequences of the Medicare contribution tax on net investment income.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Shares and partners in those partnerships are urged to consult their tax advisers about the particular U.S. federal income tax consequences of owning Shares.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. For the avoidance of doubt, this summary does not discuss any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Shareholders are urged to consult their tax advisers about the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Tax Treatment of the Trust

The Sponsor intends to take the position that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes. Assuming that the Trust is a grantor trust, the Trust will not be subject to U.S. federal income tax. Rather, if the Trust is a grantor trust, each beneficial owner of Shares will be treated as directly owning its pro rata share of the Trust’s assets and a pro rata portion of the Trust’s income, gains, losses and deductions will “flow through” to each beneficial owner of Shares.

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Although not free from doubt due to the lack of authority directly addressing certain aspects of the Trust’s affairs, in the opinion of Morgan, Lewis & Bockius LLP, the Trust should be classified as a “grantor trust” for U.S. federal income tax purposes. However, there can be no complete assurance that the Trust will be treated as a grantor trust for those purposes. An opinion of counsel is not binding on the IRS or any court, and there are significant uncertainties regarding the application of existing authorities to certain aspects of SOL and the Trust.

In particular, the Trust expects to take certain positions with respect to the tax consequences of Incidental Rights and its receipt of IR Virtual Currency. If the IRS were to disagree with, and successfully challenge, any of these positions, the Trust might not qualify as a grantor trust. The Pre-Creation/Redemption Abandonment Notices provide that the Trust is abandoning irrevocably, for no direct or indirect consideration, effective immediately prior to each Creation Time and Redemption Time, all Incidental Rights or IR Virtual Currency to which it would otherwise be entitled as of such time and with respect to which it has not taken any action at or prior to such time. Prospectively, the Sponsor has committed to causing the Trust to irrevocably abandon all Incidental Rights and IR Virtual Currency to which the Trust might otherwise become entitled. There can be no complete assurance that these abandonments will be treated as effective for U.S. federal income tax purposes. If the Trust were treated as owning any asset other than SOL as of any date on which it creates or redeems Shares, it might cease to qualify as a grantor trust for U.S. federal income tax purposes.

The Trust has historically and intends to continue to take the position that solely for U.S. federal income tax purposes, the amounts the Trust receives as part of the staking arrangement that are subsequently paid to the Sponsor is property and income of the Sponsor because the Trust has irrevocably abandoned all rights to any Staking Rewards that it may otherwise be entitled. Neither the Trust nor the Sponsor has received an opinion of counsel or a ruling from the IRS whether such arrangement will be respected for U.S. federal income tax purposes. Accordingly, there can be no assurance that this abandonment will be treated as effective for U.S. federal income tax purposes. If the IRS or the courts were to disagree with, and successfully challenge this position, the Trust might not qualify as a grantor trust for U.S. federal income tax purposes and the amounts of income and expenses reported to shareholders may not be correct. If the Trust were classified as a partnership for U.S. federal income tax purposes, the tax consequences of owning Shares generally would not be materially different from the tax consequences described herein, although there might be certain differences, including with respect to timing of the recognition of taxable income or loss. In addition, if the Staking Rewards are reclassified as earned by the Trust for federal income tax purposes, Non-U.S. holders may be subject to U.S. federal income tax filing requirements and U.S. federal income tax with respect to any Staking Rewards if the Trust is treated as engaged in a U.S. trade or business and income with respect to such rewards was treated as effectively connected income. Further, in such a situation, any U.S. Holders that are tax-exempt and subject to tax with respect to UBTI may be treated as realizing UBTI with respect to its share of any Staking Rewards. If the Trust was treated as a corporation for U.S. federal income tax purposes instead of being treated as a partnership for U.S. federal income tax purposes, the Trust would be treated as described below. Shareholders are urged to consult their tax advisers about the Trust’s position with respect to the Staking Rewards.

In general, investment vehicles intended to be treated as grantor trusts for U.S. federal income tax purposes historically have created additional trust interests only in kind, and there is no authority directly addressing whether a grantor trust may create or redeem trust interests under procedures similar to those that govern Cash Orders. Accordingly, there can be no complete assurance that the creation or redemption of Shares under the procedures governing Cash Orders will not cause the Trust to fail to qualify as a grantor trust for U.S. federal income tax purposes.

Moreover, because of the evolving nature of digital assets, it is not possible to predict potential future developments that may arise with respect to digital assets, including forks, airdrops and other similar occurrences. Assuming that the Trust is currently a grantor trust for U.S. federal income tax purposes, certain future developments could render it impossible, or impracticable, for the Trust to continue to be treated as a grantor trust for such purposes.

If the Trust is not properly classified as a grantor trust, the Trust might be classified as a partnership for U.S. federal income tax purposes. However, due to the uncertain treatment of digital assets for U.S. federal income tax purposes, there can be no assurance in this regard. If the Trust were classified as a partnership for U.S. federal income tax purposes, the tax consequences of owning Shares generally would not be materially different from the tax consequences described herein, although there might be certain differences, including with respect to timing of the recognition of taxable income or loss. In addition, tax information reports provided to beneficial owners of Shares would be made in a different form. If the Trust were not classified as either a grantor trust or a partnership for U.S. federal income tax purposes, it would be classified as a corporation for such purposes. In that event, the Trust would be subject to entity-level U.S. federal income tax (currently at the rate of 21%) on its net taxable income and certain distributions made by the Trust to shareholders would be treated as taxable dividends to the extent of the Trust’s current and accumulated earnings and profits. Any such dividend distributed to a beneficial owner of Shares that is a non-U.S. person for U.S. federal income tax purposes would be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate as provided in an applicable tax treaty).

The remainder of this discussion is based on the assumption that the Trust will be treated as a grantor trust for U.S. federal income tax purposes.

Uncertainty Regarding the U.S. Federal Income Tax Treatment of Digital Assets

Each beneficial owner of Shares will be treated for U.S. federal income tax purposes as the owner of an undivided interest in the SOL (and any Incidental Rights and/or IR Virtual Currency) held in the Trust. Due to the new and evolving nature of digital assets and the absence of comprehensive guidance with respect to digital assets, many significant aspects of the U.S. federal income tax treatment of digital assets are uncertain.

In 2014, the IRS released the Notice discussing certain aspects of the treatment of “convertible virtual currency” (that is, digital assets that have an equivalent value in fiat currency or that acts as substitutes for fiat currency) for U.S. federal income tax purposes. In the Notice, the IRS stated that, for U.S. federal income tax purposes, such digital assets (i) are “property,” (ii) are not “currency” for purposes of the provisions of the Code relating to foreign currency gain or loss and (iii) may be held as a capital asset. In 2019, the Ruling & FAQs that provide some additional guidance, including guidance to the effect that, under certain circumstances, hard forks of digital assets are taxable events giving rise to ordinary income and guidance with respect to the determination of the tax basis of digital assets. Moreover, in 2023, the IRS released a revenue ruling that provided guidance on digital assets staking, including guidance to the effect that staking rewards will, under certain circumstances, be treated as giving rise to taxable income. The Regulations provide guidance with respect to the calculation of gain or loss and the basis of digital assets under section 1001 and 1012 of the Code. However, the Existing IRS Guidance does not address other significant aspects of the U.S. federal income tax treatment of digital assets. For example, for a non-U.S. Holder, there currently is no guidance directly addressing whether or in what circumstances engaging in certain activities to generate yield on digital assets, including Staking, could give rise to income that is effectively connected with a trade or business in the United States. Moreover, although the Ruling & FAQs address the treatment of hard forks, there continues to be significant uncertainty with respect to the timing and amount of the income inclusions. While the Ruling & FAQs do not address most situations in which airdrops occur, it is clear from the reasoning of the Ruling & FAQs that the IRS generally would treat an airdrop as a taxable event giving rise to ordinary income.

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There can be no assurance that the IRS will not alter its position with respect to digital assets in the future or that a court would uphold the treatment set forth in the Existing IRS Guidance. It is also unclear what additional guidance on the treatment of digital assets for U.S. federal income tax purposes may be issued in the future. Any such alteration of the current IRS positions or additional guidance could result in adverse tax consequences for shareholders and could have an adverse effect on the prices of digital assets, including the price of SOL in the Digital Asset Market, and therefore could have an adverse effect on the value of Shares. Future developments that may arise with respect to digital assets may increase the uncertainty with respect to the treatment of digital assets for U.S. federal income tax purposes. For example, the Notice addresses only digital assets that are “convertible virtual currency,” and it is conceivable that, as a result of a fork, airdrop or similar occurrence, a Trust could hold certain types of digital assets that are not within the scope of the Notice, in the event the Sponsor seeks to change the Trust’s policy with respect to Incidental Rights or IR Virtual Currency, subject to CBOE obtaining regulatory approval from the SEC.

The remainder of this discussion assumes that SOL, and any Incidental Rights or IR Virtual Currency that the Trust may hold, is properly treated for U.S. federal income tax purposes as property that may be held as a capital asset and that is not currency for purposes of the provisions of the Code relating to foreign currency gain and loss.

Shareholders are urged to consult their tax advisers regarding the tax consequences of an investment in the Trust and in digital assets in general, including, in the case of shareholders that are generally exempt from U.S. federal income taxation, whether such shareholders may recognize UBTI as a consequence of a fork, airdrop or similar occurrence.

Tax Consequences to U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of a Share for U.S. federal income tax purposes that is:

●	an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

●	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof; or

●	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Except as specifically noted, the discussion below assumes that each U.S. Holder will acquire all of its Shares on the same date for the same price per Share and solely for cash (or solely for SOL that were originally acquired by the U.S. Holder for cash on the same date).

As discussed in the section entitled “Creation and Redemption of Shares,” a U.S. Holder may be able to acquire Shares of the Trust by contributing SOL in kind to the Trust (either directly or through an Authorized Participant acting as agent of the U.S. Holder). Assuming that the Trust is properly treated as a grantor trust for U.S. federal income tax purposes, such a contribution should not be a taxable event to the U.S. Holder.

For U.S. federal income tax purposes, each U.S. Holder will be treated as owning an undivided interest in the SOL held in the Trust and will be treated as directly realizing its pro rata share of the Trust’s income, gains, losses and deductions. When a U.S. Holder purchases Shares solely for cash, (i) the U.S. Holder’s initial tax basis in its pro rata share of the SOL held in the Trust will be equal to the amount paid for the Shares and (ii) the U.S. Holder’s holding period for its pro rata share of such SOL will begin on the date of such purchase. If a U.S. Holder acquires Shares in exchange for SOL, (i) the U.S. Holder’s initial tax basis in its pro rata share of the SOL held in the Trust would be equal to the U.S. Holder’s tax basis in the SOL that the U.S. Holder transferred to the Trust and (ii) the U.S. Holder’s holding period for its pro rata share of such SOL generally would include the period during which the U.S. Holder held the SOL that the U.S. Holder transferred to the Trust. The Ruling & FAQs confirm that if a taxpayer acquires tokens of a digital asset at different times and for different prices, the taxpayer has a separate tax basis in each lot of such tokens. Under the Ruling & FAQs, if a U.S. Holder that owns more than one lot of SOL contributes a portion of its SOL to the Trust in exchange for Shares, the U.S. Holder could designate the lot(s) from which such contribution will be made, provided that the U.S. Holder is able to identify specifically which SOL it is contributing and to substantiate its tax basis in that SOL. In general, if a U.S. Holder acquires Shares (i) solely for cash at different prices or (ii) if (a) partly for cash and partly in exchange for a contribution of SOL or (b) in exchange for a contribution of SOL with different tax bases, the U.S. Holder’s share of the Trust’s SOL will consist of separate lots with separate tax bases. In addition, in this situation, the U.S. Holder’s holding period for the separate lots may be different.

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Gains or losses from the sale of SOL to fund cash redemptions are expected to be treated as incurred only by the shareholder that is being redeemed. However, when the Trust transfers SOL to the Sponsor as payment of the Sponsor’s Fee, or sells SOL to fund payment of any Extraordinary Expenses, each U.S. Holder will be treated as having sold its pro rata share of that SOL for their fair market value at that time (which, in the case of SOL sold by the Trust, generally will be equal to the cash proceeds received by the Trust in respect thereof). As a result, each U.S. Holder will recognize gain or loss in an amount equal to the difference between (i) the fair market value of the U.S. Holder’s pro rata share of the SOL transferred and (ii) the U.S. Holder’s tax basis for its pro rata share of the SOL transferred. Any such gain or loss will be short-term capital gain or loss if the U.S. Holder’s holding period for its pro rata share of the SOL is one year or less and long-term capital gain or loss if the U.S. Holder’s holding period for its pro rata share of the SOL is more than one year. A U.S. Holder’s tax basis in its pro rata share of any SOL transferred by the Trust generally will be determined by multiplying the tax basis of the U.S. Holder’s pro rata share of all of the SOL held in the Trust immediately prior to the transfer by a fraction the numerator of which is the amount of SOL transferred and the denominator of which is the total amount of SOL held in the Trust immediately prior to the transfer. Immediately after the transfer, the U.S. Holder’s tax basis in its pro rata share of the SOL remaining in the Trust will be equal to the tax basis of its pro rata share of the SOL held in the Trust immediately prior to the transfer, less the portion of that tax basis allocable to its pro rata share of the SOL transferred.

As noted above, the IRS has taken the position in the Ruling & FAQs that, under certain circumstances, a hard fork of a digital asset constitutes a taxable event giving rise to ordinary income, and it is clear from the reasoning of the Ruling & FAQs that the IRS generally would treat an airdrop as a taxable event giving rise to ordinary income. As described above, the Sponsor has committed to causing the Trust to abandon all Incidental Rights and IR Virtual Currency to which the Trust otherwise might become entitled. If, however, the Trust were to receive and retain IR Virtual Currency in the future, a U.S. Holder would have a basis in that IR Virtual Currency equal to the amount of income the U.S. Holder recognizes as a result of such fork or airdrop and the U.S. Holder’s holding period for such IR Virtual Currency would begin as of the time it recognizes such income.

U.S. Holders’ pro rata shares of the expenses incurred by the Trust will be treated as “miscellaneous itemized deductions” for U.S. federal income tax purposes. As a result, for taxable years beginning after December 31, 2017, a non-corporate U.S. Holder’s share of these expenses will not be deductible for U.S. federal income tax purposes.

On a sale or other disposition of Shares, a U.S. Holder will be treated as having sold the SOL underlying such Shares. Accordingly, the U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the amount realized on the sale of the Shares and (ii) the portion of the U.S. Holder’s tax basis in its pro rata share of the SOL held in the Trust that is attributable to the Shares that were sold or otherwise subject to a disposition. Such tax basis generally will be determined by multiplying the tax basis of the U.S. Holder’s pro rata share of all of the SOL held in the Trust immediately prior to such sale or other disposition by a fraction the numerator of which is the number of Shares disposed of and the denominator of which is the total number of Shares held by such U.S. Holder immediately prior to such sale or other disposition (such fraction, expressed as a percentage, the “Share Percentage”). If the U.S. Holder’s share of the Trust’s SOL consists of separate lots with separate tax bases and/or holding periods, the U.S. Holder will be treated as having sold the Share Percentage of each such lot. Gain or loss recognized by a U.S. Holder on a sale or other disposition of Shares will generally be short-term capital gain or loss if the U.S. Holder’s holding period for the SOL underlying such Shares is one year or less and long-term capital gain or loss if the U.S. Holder’s holding period for the SOL underlying such Shares is more than one year. The deductibility of capital losses is subject to significant limitations.

If the Trust redeems all or a portion of a U.S. Holder’s Shares in exchange for the underlying SOL represented by the redeemed Shares, such redemption generally would not be a taxable event to the U.S. Holder. The U.S. Holder’s tax basis in the SOL received in the redemption generally would be the same as the U.S. Holder’s tax basis for the portion of its pro rata share of the SOL held in the Trust immediately prior to the redemption that was attributable to the Shares redeemed, determined as described above, and the U.S. Holder’s tax basis in its remaining pro rata portion, if any, of the SOL held in the Trust after the redemption would be equal to the tax basis of its pro rata share of the total amount of the SOL held in the Trust immediately prior to the redemption, less the U.S. Holder’s tax basis in the SOL received in the redemption. The U.S. Holder’s holding period with respect to the SOL received would generally include the period during which the U.S. Holder held the Shares so redeemed. A subsequent sale of the SOL received in such redemption would generally be a taxable event.

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After any sale or other disposition of fewer than all of a U.S. Holder’s Shares, the U.S. Holder’s tax basis in its pro rata share of the SOL held in the Trust immediately after the disposition will equal the tax basis in its pro rata share of the total amount of the SOL held in the Trust immediately prior to the disposition, less the portion of that tax basis that is taken into account in determining the amount of gain or loss recognized by the U.S. Holder on the disposition (or, in the case of a redemption pursuant to an In-Kind Order, that is treated as the basis of the SOL received by the U.S. Holder in the redemption).

Any brokerage or other transaction fee incurred by a U.S. Holder in purchasing Shares generally will be added to the U.S. Holder’s tax basis in the underlying assets of the Trust. Similarly, any brokerage fee or other transaction fee incurred by a U.S. Holder in selling Shares generally will reduce the amount realized by the U.S. Holder with respect to the sale.

In the absence of guidance to the contrary, it is possible that any income recognized by a U.S. tax-exempt shareholder as a consequence of a hard fork, airdrop or similar occurrence would constitute UBTI. A tax-exempt shareholder should consult its tax adviser regarding whether such shareholder may recognize some UBTI as a consequence of an investment in Shares.

Tax Consequences to Non-U.S. Holders

As used herein, the term “non-U.S. Holder” means a beneficial owner of a Share for U.S. federal income tax purposes that is not a U.S. Holder. The term “non-U.S. Holder” does not include (i) a nonresident alien individual who is present in the United States for 183 days or more in a taxable year, (ii) a former U.S. citizen or U.S. resident or an entity that has expatriated from the United States; (iii) a person whose income in respect of Shares is effectively connected with the conduct of a trade or business in the United States; or (iv) an entity that is treated as a partnership for U.S. federal income tax purposes. Shareholders described in the preceding sentence should consult their tax advisers regarding the U.S. federal income tax consequences of owning Shares.

A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to its share of any gain recognized on the Trust’s transfer of SOL in payment of the Sponsor’s Fee or any Extraordinary Expense or on the Trust’s sale or other disposition of SOL. In addition, assuming that the Trust holds no asset other than SOL, a non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax with respect to any gain it recognizes on a sale or other disposition of Shares. A non-U.S. Holder also will generally not be subject to U.S. federal income or withholding tax with respect to any distribution received from the Trust, whether in cash or in-kind.

Provided that it does not constitute income that is treated as “effectively connected” with the conduct of a trade or business in the United States, U.S.-source “fixed or determinable annual or periodical” (“FDAP”) income received, or treated as received, by a non-U.S. Holder will generally be subject to U.S. withholding tax at the rate of 30% (subject to possible reduction or elimination pursuant to an applicable tax treaty and to statutory exemptions such as the portfolio interest exemption). Although the Sponsor has committed to causing the Trust to abandon all Incidental Rights and IR Virtual Currency to which the Trust may become entitled in the future, and although there is no guidance on point, if the Trust were to receive and retain IR Virtual Currency arising from a future fork, airdrop or similar occurrence, it is likely that any ordinary income recognized by a non-U.S. Holder as a result would constitute FDAP income. It is unclear, however, whether any such FDAP income would be properly treated as U.S.-source or foreign-source FDAP income. Non-U.S. Holders should assume that, in the absence of guidance, a withholding agent (including the Sponsor) is likely to withhold 30% from a non-U.S. Holder’s pro rata share of any such income. A non-U.S. Holder that is a resident of a country that maintains an income tax treaty with the United States may be eligible to claim the benefits of that treaty to reduce or eliminate, or to obtain a partial or full refund of, the 30% U.S. withholding tax on its share of any such income, but only if the non-U.S. Holder’s home country treats the Trust as “fiscally transparent,” as defined in applicable Treasury regulations.

In order to prevent the possible imposition of U.S. “backup” withholding and (if applicable) to qualify for a reduced rate of withholding tax at source under a treaty, a non-U.S. Holder must comply with certain certification requirements (generally, by delivering a properly executed IRS Form W-8BEN or W-8BEN-E to the relevant withholding agent).

U.S. Information Reporting and Backup Withholding

The Trust or the appropriate broker will file certain information returns with the IRS and provide shareholders with information regarding their annual income (if any) and expenses with respect to the Trust in accordance with applicable Treasury regulations.

A U.S. Holder will generally be subject to information reporting requirements and backup withholding unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. In order to avoid the information reporting and backup withholding requirements, a non-U.S. Holder may have to comply with certification procedures to establish that it is not a U.S. person.

The amount of any backup withholding will be allowed as a credit against the shareholder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

FATCA

As discussed above, it is unclear whether any ordinary income recognized by a non-U.S. Holder as a result of a fork, airdrop or similar occurrence or staking would constitute U.S.-source FDAP income. Provisions of the Code commonly referred to as “FATCA” require withholding of 30% on payments of U.S.-source FDAP income and, subject to the discussion of proposed U.S. Treasury regulations below, of gross proceeds of dispositions of certain types of property that produce U.S.-source FDAP income to, “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. In addition, regulations proposed by the U.S. Treasury Department (the preamble to which indicates that taxpayers may rely on the regulations pending their finalization) would eliminate the requirement under FATCA of withholding on gross proceeds. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Shareholders should consult their tax advisers regarding the effects of FATCA on an investment in the Trust.

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ERISA and Related Considerations

ERISA and Section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts (“IRAs”) and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA and/or the Section 4975 of the Code (collectively, “Plans”), and on persons who are fiduciaries with respect to the investment of Plan assets. Government plans, non-U.S. plans and certain church plans (collectively, “Non-ERISA Arrangements”) are not subject to the fiduciary responsibility or prohibited transaction provisions of ERISA or Section 4975 of the Code, but may be subject to similar rules under other federal, state, local, non-U.S. or other applicable laws (“Similar Laws”).

General Fiduciary Matters

In contemplating an investment of a portion of Plan assets in Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the risks discussed in this prospectus, and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to (i) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument, (ii) whether the investment would constitute a direct or indirect non-exempt prohibited transaction under ERISA or the Code, (iii) the Plan’s funding objectives, and (iv) whether under the general fiduciary standards of investment prudence and diversification such investment is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan’s investment portfolio and the Plan’s need for sufficient liquidity to pay benefits when due. Fiduciaries of Non-ERISA Arrangements should carefully consider whether an investment in Shares would violate any applicable Similar Laws.

Plan Asset Issues

Under the Department of Labor’s regulations at section 2510.3-101, as amended by Section 3(42) of ERISA (the “Plan Asset Regulations”), if a Plan invests in an equity interest of an entity that is “a publicly-offered security,” the entity will not be deemed to hold “plan assets” subject to ERISA, and a party managing the assets of such entity will not be subject to the fiduciary responsibility and prohibited transaction rules of ERISA and Section 4975 of the Code. A “publicly-offered security” is a security that is freely transferable, part of a class of securities that is widely held, and is either (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (ii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Whether a security is “freely transferable” is a factual question determined on the basis of facts and circumstances. A class of securities is “widely-held” if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another. It is anticipated that the Shares will constitute “publicly-offered securities” as defined in the Plan Asset Regulations. Accordingly, only Shares held by a Plan, and not the underlying SOL held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the fiduciary responsibility and prohibited transaction rules of ERISA and the Code.

Investment by Certain Retirement Plans

IRAs and participant-directed accounts under tax-qualified retirement plans are limited in the types of investments they may make under the Code. Potential purchasers of Shares that are IRAs or participant-directed accounts under a Code Section 401(a) plan should consult with their own advisors as to the consequences of an investment in Shares.

Ineligible Purchasers

In general, Shares may not be purchased with the assets of a Plan if the Trustee, the Sponsor, the distributor or any of their respective affiliates or employees either: (i) has investment discretion with respect to the investment of such Plan assets; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to such Plan. A party that is described in clause (i) or (ii) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a prohibited transaction under ERISA and/or the Code, unless an exemption is available.

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Representation

Accordingly, by acceptance of Shares, each purchaser and subsequent transferee of Shares will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the Shares constitutes assets of any Plan or Non-ERISA Arrangement or (ii) the acquisition, holding and subsequent disposition of the Shares by such purchaser or transferee will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any applicable Similar Law.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Trust are based on the provisions of ERISA and the Code as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that may make the foregoing statements incorrect or incomplete.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS OR NON-ERISA ARRANGEMENTS IS IN NO RESPECT A REPRESENTATION BY THE SPONSOR OR ANY OTHER PARTY RELATED TO THE TRUST THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR NON-ERISA ARRANGEMENT OR PLANS OR NON-ERISA ARRANGEMENTS GENERALLY, OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN OR NON-ERISA ARRANGEMENT OR PLANS OR NON-ERISA ARRANGEMENTS GENERALLY. THE PERSON WITH INVESTMENT DISCRETION WITH RESPECT TO ANY PLAN OR NON-ERISA ARRANGEMENT SHOULD CONSULT WITH ITS OWN COUNSEL AND ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN THE TRUST, IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN OR NON-ERISA ARRANGEMENT BEFORE PURCHASING SHARES. NEITHER THIS DISCUSSION NOR ANYTHING IN THIS PROSPECTUS IS OR IS INTENDED TO BE INVESTMENT ADVICE DIRECTED AT ANY POTENTIAL PURCHASER THAT IS A PLAN OR NON-ERISA ARRANGEMENT, OR AT SUCH PURCHASERS GENERALLY.

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Plan of Distribution

The Trust issues and redeems Shares only in Baskets based on the quantity of SOL attributable to each Share (net of the Management Fee, expenses and liabilities). These transactions will take place in exchange for SOL or cash. Baskets will be offered continuously at the NAV per Share for 10,000 Shares. Only Authorized Participants may purchase or redeem Baskets. Shares will be offered to the public from time to time at varying prices that will reflect the price of SOL and the trading price of the Shares on the Listing Exchange at the time of the offer.

The Authorized Participants may deliver SOL in-kind or cash to create Shares and receive SOL or cash when redeeming Shares. When purchasing a Basket in exchange for cash, the Trust will create Shares by receiving SOL from a third-party, that is not the Authorized Participant, and the Trust is responsible for selecting the third-party to deliver the SOL. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the delivery of the SOL to the Trust or acting at the direction of the Authorized Participant with respect to the delivery of the SOL to the Trust. When redeeming a Basket in exchange for cash, the Trust will redeem shares by delivering SOL to a third-party, that is not the Authorized Participant, and the Trust, not the Authorized Participant, is responsible for selecting the third-party to receive the SOL. Further, the third-party will not be acting as an agent of the Authorized Participant with respect to the receipt of the SOL from the Trust or acting at the direction of the Authorized Participant with respect to the receipt of the SOL from the Trust. The third-party will be unaffiliated with the Trust and the Sponsor.

When purchasing a Basket in-kind, in exchange for SOL, Authorized Participants deliver SOL to the SOL Custodian. Upon the SOL Custodian’s receipt of the SOL, the Transfer Agent issues a Basket to the creating Authorized Participant in satisfaction of the creation order. When redeeming Baskets in-kind, in exchange for SOL, the Transfer Agent will redeem the Shares and the SOL Custodian will distribute the resulting SOL to the redeeming Authorized Participant in satisfaction of the redemption order.

It is expected that Authorized Participants that create Shares will sell Shares to the public at varying prices to be determined by reference to, among other considerations, the price of SOL and the trading price of the Shares on the CBOE at the time of each sale.

While the arbitrage mechanism is expected to keep the value of the Shares closely linked to the Index Price, due to price volatility and differentials, trading volume, and closings of Constituent Platforms due to fraud, failure, security breaches or otherwise, there can be no assurance that the value of the Shares will reflect the value of the Trust’s SOL, less the Trust’s expenses and other liabilities, and the Shares may trade at a substantial premium over, or a substantial discount to, the value of the Trust’s SOL, less the Trust’s expenses and other liabilities. Moreover, there may be variances in the prices of SOL on the various Constituent Platforms, including as a result of differences in fee structures or administrative procedures on different Constituent Platforms, which could enhance or inhibit the arbitrage mechanism in a manner that is beyond our control.

Because new Shares can be created and issued on an ongoing basis at any point during the life of the Trust, a “distribution,” as such term is used in the Securities Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities will result in their being deemed participants in a distribution in a manner which would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into its constituent Shares and sells the Shares directly to its customers, or if it chooses to couple the creation of a new Basket with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that could lead to designation as an underwriter and subject them to the prospectus delivery and liability provisions of the Securities Act.

Investors that purchase shares through a brokerage account (whether commission-based or fee-based) may pay commissions or fees charged by the brokerage account.

Dealers that are not “underwriters” but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an “unsold allotment” within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus delivery exemption provided by Section 4(3) of the Securities Act.

The Sponsor intends to qualify the Shares in states selected by the Sponsor and that sales be made through broker-dealers who are members of FINRA. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

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Authorized Participants will not receive from the Trust or the Sponsor any compensation in connection with an offering or reoffering of the Shares. Accordingly, there is, and will be, no payment of underwriting compensation in connection with any such offering of Shares in excess of [10]% of the gross proceeds of the offering.

Pursuant to a Marketing Agent Agreement (the “Marketing Agent Agreement”) to be entered into between the Sponsor and Foreside Fund Services, LLC, as Marketing Agent (the “Marketing Agent”), the Marketing Agent will be paid by the Sponsor an annual fee. In addition, the Sponsor will pay certain out-of-pocket fees and expenses of the Marketing Agent incurred in connection with its assistance in the marketing of the Trust and its Shares.

Under the Marketing Agent Agreement, the Marketing Agent will provide the following services to the Sponsor:

●	Assist the Sponsor in facilitating Participation Agreements between and among Authorized Participants, the Trust, the Transfer Agent;

●	Provide prospectuses to Authorized Participants;

●	Work with the Transfer Agent to review and approve orders placed by the Authorized Participants and transmitted to the Transfer Agent;

●	Review and file applicable marketing materials with FINRA; and

●	Maintain, reproduce and store applicable books and records related to the services provided under the Marketing Agent Agreement.

The Trust intends to list the Shares on CBOE under the symbol “[OSOL].”

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Certain Relationships and Related Party Transactions

Management of the Sponsor

Under the Trust Agreement, all management functions of the Trust have been delegated to and are conducted by the Sponsor and its agents, including without limitation the SOL Custodian and its agents. Gregory King, President and CEO of the Sponsor, may take certain actions and execute certain agreements and certifications for the Trust, in his capacity as the principal officer of the Sponsor. Robert Rokose, Treasurer and CFO of the Sponsor, is primarily responsible for managing the financial affairs of the Trust and may also take certain actions and execute certain agreements and certifications for the Trust, in his capacity as an officer of the Sponsor The Sponsor has not established formal procedures to resolve all potential conflicts of interest. Consequently, shareholders may be dependent on the good faith of the respective parties subject to such conflicts to resolve them equitably. Although the Sponsor attempts to monitor these conflicts, it is extremely difficult, if not impossible, for the Sponsor to ensure that these conflicts do not, in fact, result in adverse consequences to the Trust.

The Sponsor presently intends to assert that shareholders have, by subscribing for Shares of the Trust, consented to the following conflicts of interest in the event of any proceeding alleging that such conflicts violated any duty owed by the Sponsor to investors.

The Sponsor

The Sponsor has a conflict of interest in allocating its own limited resources among, when applicable, different clients and potential future business ventures, to each of which it owes fiduciary duties. Additionally, the professional staff of the Sponsor also services other affiliates of the Trust, including several other digital asset investment vehicles, and their respective clients. Although the Sponsor and its professional staff cannot and will not devote all of its or their respective time or resources to the management of the affairs of the Trust, the Sponsor intends to devote, and to cause its professional staff to devote, sufficient time and resources to manage properly the affairs of the Trust consistent with its or their respective fiduciary duties to the Trust and others.]

The Sponsor and any affiliated service provider may, from time to time, have conflicting demands in respect of their obligations to the Trust and, in the future, to other clients. It is possible that future business ventures of the Sponsor and affiliated service providers may generate larger fees, resulting in increased payments to employees, and therefore, incentivizing the Sponsor and/or the affiliated service providers to allocate its/their limited resources accordingly to the potential detriment of the Trust.

There is an absence of arm’s length negotiation with respect to some of the terms of the Trust, and, where applicable, there has been no independent due diligence conducted with respect to the Trust. The Sponsor will, however, not retain any affiliated service providers for the Trust which the Sponsor has reason to believe would knowingly or deliberately favor any other client over the Trust.

The Trust’s SOL may be staked at the discretion of the Sponsor. At the Sponsor’s direction, the SOL Custodian has delegated substantially all of the Trust’s SOL to validator(s) on the Solana Network. The Trust paid $179,037, $270,617 and $74,717 in Staking Rewards to the Sponsor for the fiscal periods ended June 30, 2025, December 31, 2024 and December 31, 2023, respectively. Currently, all SOL staked by the Trust is delegated to GlobalStake, a non-custodial institutional staking platform. REX Shares, LLC, an affiliate of the Sponsor has invested approximately $600,000 in GlobalStake.

Authorized Participants

Effective [●], 2025, the Sponsor, on behalf of the Trust, and the Transfer Agent entered into Participant Agreements with [●], [●] and [●], pursuant to which such entities have agreed to act as Authorized Participants. The Sponsor may engage additional Authorized Participants who are unaffiliated with the Trust in the future.

Proprietary Trading/Other Clients

Because the officers of the Sponsor may trade SOL for their own personal trading accounts (subject to certain internal trading policies and procedures) at the same time as they are managing the account of the Trust, the activities of the officers of the Sponsor, subject to their fiduciary duties, may, from time-to-time, result in their taking positions in their personal trading accounts which are opposite of the positions taken for the Trust. Records of the Sponsor’s officers’ personal trading accounts will not be available for inspection by shareholders.

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GOVERNING LAW; CONSENT TO DELAWARE JURISDICTION

The rights of the Sponsor, the Trust, DTC (as registered owner of the Trust’s global certificate for Shares) and the Shareholders are governed by the laws of the State of Delaware. The Sponsor, the Trust and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consent to the non-exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware, provided that causes of actions for violations of the Exchange Act or the Securities Act will not be governed by the non-exclusive jurisdiction provision of the Trust Agreement. Such consent is not required for any person to assert a claim of Delaware jurisdiction over the Sponsor or the Trust.

Legal Matters

Certain matters of Delaware law relating to the validity of the Shares has been passed upon for the Sponsor by Morgan, Lewis & Bockius LLP, which, as special U.S. tax counsel to the Sponsor, has also rendered an opinion regarding the material federal income tax consequences relating to the Shares.

Experts

The financial statements of Osprey Solana Trust as of December 31, 2024 and 2023, and for each of the years in the two-year period ended December 31, 2024, which are included in this prospectus have been audited by Cherry Bekaert LLP, an independent registered public accounting firm, as set forth in their report thereon, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information

The Sponsor has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which you may inspect, without charge, online at www.sec.gov. Information about the Trust or the Shares can also be obtained from the Sponsor’s website at www.ospreyfunds.io. This internet address is only provided here as a convenience to you, and the information contained on or connected to the Trust’s website is not considered part of this prospectus. We will make available, free of charge, on our website our Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (including any amendments thereto), proxy statements and other information filed with, or furnished to, the SEC, as soon as reasonably practicable after such documents are so filed or furnished.

The Trust will be subject to the informational requirements of the Exchange Act and the Sponsor will, on behalf of the Trust, file certain reports and other information with the SEC. These filings will contain certain important information that does not appear in this prospectus. For further information about the Trust, you may read and copy these filings at the SEC’s internet site (www.sec.gov), which also contains reports and other information regarding issuers that file electronically with the SEC. We also maintain an internet site at www.ospreyfunds.io. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

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Glossary of Defined Terms

In this prospectus, each of the following terms has the meaning set forth below.

“airdrop”—An occurrence where holders of a particular digital asset may be entitled to claim a certain amount of a new digital asset for free, based on the fact that they hold such particular digital asset.

“ASC”—The Financial Accounting Standards Board Accounting Standards Codification.

“ASC 820-10”—The Financial Accounting Standards Board Accounting Standards Codification Topic 820-10, “Fair Value Measurements and Disclosures.”

“Authorized Participant”—A person who, at the time of submitting an order to create or redeem one or more Baskets (i) is a registered broker-dealer; (ii) is a DTC Participant or an Indirect Participant; and (iii) has in effect a valid Authorized Participant Agreement.

“Authorized Participant Agreement”—An agreement entered into by an Authorized Participant, the Sponsor and the Trustee that provides the procedures for the creation and redemption of Baskets.

“Basket”—A block of 10,000 Shares.

“Basket Amount”—On any trade date, the amount of cash required as of such trade date for the creation or redemption of a Basket, the Authorized Participant needs to deposit and the Basket SOL Amount the Trust needs to purchase from the Liquidity Provider or through the Prime Execution Agent.

“Basket SOL Amount”—On any trade date, the amount of SOL required as of such trade date for the creation or redemption of a Basket, as determined by dividing (x) the amount of SOL owned by the Trust at 4:00 p.m., New York time, on such trade date, after deducting the amount of SOL representing the U.S. dollar value of accrued but unpaid fees and expenses of the Trust (converted using the Index Price at such time, and carried to the eighth decimal place), by (y) the number of Shares outstanding at such time (with the quotient so obtained calculated to one one-hundred-millionth of one SOL (i.e., carried to the eighth decimal place)), and multiplying such quotient by 10,000.

“Bitcoin”—A type of digital asset based on an open-source cryptographic protocol existing on the Bitcoin network.

“BitLicense”—A business license under 23 New York Codes, Rules and Regulations Part 200.

“Blockchain” or “Solana Blockchain”—The public transaction ledger of the Solana Network on which transactions in SOL are recorded.

“BSA”—U.S. Bank Secrecy Act, as amended.

“Business Day”—Any day other than: (1) a Saturday or a Sunday; or (2) a day on which the Listing Exchange is closed for regular trading.

“Cash Custodian”—U.S. Bank National Association and any substitute or additional custodian of the Trust’s cash pursuant to a written agreement with the Trust or Trustee on behalf of the Trust.

“Cash Order Cutoff Time”— The Cash Order Cutoff Time is 6:00 p.m. ET on the Business Day prior to trade date.

“CBDCs”—Digital forms of legal tender, called central bank digital currencies, introduced by central banks in various countries.

“CBOE”—Cboe BZX Exchange, Inc.

“CFPB”—The Consumer Financial Protection Bureau.

“CFTC”—The U.S. Commodity Futures Trading Commission.

“CEA”—Commodity Exchange Act of 1936, as amended.

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“CME Solana Real Time Price” or “SRTI”—a continuous measure of the U.S. dollar price of one Solana calculated once per second.

“Code”—The U.S. Internal Revenue Code of 1986, as amended.

“Coinbase Credit”—Coinbase Credit, Inc.

“Coinbase Global”—The parent of the Bitcoin Custodian.

“Coinbase Insureds”—Coinbase Global and its subsidiaries.

“Constituent Platforms”—The major SOL trading platforms that serve as the pricing sources for the calculation of CME CF Solana-Dollar Reference Rate - New York Variant.

“Covered Person”—Osprey Funds, LLC and its affiliates

“Custodian Agreement”—Custodial Services Agreement, dated as [•], between Osprey Solana Trust and Coinbase Custody Trust Company, LLC.

“Custodial Entities”—The Prime Broker, together with the SOL Custodian and Cash Custodian.

“Custodians”—The Cash Custodian and SOL Custodian, collectively.

“Custodians’ Fee”—The fees payable to the Custodians.

“DSTA”—The Delaware Statutory Trust Act, as amended.

“DTC”—The Depository Trust Company.

“DTC Participant”—An entity that has an account with DTC.

“ERISA”—The U.S. Employee Retirement Income Security Act of 1974, as amended.

“ET”—Eastern Time Zone.

“Ether”—Ethereum tokens, which are a type of digital asset based on an open source cryptographic protocol existing on the Ethereum Network, comprising units that constitute the assets underlying the Trust’s Shares.

“Ethereum Network”—The online, end-user-to-end-user network hosting the public transaction ledger, known as the Ethereum Blockchain, and the source code comprising the basis for the cryptographic and algorithmic protocols governing the Ethereum Network.

“ETF”—Exchange traded fund.

“ETP”—Exchange traded product.

“Event of Withdrawal”—The withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Sponsor, or an event of withdrawal.

“Exchange Act”—The Securities Exchange Act of 1934, as amended.

“Extraordinary Expenses”— Expenses not assumed by the Sponsor, which may include, but are not limited to, taxes and governmental charges, expenses and costs, expenses and indemnities related to any extraordinary services performed by the Sponsor (or any other service provider, including the Trustee) on behalf of the Trust to protect the Trust or the interests of Shareholders, and indemnification expenses.

“FASB”—Financial Accounting Standards Board.

“FDAP”—A Non-U.S. Shareholder’s allocable share of U.S. source dividend, interest, rental and other “fixed or determinable annual or periodical gains, profits and income.”

104

“FDIC”—The Federal Deposit Insurance Corporation.

“FinCEN”—The Financial Crimes Enforcement Network, a bureau of the U.S. Department of the Treasury.

“FINRA”—The Financial Industry Regulatory Authority, Inc., which is the primary regulator in the United States for broker-dealers, including Authorized Participants.

“fork” – A non-backward compatible change to the original Bitcoin blockchain and the source code of the original Bitcoin network which results in the original Bitcoin network and the original Bitcoin blockchain existing side-by-side, but incompatible, with a new network and a new blockchain, and leads to the creation of a new asset running on the new blockchain.

“FTX”—FTX Trading, Ltd.

“Fund Accountant”—U.S. Bancorp Fund Services, LLC (d/b/a U.S. Bank Global Fund Services).

“GAAP”—United States generally accepted accounting principles.

“hard fork”—A permanent fork in a network’s blockchain that separates the network into a pre-fork digital asset and a new post-fork digital asset.

“IIV”—Intraday indicative value per share.

“Incidental Rights”— Any virtual currency (for avoidance of doubt, other than SOL) or other asset or right that the Trust may be entitled to or come into possession of rights to acquire, or otherwise establish dominion and control over, any virtual currency or other asset or right, which rights are incident to the Trust’s ownership of SOL and arise without any action of the Trust, or of the Sponsor or Trustee on behalf of the Trust. In the event of a hard fork of the Solana blockchain, the Sponsor shall determine which network shall constitute the Solana network and which asset shall constitute SOL in accordance with the Trust Agreement.

“Index”—CME CF Solana – Dollar Reference Rate – New York Variant.

“Indirect Participant”—An entity that has access to the DTC clearing system by clearing securities through, or maintaining a custodial relationship with, a DTC Participant.

“Index Administrator”—CF Benchmarks Ltd.

“Investment Advisers Act”—Investment Advisers Act of 1940, as amended.

“Investment Company Act”—Investment Company Act of 1940, as amended.

“In-Kind Order Cutoff Time”— The In-Kind Order Cutoff Time is 3:59 p.m. ET on the trade date.

“IRA”—Individual retirement account.

“IRS”—The U.S. Internal Revenue Service.

“IR Virtual Currency”—Any virtual currency tokens, or other asset or right, acquired by the Trust through the exercise (subject to the applicable provisions of the Trust Agreement) of any Incidental Right.

“JOBS Act”—The Jumpstart Our Business Startups Act.

“KYC”—Know your customer.

“Listing Exchange”—Cboe BZX Exchange, Inc.

“Liquidity Provider”—One or more eligible companies that facilitate the purchase and sale of SOL in connection with creations or redemptions pursuant to Cash Orders. The Liquidity Providers with which the Sponsor will engage in SOL transactions are third parties that are not affiliated with the Sponsor or the Trust and are not acting as agents of the Trust, the Sponsor, or any Authorized Participant, and all transactions will be done on an arms-length basis. Except for the contractual relationships between each Liquidity Provider and the Sponsor, there is no contractual relationship between each Liquidity Provider and the Trust, the Sponsor, or any Authorized Participant.

105

“Management Fee”—The fees of the Sponsor will be accrued daily and paid monthly in arrears in U.S. dollars only, and will be calculated by the Trust Administrator. The Trust Administrator will calculate the Management Fee on a daily basis by applying the [●]% annualized rate to the Trust’s NAV, as determined by reference to the Index.

“Marketing Agent”— Foreside Fund Services, LLC.

“Marketing Agent Agreement”—An agreement entered into by the Sponsor, on behalf of the Trust, dated [●], with Foreside Fund Services, LLC.

“NAV”—Net asset value of the Trust.

“NAV per Share”—The NAV divided by the number of outstanding Shares.

“Notice”—The 2014 notice released by the IRS.

“NYDFS”—The New York State Department of Financial Services.

“OCC”—The Office of the Comptroller of the Currency.

“OFAC”—The Office of Foreign Assets Control.

“Order Book”—A list of buy and sell orders with associated limit prices and sizes that have not yet been matched.

“Person”—Any natural person or any limited liability company, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plans”—Any (a) employee benefit plan and certain other plans and arrangements, including individual retirement accounts and annuities; and (b) Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to Title I of ERISA and/or Section 4975 of the Code.

“Prime Execution Agent”— Coinbase, Inc.

“Prime Execution Agent Agreement”—The Prime Broker Agreement, dated as of , by and among the Trust, the Sponsor and the Prime Broker, on behalf of itself, the SOL Custodian and [Coinbase Credit], that governs the Trust’s and the Sponsor’s use of the Custodial and Prime Broker Services provided by the SOL Custodian and the Prime Execution Agent.

“Regular Market Session”—The Listing Exchange’s regular market session of 9:30 a.m. to 4:00 p.m. ET.

“Relevant Pair”—spot trading of a relevant cryptocurrency base asset against a corresponding quote asset.

“REX Financial”—REX Financial, LLC, an affiliate of the Sponsor.

“Rule 504 Offering”—An offering pursuant to Rule 504 of Regulation D under the Securities Act.

“Sarbanes-Oxley Act”—The Sarbanes-Oxley Act of 2002.

“SEC”—The U.S. Securities and Exchange Commission.

“Securities Act”—The Securities Act of 1933, as amended.

“Shareholders”—Owners of beneficial interests in the Shares.

“Shares”—Common units of fractional undivided beneficial interest in, and ownership of, the Trust.

“SIPC”—The Securities Investor Protection Corporation.

“SOC”—System and Organizational Controls.

106

“SOL”—SOL tokens, which are a type of digital asset based on an open source cryptographic protocol existing on the Solana Network, comprising units that constitute the assets underlying the Trust’s Shares. See “Overview of the SOL Industry and Market.”

“SOL Custodian”—Coinbase Custody Trust Company, LLC.

“SOL Custodian Fee”—Fee payable to the SOL Custodian and the Prime Broker for services they provide to the Trust, which the Sponsor shall pay to the SOL Custodian and the Prime Broker as a Sponsor-paid Expense.

“SOL Market Price”—The market price of SOL as determined in accordance with ASC 820-10 on each Business Day.

“Solana Network”—The online, end-user-to-end-user network hosting a public transaction ledger, known as the Solana blockchain, and the source code comprising the basis for the cryptographic and algorithmic protocols governing the Solana network. See “Overview of the SOL Industry and Market.”

“Sponsor”—The sponsor of the Trust is Osprey Funds, LLC.

“Staking”—(i) Using, or permitting to be used, in any manner, directly or indirectly, through an agent or otherwise (including, for the avoidance of doubt, through a delegation of rights to any third party with respect to any portion of the Trust Estate, by making any portion of the Trust Estate available to any third party or by entering into any similar arrangement with a third party), any portion of the Trust Estate in a proof-of-stake validation protocol, (ii) accepting any Staking Consideration and (iii) holding any Other Staking Consideration accepted by the Trust pursuant to clause (ii), for not more than 30 days after the Trust’s receipt thereof, pending the use of such Other Staking Consideration for payment of Extraordinary Expenses. For the avoidance of doubt, (i) the mere act of transferring units of virtual currency on a peer-to-peer virtual currency network that utilizes a proof-of-stake validation protocol shall not be considered to be “Staking”.

“Staking Guidance”—a revenue ruling that provided guidance on digital asset staking, including guidance to the effect that staking rewards will, under certain circumstances, be treated as giving rise to taxable income.

“Staking Provider”—one or more third-party Solana Network validators.

“Staking Rewards”—network inflation and transaction fees, minus any fees paid to the Staking Provider, in the form of SOL.

“Trade Credit”—The Trust may borrow SOL or cash as a credit on a short-term basis from the Trade Credit Lender pursuant to the Trade Financing Agreement.

“Trade Credit Lender”—Coinbase Credit, Inc.

“Trade Financing Agreement”—The Credit Committed Trade Financing Agreement, dated as of [ ], by and between the Trust and the Trade Credit Lender.

“Trading Balance”—A trading account at which, pursuant to the Prime Execution Agent Agreement, the Trust’s SOL holdings and cash holdings from time to time may be held with the Prime Execution Agent, in connection with the sale of SOL to pay the Management Fee and Trust expenses not assumed by the Sponsor.

“Trading Platform”—The Prime Execution Agent’s execution platform where the Sponsor may place an order.

“Transfer Agent”—U.S. Bancorp Fund Services, LLC (d/b/a U.S. Bank Global Fund Services).

“Treasury Regulations”—The regulations, including proposed or temporary regulations, promulgated under the Code.

“Trust”—Osprey Solana Trust, a Delaware statutory trust formed on June 8, 2021 under the DTSA and pursuant to the Trust Agreement.

“Trust Administrator”—U.S. Bancorp Fund Services, LLC (d/b/a U.S. Bank Global Fund Services).

“Trust Agreement”—The Amended and Restated Declaration of Trust and Trust Agreement of osprey Solana Trust, dated as of June 1, 2022, between the Sponsor, the Trustee and certain shareholders listed thereto establishing and governing the operations of the Trust, as amended on [ ] and as may be further amended from time to time.

“Trust Documents”—The Trust Agreement and the Trust’s agreement with its service providers.

“Trustee”—CSC Delaware Trust Company (formerly known as Delaware Trust Company), a Delaware trust company, is the Delaware trustee of the Trust.

107

“UBTI”—Unrelated business taxable income.

“U.S. Bank Global Fund Services”—U.S. Bancorp Fund Services, LLC (d/b/a U.S. Bank Global Fund Services), the Transfer Agent, Trust Administrator and Fund Accountant.

“U.S. Shareholder”—A Shareholder that is (1) an individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes; (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (3) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (4) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

“U.S. Treasury Department”—U.S. Department of the Treasury.

“Vault Balance”—A segregated custody account controlled and secured by the SOL Custodian to store private keys, which allow for the transfer of ownership or control of the Trust’s SOL on the Trust’s behalf.

108

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Sponsor

Osprey Solana Trust

Opinion on the Financial Statements

We have audited the accompanying statements of assets and liabilities of Osprey Solana Trust (the “Trust”), including the schedules of investment, as of December 31, 2024 and 2023, and the related statements of operations, and changes in net assets for each of the years in the two-year period ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Trust as of December 31, 2024 and 2023, and the results of its operations for each of the years in the two-year period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Trust’s management. Our responsibility is to express an opinion on the Trust’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Trust in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Trust is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Cherry Bekaert LLP

We have served as the Trust’s auditor since 2022.

Fort Lauderdale, Florida

October 22, 2025

F-1

Osprey Solana Trust

Statements of Assets and Liabilities

December 31, 2024 and December 31, 2023

(Amounts in U.S. dollars, except shares issued and outstanding)

	December 31, 2024	December 31, 2023
Assets
Investment in SOL, at fair value (cost $25,926,578 and $24,851,358, respectively), including $38,824,984 and $19,644,274 staked SOL, respectively	$38,919,454	$20,377,364
Cash	853	100,367
Other assets	34,886	8,146
Total assets	38,955,193	20,485,877

Liabilities
Subscription received in advance	-	100,000
Staking rewards payable to Sponsor	270,612	74,717
Management Fee payable	81,961	34,301
Due to Sponsor	856	370
Total liabilities	353,429	209,388
Net assets	$38,601,764	$20,276,489

Net assets
Paid-in capital	$27,712,427	$26,038,455
Redemptions	(237)	(237)
Accumulated net investment loss	(993,254)	(167,311)
Accumulated net realized loss on investment in SOL	(1,142,156)	(1,100,014)
Accumulated net change in unrealized appreciation (depreciation) on investment in SOL	13,024,984	(4,494,404)
	$38,601,764	$20,276,489

Shares issued and outstanding, no par value (unlimited Shares authorized)	6,362,414	6,009,450 (1)
Net asset value per Share	$6.07	$3.37

(1)	Shares have been adjusted retroactively to reflect the 15:1 stock split effective June 5, 2024. See Note 2.

The accompanying notes are an integral part of these financial statements.

F-2

Osprey Solana Trust

Schedules of Investment

December 31, 2024 and December 31, 2023

(Amounts in U.S. dollars, except units)

December 31, 2024
			Percentage of
	Units	Fair Value	Net Assets

Investment in SOL *	200,936.83	$38,919,454	101%
(cost $25,926,578)

Liabilities, less cash and other assets		(317,690)	(1)%

Net assets		$38,601,764	100%

*	amount includes $38,824,984 of staked SOL as discussed in Notes 2 and 3.

December 31, 2023
			Percentage of
	Units	Fair Value	Net Assets

Investment in SOL *	194,403.40	$20,377,364	100%
(cost $24,851,358)

Liabilities, less cash and other assets		(100,875)	(0)%

Net assets		$20,276,489	100%

*	amount includes $19,644,274 of staked SOL as discussed in Notes 2 and 3.

The accompanying notes are an integral part of these financial statements.

F-3

Osprey Solana Trust

Statements of Operations

December 31, 2024 and December 31, 2023

(Amounts in U.S. dollars)

	Year ended December 31, 2024	Year ended December 31, 2023
Investment income
Income
Staking rewards revenue	$2,369,207	$235,170
Other income	242	75
Total income	2,369,449	235,245

Expenses
Staking rewards owed to the Sponsor	2,369,207	235,170
Management fee	766,095	96,532
Professional fees and other	60,090	49,890
Total expenses	3,195,392	381,592

Net investment loss	(825,943)	(146,347)

Net realized loss and net change in unrealized appreciation on investment in SOL
Net realized loss on investment in SOL	(42,142)	(1,100,014)
Net change in unrealized appreciation on investment in SOL	17,519,388	14,321,181
Total net realized loss and net change in unrealized appreciation on investment in SOL	17,477,246	13,221,167

Net increase in net assets resulting from operations	$16,651,303	$13,074,820

The accompanying notes are an integral part of these financial statements.

F-4

Osprey Solana Trust

Statements of Changes in Net Assets

December 31, 2024 and December 31, 2023

(Amounts in U.S. dollars, except shares issued and outstanding)

	Year ended December 31, 2024	Year ended December 31, 2023
Increase in net assets from operations
Net investment loss	$(825,943)	$(146,347)
Net realized loss on investment in SOL	(42,142)	(1,100,014)
Net change in unrealized appreciation on investment in SOL	17,519,388	14,321,181
Net increase in net assets resulting from operations	16,651,303	13,074,820

Increase (decrease) in net assets from capital transactions
Subscriptions	1,673,972	5,949,925
Redemptions	-	(237)
Net increase (decrease) in net assets resulting from capital transactions	1,673,972	5,949,688

Net increase in net assets	18,325,275	19,024,508

Net assets at the beginning of the year	20,276,489	1,251,981
Net assets at the end of the year	$38,601,764	$20,276,489

Change in shares issued and outstanding
Shares issued and outstanding at the beginning of the year (1)	6,009,450	3,794,790
Subscriptions	352,964	2,214,990
Redemptions	-	(330	)(2)
Shares issued and outstanding at the end of the year	6,362,414	6,009,450

(1)	Shares have been adjusted retroactively to reflect the 15:1 stock split effective June 5, 2024 and the 1:20 reverse stock split effective March 24, 2023. See Note 2.

(2)	Partial shares redemptions in connection with reverse split. See Note 2.

The accompanying notes are an integral part of these financial statements.

F-5

Osprey Solana Trust

Notes to the Financial Statements

December 31, 2024 and December 31, 2023

1.	Organization

Osprey Solana Trust (the “Trust”) is a Delaware Statutory Trust that was formed on June 8, 2021 and commenced operations on September 8, 2021. The Trust is governed by the Amended and Restated Declaration of Trust and Trust Agreement dated June 1, 2022, as amended by the Amendment No. 1 dated December 1, 2022, and Amendment No. 2 dated March 15, 2023 (the “Trust Agreement”). In general, the Trust holds the cryptocurrency Solana (“SOL”) and, from time to time, issues common shares of fractional undivided beneficial interest (“Shares”) in exchange for SOL. The investment objective of the Trust is solely for the Shares to realize long-term capital appreciation by tracking the price of SOL tokens, the native token to the Solana Network, less liabilities and expenses of the Trust. The Shares are designed as a method for investors to gain investment exposure to SOL, similar to a direct investment in SOL.

Osprey Funds, LLC (the “Sponsor”) acts as the sponsor of the Trust. Other funds under the Osprey name are also managed by the Sponsor. The Sponsor is responsible for the day-to-day administration of the Trust pursuant to the provisions of the Trust Agreement. The Sponsor is responsible for preparing and providing annual reports on behalf of the Trust to investors and is also responsible for selecting and monitoring the Trust’s service providers. As partial consideration for the Sponsor’s services, the Trust assigns staking rewards to the Sponsor and expects to pay the Sponsor a management fee (collectively, “Sponsor’s Fee”) as discussed in Notes 2 and 5. Pursuant to agreements between REX Services, LLC (“REX Services”) and the Sponsor, REX Services provides legal, compliance, general administrative, operational, and marketing support to the Sponsor. REX Financial, Inc. is the parent company of REX Services and REX Financial, LLC is the parent of REX Financial, Inc.

Coinbase Custody Trust Company, LLC, the custodian of the Trust (the “Custodian”), is responsible for safeguarding the SOL held by the Trust. The Custodian (directly, or through an affiliate) is also responsible for administering the coordination, execution, and reward management associated with Staking services to the Trust. Delaware Trust Company serves as the trustee (the “Trustee”) of the Trust.

The transfer agent for the Trust (the “Transfer Agent”) is Continental Stock Transfer & Trust Company.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The financial statements are expressed in U.S. dollars and have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The Trust qualifies as an investment company for accounting purposes pursuant to the accounting and reporting guidance under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services – Investment Companies. The Trust is not registered with the U.S. Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940.

Recently Issued Accounting Pronouncement

In this reporting period, the Trust adopted FASB Accounting Standards 2023-07, Segment Reporting (Topic 280) - Improvements to Reportable Segment Disclosures (“ASU 2023-07”). Adoption of the enhanced standard impacted financial statement disclosures only and did not affect the Trust’s financial position or results of operations. The Trust is deemed to be an individual reporting segment and the Chief Executive Officer and Chief Financial Officer of the Sponsor act as the Trust’s chief operating decision maker (“CODM”). The CODM monitors the operating results of the Trust as a whole and the Trust’s investment objective is pre-determined in accordance with the terms of the Trust Agreement. The financial information provided to and reviewed by the CODM is consistent with that presented in the Trust’s financial statements.

F-6

Osprey Solana Trust

Notes to the Financial Statements

December 31, 2024 and December 31, 2023

Use of Estimates

GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. The most significant estimate in the financial statements is the fair value of investments.

Actual results could differ from those estimates and these differences could be material.

Cash

Cash is received by the Trust and held for investment in SOL. At times, bank deposits may be in excess of federally insured limits. Pursuant to the Statement of Cash Flows Topic of the Codification, the Trust qualifies for an exemption from the requirement to provide a statement of cash flows and has elected not to provide a statement of cash flows.

Subscriptions and Redemptions of Shares

Proceeds received by the Trust from the issuance and sale of Shares consist of SOL deposits, or their respective U.S. dollar cash equivalents. Such SOL (or cash equivalent) will only be (1) owned by the Trust and held by the Custodian (or, if cash, used by the Sponsor to purchase SOL to be held by the Custodian); (2) disbursed (or converted to U.S. dollars, if necessary) to pay the Trust’s expenses; (3) distributed to Shareholders; or (4) liquidated in the event that the Trust terminates or as otherwise required by law or regulation.

During September 2021, the Trust began a continuous offering of an unlimited number of Shares with no par value, pursuant to Rule 506(c) of Regulation D under the Securities Act of 1933 (the “Rule 506(c) Offering”). All the Shares issued pursuant to this offering are “restricted securities,” subject to a minimum holding period of twelve months, unless the Trust becomes an SEC reporting entity, in which case the minimum holding period could be reduced to six months. The Trust sold 4,952,693 of the Rule 506(c) Offering Shares.

In October 2021 and January 2024, the Trust offered the Shares registered in Connecticut and qualified in New York, pursuant to Rule 504 of Regulation D under the Securities Act of 1933 (the “Rule 504 Offering”), to accredited investors for up to $10,000,000 in each offering. The Trust sold 1,410,051 of the Rule 504 Offering Shares.

On June 15, 2022, the Trust’s Shares began trading on the OTCQB Market, operated by OTC Markets Group, Inc., under the ticker symbol “OSOL”, and subsequently moved up to the OTCQX Best Market.

On March 24, 2023, the Sponsor effected a 1-for-20 reverse stock split, where Shareholders received one Share of the Trust for every twenty Shares held as of the conversion date. Shareholders who would have otherwise been entitled to fractional shares as a result of the reverse stock split received a cash payment in lieu of receiving fractional shares. Fractional shares redemptions amounted to 330 Shares with a value of $237.

On June 5, 2024, the Sponsor effected a 15-for-1 stock split, where Shareholders received fifteen Shares of the Trust for every one Share held as of the conversion date.

The Shares in these financial statements were adjusted retroactively to reflect the aforementioned stock splits.

As of December 31, 2024, there were 6,362,414 Shares issued and outstanding. Of these Shares, 348,128 are restricted securities that may not be resold and 6,014,286 are unrestricted securities. The Trust conducts its transactions in SOL, including receiving SOL for the creation of Shares, and delivering SOL in connection with the redemption of Shares (if a redemption program were to be established), and for the payment of the Sponsor’s Fee. The Trust does not buy or sell SOL for the purpose of seeking trading profits. The Trust is currently not redeeming Shares.

F-7

Osprey Solana Trust

Notes to the Financial Statements

December 31, 2024 and December 31, 2023

Investment Transactions and Revenue Recognition

The Trust identifies SOL as an “other investment” in accordance with ASC 946. The Trust records investment transactions on a trade date basis and changes in fair value are reflected as the net change in unrealized appreciation or depreciation on investment. Realized gains and losses are calculated using a specific identification method. Realized gains and losses are recognized in connection with transactions, including settling obligations for the Sponsor’s Fee in SOL.

Management Fees

In consideration for the management services provided to the Trust, the Sponsor receives from the Trust a management fee (the “Management Fee”) payable monthly in arrears in an amount equal to 1/12th of 2.5% (2.5% per annum) of the Trust assets.

Staked SOL and Staking Rewards

The Sponsor is committed to supporting the Solana community and ecosystem. To this end, the Sponsor will ensure that substantially all of the SOL held by the Trust will be a bonded by the Custodian to the Solana Network (“staked”) for purposes of running a node or multiple nodes on the network. SOL staked to the Solana Network receives network inflation and transaction fees in the form of SOL (“Staking Rewards”). Staking Rewards are variable and will accrue to the benefit of the Sponsor only (i.e., paid entirely and promptly by the Trust to the Sponsor as received) and will be used, in part, to cover expenses related to operating the Trust.

Under current Solana network protocols, staked SOL is subject to a “cooldown” period that generally lasts between 2 and 8 days, and an additional 2-day lock-up period, known as “unbonding” and, therefore, cannot be immediately withdrawn.

Staking rewards are earned by the Trust in SOL, which is non-cash consideration, as the validator with whom the Trust has staked its SOL validates transactions on the Solana Network. The Trust has concluded that the validator is the principal to the validation activities giving rise to the staking rewards and, therefore, the Trust recognizes only the net amount (i.e., net of the staking rewards retained by the validator) of SOL to which it is entitled for staking its SOL with the validator.

SOL staking rewards are measured at fair value on the date received, which does not materially differ from the fair value at contract inception. The SOL is concurrently recognized as an expense equal to the amount of revenue recorded and a payable to the Sponsor. The liability is paid to the Sponsor on a date determined by the Sponsor at its discretion.

Trust Expenses

In accordance with its Trust Agreement, the Sponsor will bear the routine operational, administrative and other ordinary fees, and expenses of the Trust (the “Assumed Expenses”) provided, however, that the Trust shall be responsible for any non-routine and extraordinary expenses, including, in addition to the Sponsor’s Fee, fees and expenses such as, but not limited to, taxes and governmental charges, expenses and indemnities related to any extraordinary services performed by the Sponsor (or any other Service Provider, including the Trustee) on behalf of the Trust to protect the Trust or the interests of Shareholders, indemnification expenses, fees, and expenses related to public trading on OTC Markets (“Extraordinary Expenses”).

F-8

Osprey Solana Trust

Notes to the Financial Statements

December 31, 2024 and December 31, 2023

Fair Value Measurements

The Trust’s investment in SOL is stated at fair value in accordance with ASC 820-10 “Fair Value Measurements”, which outlines the application of fair value accounting. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date. ASC 820-10 requires the Trust to assume that SOL is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. A principal market is the market with the greatest volume and level of activity for SOL, and the most advantageous market is defined as the market that maximizes the amount that would be received to sell the asset or minimizes the amount that would be paid to transfer the liability, after taking into account transaction costs. The principal market is generally selected based on the most liquid and reliable exchange (including consideration of the ability for the Trust to access the specific market, either directly or through an intermediary, at the end of each period).

GAAP utilizes a fair value hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Trust. Unobservable inputs reflect the Trust’s assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

● Level 1 – Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities the Trust has the ability to access. Since valuations are based on quoted prices that are readily and regularly available in an active market, these valuations do not entail a significant degree of judgment.

● Level 2 – Valuations based on quoted prices in markets that are not active or for which significant inputs are observable, either directly or indirectly.

● Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of valuation techniques and observable inputs can vary by investment. To the extent valuations are based on sources that are less observable or unobservable in the market, the determination of fair value requires more judgment. Fair value estimates do not necessarily represent the amounts that may be ultimately realized by the Trust.

Definition of Net Asset Value

The net asset value (“NAV”) of the Trust is used by the Trust in its day-to-day operations to measure the net value of the Trust’s assets. NAV is calculated on each business day and is equal to the aggregate value of the Trust’s assets less its liabilities (which include accrued but unpaid fees and expenses, both estimated and finally determined), based on the SOL market price. In calculating the value of the SOL held by the Trust on any business day, the Trust will use the market price as of 4:00 p.m. New York time. The Trust will also calculate the NAV per Share of the Trust daily, which equals the NAV of the Trust divided by the number of outstanding Shares (the “NAV per Share”).

F-9

Osprey Solana Trust

Notes to the Financial Statements

December 31, 2024 and December 31, 2023

3.	Fair Value of SOL

The investment measured at fair value on a recurring basis and categorized using the three levels of fair value hierarchy consisted of the following as of December 31, 2024 and December 31, 2023:

	Number	Per SOL	Amount at	Fair Value Measurement Category
December 31, 2024	of SOL	Fair Value	Fair Value	Level 1	Level 2	Level 3

Investment in SOL	200,936.83	$193.69	$38,919,454	$38,919,454	$-	$-

	Number	Per SOL	Amount at	Fair Value Measurement Category
December 31, 2023	of SOL	Fair Value	Fair Value	Level 1	Level 2	Level 3

Investment in SOL	194,403.40	$104.82	$20,377,364	$-	$20,377,364	$-

The Trust determined the fair value per SOL using the price provided at 4:00 p.m., New York time, by the principal market.

As of December 31, 2024 and December 31, 2023, approximately 200,449 SOL, and 187,410 SOL was staked and valued at $38,824,984, and $19,644,274, respectively.

Staking rewards and Management fee payable are recorded in SOL and converted into U.S. dollars using the fair value of SOL as of the reporting date. The fluctuations arising from the effect of changes in liability denominated in SOL are included with the net realized or unrealized appreciation or depreciation on investment in SOL in the statements of operations.

The following represents the changes in quantity and the respective fair value of SOL for the year ended December 31, 2024:

	SOL	Fair Value
Balance at January 1, 2024	194,403.40	$20,377,364
SOL received for Staking Rewards	15,017.95	2,369,207
SOL distributed for Staking Rewards, related party	(14,333.63)	(2,200,337)
SOL distributed for Management fee, related party	(4,840.77)	(732,320)
SOL distributed for other fees	(523.67)	(86,829)
SOL received for subscriptions	11,213.55	1,674,214
Net realized gain on investment in SOL	-	51,285
Net change in unrealized appreciation on investment in SOL	-	17,466,870
Balance at December 31, 2024	200,936.83	$38,919,454

Net realized loss on the transfer of SOL to pay expenses for the year ended December 31, 2024, was $42,142, which includes $51,285 net realized gain on investment in SOL, and $93,427 net realized loss resulted from the changes in liabilities denominated in SOL. Net change in unrealized appreciation on investment in SOL for the year ended December 31, 2024, was $17,519,388, which includes net change in unrealized appreciation on investment in SOL of $17,466,871, and $52,517 net unrealized appreciation due to changes in value of liabilities denominated in SOL.

F-10

Osprey Solana Trust

Notes to the Financial Statements

December 31, 2024 and December 31, 2023

The following represents the changes in quantity and the respective fair value of SOL for the year ended December 31, 2023:

	SOL	Fair Value
Balance at January 1, 2023	129,925.40	$1,281,064
SOL received for Staking Rewards	7,925.56	235,170
SOL distributed for Staking Rewards, related party	(8,023.33)	(205,603)
SOL distributed for Management fee, related party	(2,863.65)	(76,141)
SOL distributed for other fees	(3,797.16)	(79,122)
SOL received for subscriptions	71,248.20	5,950,000
SOL distributed for redemptions	(11.62)	(237)
Net realized loss on investment in SOL	-	(1,071,656)
Net change in unrealized appreciation on investment in SOL	-	14,343,889
Balance at December 31, 2023	194,403.40	$20,377,364

Net realized loss on the transfer of SOL to pay expenses for the year ended December 31, 2023, was $1,100,014, which includes $1,071,656 net realized loss on investment in SOL, and $28,358 net realized loss due to changes in liabilities denominated in SOL. Net change in unrealized appreciation on investment in SOL for the year ended December 31, 2023, was $14,321,181, which includes net change in unrealized appreciation on investment in SOL of $14,343,889, and $22,708 net unrealized depreciation due to changes in value of liabilities denominated in SOL.

4. Income Taxes

The Trust is a grantor trust for U.S. federal income tax purposes. Accordingly, the Trust will not be subject to U.S. federal income tax. Rather, each beneficial owner of Shares will be treated as directly owning its pro rata share of the Trust’s assets and a pro rata portion of the Trust’s income, gain, losses, and deductions will “flow through” to each beneficial owner of Shares.

In accordance with GAAP, the Trust has defined the threshold for recognizing the benefits of tax return positions in the financial statements as “more-likely-than-not” to be sustained by the applicable taxing authority and requires measurement of a tax position meeting the “more-likely-than-not” threshold, based on the largest benefit that is more than 50% likely to be realized. As of December 31, 2024 and December 31, 2023, the Trust did not have a liability for any unrecognized tax amounts for uncertain tax positions related to federal, state, and local income taxes.

However, the conclusions concerning the determination of “more-likely-than-not” tax positions may be subject to review and adjustment at a later date based on factors including, but not limited to, further implementation guidance, and on-going analyses of and changes to tax laws, regulations, and interpretations thereof.

The Sponsor of the Trust has evaluated whether or not there are uncertain tax positions that require financial statement recognition and has determined that no reserves for uncertain tax positions related to federal, state, and local income taxes existed as of December 31, 2024 or December 31, 2023. The tax years 2024, 2023, and 2022 are subject to examination by taxing authorities.

5.	Related Parties

The Sponsor pays certain expenses on behalf of, and is reimbursed by, the Trust. For the year ended December 31, 2024, and 2023 the Trust reimbursed the Sponsor the expenses in the amount of $86,829 and $79,122 respectively. As of December 31, 2024 and December 31, 2023, $856 and $370 of expenses remain payable to the Sponsor, respectively, which are recorded as due to the Sponsor in the accompanying statements of assets and liabilities.

For the year ended December 31, 2024, and 2023, the Trust incurred Management Fees of $766,095 and $96,532, respectively. As of December 31, 2024 and December 31, 2023, there were unpaid Management Fees of $81,961 and $34,301, respectively, which are recorded as management fee payable in the accompanying statements of assets and liabilities.

F-11

Osprey Solana Trust

Notes to the Financial Statements

December 31, 2024 and December 31, 2023

For the year ended December 31, 2024, and 2023 the Trust received Staking Rewards in the amount of 15,018 SOL, and 7,926 SOL, respectively; and distributed 14,334 SOL and 8,023 SOL to the Sponsor, respectively. As of December 31, 2024 and December 31, 2023, 1,397 SOL and 713 SOL remains payable, respectively, and is valued at $270,612 and $74,717 in the statement of assets and liabilities, respectively.

Certain shareholders are related parties of the Trust. The aggregate number of Shares owned by related parties is 1,005, valued at $6,098, and 1,005, valued at $3,391 at December 31, 2024 and December 31, 2023, respectively.

6.	Risks and Uncertainties

Investment in SOL

The Trust is subject to various risks including market risk, liquidity risk, and other risks related to its concentration in a single asset, SOL. Investments in SOL are currently unregulated, highly speculative, and subject to volatility.

The net asset value of the Trust relates primarily to the value of SOL held by the Trust and fluctuations in the price of SOL could materially and adversely affect the value of the Shares of the Trust. The price of SOL has a limited history. During such history, SOL prices have been volatile and subject to influence by many factors including the levels of liquidity.

If SOL exchanges continue to experience significant price fluctuations, the Trust may experience losses. Several factors may affect the price of SOL, including, but not limited to, global SOL supply and demand, theft of SOL from global exchanges or vaults, and competition from other forms of digital currency or payment services.

At any given time, substantially all of the SOL held by the Trust will be staked. Staking is a discretionary activity that supports the operation and governance of the Solana Network. Staking has a low but inherent risk of permanent loss of SOL held by the Trust which would have a negative impact on the value of the Shares. Loss, known as “slashing”, can occur due to a failure by the Custodian (or its affiliated staking provider) to properly manage the staked SOL.

The Custodian has agreed to fully compensate the Trust for the amount of slashing of the Trust’s SOL bonded to the Solana Network by the Custodian or the Custodian’s affiliated staking provider by providing, at the Custodian’s discretion, the Trust with the equivalent number of slashed digital assets or the fair market value of such slashed assets in U.S. dollars.

The Trust’s Shareholders have no specific rights to any specific SOL held by the Trust. In the event of the insolvency of the Trust, its assets may be inadequate to satisfy a claim by its Shareholders.

There is currently no clearing house for SOL, nor is there a central or major depository for the custody of SOL. There is a risk that some or all of the Trust’s SOL could be lost or stolen, which would adversely impact Shareholders of the Trust. The Trust does not have insurance protection on its SOL which exposes the Trust and its Shareholders to the risk of loss of the Trust’s SOL. Further, SOL transactions are irrevocable.

Stolen or incorrectly transferred SOL may be irretrievable. As a result, any incorrectly executed SOL transactions could adversely affect an investment in the Trust.

F-12

Osprey Solana Trust

Notes to the Financial Statements

December 31, 2024 and December 31, 2023

Cryptocurrencies such as SOL use private keys to authorize transactions and prove ownership of the asset. To the extent private keys for SOL addresses are lost, destroyed, or otherwise compromised and no backup of the private keys are accessible, the Trust may be unable to access the SOL held in the associated addresses and the private keys will not be capable of being restored. The processes by which SOL transactions are settled are dependent on the SOL peer-to-peer network, and as such, the Trust is subject to operational risk. Unknown technical vulnerabilities, unanticipated disruptions to the Trust’s operations or the operations of its service providers, and cybersecurity events also may also adversely affect the value of SOL.

As digital assets like SOL have grown in popularity and market size, various countries and jurisdictions have begun to develop regulations governing the digital assets industry. Regulators are concerned such a large unregulated person-to-person global economy could be exploited by bad actors and used to evade taxes or launder money. To the extent future regulatory actions or policies limit the ability to exchange SOL or utilize SOL for payments, the demand for SOL could be reduced.

Furthermore, regulatory actions may limit the ability of end-users to convert SOL into fiat currency or use SOL to pay for goods and services. Such regulatory actions or policies could result in a reduction of demand, and in turn, a decline in the underlying unit price of SOL. The effect of any future regulatory change on the Trust or SOL in general is not possible to predict, but such change could be substantial and adverse to the Trust and the value of the Trust’s investments in SOL.

The Custodian

The digital assets owned by the Trust are controlled by the Custodian and secured in a segregated custody account. The segregated custody account allows for the transfer of ownership or control of the Trust’s digital assets, on the Trust’s behalf, including the withdrawal of digital assets to pay the Trust’s expenses. All digital asset private keys are stored in offline storage, or “cold” storage. “Cold” storage is a safeguarding method by which the private keys corresponding to digital assets are disconnected and/or deleted entirely from the internet. As a result of digital assets being stored in “cold” storage, any withdrawal and subsequent transaction request to the Custodian by the Trust requires up to twenty-four (24) hour notice to process. Such time delay between the withdrawal request and processing of the withdrawal may negatively impact the price of the digital asset upon sale. The Custodian provides the Trust with monthly account statements. The Custodian is independent from the Sponsor.

7.	Indemnifications

In the normal course of business, the Trust enters into contracts with service providers that contain a variety of representations and warranties and which provide general indemnifications. It is not possible to determine the maximum potential exposure or amount under these agreements due to the Trust having no prior claims.

F-13

Osprey Solana Trust

Notes to the Financial Statements

December 31, 2024 and December 31, 2023

8.	Financial Highlights

	Year ended December 31, 2024	Year ended December 31, 2023
Per Share Performance
(for a share outstanding throughout the year) (1)

Net asset value per share at beginning of year	$3.37	$0.33

Net increase in net assets resulting from operations
Net investment loss	(0.12)	(0.01)
Net change in realized and unrealized appreciation on investment in SOL	2.82	3.05
Net increase in net assets resulting from operations	2.70	3.04

Net asset value per share at end of year	$6.07	$3.37

Total return	80.12%	922.42%

Ratios to average net asset value
Expenses	10.38%	7.79%

Net investment loss	(2.68)%	(2.99)%

(1)	Shares have been adjusted retroactively to reflect the 15:1 stock split effective June 5, 2024 and the 1:20 reverse stock split effective March 24, 2023. See Note 2.

An individual Shareholder’s return, ratios, and per Share performance may vary from those presented above based on the timing of Share transactions.

Total return is calculated assuming an initial investment made at the net asset value at the beginning of the year and assuming redemption on the last day of the year.

9.	Subsequent Events

On October 22, 2025, the Sponsor filed with the SEC a registration statement on Form S-1 (the “Form S-1”) to register the Shares of the Trust under the Securities Act of 1933.

There are no other events that have occurred through October 22, 2025, the date the financial statements were available to be issued, that require disclosure other than that which has already been disclosed in these notes to the financial statements.

F-14

Osprey Solana Trust

Statements of Assets and Liabilities

June 30, 2025 (unaudited) and December 31, 2024

(Amounts in U.S. dollars, except shares issued and outstanding)

	June 30, 2025	December 31, 2024
	(Unaudited)
Assets
Investment in SOL, at fair value (cost $25,813,883 and $25,926,578, respectively), including $29,309,061 and $38,824,984 staked SOL, respectively	$31,702,130	$38,919,454
Cash	610	853
Other assets	25,619	34,886
Total assets	31,728,359	38,955,193

Liabilities
Staking rewards payable to Sponsor	179,037	270,612
Management Fee payable	64,769	81,961
Due to Sponsor	613	856
Total liabilities	244,419	353,429
Net assets	$31,483,940	$38,601,764

Net assets
Paid-in capital	$28,136,551	$27,712,427
Redemptions	(237)	(237)
Accumulated net investment loss	(1,425,819)	(993,254)
Accumulated net realized loss on investment in SOL	(1,100,540)	(1,142,156)
Accumulated net change in unrealized appreciation on investment in SOL	5,873,985	13,024,984
	$31,483,940	$38,601,764

Shares issued and outstanding, no par value (unlimited Shares authorized)	6,453,629	6,362,414
Net asset value per Share	$4.88	$6.07

The accompanying notes are an integral part of these financial statements.

F-15

Osprey Solana Trust

Schedules of Investment

June 30, 2025 (unaudited) and December 31, 2024

(Amounts in U.S. dollars, except units)

June 30, 2025 (Unaudited)
			Percentage of
	Units	Fair Value	Net Assets

Investment in SOL * (cost $25,813,883)	200,900.70	$31,702,130	101%

Liabilities, less cash and other assets		(218,190)	(1)%

Net assets		$31,483,940	100%

*	amount includes $29,309,061 of staked SOL as discussed in Notes 2 and 3.

December 31, 2024
			Percentage of
	Units	Fair Value	Net Assets

Investment in SOL * (cost $25,926,578)	200,936.83	$38,919,454	101%

Liabilities, less cash and other assets		(317,690)	(1)%

Net assets		$38,601,764	100%

*	amount includes $38,824,984 of staked SOL as discussed in Notes 2 and 3.

The accompanying notes are an integral part of these financial statements.

F-16

Osprey Solana Trust

Statements of Operations (unaudited)

For the three months and six months ended June 30, 2025 and 2024

(Amounts in U.S. dollars)

	Three months ended June 30, 2025	Three months ended June 30, 2024	Six months ended June 30, 2025	Six months ended June 30, 2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Investment income
Income
Staking rewards revenue	$613,259	$561,871	$1,402,482	$1,006,950
Other income	-	106	30	226
Total income	613,259	561,977	1,402,512	1,007,176

Expenses
Staking rewards owed to the Sponsor	613,259	561,871	1,402,482	1,006,950
Management fee	186,101	188,155	406,400	336,396
Professional fees and other	11,387	19,199	26,195	26,382
Total expenses	810,747	769,225	1,835,077	1,369,728

Net investment loss	(197,488)	(207,248)	(432,565)	(362,552)

Net realized gain (loss) and net change in unrealized appreciation (depreciation) on investment in SOL
Net realized (loss) gain on investment in SOL	(18,399)	296	41,616	(58,935)
Net change in unrealized appreciation (depreciation) on investment in SOL	6,542,172	(8,872,705)	(7,150,999)	6,975,814
Total net realized gain (loss) and net change in unrealized appreciation (depreciation) on investment in SOL	6,523,773	(8,872,409)	(7,109,383)	6,916,879

Net increase (decrease) in net assets resulting from operations	$6,326,285	$(9,079,657)	$(7,541,948)	$6,554,327

The accompanying notes are an integral part of these financial statements.

F-17

Osprey Solana Trust

Statements of Changes in Net Assets (unaudited)

For the three months and six months ended June 30, 2025 and 2024

(Amounts in U.S. dollars, except shares issued and outstanding)

	Three months ended June 30, 2025	Three months ended June 30, 2024	Six months ended June 30, 2025	Six months ended June 30, 2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Increase (decrease) in net assets from operations
Net investment loss	$(197,488)	$(207,248)	$(432,565)	$(362,552)
Net realized (loss) gain on investment in SOL	(18,399)	296	41,616	(58,935)
Net change in unrealized appreciation (depreciation) on investment in SOL	6,542,172	(8,872,705)	(7,150,999)	6,975,814
Net increase (decrease) in net assets resulting from operations	6,326,285	(9,079,657)	(7,541,948)	6,554,327

Increase in net assets from capital transactions
Subscriptions	-	814,064	424,124	982,947
Net increase in net assets resulting from capital transactions	-	814,064	424,124	982,947

Net increase (decrease) in net assets	6,326,285	(8,265,593)	(7,117,824)	7,537,274

Net assets at the beginning of the period	25,157,655	36,079,356	38,601,764	20,276,489
Net assets at the end of the period	$31,483,940	$27,813,763	$31,483,940	$27,813,763

Change in shares issued and outstanding
Shares issued and outstanding at the beginning of the period (1)	6,453,629	6,057,075	6,362,414	6,009,450
Subscriptions	-	168,425	91,215	216,050
Shares issued and outstanding at the end of the period	6,453,629	6,225,500	6,453,629	6,225,500

(1)	Shares have been adjusted retroactively to reflect the 15:1 stock split effective June 5, 2024. See Note 2.

The accompanying notes are an integral part of these financial statements.

F-18

Osprey Solana Trust

Notes to the Financial Statements (unaudited)

As of June 30, 2025

1.	Organization

Osprey Solana Trust (the “Trust”) is a Delaware Statutory Trust that was formed on June 8, 2021 and commenced operations on September 8, 2021. The Trust is governed by the Amended and Restated Declaration of Trust and Trust Agreement dated June 1, 2022, as amended by the Amendment No. 1 dated December 1, 2022, and Amendment No. 2 dated March 15, 2023 (the “Trust Agreement”). In general, the Trust holds the cryptocurrency Solana (“SOL”) and, from time to time, issues common shares of fractional undivided beneficial interest (“Shares”) in exchange for SOL. The investment objective of the Trust is solely for the Shares to realize long-term capital appreciation by tracking the price of SOL tokens, the native token to the Solana Network, less liabilities and expenses of the Trust. The Shares are designed as a method for investors to gain investment exposure to SOL, similar to a direct investment in SOL.

Osprey Funds, LLC (the “Sponsor”) acts as the sponsor of the Trust. Other funds under the Osprey name are also managed by the Sponsor. The Sponsor is responsible for the day-to-day administration of the Trust pursuant to the provisions of the Trust Agreement. The Sponsor is responsible for preparing and providing annual reports on behalf of the Trust to investors and is also responsible for selecting and monitoring the Trust’s service providers. As partial consideration for the Sponsor’s services, the Trust assigns staking rewards to the Sponsor and expects to pay the Sponsor a management fee (collectively, “Sponsor’s Fee”) as discussed in Notes 2 and 5. Pursuant to agreements between REX Services, LLC (“REX Services”) and the Sponsor, REX Services provides legal, compliance, general administrative, operational, and marketing support to the Sponsor. REX Financial, Inc. is the parent company of REX Services and REX Financial, LLC is the parent of REX Financial, Inc.

Coinbase Custody Trust Company, LLC, the custodian of the Trust (the “Custodian”), is responsible for safeguarding the SOL held by the Trust. The Custodian (directly, or through an affiliate) is also responsible for administering the coordination, execution, and reward management associated with Staking services to the Trust. Delaware Trust Company serves as the trustee (the “Trustee”) of the Trust.

The transfer agent for the Trust (the “Transfer Agent”) is Continental Stock Transfer & Trust Company.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The financial statements are expressed in U.S. dollars and have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The Trust qualifies as an investment company for accounting purposes pursuant to the accounting and reporting guidance under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services – Investment Companies. The Trust is not registered with the U.S. Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940.

Segment Reporting

The Trust is deemed to be an individual reporting segment and the Chief Executive Officer and Chief Financial Officer of the Sponsor act as the Trust’s chief operating decision maker (“CODM”). The CODM monitors the operating results of the Trust as a whole and the Trust’s investment objective is pre-determined in accordance with the terms of the Trust Agreement. The financial information provided to and reviewed by the CODM is consistent with that presented in the Trust’s financial statements.

Use of Estimates

GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. The most significant estimate in the financial statements is the fair value of investments. Actual results could differ from those estimates and these differences could be material.

F-19

Osprey Solana Trust

Notes to the Financial Statements (unaudited)

As of June 30, 2025

Cash

Cash is received by the Trust and held for investment in SOL. At times, bank deposits may be in excess of federally insured limits. Pursuant to the Statement of Cash Flows Topic of the Codification, the Trust qualifies for an exemption from the requirement to provide a statement of cash flows and has elected not to provide a statement of cash flows.

Subscriptions and Redemptions of Shares

Proceeds received by the Trust from the issuance and sale of Shares consist of SOL deposits, or their respective U.S. dollar cash equivalents. Such SOL (or cash equivalent) will only be (1) owned by the Trust and held by the Custodian (or, if cash, used by the Sponsor to purchase SOL to be held by the Custodian); (2) disbursed (or converted to U.S. dollars, if necessary) to pay the Trust’s expenses; (3) distributed to Shareholders; or (4) liquidated in the event that the Trust terminates or as otherwise required by law or regulation.

During September 2021, the Trust began a continuous offering of an unlimited number of Shares with no par value, pursuant to Rule 506(c) of Regulation D under the Securities Act of 1933 (the “Rule 506(c) Offering”). All the Shares issued pursuant to this offering are “restricted securities,” subject to a minimum holding period of twelve months, unless the Trust becomes an SEC reporting entity, in which case the minimum holding period could be reduced to six months. The Trust sold 4,966,450 of the Rule 506(c) Offering Shares.

In October 2021 and January 2024, the Trust offered the Shares registered in Connecticut and qualified in New York, pursuant to Rule 504 of Regulation D under the Securities Act of 1933 (the “Rule 504 Offering”), to accredited investors for up to $10,000,000 in each offering. The Trust sold 1,487,509 of the Rule 504 Offering Shares.

On June 15, 2022, the Trust’s Shares began trading on the OTCQB Market, operated by OTC Markets Group, Inc., under the ticker symbol “OSOL”, and subsequently moved up to the OTCQX Best Market.

On June 5, 2024, the Sponsor effected a 15-for-1 stock split, where Shareholders received fifteen Shares of the Trust for every one Share held as of the conversion date. The Shares in these financial statements were adjusted retroactively to reflect the stock splits.

As of June 30, 2025, there were 6,453,629 Shares issued and outstanding. Of these Shares, 169,262 are restricted securities that may not be resold without registration or an exemption from registration under the Securities Act of 1933, and 6,284,367 are unrestricted securities. The Trust conducts its transactions in SOL, including receiving SOL for the creation of Shares, and delivering SOL in connection with the redemption of Shares (if a redemption program were to be established), and for the payment of the Sponsor’s Fee. The Trust does not buy or sell SOL for the purpose of seeking trading profits. The Trust is currently not redeeming Shares.

F-20

Osprey Solana Trust

Notes to the Financial Statements (unaudited)

As of June 30, 2025

Investment Transactions and Revenue Recognition

The Trust records investment transactions on a trade date basis and changes in fair value are reflected as the net change in unrealized appreciation or depreciation on investment. Realized gains and losses are calculated using a specific identification method. Realized gains and losses are recognized in connection with transactions, including settling obligations for the Sponsor’s Fee in SOL.

Management Fees

In consideration for the management services provided to the Trust, the Sponsor receives from the Trust a management fee (the “Management Fee”) payable monthly in arrears in an amount equal to 1/12th of 2.5% (2.5% per annum) of the Trust assets.

Staked SOL and Staking Rewards

The Sponsor is committed to supporting the Solana community and ecosystem. To this end, the Sponsor will ensure that substantially all of the SOL held by the Trust will be bonded by the Custodian to the Solana Network (“staked”) for purposes of running a node or multiple nodes on the network. SOL staked to the Solana Network receives network inflation and transaction fees in the form of SOL (“Staking Rewards”). Staking Rewards are variable and will accrue to the benefit of the Sponsor only (i.e., paid entirely and promptly by the Trust to the Sponsor as received) and will be used, in part, to cover expenses related to operating the Trust.

Under current Solana network protocols, staked SOL is subject to a “cooldown” period that generally lasts between 2 and 8 days, and an additional 2-day lock-up period, known as “unbonding” and, therefore, cannot be immediately withdrawn.

Staking rewards are earned by the Trust in SOL, which is non-cash consideration, as the validator with whom the Trust has staked its SOL validates transactions on the Solana Network. The Trust has concluded that the validator is the principal to the validation activities giving rise to the staking rewards and, therefore, the Trust recognizes only the net amount (i.e., net of the staking rewards retained by the validator) of SOL to which it is entitled for staking its SOL with the validator.

SOL staking rewards are measured at fair value on the date received, which does not materially differ from the fair value at contract inception. The SOL is concurrently recognized as an expense equal to the amount of revenue recorded and payable to the Sponsor. The liability is paid to the Sponsor on a date determined by the Sponsor at its discretion.

Trust Expenses

In accordance with its Trust Agreement, the Sponsor will bear the routine operational, administrative and other ordinary fees, and expenses of the Trust (the “Assumed Expenses”) provided, however, that the Trust shall be responsible for any non-routine and extraordinary expenses, including, in addition to the Sponsor’s Fee, fees and expenses such as, but not limited to, taxes and governmental charges, expenses and indemnities related to any extraordinary services performed by the Sponsor (or any other Service Provider, including the Trustee) on behalf of the Trust to protect the Trust or the interests of Shareholders, indemnification expenses, fees, and expenses related to public trading on OTC Markets (“Extraordinary Expenses”).

Fair Value Measurements

The Trust’s investment in SOL is stated at fair value in accordance with ASC 820-10 “Fair Value Measurements”, which outlines the application of fair value accounting. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date. ASC 820-10 requires the Trust to assume that SOL is sold in its principal market to market participants or, in the absence of a principal market, the most advantageous market. A principal market is the market with the greatest volume and level of activity for SOL, and the most advantageous market is defined as the market that maximizes the amount that would be received to sell the asset or minimizes the amount that would be paid to transfer the liability, after taking into account transaction costs. The principal market is generally selected based on the most liquid and reliable exchange (including consideration of the ability for the Trust to access the specific market, either directly or through an intermediary, at the end of each period).

F-21

Osprey Solana Trust

Notes to the Financial Statements (unaudited)

As of June 30, 2025

GAAP utilizes a fair value hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Trust. Unobservable inputs reflect the Trust’s assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

●	Level 1 – Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities the Trust has the ability to access. Since valuations are based on quoted prices that are readily and regularly available in an active market, these valuations do not entail a significant degree of judgment.

●	Level 2 – Valuations based on quoted prices in markets that are not active or for which significant inputs are observable, either directly or indirectly.

●	Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of valuation techniques and observable inputs can vary by investment. To the extent valuations are based on sources that are less observable or unobservable in the market, the determination of fair value requires more judgment. Fair value estimates do not necessarily represent the amounts that may be ultimately realized by the Trust.

Definition of Net Asset Value

The net asset value (“NAV”) of the Trust is used by the Trust in its day-to-day operations to measure the net value of the Trust’s assets. NAV is calculated on each business day and is equal to the aggregate value of the Trust’s assets less its liabilities (which include accrued but unpaid fees and expenses, both estimated and finally determined), based on the SOL market price. In calculating the value of the SOL held by the Trust on any business day, the Trust will use the market price as of 4:00 p.m. New York time. The Trust will also calculate the NAV per Share of the Trust daily, which equals the NAV of the Trust divided by the number of outstanding Shares (the “NAV per Share”).

3.	Fair Value of SOL

The investment measured at fair value on a recurring basis and categorized using the three levels of fair value hierarchy consisted of the following as of June 30, 2025 and December 31, 2024:

	Number	Per SOL	Amount at	Fair Value Measurement Category
June 30, 2025	of SOL	Fair Value	Fair Value	Level 1	Level 2	Level 3

Investment in SOL	200,900.70	$157.80	$31,702,130	$31,702,130	$-	$-

	Number	Per SOL	Amount at	Fair Value Measurement Category
December 31, 2024	of SOL	Fair Value	Fair Value	Level 1	Level 2	Level 3

Investment in SOL	200,936.83	$193.69	$38,919,454	$38,919,454	$-	$-

The Trust determined the fair value per SOL using the price provided at 4:00 p.m., New York time, by the principal market as of the last business day.

As of June 30, 2025 and December 31, 2024, approximately 185,735 SOL, and 200,449 SOL was staked and valued at $29,309,061, and $38,824,984, respectively.

Staking rewards and Management Fee payable are recorded in SOL and converted into U.S. dollars using the fair value of SOL as of the reporting date. The fluctuations arising from the effect of changes in liability denominated in SOL are included with the net realized or unrealized appreciation or depreciation on investment in SOL in the statements of operations.

F-22

Osprey Solana Trust

Notes to the Financial Statements (unaudited)

As of June 30, 2025

The following represents the changes in quantity and the respective fair value of SOL for the period ended June 30, 2025:

	SOL	Fair Value
Balance at January 1, 2025	200,936.83	$38,919,454
SOL received for Staking Rewards	8,383.52	1,402,482
SOL distributed for Staking Rewards, related party	(8,646.08)	(1,445,559)
SOL distributed for Management fee, related party	(2,490.93)	(413,156)
SOL distributed for other fees	(127.26)	(16,928)
SOL received for subscriptions	2,844.62	424,154
Net realized loss on investment in SOL	-	(63,688)
Net change in unrealized depreciation on investment in SOL	-	(7,104,629)
Balance at June 30, 2025	200,900.70	$31,702,130

Net realized gain on the transfer of SOL to pay expenses for the six months ended June 30, 2025, was $41,616, which includes $63,688 net realized loss on investment in SOL, and $105,304 net realized gain due to changes in liabilities denominated in SOL. Net change in unrealized depreciation on investment in SOL for the six months ended June 30, 2025, was $7,150,999, which includes net change in unrealized depreciation on investment in SOL of $7,104,629, and $46,370 net unrealized depreciation due to changes in value of liabilities denominated in SOL.

The following represents the changes in quantity and the respective fair value of SOL for the year ended December 31, 2024:

	SOL	Fair Value
Balance at January 1, 2024	194,403.40	$20,377,364
SOL received for Staking Rewards	15,017.95	2,369,207
SOL distributed for Staking Rewards, related party	(14,333.63)	(2,200,337)
SOL distributed for Management fee, related party	(4,840.77)	(732,320)
SOL distributed for other fees	(523.67)	(86,829)
SOL received for subscriptions	11,213.55	1,674,214
Net realized gain on investment in SOL	-	51,285
Net change in unrealized appreciation on investment in SOL	-	17,466,870
Balance at December 31, 2024	200,936.83	$38,919,454

Net realized loss on the transfer of SOL to pay expenses for the year ended December 31, 2024, was $42,142, which includes $51,285 net realized gain on investment in SOL, and $93,427 net realized loss resulted from the changes in liabilities denominated in SOL. Net change in unrealized appreciation on investment in SOL for the year ended December 31, 2024, was $17,519,388, which includes net change in unrealized appreciation on investment in SOL of $17,466,871, and $52,517 net unrealized appreciation due to changes in value of liabilities denominated in SOL.

4.	Income Taxes

The Trust is a grantor trust for U.S. federal income tax purposes. Accordingly, the Trust will not be subject to U.S. federal income tax. Rather, each beneficial owner of Shares will be treated as directly owning its pro rata share of the Trust’s assets and a pro rata portion of the Trust’s income, gain, losses, and deductions will “flow through” to each beneficial owner of Shares.

In accordance with GAAP, the Trust has defined the threshold for recognizing the benefits of tax return positions in the financial statements as “more-likely-than-not” to be sustained by the applicable taxing authority and requires measurement of a tax position meeting the “more-likely-than-not” threshold, based on the largest benefit that is more than 50% likely to be realized. As of June 30, 2025 and December 31, 2024, the Trust did not have a liability for any unrecognized tax amounts for uncertain tax positions related to federal, state, and local income taxes.

F-23

Osprey Solana Trust

Notes to the Financial Statements (unaudited)

As of June 30, 2025

However, the conclusions concerning the determination of “more-likely-than-not” tax positions may be subject to review and adjustment at a later date based on factors including, but not limited to, further implementation guidance, and on-going analyses of and changes to tax laws, regulations, and interpretations thereof.

The Sponsor of the Trust has evaluated whether or not there are uncertain tax positions that require financial statement recognition and has determined that no reserves for uncertain tax positions related to federal, state, and local income taxes existed as of June 30, 2025 or December 31, 2024. The tax years 2024, 2023, and 2022 are subject to examination by taxing authorities.

5.	Related Parties

The Sponsor pays certain expenses on behalf of, and is reimbursed by, the Trust. For the three months ended June 30, 2025, and 2024 the Trust reimbursed the Sponsor the expenses in the amount of $15,867 and $53,031, respectively. For the six months ended June 30, 2025, and 2024 the Trust reimbursed the Sponsor the expenses in the amount of $16,928 and $54,867, respectively. As of June 30, 2025 and December 31, 2024, $613 and $856 of expenses remain payable to the Sponsor, respectively, which are recorded as due to the Sponsor in the accompanying statements of assets and liabilities.

For the three months ended June 30, 2025, and 2024, the Trust incurred Management Fees of $186,101 and $188,155, respectively. For the six months ended June 30, 2025, and 2024, the Trust incurred Management Fees of $406,400 and $336,396, respectively. As of June 30, 2025 and December 31, 2024, there were unpaid Management Fees of $64,769 and $81,961, respectively, which are recorded as management fee payable in the accompanying statements of assets and liabilities.

For the three months ended June 30, 2025, and 2024 the Trust received Staking Rewards in the amount of 4,119 SOL, and 3,629 SOL, respectively; and distributed 4,206 SOL and 3,539 SOL to the Sponsor, respectively. For the six months ended June 30, 2025, and 2024 the Trust received Staking Rewards in the amount of 8,384 SOL, and 7,227 SOL, respectively; and distributed 8,646 SOL and 6,553 SOL to the Sponsor, respectively. As of June 30, 2025 and December 31, 2024, 1,135 SOL and 1,397 SOL remains payable, respectively, and is valued at $179,037 and $270,612 in the statement of assets and liabilities, respectively.

Certain shareholders are related parties of the Trust. The aggregate number of Shares owned by related parties is 1,005, valued at $4,903, and 1,005, valued at $6,098 at June 30, 2025 and December 31, 2024, respectively.

6.	Risks and Uncertainties

Investment in SOL

The Trust is subject to various risks including market risk, liquidity risk, and other risks related to its concentration in a single asset, SOL. Investments in SOL are currently unregulated, highly speculative, and subject to volatility.

The net asset value of the Trust relates primarily to the value of SOL held by the Trust and fluctuations in the price of SOL could materially and adversely affect the value of the Shares of the Trust. The price of SOL has a limited history. During such history, SOL prices have been volatile and subject to influence by many factors including the levels of liquidity.

If SOL exchanges continue to experience significant price fluctuations, the Trust may experience losses. Several factors may affect the price of SOL, including, but not limited to, global SOL supply and demand, theft of SOL from global exchanges or vaults, and competition from other forms of digital currency or payment services.

At any given time, substantially all of the SOL held by the Trust will be staked. Staking is a discretionary activity that supports the operation and governance of the Solana Network. Staking has a low but inherent risk of permanent loss of SOL held by the Trust which would have a negative impact on the value of the Shares. Loss, known as “slashing”, can occur due to a failure by the Custodian (or its affiliated staking provider) to properly manage the staked SOL.

The Custodian has agreed to fully compensate the Trust for the amount of slashing of the Trust’s SOL bonded to the Solana Network by the Custodian or the Custodian’s affiliated staking provider by providing, at the Custodian’s discretion, the Trust with the equivalent number of slashed digital assets or the fair market value of such slashed assets in U.S. dollars.

F-24

Osprey Solana Trust

Notes to the Financial Statements (unaudited)

As of June 30, 2025

The Trust’s Shareholders have no specific rights to any specific SOL held by the Trust. In the event of the insolvency of the Trust, its assets may be inadequate to satisfy a claim by its Shareholders.

There is currently no clearing house for SOL, nor is there a central or major depository for the custody of SOL. There is a risk that some or all of the Trust’s SOL could be lost or stolen, which would adversely impact Shareholders of the Trust. The Trust does not have insurance protection on its SOL which exposes the Trust and its Shareholders to the risk of loss of the Trust’s SOL. Further, SOL transactions are irrevocable.

Stolen or incorrectly transferred SOL may be irretrievable. As a result, any incorrectly executed SOL transactions could adversely affect an investment in the Trust.

Cryptocurrencies such as SOL use private keys to authorize transactions and prove ownership of the asset. To the extent private keys for SOL addresses are lost, destroyed, or otherwise compromised and no backup of the private keys are accessible, the Trust may be unable to access the SOL held in the associated addresses and the private keys will not be capable of being restored. The processes by which SOL transactions are settled are dependent on the SOL peer-to-peer network, and as such, the Trust is subject to operational risk. Unknown technical vulnerabilities, unanticipated disruptions to the Trust’s operations or the operations of its service providers, and cybersecurity events also may also adversely affect the value of SOL.

As digital assets like SOL have grown in popularity and market size, various countries and jurisdictions have begun to develop regulations governing the digital assets industry. Regulators are concerned such a large unregulated person-to-person global economy could be exploited by bad actors and used to evade taxes or launder money. To the extent future regulatory actions or policies limit the ability to exchange SOL or utilize SOL for payments, the demand for SOL could be reduced.

Furthermore, regulatory actions may limit the ability of end-users to convert SOL into fiat currency or use SOL to pay for goods and services. Such regulatory actions or policies could result in a reduction of demand, and in turn, a decline in the underlying unit price of SOL. The effect of any future regulatory change on the Trust or SOL in general is not possible to predict, but such change could be substantial and adverse to the Trust and the value of the Trust’s investments in SOL.

The Custodian

The digital assets owned by the Trust are controlled by the Custodian and secured in a segregated custody account. The segregated custody account allows for the transfer of ownership or control of the Trust’s digital assets, on the Trust’s behalf, including the withdrawal of digital assets to pay the Trust’s expenses. All digital asset private keys are stored in offline storage, or “cold” storage. “Cold” storage is a safeguarding method by which the private keys corresponding to digital assets are disconnected and/or deleted entirely from the internet. As a result of digital assets being stored in “cold” storage, any withdrawal and subsequent transaction request to the Custodian by the Trust requires up to twenty-four (24) hour notice to process. Such time delay between the withdrawal request and processing of the withdrawal may negatively impact the price of the digital asset upon sale. The Custodian provides the Trust with monthly account statements. The Custodian is independent from the Sponsor.

7.	Indemnifications

In the normal course of business, the Trust enters into contracts with service providers that contain a variety of representations and warranties and which provide general indemnifications. It is not possible to determine the maximum potential exposure or amount under these agreements due to the Trust having no prior claims.

F-25

Osprey Solana Trust

Notes to the Financial Statements (unaudited)

As of June 30, 2025

8.	Financial Highlights

	Three months ended June 30, 2025	Three months ended June 30, 2024	Six months ended June 30, 2025	Six months ended June 30, 2024
Per Share Performance
(for a share outstanding throughout the period) (1)

Net asset value per share at beginning of period	$3.90	$5.96	$6.07	$3.37

Net increase (decrease) in net assets resulting from operations
Net investment loss	(0.03)	(0.03)	(0.07)	(0.06)
Net change in realized and unrealized appreciation (depreciation) on investment in SOL	1.01	(1.46)	(1.12)	1.16
Net increase (decrease) in net assets resulting from operations	0.98	(1.49)	(1.19)	1.10

Net asset value per share at end of period	$4.88	$4.47	$4.88	$4.47

Total return (2)	25.13%	(25.00)%	(19.60)%	32.64%

Ratios to average net asset value
Expenses (3)	10.99%	10.17%	11.08%	10.32%

Net investment loss (3)	(2.68)%	(2.74)%	(2.61)%	(2.73)%

(1)	Shares have been adjusted retroactively to reflect the 15:1 stock split effective June 5, 2024. See Note 2.
(2)	Not annualized.
(3)	Annualized.

An individual Shareholder’s return, ratios, and per Share performance may vary from those presented above based on the timing of Share transactions.

Total return is calculated assuming an initial investment made at the net asset value at the beginning of the period and assuming redemption on the last day of the period.

9.	Subsequent Events

On October 22, 2025, the Sponsor filed with the SEC a registration statement on Form S-1 (the “Form S-1”) to register the Shares of the Trust under the Securities Act of 1933.

There are no other events that have occurred through October 22, 2025, the date the financial statements were available to be issued, that require disclosure other than that which has already been disclosed in these notes to the financial statements.

F-26

OSPREY SOLANA TRUST

PRELIMINARY PROSPECTUS

[●], 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The Registrant (“Registrant” or “Trust”) does not bear any expenses incurred in connection with the issuance and distribution of the securities being registered. These expenses will be paid by Osprey Funds, LLC, the sponsor of the Registrant (“Sponsor”).

Item 14. Indemnification of Directors and Officers

Section 2.4(a) of the Trust Agreement (“Trust Agreement”) between Delaware Trust Company, the Registrant’s Trustee (“Trustee”), and the Sponsor provides that the Trustee and any of the officers, directors, employees and agents of the Trustee (the “Indemnified Persons”) shall be indemnified by the Trust as primary obligor and held harmless against any loss, damage, liability, claim, action, suit, cost, expense, disbursement (including the reasonable fees and expenses of counsel), tax or penalty of any kind and nature whatsoever (collectively, “Expenses”), arising out of, imposed upon or asserted at any time against such Indemnified Person in connection with the performance of its obligations under the Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated therein; provided, however, that neither the Trust nor the Sponsor shall be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or gross negligence of the Indemnified Person. If the Trust shall have insufficient assets or improperly refuses to pay an Indemnified Person within 60 days of a request for payment owed under Section 2.4 of the Trust Agreement, the Sponsor shall, as secondary obligor, compensate or reimburse the Trustee or indemnify, defend and hold harmless an Indemnified Person as if it were the primary obligor under Section 2.4 of the Trust Agreement. Any amount payable to an Indemnified Person under Section 2.4 of the Trust Agreement may be payable in advance and shall be secured by a lien on the Trust property. The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons under this Section 2.4 shall survive the termination of the Trust Agreement.

Section 4.7 of the Trust Agreement provides that the Sponsor, its affiliates and their respective members, managers, directors, officers, employees, agents and controlling persons (each a “Sponsor Indemnified Party”) shall be indemnified by the Trust against any loss, judgment, liability, expense and amount paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Sponsor Indemnified Party was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of fraud, gross negligence, bad faith, willful misconduct, or a material breach of the Trust Agreement on the part of the Sponsor Indemnified Party and (ii) any such indemnification will only be recoverable from the SOL and proceeds from the disposition of SOL on deposit in the Trust’s accounts as well as any rights of the Trust pursuant to any other agreements to which the Trust is a party.

All rights to indemnification permitted in Section 4.7 of the Trust Agreement and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Sponsor Indemnified Party, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor Indemnified Party, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Internal Revenue Code of 1986, as amended, by or against the Sponsor Indemnified Party.

Notwithstanding the other provisions of Section 4.7 of the Trust Agreement, the Sponsor Indemnified Party and any person acting as broker-dealer for the Trust shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. The Trust shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited by the Trust Agreement. Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Sponsor Indemnified Party shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Sponsor Indemnified Party on behalf of the Trust; (ii) the legal action is initiated by a third party who is not a shareholder of the Trust or the legal action is initiated by a shareholder of the Trust and a court of competent jurisdiction specifically approves such advance; and (iii) the Sponsor Indemnified Party undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification under Section 6.7 of the Trust Agreement. In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any shareholder of the Trust’s (or assignee’s) obligations or liabilities unrelated to Trust business, such shareholder of the Trust (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

Item 15. Recent Sales of Unregistered Securities

[None.]

Item 16. Exhibits and Financial Statement Schedules

(a) The following exhibits are filed as part of this registration statement:

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Exhibit Number	Description
3.1*	Certificate of Trust.
3.2*	Certificate of Amendment to Certificate of Trust.
4.1*	Form of Second Amended and Restated Declaration of Trust and Trust Agreement, by and among CSC Delaware Trust Company, as trustee, and Osprey Funds, LLC, as sponsor.
4.2*	Form of Third Amended and Restated Declaration of Trust and Trust Agreement, by and among CSC Delaware Trust Company, as trustee, and Osprey Funds, LLC, as sponsor.
4.3*	Form of Participant Agreement.
5.1*	Opinion Morgan, Lewis & Bockius LLP
8.1*	Opinion of Morgan, Lewis & Bockius LLP, as special tax counsel to the Trust.
10.1*	Prime Broker Agreement.
10.2*	Fund Administration and Accounting Agreement.
10.3†	[Index License Agreement]
10.6*	[Marketing Agent Agreement.]
10.7*	[Transfer Agency and Service Agreement.]
10.10*	[Coinbase Assignment Agreement.]
23.1	Consent of [Cherry Bekaert]
23.2*	Consent of Morgan, Lewis & Bockius LLP (included as part of Exhibit 5.1)
24.1	Power of Attorney of certain officers and directors of the Sponsor (included on the signature page of the original filing of this Registration Statement).
107	Filing Fee Table.

*	To be filed by amendment.

†	Portions of this exhibit (indicated by asterisks) have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted information is of the type that the Registrant treats as private or confidential.

(b) No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes hereto.

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables or “Calculation of Registration Fee” table, as applicable in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that:

Paragraphs (1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, Florida on October 22, 2025.

OSPREY FUNDS, LLC
as Sponsor of Osprey Solana Trust

By:	/s/ Gregory D. King
Name:	Gregory D. King
Title:	President and CEO*

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Title	Date

/s/ Gregory D. King	President and Chief Executive Officer (Principal Executive Officer)	10/22/2025
Gregory D. King

/s/ Robert J. Rokose	Chief Financial Officer (Principal Financial and Accounting Officer)	10/22/2025
Robert J. Rokose

*	The Registrant is a trust and the persons are signing in their capacities as officers of Osprey Funds, LLC, the Sponsor of the Registrant